UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

INNOPHOS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.001 per share (“common stock”), of Innophos Holdings, Inc. (the “Company”).
(2)

Aggregate number of securities to which transaction applies:

As of November 11, 2019, (a) 19,583,084 shares of Innophos common stock (excluding restricted shares) issued and outstanding; (b) 107,690 outstanding unvested restricted shares of Innophos common stock; (c) 13,774 shares of Innophos common stock underlying restricted stock units; (d) 624,452 shares of Innophos common stock underlying options to purchase shares of Innophos common stock with an exercise price below $32.00; and (e) 98,351 shares of Innophos common stock underlying outstanding and unvested Company performance shares (based on the target award level as provided in the applicable award agreement for each such performance share).

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purpose of calculating the filing fee, the underlying value of the transaction was determined based on the sum of (a) 19,583,084 shares of Innophos common stock (excluding restricted shares) issued and outstanding multiplied by $32.00 per share; (b) 107,690 outstanding unvested restricted shares of Innophos common stock multiplied by $32.00 per share; (c) 13,774 shares of Innophos common stock underlying restricted stock units multiplied by $32.00 per share; (d) 624,452 shares of Innophos common stock underlying options to purchase shares of Innophos common stock with an exercise price below $32.00 multiplied by $1.17 (which is the difference between $32.00 per share and the volume-weighted average exercise price per share of such options); and (e) 98,351 shares of Innophos common stock underlying outstanding and unvested Company performance shares (based on the target award level as provided in the applicable award agreement for each such performance share) multiplied by $32.00. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the sum of (a) through (e) by 0.0001298.

	(4)	Proposed maximum aggregate value of transaction: $634,423,855.36
	(5)	Total fee paid: $82,348.22

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

259 Prospect Plains Road, Building A

Cranbury, New Jersey 08512

[                    ], 20[    ]

Dear Fellow Stockholder:

You are cordially invited to attend a special meeting of stockholders of Innophos Holdings, Inc., a Delaware corporation (“Innophos” or the “Company”), on [                    ], 20[    ] at [            ], local time, at [            ] (the “special meeting”).

At the special meeting, you will be asked to consider and vote upon the adoption of the Agreement and Plan of Merger, dated October 20, 2019 (as it may be amended, supplemented or otherwise modified from time to time, the “merger agreement”), by and among Iris Parent LLC, a Delaware limited liability company (“Parent”), Iris Merger Sub 2019, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, which provides for the merger of Merger Sub with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “merger”), on the terms and subject to the conditions in the merger agreement. Parent and Merger Sub are each controlled by investment funds affiliated with One Rock Capital Partners, LLC, a private equity firm. If the merger is completed, you will be entitled to receive $32.00 in cash, without interest thereon, less any applicable withholding taxes, for each share of common stock, par value $0.001 per share (the “common stock”), of the Company that you own at the effective time of the merger, unless you seek and perfect your appraisal rights under Delaware law.

After careful consideration, the Company’s board of directors (the “Board”) unanimously determined that the merger is advisable and in the best interests of the Company and its stockholders, approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, directed that the merger agreement be submitted to the stockholders of Innophos for their adoption at the special meeting and recommends that the Company’s stockholders adopt the merger agreement. Accordingly, the Board unanimously recommends a vote “FOR” the proposal to adopt the merger agreement and “FOR” each of the other proposals to be voted on at the special meeting.

The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement, the accompanying annexes and any documents incorporated by reference in the proxy statement carefully and in their entirety.

Your vote is important, regardless of the number of shares of common stock you own. The merger cannot be completed unless the merger agreement is adopted by stockholders holding a majority of the outstanding shares of common stock entitled to vote thereon at the special meeting. If you abstain from voting, fail to vote (in person or by proxy) or fail to give voting instructions to your bank, broker or other nominee, it will have the same effect as a vote against the proposal to adopt the merger agreement. Whether or not you plan to attend the special meeting in person, we urge you to submit your proxy as soon as possible, whether over the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail in the prepaid reply envelope. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you are a beneficial owner of shares of common stock held in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions.

If you have any questions or need assistance in voting your shares of our common stock, please contact our proxy solicitor, MacKenzie Partners, Inc., via telephone toll-free at (800) 322-2885 or via email at proxy@mackenziepartners.com.

Thank you for your ongoing support and continued interest in the Company.

Sincerely,

Kim Ann Mink

Chairman of the Board, President

and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the Merger, passed upon the merits or fairness of the Merger Agreement or the Merger or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [                    ], 2019 and is first being mailed to holders of common stock on or about [                    ], 2019.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

259 Prospect Plains Road, Building A

Cranbury, New Jersey 08512

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [                    ], 20[    ]

Time and Date:	[ ], local time, on [ ], 20[ ]
Place:	[ ]
Purpose:

1.  To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 20, 2019 (as it may be amended, supplemented or otherwise modified from time to time, the “merger agreement”), by and among Iris Parent LLC, a Delaware limited liability company (“Parent”), Iris Merger Sub 2019, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Innophos Holdings, Inc., a Delaware corporation (“Innophos” or the “Company”), which we refer to as the “merger proposal”;

2.  To consider and vote on a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger, which we refer to as the “nonbinding compensation proposal”; and

3.  To consider and vote on a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate as determined by the Company, to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to approve the merger proposal, which we refer to as the “adjournment proposal.”

Record Date:	Only holders of shares of common stock, par value $0.001 per share (the “common stock”), of the Company as of the close of business on [ ], 2019, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

General:

After careful consideration, the Company’s board of directors (the “Board”) unanimously determined that the merger is advisable and in the best interests of the Company and its stockholders, approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, directed that the merger agreement be submitted to the stockholders of Innophos for their adoption at the special meeting and recommends that the Company’s stockholders adopt the merger agreement. Accordingly, the Board unanimously recommends that the Company’s stockholders vote “FOR” the merger proposal, “FOR” the nonbinding compensation proposal and “FOR” the adjournment proposal.

Assuming a quorum is present, the merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of common stock entitled to vote on the proposal, and each of the nonbinding compensation proposal and the adjournment proposal require the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the subject matter.

Completion of the merger is conditioned on, among other things, approval of the merger proposal.

Under Delaware law, Innophos stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of common stock as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for appraisal prior to the vote on the merger proposal and comply with the other Delaware law procedures for exercising statutory appraisal rights, which are summarized in “Appraisal Rights” in the accompanying proxy statement. The applicable Delaware appraisal statute is also reproduced in its entirety in Annex C to the accompanying proxy statement.

Your vote is important, regardless of the number of shares of common stock you own. Whether or not you plan to attend the special meeting in person, we urge you to submit your proxy as soon as possible, whether over the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail in the prepaid reply envelope. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you are a beneficial owner of shares of common stock held in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the merger proposal, without your instructions.

The foregoing matters are more fully described in the accompanying proxy statement, which forms a part of this notice and is incorporated herein by reference. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement, the accompanying annexes and any documents incorporated by reference in the proxy statement carefully and in their entirety. If you have any questions or need assistance in voting your shares of our common stock, please contact our proxy solicitor, MacKenzie Partners, Inc., via telephone toll-free at (800) 322-2885 or via email at proxy@mackenziepartners.com.

By Order of the Board of Directors

Joshua Horenstein

Senior Vice President, Chief Legal and Human

Resources Officer and Corporate Secretary

Cranbury, New Jersey

[                    ], 2019

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

259 Prospect Plains Road, Building A

Cranbury, New Jersey 08512

ABOUT THIS PROXY STATEMENT

This document constitutes the proxy statement of Innophos Holdings, Inc., a Delaware corporation (“Innophos” or the “Company”), under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, it constitutes a notice of meeting with respect to the special meeting of the stockholders of the Company to be held on [                    ], 20[    ] at [            ], local time, at [            ] (the “special meeting”).

At the special meeting, you will be asked to consider and vote upon the adoption of the Agreement and Plan of Merger, dated October 20, 2019 (as it may be amended, supplemented or otherwise modified from time to time, the “merger agreement”), by and among Iris Parent LLC, a Delaware limited liability company (“Parent”), Iris Merger Sub 2019, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, which provides for the merger of Merger Sub with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “merger”), on the terms and subject to the conditions in the merger agreement. Parent and Merger Sub are each controlled by investment funds affiliated with One Rock Capital Partners, LLC, a private equity firm. If the merger is completed, you will be entitled to receive $32.00 in cash, without interest thereon, less any applicable withholding taxes, for each share of common stock, par value $0.001 per share (the “common stock”), of the Company that you own at the effective time of the merger, unless you seek and perfect your appraisal rights under Delaware law. Accordingly, unless otherwise expressly stated herein, all discussions in this proxy statement concerning the merger, the merger agreement, and all transaction documentation, including all discussions concerning the events leading thereto, the applicable proceedings of the board of directors (the “Board”) of the Company, the opinion of the Company’s financial advisor to the Board, and all other considerations, all relate to the merger agreement and the transactions contemplated thereby, including the merger.

No one has been authorized to provide you with information that is different from that contained in or incorporated by reference into this proxy statement. This proxy statement is dated [                    ], 2019 and, together with the enclosed form of proxy, is first being mailed to stockholders on or about [                    ], 2019. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date or, in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. The mailing of this proxy statement to stockholders will not create any implication to the contrary.

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the merger, passed upon the merits or fairness of the merger agreement or the merger or determined if this proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

i

ii

SUMMARY TERM SHEET

This summary term sheet highlights selected information in this proxy statement and may not contain all of the information about the merger agreement or the merger that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents referred to or incorporated by reference in this proxy statement, for a more complete understanding of the matters being considered at the special meeting. You may obtain, without charge, copies of any of the documents we file with the Securities and Exchange Commission (the “SEC”) by following the instructions under the section of this proxy statement titled “Where You Can Find Additional Information.”

In this proxy statement,(i) the terms “we,” “us,” “our company,” the “Company” and “Innophos” refer to Innophos Holdings, Inc.; (ii) the term “Parent” refers to Iris Parent LLC; (iii) the term “Merger Sub” refers to Iris Merger Sub 2019, Inc.; (iv) the term “ORC” refers individually and collectively, as applicable, to One Rock Capital Partners, LLC and its affiliated funds; (v) the term “merger agreement” refers to the Agreement and Plan of Merger, dated as of October 20, 2019, by and among Parent, Merger Sub and the Company, as the same may be amended, supplemented or otherwise modified from time to time; and (vi) the term “common stock” refers to the common stock, par value $0.001 per share, of the Company.

The Parties (page 23)

Innophos Holdings, Inc. Innophos is a leading international producer of specialty ingredient solutions that deliver versatile benefits for the food, health, nutrition and industrial markets. We leverage our expertise in the science and technology of blending and formulating phosphate, mineral, enzyme and botanical based ingredients to help our customers offer products that are tasty, healthy, nutritious and economical. Headquartered in Cranbury, New Jersey, Innophos has manufacturing operations across the United States, in Canada, Mexico and China.

Innophos combines more than a century of experience in specialty phosphate manufacturing with a broad range of other specialty nutritional ingredients. Utilizing our capabilities in consumer insight, research and product development and application expertise, we partner with our customers to provide differentiated product offerings that respond to consumer preferences and megatrends. We utilize this collaborative approach in order to attempt to generate market share gains for our customers.

Many of Innophos’ products are application-specific compounds engineered to meet customer performance requirements and are often critical to the taste, texture, performance or nutritional content of foods, beverages, pharmaceuticals, oral care products and other applications. For example, Innophos products act as flavor enhancers in beverages, electrolytes in sports drinks, texture additives in cheeses, leavening agents in baked goods, pharmaceutical excipients and cleaning agents in toothpaste, and they also provide a wide range of nutritional fortification solutions for food, beverage and nutritional supplement manufacturers.

Innophos’ product offering includes a wide array of botanical, enzyme and mineral based nutritional ingredients. These products have various applications in the food, beverage and dietary supplement end markets such as weight management, men and women health, digestive health, and cognitive health among others. Innophos’ 2017 acquisitions of Novel Ingredients and NutraGenesis substantially expanded Innophos’ portfolio of nutritional ingredients, which is a market that Innophos has continued to target for future growth of its food, health and nutrition segment.

Innophos, a Delaware corporation, was incorporated on July 15, 2004 and commenced operations as an independent company in August 2004. Our shares of common stock are listed on the Nasdaq Global Select Market (“NASDAQ”) under the symbol “IPHS.”

Innophos Holdings, Inc.

259 Prospect Plains Road, Building A

Cranbury, New Jersey 08512

(609) 495-2495

Iris Parent LLC. Parent was formed on October 3, 2019 by entities affiliated with ORC solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and the debt financing in connection with the merger. ORC makes controlling investments in companies with potential for growth and operational improvement using a rigorous approach that utilizes highly experienced operating partners to identify, acquire and enhance businesses in select industries. The involvement of these operating partners affords ORC the ability to conduct due diligence and consummate acquisitions and investments in all types of situations, regardless of complexity. ORC works collaboratively with company management and its operating partners to develop a comprehensive business plan focused on growing the enterprise and its profitability to enhance long-term value. Upon completion of the merger, Innophos will be a direct wholly owned subsidiary of Parent.

Iris Parent LLC

c/o One Rock Capital Partners, LLC

30 Rockefeller Plaza, 54th Floor

New York, New York 10112

(212) 605-6000

Iris Merger Sub 2019, Inc. Merger Sub is a wholly owned subsidiary of Parent and was incorporated by Parent on October 3, 2019 solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and the debt financing in connection with the merger. Upon completion of the merger, Merger Sub will cease to exist.

Iris Merger Sub 2019, Inc.

c/o One Rock Capital Partners, LLC

30 Rockefeller Plaza, 54th Floor

New York, New York 10112

(212) 605-6000

The Merger (page 34)

The Company, Parent and Merger Sub entered into the merger agreement on October 20, 2019. A copy of the merger agreement is included as Annex A to this proxy statement. Upon the terms and subject to the conditions in the merger agreement and in accordance with the Delaware General Corporation Law (“DGCL”), at the effective time of the merger, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the surviving corporation of the merger as a wholly owned subsidiary of Parent. From time to time in this proxy statement, we refer to the Company as it will exist after the completion of the merger as the “surviving corporation.”

At the effective time of the merger, and without any action by any stockholder, each share of common stock that is outstanding immediately prior to the effective time of the merger (other than shares held by the Company as treasury stock, owned by Parent or Merger Sub or any of their respective direct or indirect wholly owned subsidiaries or as to which holders thereof who have neither voted in favor of the merger nor consented thereto in writing have properly and validly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL (the holders of such shares, collectively, the “Excluded Holders”)) will be automatically converted into the right to receive cash in an amount equal to $32.00, without interest thereon, which is referred to as the “per share price” or the “merger consideration.”

The Special Meeting (page 25)

The special meeting will be held on [                    ], 20[    ], at [                    ], local time, at [            ]. At the special meeting, holders of common stock will be asked to, among other things, vote for the adoption of the merger agreement. Please see the section of this proxy statement titled “The Special Meeting” for additional information on the special meeting, including how to vote your shares of common stock.

Record Date and Stockholders Entitled to Vote; Vote Required (page 26)

You may vote the shares of common stock at the special meeting that you owned at the close of business on [                    ], 2019, the record date for the special meeting (the “record date”). As of the close of business on the record date, there were [            ] shares of common stock outstanding and entitled to vote. You may cast one vote for each share of common stock that you held on the record date.

Approval of the proposal to adopt the merger agreement requires the affirmative vote of stockholders holding a majority of the outstanding shares of common stock entitled to vote thereon as of the close of business on the record date. Approval of both the adjournment proposal and the nonbinding compensation proposal requires the affirmative vote of the holders of a majority of the shares of Innophos common stock represented in person or by proxy at the special meeting and entitled to vote thereon.

Background of the Merger (page 34)

A description of the process we undertook that led to the proposed merger, including our discussions with Parent, is included in this proxy statement under the section titled “The Merger—Background of the Merger.”

Reasons for the Merger; Recommendation of the Board (page 47)

After careful consideration, including consultation with its financial advisor and legal counsel, the Company’s board of directors (the “Board”) unanimously determined that the merger is advisable and in the best interests of the Company and its stockholders, approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, directed that the merger agreement be submitted to the stockholders of Innophos for their adoption at the special meeting and recommended that the Company’s stockholders adopt the merger agreement.

The Board unanimously recommends a vote “FOR” the merger proposal. The Board also unanimously recommends a vote “FOR” the nonbinding compensation proposal and “FOR” the adjournment proposal.

For a discussion of the material factors that the Board considered in determining to recommend the adoption of the merger agreement, please see the section of this proxy statement titled “The Merger—Reasons for the Merger; Recommendation of the Board.”

Opinion of the Company’s Financial Advisor—Lazard Frères & Co. LLC (page 52)

The Company retained Lazard Frères & Co. LLC (“Lazard”) to act as financial advisor to the Company in connection with the Company’s review and evaluation of a range of strategic and financial alternatives. The Board selected Lazard to assist the Company in connection with this initiative based on the firm’s experience, expertise, reputation and knowledge of the Company’s business, including its role as financial advisor to the Company in connection with the 2017 acquisitions (as defined below in the section of this proxy statement titled “The Merger—Background of the Merger”).

At its October 19, 2019 meeting to consider the approval of the merger agreement, the Board received an oral opinion rendered by Lazard, which was subsequently confirmed in writing by delivery of Lazard’s opinion dated as of the same date, to the effect that, as of October 19, 2019, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in Lazard’s written opinion, the share merger consideration was fair, from a financial point of view, to the Company’s stockholders (other than

Excluded Holders). The full text of Lazard’s written opinion, which is attached to this proxy statement as Annex B and is incorporated by reference in its entirety into this proxy statement, sets forth the assumptions, procedures, factors, qualifications and limitations on the review undertaken by Lazard in connection with its opinion. Holders of shares of common stock are urged to read this opinion carefully and in its entirety. Lazard’s written opinion was addressed to the Board (in its capacity as such) in connection with and for the purpose of its evaluation of the merger, was directed only to the fairness, from a financial point of view, to Holders of shares of common stock (other than the Excluded Holders) of the merger consideration, and did not address any other aspects or implications of the merger. Lazard expressed no opinion as to the fairness of the consideration to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the merger. The issuance of Lazard’s opinion was approved by a fairness committee of Lazard. The opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the merger or any other matter. For a more complete description of Lazard’s opinion, see “The Merger—Opinion of the Company’s Financial Advisor—Lazard Frères & Co. LLC” and Annex B to this proxy statement. The summary of the opinion of Lazard set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

Certain Effects of the Merger (page 64)

Upon the consummation of the merger, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease and the Company will continue to exist following the merger as a wholly owned subsidiary of Parent.

Following the consummation of the merger, shares of common stock will no longer be traded on NASDAQ or any other public market, and the registration of shares of common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.

Effects on the Company if the Merger Is Not Completed (page 65)

In the event that the merger proposal does not receive the required approval from the holders of common stock, or if the merger is not completed for any other reason, the holders of common stock will continue to own their shares and not receive any payment for their shares of common stock in connection with the merger. Instead, the Company will remain an independent public company listed and traded on NASDAQ. Under certain circumstances, if the merger agreement is terminated, the Company may be obligated to pay to Parent a termination fee and/or to reimburse Parent for certain fees and expenses incurred by Parent and its affiliates in connection with the merger and the other transactions contemplated by the merger agreement (such expenses, collectively, referred to as the “Parent expenses”), subject to a cap of $3.0 million. Please see the section of this proxy statement titled “The Merger Agreement—Termination Fees and Expense Reimbursement.”

Treatment of Equity and Equity-Based Awards (page 84)

The merger agreement provides that the Company’s equity and equity-based awards granted under the Company’s 2009 Long-Term Incentive Plan or its 2018 Long-Term Incentive Plan (each a “Company equity incentive plan”) that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger:

Stock Options

Each outstanding and unexercised Company stock option will immediately vest (if unvested), and will cease to represent a right to acquire the common stock. Each Company stock option that immediately prior to the effective time of the merger represented a right to acquire Company common stock will be converted automatically into the right to receive (without interest), as soon as reasonably practicable after the effective time of the merger, a cash payment equal to the product of (i) the excess, if any, of $32.00 over the per share exercise price of such Company stock option, multiplied by (ii) the number of shares of the Company common stock covered by such Company stock option, less applicable tax withholdings. If the per share exercise price of any such Company stock option is greater than or equal to $32.00, such Company stock option will be cancelled and terminated as of the effective time of the merger without any cash payment being made or other consideration provided in respect thereof.

Restricted Stock

Immediately prior to the effective time of the merger, the restrictions on each share of Company restricted stock will, without any action on the part of the holder thereof, the Company, Parent or Merger Sub, lapse, and each such share of Company restricted stock will be treated the same as, and have the same rights and be subject to the same conditions as, a share of common stock not subject to any restrictions, subject to any withholding taxes required by law to be withheld.

Restricted Stock Units (“RSUs”)

Each Company RSU that is outstanding and unvested immediately prior to the effective time of the merger will be cancelled as of the effective time of the merger and converted into a right to receive (without interest), as soon as reasonably practicable after the effective time of the merger, a cash payment in an amount equal to the per share price for each share of common stock covered thereby, subject to any withholding taxes required by law to be withheld.

Performance Shares

Each Company performance share that is outstanding and unvested immediately prior to the effective time of the merger will be cancelled and converted into a right to receive (without interest), as soon as reasonably practical after the effective time of the merger, a cash payment in an amount equal to the per share price for each share of common stock covered thereby, with the number of shares covered by an award of Company performance shares to be equal to the greater of (i) the number determined in accordance with the performance criteria as otherwise provided in the applicable award agreement and as if the performance period ended as of the last business day immediately preceding the date on which the closing of the merger occurs and (ii) the target award level as provided in the applicable award agreement, plus the amount of any accrued but unpaid dividend equivalents associated with such Company performance share, subject to any withholding taxes required by law to be withheld.

Interests of the Company’s Directors and Executive Officers in the Merger (page 69)

The Company’s directors and executive officers have financial interests in the merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The members of the Board were aware of and considered these interests in determining that the merger is advisable and in the best interests of the Company and its stockholders, approving and declaring advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, directing that the merger agreement be submitted to the stockholders of Innophos for their adoption at the special meeting and recommending that the Company’s stockholders adopt the merger agreement. These interests include:

•	the treatment of equity and equity-based awards as described in the section of this proxy statement titled “The Merger Agreement—Treatment of Equity and Equity-Based Awards”;

•

certain of the Company’s executive officers are party to an individual employment or change in control agreement with the Company that provides for severance payments to be payable in the event of certain terminations or a non-renewal of such executive officer’s employment agreement in connection with a change in control of the Company, including the merger; and

•	the Company’s directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement.

Please see the section of this proxy statement titled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” for additional information about these financial interests.

Common Stock Ownership of Directors and Executive Officers (page 106)

As of the close of business on the record date, the directors and executive officers of Innophos beneficially owned in the aggregate approximately [            ] shares of common stock, or approximately [    ]% of the outstanding shares of common stock. We currently expect that each of these individuals will vote all of his or her shares of common stock in favor of each of the proposals to be presented at the special meeting, although none of them are obligated to do so.

Financing of the Merger (page 66)

We anticipate that the total amount of funds necessary at closing to complete the merger and the related transactions will be approximately $1.03 billion. This amount includes the funds needed to: (i) make the payment of all amounts payable to holders of common stock and in respect of our outstanding equity and equity-based awards, in each case pursuant to the merger agreement; (ii) repay, prepay or discharge (after giving effect to the merger) the principal amount of and interest on all outstanding indebtedness of the Company required to be repaid at the effective time of the merger under the merger agreement; and (iii) pay all fees and expenses required to be paid at the closing by Parent or Merger Sub under the merger agreement.

In connection with the merger, Parent, One Rock Capital Partners II, LP, an affiliate of ORC (“ORC Fund II”), and the other party thereto (together with ORC Fund II, the “equity financing sources”) have entered into an equity commitment letter, dated October 20, 2019, pursuant to which the equity financing sources have committed to provide Parent, on the terms and subject to the conditions set forth in the equity commitment letter, immediately prior to the closing of the merger, an equity contribution in an aggregate amount of up to $306 million. We refer to this equity contribution in this proxy statement as the “equity financing.” The Company is a third party beneficiary of the equity commitment letter. For more information, see the section of this proxy statement titled “The Merger—Financing of the Merger—Equity Financing.”

In connection with the merger, Merger Sub has obtained debt financing commitments from a consortium of financial institutions to provide (1) a $125 million senior secured asset-based revolving credit facility, a portion of which is available to be drawn at closing of the merger; (2) a $415 million senior secured first lien term loan facility; and (3) a $300 million senior unsecured bridge facility (less the amount of gross cash proceeds received from any senior unsecured notes issued as described below), in each case on the terms and subject to the conditions set forth in the debt commitment letter.

The debt commitment letter contemplates that Merger Sub will either (1) issue senior unsecured notes in a Rule 144A or other private placement on or prior to the closing date of the merger yielding up to $300 million in aggregate gross cash proceeds (or such greater amount as may be contemplated by the engagement letter executed in connection with such issuance) and/or (2) if any or all of the senior unsecured notes are not issued on or prior to the closing date of the merger and the proceeds thereof made available to Merger Sub on the closing date of the merger, borrow up to such unissued or unavailable amount in the form of senior unsecured bridge loans under the senior unsecured bridge facility.

We refer to the financing arrangements contemplated by the debt commitment letter collectively as the “debt financing.” For more information, see the section of this proxy statement titled “The Merger—Financing of the Merger—Debt Financing.”

Although the obligation of Parent and Merger Sub to consummate the merger is not subject to any financing condition, the merger agreement provides that, without Parent’s agreement, the closing of the merger will not occur until the third business day after the expiration of the marketing period (which is described in “The Merger Agreement—Marketing Period” beginning on page 83 of this proxy statement) if the marketing period has not ended at the time of the satisfaction or waiver of the conditions set forth in the merger agreement (other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions at the closing).

Limited Guarantee (page 69)

ORC Fund II has executed a limited guarantee, dated as of October 20, 2019 (as it may be amended, supplemented or otherwise modified from time to time, as the “limited guarantee”) in favor of the Company to guarantee, subject to the conditions and limitations described therein, the payment of the Parent termination fee, certain reimbursement and indemnification obligations related to the debt financing and certain payment and reimbursement obligations specified in the merger agreement that may be owed by Parent pursuant to the merger agreement, subject to a maximum aggregate liability of $44 million.

For more information regarding the limited guarantee, see the section of this proxy statement titled “The Merger—Limited Guarantee.” For more information about the circumstances under which payment of the Parent termination fee may be required, see the section of this proxy statement titled “The Merger Agreement—Termination Fees and Expense Reimbursement.”

Conditions to the Closing of the Merger (page 100)

The obligations of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver of various conditions on or prior to the effective time of the merger, including the following:

•	adoption of the merger agreement by the Company’s stockholders;

•

expiration or early termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and receipt of the clearances, approvals and consents required to be obtained under the antitrust laws of each of Mexico and Germany (see the section of this proxy statement titled “The Merger—Regulatory Approvals Required for the Merger” for information regarding the required regulatory approvals); and

•	the absence of any legal or regulatory restraints enjoining or otherwise prohibiting the consummation of the merger.

Each party’s obligation to consummate the merger is also subject to the satisfaction or waiver of certain additional conditions, including:

•	subject to certain materiality and other qualifiers, the accuracy of the representations and warranties of the other party;

•	performance in all material respects by the other party of its obligations under the merger agreement; and

•

in the case of Parent’s and Merger Sub’s obligations, the absence of a Company material adverse effect (which term is described in the section of this proxy statement titled “The Merger Agreement—Representations and Warranties”).

The consummation of the merger is not conditioned upon Parent’s receipt of financing.

Before the closing, each of the Company, Parent and Merger Sub may waive any of the conditions to its obligation to consummate the merger even though one or more of the conditions described above has not been met, except where waiver is not permissible under applicable law. Please see the section of this proxy statement titled “The Merger Agreement—Conditions to the Closing of the Merger.”

Regulatory Approvals Required for the Merger (page 79)

The consummation of the merger is subject to review under the HSR Act. As described above in the section of this proxy statement titled “—Conditions to the Closing of the Merger,” the obligations of Parent and the Company to consummate the merger are subject to expiration or early termination of any applicable waiting period under the HSR Act. Under the HSR Act and the rules and regulations promulgated thereunder by the Federal Trade Commission (“FTC”), the merger cannot be completed until each of the Company and Parent file a Notification and Report Form with the FTC and the Antitrust Division of the Department of Justice (“DOJ”) and the applicable waiting period under the HSR Act has expired or been earlier terminated. Parent and the Company each filed a Notification And Report Form on November 1, 2019. On November 13, 2019, Parent and the Company received early termination of the HSR Act waiting period.

The completion of the merger is also subject to certain filing requirements, mandatory waiting periods and/or receipt of necessary or advisable approvals, clearances or consents, as applicable, under the competition laws of Germany and Mexico.

The merger agreement includes covenants obligating each of the parties to use reasonable best efforts to cause the merger to be consummated and to take certain actions to resolve objections under any antitrust laws. Among other things, Parent and Merger Sub have agreed unconditionally (except as any actions related to antitrust laws may be conditioned on the consummation of the closing of the merger) and without qualification to divest any assets, terminate any relationships, change any operations and agree to any restrictions on the activities of Parent, Merger Sub or the Company, and to contest, defend and appeal any legal proceedings, to avoid entry of or to have vacated, lifted or terminated, any order of any kind or nature that would prevent the consummation of the merger and other transactions contemplated by the merger agreement before 11:59 p.m., Eastern time, on April 20, 2020 (which is referred to as the “termination date”). For more information regarding these covenants, see the section of this proxy statement titled “The Merger Agreement—Reasonable Best Efforts; Antitrust Filings.”

Go-Shop Period; No-Shop Period; Company Board Recommendation Change (page 91)

During the period (which is referred to as the “go-shop period”) beginning on the date of the merger agreement and continuing until 12:00 p.m. Eastern time on November 19, 2019 (which is referred to as the “no-shop period start date”), the Company and its representatives generally may actively solicit acquisition proposals (as defined below in the section of this proxy statement titled “The Merger Agreement—Go-Shop Period; No-Shop Period; Company Board Recommendation Change—Go-Shop Period”), provide non-public information relating to the Company and its subsidiaries to third parties in connection with soliciting acquisition proposals (subject to entering into an acceptable confidentiality agreement) and participate and engage in discussions or negotiations regarding acquisition proposals. In addition, for fifteen days after the no-shop period start date (which fifteenth day is referred to as the “cut-off date”), the Company may continue to engage in any of the activities just described with an exempted party (as defined in the section of this proxy statement titled “The Merger Agreement—Go-Shop Period; No-Shop Period; Company Board Recommendation Change—Go-Shop Period”), so long as the exempted party remains an exempted party. For more information regarding the go-shop period, see the section of this proxy statement titled “The Merger—Background of the Merger.”

From and after the no-shop period start date, the merger agreement generally restricts the Company’s ability to solicit acquisition proposals from third parties (including by furnishing non-public information), or to participate in discussions or negotiations with third parties regarding any acquisition proposals.

However, between the no-shop period start date and the adoption of the merger agreement by the Company’s stockholders, if the Company or any of its representatives receives an unsolicited bona-fide acquisition proposal that the Board determines in good faith (after consultation with its independent financial advisor and outside legal counsel) either constitutes or would reasonably be expected to result in a superior proposal (as defined below in the section of this proxy statement titled “The Merger Agreement—Go-Shop Period; No-Shop Period; Company Board Recommendation Change—Go-Shop Period”), then the Company and the Board may furnish non-public information to, and participate in discussions or negotiations with, the party that made the acquisition proposal.

In addition, the Board generally is not permitted under the merger agreement to change its recommendation in favor of the adoption of the merger agreement. However, in certain circumstances, the Board is permitted to make a Company Board recommendation change (as defined below in the section of this proxy statement titled “The Merger Agreement—Go-Shop Period; No-Shop Period; Company Board Recommendation Change—Company Board Recommendation Change”) in response to certain unforeseen, intervening events or to accept a superior proposal if, in either case, the Board determines in good faith that the failure to do so would be inconsistent with its fiduciary duties and negotiates in good faith with Parent (to the extent Parent desires to do so) for between three and five business days (depending on the circumstances) to make adjustments to the merger agreement so that the Board’s fiduciary duties no longer require it to make a Company Board recommendation change in response to the intervening event or so that the acquisition proposal no longer constitutes a superior proposal.

Termination (page 102)

The merger agreement may be terminated and the merger abandoned in the following circumstances:

•	by mutual written agreement of Parent and the Company at any time prior to the effective time of the merger;

•	by either Parent or the Company at any time prior to the effective time of the merger if:

•

any permanent legal restraint or statute, rule or regulation prohibits or makes illegal the consummation of the merger (except that this termination right will not be available to any party that has failed to comply in any material respect with its reasonable best efforts covenants to make any such restraint, statute, rule or regulation not applicable to the merger);

•

the effective time of the merger has not occurred by 11:59 p.m. Eastern time, on the termination date; provided, however, that if the marketing period shall have begun but not be completed by the termination date, then Parent may elect to extend the termination date to the last day of the marketing period (except that this termination right will not be available to any party if the other party has the right to terminate the merger agreement due to the first party’s breach or whose failure to act has been the primary cause of a closing condition not being satisfied or the effective time of the merger not having occurred before the termination date); or

•	the Company’s stockholders fail to adopt the merger agreement at the special meeting;

•	by Parent if:

•

at any time prior to the effective time of the merger, the Company has breached the merger agreement in a material respect so as to cause certain conditions precedent to Parent’s obligations to consummate the merger not to be satisfied, subject to certain notice and cure periods (except that this termination right will not be available if Parent or Merger Sub is then in breach of any of their respective representations, warranties or covenants so as to cause certain conditions precedent to Parent’s and Merger Sub’s obligations to consummate the merger not to be satisfied); or

•	at any time prior to the adoption of the merger agreement by the Company’s stockholders, the Board makes a Company Board recommendation change or the Company has willfully breached or willfully failed to perform in any material respect any of its covenants or other agreements in the merger agreement related to the go-shop period and no-shop period; and

•	by the Company if:

•

at any time prior to the effective time of the merger, Parent or Merger Sub has breached the merger agreement in a material respect so as to cause certain conditions precedent to the Company’s obligations to consummate the merger not to be satisfied, subject to certain notice and cure periods (except that this termination right will not be available if the Company is then in breach of any of its representations, warranties or covenants so as to cause certain conditions precedent to the Company’s obligation to consummate the merger not to be satisfied);

•

at any time prior to the adoption of the merger agreement by the Company’s stockholders, the Company has received a superior proposal, the Board (or any committee thereof) has authorized the Company to enter into a definitive alternative acquisition agreement to consummate such superior proposal, the Company has complied in all material respects with its go-shop and no-shop covenants with respect to such superior proposal and prior to or concurrently with such termination the Company pays or causes to be paid to Parent the Company termination fee (summarized below); or

•

at any time prior to the effective time of the merger if the marketing period has ended and Parent and Merger Sub fail to consummate the merger when required to do so under the merger agreement, the Company has irrevocably notified Parent in writing after the expiration of the marketing period that the Company is ready, willing and able to consummate the closing and that either all conditions precedent to the Company’s obligations to consummate the merger have been satisfied or the Company is willing to waive any unsatisfied conditions, the Company has given Parent at least three business days’ notice that the Company intends to terminate the merger agreement and Parent and Merger Sub fail to consummate the merger within such three business day period.

Termination Fees and Expense Reimbursement (page 103)

Except in specified circumstances, whether or not the merger is completed, the Company, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement.

Upon termination of the merger agreement under specified circumstances, the Company will be required to pay Parent a termination fee (which is referred to as the “Company termination fee”) of either $10.3 million or $20.6 million, depending on the circumstances of the termination as specified in the merger agreement.

The merger agreement also provides that Parent will pay the Company a fee (which is referred to as the “Parent termination fee”) of $40 million if Parent or Merger Sub materially breaches the merger agreement or fails to consummate the merger when required to do so under the merger agreement.

The merger agreement also provides that the Company will reimburse Parent for the Parent expenses (as defined above in the section titled “—Effects on the Company if the Merger Is Not Completed”), in an amount not to exceed $3.0 million in the aggregate, if the merger agreement is terminated in certain circumstances. In the event the foregoing payment is paid to Parent and the Company termination fee thereafter becomes payable by Innophos pursuant to the merger agreement, the Company termination fee otherwise payable will be reduced by the amount of such payment previously paid to Parent as described in the preceding sentence.

For more information about the circumstances under which such payments may be required, see the section of this proxy statement titled “The Merger Agreement—Termination Fees and Expense Reimbursement.”

Appraisal Rights (page 108)

If the merger is completed, stockholders who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares may be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that stockholders may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the merger consideration (see page 108).

To exercise your appraisal rights, you must (1) deliver a written demand for appraisal to us before the vote is taken on the proposal to adopt the merger agreement; (2) not submit a proxy or otherwise vote in favor of the proposal to adopt the merger agreement; and (3) continue to hold your shares of our common stock through the effective time of the merger. Additionally, certain other conditions, described further herein, must be met. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex C to this proxy statement. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee. See the section of this proxy statement titled “Appraisal Rights.”

Material U.S. Federal Income Tax Consequences of the Merger (page 76)

The receipt of cash in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, if you are a holder of common stock who is a U.S. holder (as defined below in the section of this proxy statement titled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), you will recognize gain or loss equal to the difference, if any, between the amount of cash you receive in the merger (including any cash required to be withheld for tax purposes) and your adjusted tax basis in the shares of common stock converted into cash in the merger. Gain or loss will be determined separately for each block of shares of common stock (that is, shares acquired for the same cost in a single transaction). If you are a holder of common stock who is a non-U.S. holder (as defined below in the section of this proxy statement titled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the merger generally will not be a taxable transaction to you under U.S. federal income tax laws unless (i) you have certain connections to the United States, or (ii) the Company is, or was during the relevant period, a U.S. real property holding corporation and, if the shares of common stock are “regularly traded on an established securities market” for U.S. federal income tax purposes, you held, directly or indirectly, at any time during such period, more than 5% of the issued and outstanding common stock. Further, the merger may be a taxable transaction to you under non-U.S. federal income tax laws, and you are encouraged to seek tax advice regarding such matters. Because individual circumstances may differ, we urge you to consult your own tax advisor to determine the particular tax effects to you.

You are urged to read the section of this proxy statement titled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the material U.S. federal income tax consequences of the merger.

Litigation Relating to the Merger (page 81)

As of the date of this proxy statement, the Company is not aware of any pending litigation against the Company and/or the Board relating to the merger.

Market Price and Dividend Data (page 115)

On September 9, 2019, the last full trading day prior to the first published market speculation regarding a potential transaction involving the Company, the closing price of Innophos common stock on NASDAQ was $28.73 per share. On October 18, 2019, the last full trading day prior to the public announcement of the entry into the merger agreement, the closing price for Innophos common stock on NASDAQ was $35.35 per share. On [                    ], 2019, the latest practicable trading day before the printing of this proxy statement, the closing price of Innophos common stock on NASDAQ was $[             ] per share. You are encouraged to obtain current market prices of Innophos common stock in connection with voting your shares of Innophos common stock.

Under the terms of the merger agreement, without Parent’s consent, the Company is prohibited from declaring, setting aside for payment or paying any dividends on, or making any other distributions in respect of, its capital stock.

Additional Information (page 117)

You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available at the website maintained by the SEC at www.sec.gov. See the section of this proxy statement titled “Where You Can Find Additional Information.”

Additionally, if you have any questions concerning the merger, the special meeting or accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

1407 Broadway, 27th Floor

New York, NY 10018

proxy@mackenziepartners.com

(212) 929-5500

Toll-Free: (800) 322-2885

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting and the merger. These questions and answers may not address all questions that may be important to you as a holder of common stock. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:

On October 20, 2019, the Company entered into the merger agreement with Parent and Merger Sub. Pursuant to the merger agreement, Merger Sub will be merged with and into Innophos, with Innophos surviving the merger as a wholly owned subsidiary of Parent.

You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the proposal to adopt the merger agreement and the other matters to be voted on at the special meeting described below under “—What proposals will be considered at the special meeting?”

Q:	As a holder of common stock, what will I receive in the merger?

A:

Each share of common stock that is outstanding immediately prior to the effective time of the merger (other than shares held by the Company as treasury stock, owned by Parent or Merger Sub or any of their respective direct or indirect wholly owned subsidiaries, or as to which the holders thereof have properly and validly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) will be automatically converted into the right to receive cash in an amount equal to $32.00, without interest thereon, which is referred to as the “per share price” or the “merger consideration.”

The exchange of shares of common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Please see the section of this proxy statement titled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” for a more detailed description of the United States federal income tax consequences of the merger. You are urged to consult your own tax advisor for a full understanding of how the merger will affect you for federal, state, local and/or non-U.S. tax purposes.

Q:	How does the merger consideration compare to the recent trading price of common stock?

A:

The per share price of $32.00 represents a premium of approximately 18% over the 30-trading day volume-weighted average closing share price of the Company’s common stock ended September 9, 2019, the last full trading day prior to the first published market speculation regarding a potential transaction involving the Company, and a premium of approximately 11.4% over the closing share price as of the same day. On October 18, 2019, the last full trading day prior to the public announcement of the entry into the merger agreement, the closing price for Innophos common stock on NASDAQ was $35.35 per share. On [                     ], 2019, the latest practicable trading day before the printing of this proxy statement, the closing price for Innophos common stock on NASDAQ was $[             ] per share.

Q:	What will happen to outstanding Company equity and equity-based awards in the merger?

A:

The merger agreement provides that the Company’s equity and equity-based awards granted under a Company equity incentive plan that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger:

Stock Options

Each outstanding and unexercised Company stock option will immediately vest (if unvested), and will cease to represent a right to acquire the common stock. Each Company stock option that immediately prior to the effective time of the merger represented a right to acquire Company common stock will be converted automatically into the right to receive (without interest), as soon as reasonably practicable after the effective time of the merger, a cash payment equal to the product of (i) the excess, if any, of $32.00 over the per share exercise price of such Company stock option, multiplied by (ii) the number of shares of the Company common stock covered by such Company stock option, less applicable tax withholdings. If the per share exercise price of any such Company stock option is greater than or equal to $32.00, such Company stock option will be cancelled and terminated as of the effective time of the merger without any cash payment being made or other consideration provided in respect thereof.

Restricted Stock

Immediately prior to the effective time of the merger, the restrictions on each share of Company restricted stock will, without any action on the part of the holder thereof, the Company, Parent or Merger Sub, lapse, and each such share of Company restricted stock will be treated the same as, and have the same rights and be subject to the same conditions as, a share of common stock not subject to any restrictions, subject to any withholding taxes required by law to be withheld.

Restricted Stock Units

Each Company RSU that is outstanding and unvested immediately prior to the effective time of the merger will be cancelled as of the effective time of the merger and converted into a right to receive (without interest), as soon as reasonably practicable after the effective time of the merger, a cash payment in an amount equal to the per share price for each share of common stock covered thereby, subject to any withholding taxes required by law to be withheld.

Performance Shares

Each Company performance share that is outstanding and unvested immediately prior to the effective time of the merger will be cancelled and converted into a right to receive (without interest), as soon as reasonably practical after the effective time of the merger, a cash payment in an amount equal to the per share price for each share of common stock covered thereby, with the number of shares covered by an award of Company performance shares to be equal to the greater of (i) the number determined in accordance with the performance criteria as otherwise provided in the applicable award agreement and as if the performance period ended as of the last business day immediately preceding the date on which the closing of the merger occurs and (ii) the target award level as provided in the applicable award agreement, plus the amount of any accrued but unpaid dividend equivalents associated with such Company performance share, subject to any withholding taxes required by law to be withheld.

See the section of the proxy statement titled “The Merger Agreement—Treatment of Equity and Equity-Based Awards.”

Q:	When and where is the special meeting of our stockholders?

A:	The special meeting will be held on [ ], 20[ ], at [ ], local time, at [ ].

Q:	Who is entitled to vote at the special meeting?

A:

Only holders of record of common stock as of the close of business on [                    ], 2019, the record date for the special meeting, are entitled to vote the shares of common stock they held as of the record date at the special meeting. As of the close of business on the record date, there were [            ] shares of common stock outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on the record date on each of the proposals presented at the special meeting.

Q:	May I attend the special meeting and vote in person?

A:

Yes. All stockholders as of the record date may attend the special meeting and vote in person; however, if you are a beneficial owner of shares of common stock held in “street name,” you must contact your bank, broker or other nominee to obtain a legal proxy to vote your shares by ballot in person at the special meeting. Seating will be limited. Stockholders will need to present proof of ownership of shares of common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.

Q:	What proposals will be considered at the special meeting?

A:	At the special meeting, holders of common stock will be asked to consider and vote on the following proposals:

•	a proposal to adopt the merger agreement, which we refer to as the “merger proposal”;

•

a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger, which we refer to as the “nonbinding compensation proposal”; and

•

a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate as determined by the Company, to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to approve the merger proposal, which we refer to as the “adjournment proposal.”

Q:	What constitutes a quorum for purposes of the special meeting?

A:

Under the Amended and Restated Bylaws of the Company (our “bylaws”), the holders of a majority of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the special meeting. The inspector of election appointed for the special meeting will determine whether a quorum is present. The inspector of election will treat abstentions and broker non-votes as present for purposes of determining the presence of a quorum.

If a quorum is not present, the only business that can be transacted at the special meeting is the adjournment of the meeting to another date or time.

Q:	What vote of our stockholders is required to approve each of the proposals?

A:

The approval of the merger proposal requires the affirmative vote of stockholders holding a majority of the outstanding shares of common stock entitled to vote thereon as of the close of business on the record date. Accordingly, shares deemed not in attendance at the special meeting, whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the merger proposal.

The approval of the nonbinding compensation proposal requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Accordingly, abstentions will have the same effect as a vote “AGAINST” the nonbinding compensation proposal, but shares deemed not in attendance at the special meeting, whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee, and broker non-votes will have no effect on the outcome of the nonbinding compensation proposal.

If a quorum is present, the approval of the adjournment proposal requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Accordingly, if a quorum is present, abstentions will have the same effect as a vote “AGAINST” the adjournment proposal, but shares deemed not in attendance at the special meeting, whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee, and broker non-votes will have no effect on the outcome of the adjournment proposal. However, under our bylaws, if a quorum is not present, then the approval of the adjournment proposal requires the affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting. Accordingly, if a quorum is not present, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the adjournment proposal, but shares deemed not in attendance at the special meeting, whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee, will have no effect on the outcome of the adjournment proposal.

Q:	What is a “broker non-vote”?

A:

If a beneficial owner of shares of common stock held in “street name” by a bank, broker or other nominee does not provide the organization that holds its shares with specific voting instructions, then, under applicable rules, the organization that holds its shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. All of the proposals to be voted on at the special meeting are “non-routine” matters. If the organization that holds the beneficial owner’s shares does not receive instructions from such stockholder on how to vote its shares on any proposal to be voted on at the special meeting, that bank, broker or other nominee will inform the inspector of election at the special meeting that it does not have authority to vote on any proposal at the special meeting with respect to such shares, and, furthermore, such shares will not be deemed to be in attendance at the meeting. However, if the bank, broker or other nominee receives instructions from such stockholder on how to vote its shares as to at least one proposal but not all of the proposals, the shares will be voted as instructed on any proposal as to which voting instructions have been given but will not be voted on the other, uninstructed proposal(s). This is generally referred to as a “broker non-vote.”

Q:	How does the Board recommend that I vote?

A:	The Board unanimously recommends a vote “FOR” the merger proposal, “FOR” the nonbinding compensation proposal and “FOR” the adjournment proposal.

For a discussion of the factors that the Board considered in determining to recommend the approval of the merger agreement, please see the section of this proxy statement titled “The Merger—Reasons for the Merger; Recommendation of the Board.” In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that certain of the Company’s directors and executive officers have financial interests that may be different from, or in addition to, the interests of the Company’s stockholders generally. Please see the section of this proxy statement titled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger.”

Q:	How do the Company’s directors and executive officers intend to vote?

A:

As of the record date, the directors and executive officers of Innophos beneficially owned in the aggregate approximately [             ] shares of common stock, or approximately [    ]% of the outstanding shares of common stock at such time. We currently expect that each of these individuals will vote all of his or her shares of common stock in favor of each of the proposals to be presented at the special meeting, although none of them is obligated to do so.

Q:

Why am I being asked to cast a nonbinding, advisory vote to approve the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger?

A:

The SEC, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, adopted rules that require the Company to seek an advisory (nonbinding) vote with respect to certain payments that may be made to the Company’s named executive officers in connection with the merger.

Q:	What will happen if the Company’s stockholders do not approve the nonbinding compensation proposal?

A:

The vote on the nonbinding compensation proposal is a vote separate and apart from the vote to adopt the merger agreement. Because the vote on the nonbinding compensation proposal is advisory only, it will not be binding on Innophos, the Board, Parent or the surviving corporation. Accordingly, because Innophos is contractually obligated to pay the compensation, if the merger agreement is adopted by the holders of common stock and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the nonbinding advisory vote.

Q:	What happens if I sell my shares of common stock before the special meeting?

A:

The record date for the special meeting is earlier than the date of the special meeting. If you sell or transfer your shares of common stock after the record date, but before the special meeting, you will retain your right to vote such shares at the special meeting. However, the right to receive the merger consideration will pass to the person to whom you transferred your shares. In order to receive the merger consideration in connection with the merger, you must hold your shares of common stock through the effective time of the merger.

Q:	How do I cast my vote if I am a stockholder of record?

A:

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by the Company.

If you are a stockholder of record as of the record date, you may vote such shares by ballot in person at the special meeting or by submitting your proxy via the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail in the prepaid reply envelope. For more detailed instructions on how to vote using one of these methods, please see the section of this proxy statement titled “The Special Meeting—Voting Procedures.”

If you are a holder of record of shares of common stock and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies will vote your shares in favor of each of the merger proposal, the nonbinding compensation proposal and the adjournment proposal.

Q:	How do I cast my vote if my shares of common stock are held in “street name” by my bank, broker or other nominee?

A:

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record.

If you are a beneficial owner of shares of common stock held in “street name,” you must follow the instructions from your bank, broker or other nominee in order to vote such shares. Your bank, broker or other nominee will vote your shares only if you provide instructions on how to vote by properly completing the voting instruction form sent to you by your bank, broker or other nominee with this proxy statement. Without providing those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the merger proposal.

Q:	What will happen if I abstain from voting or fail to vote on any of the proposals?

A:

If you abstain from voting, fail to cast your vote in person or by proxy or fail to give voting instructions to your bank, broker or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal.

Assuming a quorum is present at the special meeting, failures to vote and “broker non-votes” will have no effect on the outcome of the nonbinding compensation proposal or the adjournment proposal.

Q:	Can I change my vote after I have delivered my proxy or my voting instructions?

A:

Yes. If you are a stockholder with shares of common stock registered in your name, you may revoke your proxy at any time prior to the time it is voted by filing with the Secretary of the Company an instrument revoking the proxy (by submitting a new proxy bearing a later date, by using the telephone or Internet proxy submission procedures described under “The Special Meeting—Voting Procedures”) or by attending the special meeting and voting by ballot. Merely attending the special meeting will not, by itself, revoke a proxy. Please note, however, that only your last-dated proxy or your vote by ballot will count. If you want to revoke your proxy by sending a new proxy card or an instrument revoking the proxy to the Company, you should ensure that you send your new proxy card or instrument revoking the proxy in sufficient time for it to be received by the Company prior to the special meeting.

If you are a beneficial owner of shares of common stock held in “street name,” you must contact your bank, broker or other nominee to change your vote or obtain a legal proxy to vote your shares by ballot in person at the special meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of common stock. If you are a holder of common stock of record and your shares of common stock are registered in more than one name, you will receive more than one proxy card. Please submit each proxy and voting instruction card that you receive to ensure that all your shares of common stock are voted.

Q:	If I hold my shares of common stock in certificated form, should I send in my stock certificates now?

A:

No. Promptly after the effective time of the merger, each holder of a certificate representing shares of common stock that have been converted into the right to receive the merger consideration will be sent a letter of transmittal describing the procedure for surrendering your shares in exchange for the merger consideration. If you hold your shares in certificated form, you will receive your cash payment after the payment agent receives your stock certificates and any other documents requested in the instructions. You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the payment agent without a letter of transmittal. If you hold shares of common stock in uncertificated, book-entry form, you will not be required to deliver a stock certificate, and you will receive your cash payment after the payment agent receives an “agent’s message” and any other documents requested in the instructions.

Q:	Where can I find the voting results of the special meeting?

A:

If available, the Company may announce preliminary voting results at the conclusion of the special meeting. The Company intends to publish final voting results in a Current Report on Form 8-K to be filed with the

SEC following the special meeting. All reports that the Company files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement titled “Where You Can Find Additional Information.”

Q:	Am I entitled to seek appraisal rights instead of accepting the merger consideration for my shares of common stock?

A:

Yes. Statutory appraisal rights under Delaware law in connection with the merger will be available to stockholders who (1) deliver a written demand for appraisal to us before the vote is taken on the proposal to adopt the merger agreement; (2) do not submit a proxy or otherwise vote in favor of the proposal to adopt the merger agreement; and (3) continue to hold their shares of our common stock through the effective time of the merger. Additionally, certain other conditions, described further herein, must be met. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex C to this proxy statement. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee. These procedures are summarized under the section of this proxy statement titled “Appraisal Rights.”

Because of the complexity of the procedures for exercising the right to seek appraisal, stockholders who wish to exercise appraisal rights are urged to consult with their own legal and financial advisors in connection with compliance under Section 262 of the DGCL.

Q:	When is the merger expected to be completed?

A:

We are working toward completing the merger as promptly as possible, but as of the date of this proxy statement we cannot accurately estimate the closing date of the merger because the merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions to Parent, Merger Sub and the Company’s respective obligations to consummate the merger, some of which are not within the parties’ control. However, we currently expect the merger to close in the first quarter of 2020.

Q:	What effect will the merger have on the Company?

A:

If the merger is consummated, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease and the Company will continue to exist following the merger as a wholly owned subsidiary of Parent. Following such consummation of the merger, shares of common stock will no longer be traded on NASDAQ or any other public market, and the registration of shares of common stock under the Exchange Act will be terminated.

Q:	What happens if the merger is not completed?

A:

If the merger proposal is not approved by the Company’s stockholders, or if the merger is not completed for any other reason, the holders of common stock will not receive any payment for their shares of common stock in connection with the merger. Instead, the Company will remain an independent public company and stockholders will continue to own their shares of common stock. The common stock will continue to be registered under the Exchange Act and listed and traded on NASDAQ. Under certain circumstances, if the merger is not completed, the Company may be obligated to pay to Parent a termination fee and/or to reimburse Parent, in an amount not to exceed $3.0 million in the aggregate, for the Parent expenses. For more information, please see the section of this proxy statement titled “The Merger Agreement—Termination Fees and Expense Reimbursement.”

Q:	What is householding and how does it affect me?

A:

The SEC permits companies to send a single set of certain disclosure documents to stockholders who share the same address and have the same last name, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you wish to opt out of this procedure and receive a separate set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one in future mailings, you should contact your broker, trustee or other nominee or you may contract our Investor Relations Department or our proxy solicitor, MacKenzie Partners, Inc. at the addresses and telephone numbers below.

A separate copy of these proxy materials will be promptly delivered upon request by contacting (1) our Investor Relations Department by mail at Innophos Holdings, Inc., Attention: Investor Relations, 259 Prospect Plains Road, Building A, Cranbury, New Jersey 08512; by telephone at (609) 366-1299; or by e-mail at investor.relations@innophos.com; or (2) our proxy solicitor, MacKenzie Partners, Inc. by mail at 1407 Broadway, 27th Floor, New York, NY 10018; by telephone at (800) 322-2885; or by e-mail at proxy@mackenziepartners.com.

Additional copies of this proxy statement will be sent promptly upon receipt of such request.

Q:	Who can help answer my questions?

A:	If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact Innophos’ proxy solicitor:

1407 Broadway, 27th Floor

New York, NY 10018

proxy@mackenziepartners.com

(212) 929-5500

Toll-Free: (800) 322-2885

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, may include “forward-looking” statements within the meaning of the U.S. securities laws, including Section 21E of the Exchange Act, that do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the merger. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “plan,” “potential,” “future,” “project,” “estimate,” “continue” or other similar expressions, or the negative of these terms or comparable terminology. These statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation:

•

the inability to consummate the merger within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the merger agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the merger;

•	the failure by Parent or Merger Sub to obtain the necessary financing as set forth in the commitment letters received in connection with the merger;

•

the risk that the merger agreement may be terminated in circumstances requiring Innophos to pay a termination fee of $10.3 million or $20.6 million and/or to reimburse Parent, in an amount not to exceed $3.0 million in the aggregate, for the Parent expenses;

•	the possibility that competing offers will be made;

•	the risk that Innophos’ stock price may decline significantly if the merger is not consummated;

•	the amount of costs, fees and expenses related to the merger;

•

the effect of the announcement or pendency of the transactions contemplated by the merger agreement on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally;

•	risks related to the merger diverting management’s attention from the Company’s ongoing business operations;

•	the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the merger and instituted against Innophos and others; and

•

other factors that could affect the results of Innophos’ business such as general economic and industry conditions, a loss of significant customers or a material reduction in purchase orders by significant customers, and suppliers’ ability to provide products in a timely manner, in adequate qualities and at a reasonable cost.

The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with the information contained or incorporated by reference herein, including, but not limited to, our Form 10-K for the year ended December 31, 2018, our definitive proxy statement for our 2019 Annual Meeting of Stockholders filed with the SEC on April 8, 2019 and our recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. See the section titled “Where You Can Find Additional Information” on page 117 of this proxy statement. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

These forward-looking statements reflect our expectations as of the date of this proxy statement. Except as required by applicable law, we do not intend, and assume no obligation, to update any forward-looking statements. Innophos stockholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

All information contained in this proxy statement exclusively concerning Parent, Merger Sub and their affiliates has been supplied by Parent and Merger Sub and has not been independently verified by us.

THE PARTIES

Innophos Holdings, Inc.

Innophos is a leading international producer of specialty ingredient solutions that deliver versatile benefits for the food, health, nutrition and industrial markets. We leverage our expertise in the science and technology of blending and formulating phosphate, mineral, enzyme and botanical based ingredients to help our customers offer products that are tasty, healthy, nutritious and economical. Headquartered in Cranbury, New Jersey, Innophos has manufacturing operations across the United States, in Canada, Mexico and China.

Innophos combines more than a century of experience in specialty phosphate manufacturing with a broad range of other specialty nutritional ingredients. Utilizing our capabilities in consumer insight, research and product development and application expertise, we partner with our customers to provide differentiated product offerings that respond to consumer preferences and megatrends. We utilize this collaborative approach in order to attempt to generate market share gains for our customers.

Many of Innophos’ products are application-specific compounds engineered to meet customer performance requirements and are often critical to the taste, texture, performance or nutritional content of foods, beverages, pharmaceuticals, oral care products and other applications. For example, Innophos products act as flavor enhancers in beverages, electrolytes in sports drinks, texture additives in cheeses, leavening agents in baked goods, pharmaceutical excipients and cleaning agents in toothpaste, and they also provide a wide range of nutritional fortification solutions for food, beverage and nutritional supplement manufacturers.

Innophos’ product offering includes a wide array of botanical, enzyme and mineral based nutritional ingredients. These products have various applications in the food, beverage and dietary supplement end markets such as weight management, men and women health, digestive health, and cognitive health among others. Innophos’ 2017 acquisitions of Novel Ingredients and NutraGenesis substantially expanded Innophos’ portfolio of nutritional ingredients, which is a market that Innophos has continued to target for future growth of its food, health and nutrition segment.

Innophos, a Delaware corporation, was incorporated on July 15, 2004 and commenced operations as an independent company in August 2004. Our shares of common stock are listed on NASDAQ under the symbol “IPHS.”

Innophos Holdings, Inc.

259 Prospect Plains Road, Building A

Cranbury, New Jersey 08512

(609) 495-2495

Iris Parent LLC

Parent was formed on October 3, 2019 by entities affiliated with ORC solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and the debt financing in connection with the merger. ORC makes controlling investments in companies with potential for growth and operational improvement using a rigorous approach that utilizes highly experienced operating partners to identify, acquire and enhance businesses in select industries. The involvement of these operating partners affords ORC the ability to conduct due diligence and consummate acquisitions and investments in all types of situations, regardless of complexity. ORC works collaboratively with company management and its operating partners to develop a comprehensive business plan focused on growing the enterprise and its profitability to enhance long-term value. Upon completion of the merger, Innophos will be a direct wholly owned subsidiary of Parent.

Iris Parent LLC

c/o One Rock Capital Partners, LLC

30 Rockefeller Plaza, 54th Floor

New York, New York 10112

(212) 605-6000

Iris Merger Sub 2019, Inc.

Merger Sub is a wholly owned subsidiary of Parent and was incorporated by Parent on October 3, 2019 solely for the purpose of engaging in the transactions contemplated by the merger agreement and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and the debt financing in connection with the merger. Upon completion of the merger, Merger Sub will cease to exist.

Iris Merger Sub 2019, Inc.

c/o One Rock Capital Partners, LLC

30 Rockefeller Plaza, 54th Floor

New York, New York 10112

(212) 605-6000

THE SPECIAL MEETING

We are furnishing this proxy statement to the holders of common stock as part of the solicitation of proxies by the Board for use at the special meeting and at any adjournments or postponements thereof.

Date, Time and Place

The special meeting will be held on [            ], 20[    ], at [            ], local time, at [            ].

If you plan to attend the meeting, please note that you will need to present government-issued identification showing your name and photograph (e.g., a driver’s license or passport), and, if you are a representative of an institutional investor, professional evidence showing your representative capacity for such entity, in each case to be verified against our stockholder list as of the record date for the meeting. In addition, if you are a beneficial owner who holds shares of common stock in “street name,” which means your shares are held in an account at a bank, broker or other nominee, you will need a legal proxy from such entity or a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date for the meeting. Please note, however, that unless you have a legal proxy from your bank, broker or other nominee, you will not be able to vote any shares held in street name by ballot in person at the special meeting.

Purpose of the Special Meeting

At the special meeting, holders of common stock will be asked to consider and vote on the following proposals:

•	a proposal to adopt the merger agreement, which we refer to as the “merger proposal” (see the section of this proxy statement titled “The Merger Agreement”);

•

a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger, which we refer to as the “nonbinding compensation proposal” (see the section of this proxy statement titled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger”); and

•

a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate as determined by the Company, to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to approve the merger proposal, which we refer to as the “adjournment proposal.”

A copy of the merger agreement is attached as Annex A to this proxy statement.

Recommendation of the Board

After careful consideration, including consultation with its financial advisor and legal counsel, the Board unanimously determined that the merger is advisable and in the best interests of the Company and its stockholders, approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, directed that the merger agreement be submitted to the stockholders of Innophos for their adoption at the special meeting and recommended that the Company’s stockholders adopt the merger agreement.

The Board unanimously recommends a vote “FOR” the merger proposal. The Board also unanimously recommends a vote “FOR” the nonbinding compensation proposal and “FOR” the adjournment proposal.

For a discussion of the material factors that the Board considered in determining to recommend the adoption of the merger agreement, please see the section of this proxy statement titled “The Merger—Reasons for the Merger; Recommendation of the Board.”

Record Date and Stockholders Entitled to Vote

Only holders of common stock of record as of the close of business on [            ], 2019, the record date for the special meeting, are entitled to vote the shares of common stock they held on the record date at the special meeting. As of the close of business on the record date, there were [            ] shares of common stock outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on the record date on each of the proposals presented in this proxy statement.

A list of stockholders entitled to vote at the special meeting will be available for examination by any stockholder for any purpose germane to the special meeting beginning ten days prior to the special meeting, and ending on the date of the special meeting, during ordinary business hours at the Company’s principal place of business, 259 Prospect Plains Road, Building A, Cranbury, New Jersey 08512. Such list will also be available at the special meeting during the duration of the meeting.

Quorum

Under our bylaws, the holders of a majority of the outstanding shares of capital stock entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the special meeting. The inspector of election appointed for the special meeting will determine whether a quorum is present. The inspector of election will treat abstentions and broker non-votes as present for purposes of determining the presence of a quorum.

If a beneficial owner of shares held in “street name” by a bank, broker or other nominee does not provide the organization that holds its shares with specific voting instructions, then, under applicable rules, the organization that holds its shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. All of the proposals to be voted on at the special meeting are “non-routine” matters. If the organization that holds the beneficial owner’s shares does not receive instructions from such stockholder on how to vote its shares on any proposal to be voted on at the special meeting, that bank, broker or other nominee will inform the inspector of election at the special meeting that it does not have authority to vote on any proposal at the special meeting with respect to such shares, and, furthermore, such shares will not be deemed to be in attendance at the meeting. However, if the bank, broker or other nominee receives instructions from such stockholder on how to vote its shares as to at least one proposal but not all of the proposals, the shares will be voted as instructed on any proposal which voting instructions have been given but will not be voted on the other, uninstructed proposal(s). This is generally referred to as a “broker non-vote.”

If a quorum is not present, the only business that can be transacted at the special meeting is the adjournment of the meeting to another date or time. Under our bylaws, if a quorum is not present, the holders of a majority in voting power of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.

Vote Required

Adoption of the Merger Proposal

The approval of the merger proposal requires the affirmative vote of stockholders holding a majority of the outstanding shares of common stock entitled to vote thereon as of the close of business on the record date. Accordingly, shares deemed not in attendance at the special meeting, whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the merger proposal.

Under the merger agreement, stockholder approval of the merger proposal is a condition to the consummation of the merger.

Approval of the Nonbinding Compensation Proposal

Assuming a quorum is present, the approval of the nonbinding compensation proposal requires the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Accordingly, abstentions will have the same effect as a vote “AGAINST” the nonbinding compensation proposal, but shares deemed not in attendance at the special meeting, whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee, and broker non-votes will have no effect on the outcome of the nonbinding compensation proposal.

The vote on the nonbinding compensation proposal is a vote separate and apart from the vote to adopt the merger agreement. Because the vote on the nonbinding compensation proposal is advisory only, it will not be binding on Innophos, the Board, Parent or the surviving corporation. Accordingly, because Innophos is contractually obligated to pay the compensation, if the merger agreement is adopted by the holders of common stock and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the nonbinding advisory vote.

Approval of the Adjournment Proposal

If a quorum is present, the approval of the adjournment proposal requires the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Accordingly, if a quorum is present, abstentions will have the same effect as a vote “AGAINST” the adjournment proposal, but shares deemed not in attendance at the special meeting, whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee, and broker non-votes will have no effect on the outcome of the adjournment proposal.

However, under our bylaws, if a quorum is not present, then the approval of the adjournment proposal requires the affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting. Accordingly, if a quorum is not present, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the adjournment proposal, but shares deemed not in attendance at the special meeting, whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee, will have no effect on the outcome of the adjournment proposal.

The vote on the adjournment proposal is a vote separate and apart from the vote to adopt the merger agreement. Innophos does not intend to call a vote on this proposal if the merger proposal is approved at the special meeting.

Tabulation of Votes; Results

The Company will retain an independent party to receive and tabulate the proxies and ballots, and to serve as the inspector of election to certify the results of the special meeting.

Voting Procedures

Whether or not you plan to attend the special meeting and regardless of the number of shares of common stock you own, your careful consideration of, and vote on, the merger agreement is important and we encourage you to vote promptly.

To ensure that your shares of common stock are voted at the special meeting, we recommend that you vote promptly by proxy, even if you plan to attend the special meeting in person, using one of the following three methods:

•	Vote via the Internet. Follow the instructions for Internet voting shown on the proxy card mailed to you.

•	Vote by Telephone. Follow the instructions for telephone voting shown on the proxy card mailed to you.

•	Vote by Proxy Card. Complete, sign, date and return the enclosed proxy card by mail in the prepaid reply envelope.

The Internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares of common stock for the matters brought before the special meeting as described in this proxy statement and confirm that your proxy has been properly recorded.

Votes submitted by telephone or via the Internet for the matters brought before the special meeting as described in this proxy statement must be received by 11:59 p.m., Eastern time, on [            ], 20[                    ].

If you submit your proxy via the Internet, by telephone or by completing, signing and returning the enclosed proxy card by mail, the persons named as proxies will vote your shares according to your instructions. If you are a stockholder with shares of common stock registered in your name and submit your proxy but do not direct the persons named as proxies how to vote your shares on a proposal to be brought before the special meeting, the persons named as proxies will vote your shares in favor of the merger proposal, the nonbinding compensation proposal and the adjournment proposal, as applicable.

If you are a beneficial owner of shares of common stock held in “street name” by a bank, broker or other nominee, you must follow the instructions from your bank, broker or other nominee in order to vote your shares. If you follow the instructions from your bank, broker or other nominee for voting your shares, then your bank, broker or other nominee will vote your shares according to your instructions. Under applicable rules, your bank, broker or other nominee has authority to vote your shares only if you provide instructions on how to vote by properly completing the voting instruction form sent to you by your bank, broker or other nominee with this proxy statement. If you do not provide voting instructions to your bank, broker or other nominee on a proposal to be brought before the special meeting, your shares will not be voted on that proposal, and if you do not provide voting instructions on any of the proposals to be brought before the special meeting, your shares will not be deemed to be in attendance at the meeting.

Revocation of Proxies

If you are a stockholder with shares of common stock registered in your name, you may revoke your proxy at any time prior to the time it is voted by filing with the Secretary of the Company an instrument revoking the proxy, by submitting a new proxy (by submitting a new proxy bearing a later date, by using the telephone or Internet proxy submission procedures described above) or by attending the special meeting and voting by ballot. Merely attending the special meeting will not, by itself, revoke a proxy. Please note, however, that only your last-dated proxy or your vote by ballot will count. If you want to revoke your proxy by sending a new proxy card or an instrument revoking the proxy to the Company, you should ensure that you send your new proxy card or instrument revoking the proxy in sufficient time for it to be received by the Company prior to the special meeting.

If you are a beneficial owner of shares of common stock held in “street name,” you must contact your bank, broker or other nominee to change your vote or obtain a legal proxy to vote your shares by ballot in person at the special meeting.

Voting in Person

If you attend the special meeting and are a stockholder with shares of common stock registered in your name, or are a beneficial owner of shares held in “street name” and have a legal proxy from your bank, broker or other nominee to vote your shares, you will be given a ballot to vote your shares at the special meeting. Please note that admission to the special meeting is limited to the holders of common stock as of the close of business on the record date and their duly authorized proxy holders.

For holders of common stock registered in your name, upon your arrival at the meeting, you will need to present identification to be admitted to the meeting. If you are a holder of common stock who is an individual, you will need to present government-issued identification showing your name and photograph (e.g., a driver’s license or passport), or, if you are representing an institutional investor, you will need to present government-issued photo identification and professional evidence showing your representative capacity for such entity. In each case, we will verify such documentation with our record date stockholder list.

For beneficial owners of shares of common stock held in “street name,” in addition to providing identification as outlined for record holders above, you will need a legal proxy from your broker or a recent brokerage statement or letter from your broker reflecting your stock ownership as of the record date. Please note, however, that unless you have a legal proxy from your bank, broker or other nominee, you will not be able to vote any shares held in street name by ballot in person at the special meeting.

Solicitation of Proxies

The Company will bear the cost of soliciting proxies, including the expense of preparing, printing and distributing this proxy statement. In addition to soliciting proxies by mail, telephone or electronic means, we may request banks, brokers and other nominees to solicit their customers who have common stock registered in their names and will, upon request, reimburse them for the reasonable, out-of-pocket costs of forwarding proxy materials in accordance with customary practice. We may also use the services of our directors, officers and other employees to solicit proxies, personally or by telephone, without additional compensation. In addition, the Company has retained MacKenzie Partners, Inc. to solicit stockholder proxies at a total cost to the Company of approximately $15,000, plus reasonable expenses.

Adjournments

The special meeting may be adjourned from time to time to reconvene at the same or some other place. Under our bylaws, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned special meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. All proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been validly revoked or withdrawn prior to the time such proxies are voted at the reconvened meeting.

Voting by Company Directors, Executive Officers and Principal Securityholders

As of [            ], 2019, the record date for the special meeting, the directors and executive officers of Innophos beneficially owned in the aggregate approximately [            ] shares of common stock, or approximately [    ]% of the outstanding shares of common stock. We currently expect that each of these individuals will vote all of his or her shares of common stock in favor of each of the proposals to be presented at the special meeting, although none of them are obligated to do so.

Certain of the Company’s directors and executive officers have financial interests in the merger that may be different from, or in addition to, those of the Company’s stockholders generally. For more information, please see the section of this proxy statement titled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger.”

Householding of Special Meeting Materials

The SEC’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing an address by delivering a single proxy statement to those stockholders, unless contrary instructions have been received. This procedure reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies. Certain brokerage firms may have instituted householding for beneficial owners of our common stock held through brokerage firms. If your family has multiple accounts holding our common stock, you may have already received a householding notification from your broker. You may decide at any time to revoke your decision to household, and thereby receive multiple copies of proxy materials. If you wish to opt out of this procedure and receive a separate set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact your broker, trustee or other nominee or you may contact our Investor Relations Department or our proxy solicitor, MacKenzie Partners, Inc. at the addresses and telephone numbers below.

A separate copy of these proxy materials will be promptly delivered upon request by contacting (1) our Investor Relations Department by mail at Innophos Holdings, Inc., Attention: Investor Relations, 259 Prospect Plains Road, Building A, Cranbury, New Jersey 08512; by telephone at (609) 366-1299; or by e-mail at investor.relations@innophos.com; or (2) our proxy solicitor, MacKenzie Partners, Inc. by mail at 1407 Broadway, 27th Floor, New York, NY 10018; by telephone at (800) 322-2885; or by e-mail at proxy@mackenziepartners.com.

Other Matters

At this time, we know of no other matters to be voted on at the special meeting. If any other matters properly come before the special meeting, your shares of our common stock will be voted in accordance with the discretion of the appointed proxy holders.

Assistance; Proxy Solicitor

If you need assistance in completing your proxy card or have questions regarding the special meeting, please call our Investor Relations Department at (609) 366-1299 or contact our proxy solicitor:

1407 Broadway, 27th Floor

New York, NY 10018

proxy@mackenziepartners.com

(212) 929-5500

Toll-Free: (800) 322-2885

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

As discussed elsewhere in this proxy statement, at the special meeting, holders of common stock will consider and vote on a proposal to adopt the merger agreement, which we refer to as the “merger proposal.” The merger cannot be completed without the adoption of the merger agreement by Innophos’ stockholders. You are urged to carefully read this proxy statement in its entirety for more detailed information concerning the merger agreement and the merger, including the information set forth under the sections of this proxy statement titled “The Merger” and “The Merger Agreement.” A copy of the merger agreement is attached as Annex A to this proxy statement. You are urged to read the merger agreement carefully and in its entirety.

The approval of the merger proposal requires the affirmative vote of stockholders holding a majority of the outstanding shares of common stock entitled to vote thereon as of the close of business on the record date. Accordingly, shares deemed not in attendance at the special meeting, whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the merger proposal.

The Board unanimously recommends a vote “FOR” the approval of the merger proposal.

PROPOSAL 2: ADVISORY VOTE ON MERGER-RELATED COMPENSATION

In accordance with Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, the Company is providing holders of common stock with the opportunity to cast a nonbinding, advisory vote on the compensation that may be payable to the Company’s named executive officers in connection with the merger, which we refer to as the “nonbinding compensation proposal.”

For the purposes of this proxy statement, our named executive officers consist of:

•	Kim Ann Mink, Chairman, Chief Executive Officer and President;

•	Sherry Duff, Senior Vice President, Chief Marketing and Technology Officer;

•	Joshua Horenstein, Senior Vice President, Chief Legal and Human Resources Officer and Corporate Secretary;

•	Han Kieftenbeld, former Senior Vice President, Chief Financial Officer; and

•	Mark Santangelo, Senior Vice President, Manufacturing, Engineering and EH&S.

The Board encourages you to carefully review the named executive officer merger-related compensation information disclosed in this proxy statement. As required by Section 14A of the Exchange Act, Innophos is asking its stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the stockholders approve, on a nonbinding, advisory basis, the compensation that will or may become payable to Innophos’ named executive officers in connection with the merger, including the agreements and understandings pursuant to which such compensation will or may become payable, as disclosed in “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Quantification of Payments and Benefits” in Innophos’ proxy statement for the special meeting.”

The vote on executive compensation payable in connection with the merger is a vote separate and apart from the vote to adopt the merger agreement. Because the vote is advisory in nature only, it will not be binding on the Company or the Board. Accordingly, because the Company is contractually obligated to pay the compensation, such compensation will be paid or become payable, subject only to the conditions applicable thereto, if the merger is consummated and regardless of the outcome of the advisory vote.

The approval of the nonbinding compensation proposal requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Accordingly, abstentions will have the same effect as a vote “AGAINST” the nonbinding compensation proposal, but shares deemed not in attendance at the special meeting, whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee, and broker non-votes will have no effect on the outcome of the nonbinding compensation proposal.

The Board unanimously recommends a vote “FOR” the approval of the nonbinding compensation proposal.

PROPOSAL 3: ADJOURNMENT PROPOSAL

The special meeting may be adjourned to another time and place to permit further solicitation of proxies, if necessary or appropriate as determined by the Company, to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to approve the merger proposal, which we refer to as the “adjournment proposal.”

Innophos is asking you to authorize the holder of any proxy solicited by the Board to vote in favor of any adjournment of the special meeting, if necessary or appropriate as determined by the Company, to solicit additional proxies if there are not sufficient votes to approve the merger proposal at the time of the special meeting.

If a quorum is present, the approval of the adjournment proposal requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Accordingly, if a quorum is present, abstentions will have the same effect as a vote “AGAINST” the adjournment proposal, but shares deemed not in attendance at the special meeting, whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee, and broker non-votes will have no effect on the outcome of the adjournment proposal.

However, under our bylaws, if a quorum is not present, then the approval of the adjournment proposal requires the affirmative vote of the holders of a majority in voting power of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting. Accordingly, if a quorum is not present, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the adjournment proposal, but shares deemed not in attendance at the special meeting, whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee, will have no effect on the outcome of the adjournment proposal.

The vote on the adjournment proposal is a vote separate and apart from the vote to adopt the merger agreement. Innophos does not intend to call a vote on this proposal if the merger proposal is approved at the special meeting.

The Board unanimously recommends a vote “FOR” the approval of the adjournment proposal.

THE MERGER

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. The following chronology does not purport to catalogue every conversation among our Board, members of our management or our representatives and other parties.

Our Board and management periodically review and assess our results of operations, financial position, business strategy and growth opportunities, as well as the trends and conditions affecting our industry and business generally, including consideration of potential strategic and financial alternatives to maximize stockholder value, such as business combinations, acquisitions and financing transactions. At regularly scheduled meetings of the Board, in connection with the Board’s evaluation of our business strategy and growth opportunities, the Company’s management routinely updates the Board on the Company’s recent activities and reviews strategic opportunities and challenges for the Company in light of current market conditions and trends. The Company’s management updates its internal, non-public five-year plan at least annually, and management and members of the Board also engage in discussions from time to time with various industry participants, including strategic parties and financial sponsors, as well as financing sources, market participants and investment banking firms, regarding the Company’s business, strategy and growth opportunities, including opportunities for collaboration, potential business combinations, acquisitions and financing transactions.

In early 2016, following a year marked by weakening demand for its core phosphate products, competitive pricing pressures and a strong US dollar, Innophos engaged the Cicero Group (“Cicero”), a management consulting firm, to assist the Company with a comprehensive review of its performance and future growth strategies. Cicero undertook a broad-based assessment of the most significant opportunities to improve the Company’s operational and financial performance. Later during 2016, the Company engaged Charles River Associates to leverage the analysis undertaken by Cicero in order to assist the Company in developing a comprehensive corporate strategic plan.

This work performed by Cicero and Charles River Associates contributed to the Company’s development and adoption of a five-year growth plan, Vision 2022, which was announced at the Company’s Investor Day presentation on April 5, 2017. The Vision 2022 plan is based on concurrently pursuing two tracks: shifting the sales mix of the Company’s products (including those added through organic development and acquisitions) to the faster growing and higher margin food, health and nutrition business segment while also selectively defending the cash-generative core phosphate portfolio. Execution of the plan involves the creation of a fully integrated end-to-end global supply chain, optimizing value selling and effective margin management, and a greater emphasis on new product development and strategic acquisitions. The goal of the Vision 2022 plan is to achieve revenue of $1.25 billion and 20% Adjusted EBITDA margin by 2022. In furtherance of Vision 2022, the Company evaluated several potential acquisitions in the food, health and nutrition sector in both North America and Europe from May 2017 through 2018, including the successful acquisitions of Novel Ingredients on August 25, 2017, a privately-held provider of dietary supplement ingredient solutions, and NutraGenesis on November 3, 2017, a privately-held marketer of proprietary, branded and science-backed nutraceutical ingredients (such acquisitions, collectively, the “2017 acquisitions”).

As the Company continued to execute its Vision 2022 plan throughout 2018, the Company periodically assessed its performance against the plan’s goals, the risks associated with the Vision 2022 plan and other strategic alternatives that might be available to the Company. In furtherance thereof, in December 2018, the Board directed the Company’s President, Chief Executive Officer and Chairman, Dr. Kim Ann Mink, and the Company’s executive management team, to explore broader strategic options for the Company, including a potential sale of the Company.

In January 2019, management invited three financial advisors, including Lazard, to review the Company’s market position and prepare overviews of potential strategic options for the Company to be presented at the Company’s February 2019 Board meeting.

At its regularly scheduled meeting on February 8, 2019, the Board and management reviewed the Company’s business, strategy, challenges and growth opportunities in light of current market conditions and trends, factoring in the lower-than-expected improvements to the Company’s financial performance measures in fiscal year 2018 as compared to fiscal year 2017, and forecasts of flat revenue growth in fiscal year 2019.

At the request of the Board, representatives of each of the three financial advisors presented their views of the Company’s market position, the risks associated with achieving the objectives included in the Vision 2022 plan, and potential strategic options available to the Company, including potential buyers for the Company’s business. Each of the financial advisors independently noted that certain major risks associated with Innophos achieving the objectives in the Vision 2022 plan would likely be reduced or eliminated as a private company and that, while they expected interest from financial sponsors, there was likely to be no significant interest from strategic buyers.

Following these presentations and after deliberation and discussion with the Company’s management and advisors, the Board determined that management should continue to execute against the Company’s Vision 2022 plan while the Company simultaneously explored a potential sale. The Board considered the risks associated with pursuing a sale transaction, including the potential for leaks and management distraction. To mitigate these risks, the Board discussed with its advisors and management the possibility of soliciting initial indications of value from a limited number of potential acquirers who would most likely be interested in transacting with the Company. Based on the presentations given by the three financial advisors, the Board determined that financial sponsors would likely be more interested in transacting with the Company than strategic buyers. The Board also considered the additional risks associated with holding potential sale discussions with strategic buyers, including the risks associated with sharing confidential information with competitors or other market participants. Following these discussions, the Board concluded that the Company should reach out to a targeted list of potential buyers to determine whether there would be interest in a potential transaction at pricing levels acceptable to the Board. The Board then met in executive session, following which it authorized management to update the Company’s current five-year projections and to engage Lazard as the Company’s financial advisor to confidentially approach a select group of potential financial and strategic buyers to gauge their interest in a potential acquisition of the Company. The Board selected Lazard to assist the Company in connection with this initiative based on the firm’s experience, expertise, reputation and knowledge of the Company’s business, including its role as financial advisor to the Company in connection with the 2017 acquisitions as well as other potential acquisitions that the Company considered since 2017.

During February and March 2019, members of management and representatives of Lazard prepared materials to use in connection with Lazard’s outreach to potential buyers, including a detailed management presentation describing the Company’s business segments, operations, technology, branding, finances and upside opportunity as a result of the Company’s ongoing value chain and manufacturing optimization initiatives (the “Management Presentation Deck”).

Following the February 8, 2019 meeting with the Board, during the remainder of February 2019, at the instruction of the Company, Lazard contacted six financial sponsors, including ORC, and two potential strategic buyers, to arrange meetings with management to discuss the Company’s business and strategy and to explore the potential for a transaction. Both potential strategic buyers and one financial sponsor declined the invitation.

On February 20, 2019, the Company publicly released its fourth quarter and full year 2018 earnings and declared its regular quarterly dividend. As described in the Company’s earnings release for the fourth quarter of 2018, sales of $193 million were flat compared to the fourth quarter of 2017; net income of $5 million, or $0.24 per share, was higher compared to net income for the fourth quarter of 2017 due to tax reform charges taken in the fourth quarter of 2017; and Adjusted EBITDA increased 10% to $30 million, compared to $27 million of Adjusted EBITDA for the fourth quarter of 2017. For the full 2018 fiscal year, sales of $802 million were 11% higher compared to fiscal year 2017; net income of $36 million, or $1.82 per share, was higher compared to net income for 2017, primarily due to tax reform charges in fiscal year 2017; and Adjusted EBITDA increased 4% to $125 million, compared to $120 million of Adjusted EBITDA for fiscal year 2017.

On February 21, 2019, Seaport Global Securities LLC initiated coverage of the Company with a price target of $51.00 per share. Approximately 322,000 shares of the Company’s common stock were traded, and the closing price of the common stock increased approximately 5% over the previous day’s close against an approximately flat S&P 500 index.

On February 26 and 27, 2019, management held separate in-person meetings, attended by representatives of Lazard, with representatives of each of the five financial sponsors, including ORC, that had expressed interest in a potential transaction to present an overview of the Company based on public information. These meetings were held either at Lazard’s offices in New York, New York or at the offices of the respective financial sponsor. The meetings focused on the growth and development of the Company’s business since 2016. Following these meetings, three of the financial sponsors, including ORC, expressed a lack of interest in further evaluating a transaction with the Company. The remaining two financial sponsors (“Sponsor A” and “Sponsor B”) communicated a desire to pursue further discussions with Innophos management.

On March 1, 2019, the Board held a special telephonic meeting with senior management and representatives of each of Lazard and Baker Botts L.L.P. (“Baker Botts”), the Company’s outside legal advisor, to review with management the business, financial and strategic position of the Company, including the five-year financial projections for the Company that the Board had previously requested management to prepare in connection with Lazard’s outreach to potential buyers. We refer to these five-year financial projections prepared by management (excluding certain immaterial adjustments discussed below) and subsequently provided to Parent and other potential buyers as the “February Management Projections,” as discussed under “—Certain Financial Projections” on page 59 of this proxy statement. At the meeting, the Board also discussed the responses from the potential buyers contacted by Lazard. In addition, a representative of Baker Botts discussed with the Board its fiduciary duties in connection with a potential sale transaction, including guidelines for management and members of the Board related to discussions with potentially interested parties, including that management should not have discussions regarding any positions as directors, officers or employees after a potential transaction or any compensation, employee benefits or equity ownership after such a transaction. Following these discussions, the Board authorized and instructed Lazard and the Company’s senior management to work in close coordination with, and under the direction of, Peter Thomas, the Company’s lead independent director, to engage in further discussions, and enter into confidentiality agreements, with each of Sponsor A and Sponsor B in order to gauge their level of interest in a transaction and to gain insight into the private market valuation of the Company.

During the first two weeks of March 2019, representatives of Baker Botts, on behalf of and in consultation with management, negotiated and agreed to terms of confidentiality agreements with representatives of each of Sponsor A and Sponsor B. The confidentiality agreements with each of Sponsor A and Sponsor B contained a standstill obligation with both a customary “fall away” provision (providing that the restrictions in the standstill would terminate if, among other things, Innophos entered into a business combination agreement with a person or group of persons that would result in such person or group acquiring all or a majority of the common stock or substantially all of the Company’s assets) and a “don’t ask, don’t waive” provision (prohibiting the signatory from, publicly or privately, requesting a waiver of the standstill), but which would allow them to make private proposals to the Board regarding a potential acquisition of the Company. On March 26, 2019 and March 27, 2019, Innophos senior management participated in management presentations with representatives of Sponsor B and Sponsor A, respectively, each held at Lazard’s offices in New York, New York and attended by representatives of Lazard.

Following the March management presentations, at the instruction of the Company, representatives of Lazard provided each of Sponsor A and Sponsor B with the detailed financial model underlying the February Management Projections and each of Sponsor A and Sponsor B commenced preliminary due diligence on the Company, including submitting due diligence questions to the Company’s management in early April.

On April 9, 2019, representatives of Sponsor B held a telephonic due diligence session with management and attended by representatives of Lazard, which focused on operations and financial performance of each of the Company’s phosphate and nutrition businesses as well as a discussion on the February Management Projections.

On April 10, 2019, representatives of Sponsor A held a telephonic due diligence session with management and attended by representatives of Lazard, which focused on operations and financial performance of each of the Company’s nutrition and phosphate businesses.

On April 12, 2019, at the instruction of the Company, representatives of Lazard sent to each of Sponsor A and Sponsor B an updated financial model underlying the February Management Projections (which model and projections were consistent with those discussed with the Board during the March 1, 2019 meeting, other than certain immaterial adjustments made by the Company’s management to the Company’s projected income statement for fiscal years 2020 through 2023).

Also on April 12, 2019, management participated in a follow-up call with Sponsor B, attended by representatives of Lazard, to further discuss Sponsor B’s diligence inquiries and, later that afternoon, management held a telephonic due diligence session with Sponsor A, attended by representatives of Lazard, which focused on the operations and financial performance of the Company’s nutrition business.

On April 18, 2019, Sponsor B communicated a verbal, non-binding indication of interest to acquire the Company for a price in the range of $33.00 to $35.00 per share in cash.

On April 20, 2019, Sponsor A submitted a non-binding indication of interest to acquire the Company for a price of between $38.00 and $39.00 per share in cash, subject to completing customary due diligence, and based upon, among other things, the Company having net debt of $280 million. The indication of interest indicated that Sponsor A expected to be ready to enter into a definitive agreement in six weeks, pending access to management and data in order to complete its due diligence, and that it intended to finance the purchase price with a combination of third-party debt and equity capital from its own managed funds and affiliates.

On April 24, 2019, the Board held a special telephonic meeting, together with members of Innophos senior management and representatives of each of Lazard and Baker Botts. Lazard updated the Board on the sale process and discussions to date with the potential buyers; the non-binding indications of interest received from Sponsor A and Sponsor B, particularly the written proposal from Sponsor A; and the implied value of the Company reflected in Sponsor A’s written proposal in relation to the Company’s current operating performance. Lazard also presented an overview of certain risks inherent to achieving the financial metrics reflected in the February Management Projections. Further, Lazard informed the Board of unsolicited inbound interest from three additional financial sponsors. The Board discussed with senior management, and representatives of the Company’s advisors in attendance, certain considerations related to each indication of interest, whether to continue the process with each of Sponsor A and Sponsor B, and potential next steps with regard to the three financial sponsors which expressed unsolicited interest in a potential transaction with the Company. Following the discussion, the Board authorized Lazard and management to continue confidential discussions with Sponsor A, but not Sponsor B, regarding a sale transaction. The Board also directed Lazard to engage with each of the three additional financial sponsors who had expressed interest in exploring a transaction with the Company, and to prepare a preliminary financial analysis on the potential value of the Company’s common stock if the Company were to operate on a “run for cash” basis, whereby the Company would maximize cash generation in lieu of long term growth. Representatives of Baker Botts then summarized for the Board its fiduciary duties with respect a potential sale of the Company and the processes the Board and management should follow regarding the Company’s engagement with potential buyers.

In the week following the Board meeting, at the instruction of the Company, representatives of Lazard contacted representatives of each of the three additional financial sponsors regarding their interest in a potential transaction with the Company. Two of the financial sponsors (“Sponsor C” and “Sponsor D”) indicated a desire to receive further information regarding the Company and the third expressed no further interest.

On April 30, 2019, the Company publicly released its first quarter earnings and declared its regular quarterly dividend. As described in the Company’s earnings release, sales for the first quarter of 2019 were $191 million, down 7% from the first quarter of 2018; net income for the first quarter of 2019 was $9 million, or $0.44 per share, compared to net income of $11 million, or $0.55 per share, for the first quarter of 2018; and Adjusted EBITDA declined 7% in the first quarter of 2019 to $30 million, compared to $32 million of Adjusted EBITDA for first quarter of 2018. The Company reiterated its previously announced Adjusted EBITDA guidance for fiscal year 2019, but reduced its forecasted revenue for fiscal year 2019 to be 1%-2% below fiscal year 2018 revenue of $802 million, citing the impact of the softer demand the Company began to experience in certain industrial categories during the first quarter of 2019.

On April 30, 2019, Sponsor A was given access to a virtual data room containing confidential due diligence materials relating to Innophos’ business.

On May 2, 2019 and May 3, 2019, the Company entered into confidentiality agreements with each of Sponsor C and Sponsor D, respectively, each containing a standstill obligation with provisions (including “fall away” and “don’t ask, don’t waive” provisions) substantially similar to those contained in the confidentiality agreements executed with each of Sponsor A and Sponsor B.

On May 7, 2019, Innophos senior management gave a management presentation, attended by representatives of Lazard, to representatives of Sponsor C at the offices of Sponsor C in Chicago, Illinois.

On May 8, 2019, Innophos senior management gave a management presentation, attended by representatives of Lazard, to representatives of Sponsor D at Lazard’s offices in New York, New York. On the same day, at the instruction of the Company, representatives of Lazard provided each of Sponsor C and Sponsor D with the detailed financial model underlying the February Management Projections (which model and projections were consistent with those discussed with the Board during the March 1, 2019 meeting, other than certain immaterial adjustments made by the Company’s management to the Company’s projected income statement for fiscal years 2020 through 2023, and consistent with the model provided to Sponsor A and Sponsor B on April 12, 2019). At the instruction of the Company, Lazard requested that each of Sponsor C and Sponsor D provide a written indication of interest regarding a potential transaction with the Company by the close of business on May 13, 2019.

On May 10, 2019, Company management held a follow-up telephonic meeting with representatives of Sponsor D, attended by representatives of Lazard, to discuss operations and financial performance of each of the Company’s business units as well as assumptions related to the February Management Projections.

On May 13, 2019, each of Sponsor C and Sponsor D declined to submit an initial indication of interest, each citing, among other reasons, that the expected growth and cash flow characteristics of the Company’s business did not fit with their investment mandates, and with Sponsor C expressing concern about the potential commoditization of the Company’s phosphate business.

At a regular meeting of the Board held on May 14, 2019, representatives of Lazard presented an update on the potential sale process, including a preliminary financial valuation analysis of Sponsor A’s non-binding indication of interest. Lazard also presented a preliminary sensitivity analysis comparing the Company’s business plan reflected in the February Management Projections against a “run for cash” business model. The preliminary analysis indicated that while the “run for cash” model would likely result in greater free cash flow, it would likely result in a lower valuation of the Company, with lower overall margins and lower EBITDA. Representatives of Lazard also discussed potential challenges of executing the Vision 2022 plan, including the difficulty of pursuing an acquisition strategy where acquisition targets in the nutrition space that fit with the Company’s strategy were likely to transact at Enterprise Value / EBITDA multiples in excess of the Company’s current trading multiple. The Board discussed with representatives of Lazard how the trading price of the Company’s common stock would likely be affected if the Company were to reduce or eliminate its dividend or increase its leverage in order to pursue acquisitions. Following the presentation, the Board authorized and instructed Lazard to continue to engage with Sponsor A in its due diligence review of the Company and to contact additional parties that may be interested in pursuing a transaction with the Company. Representatives of Lazard reiterated that strategic buyers would not likely have a strong interest in pursuing a transaction with the Company. Also at the meeting, a representative of Baker Botts again reviewed with the Board its fiduciary duties in the context of a potential sale of the Company.

Throughout May and June 2019, Sponsor A and its advisors continued to conduct due diligence on the Company, including accessing documents in the virtual data room, conducting five site visits, attending due diligence calls with management and attended by representatives of Lazard, as well as various other telephonic meetings amongst the parties and their representatives to discuss specific diligence matters.

During the first half of June 2019, representatives of Lazard, acting on the direction given by the Board at the May 14 meeting, contacted four additional financial sponsor parties (“Sponsor E,” “Sponsor F,” “Sponsor G” and “Sponsor H” and, collectively, the “June Sponsors”) and two strategic parties (“Strategic Party A” and “Strategic Party B”), and reengaged with ORC, which subsequently expressed renewed interest in pursuing further discussions. Between June 8, 2019 and June 20, 2019, each of the four June Sponsors and ORC entered into a confidentiality agreement with the Company containing a standstill obligation with provisions (including “fall away” and “don’t ask, don’t waive” provisions) substantially similar to those contained in previously executed confidentiality agreements with financial sponsors. Upon execution of the respective confidentiality agreements, each of the June Sponsors and ORC was provided an electronic copy of the Management Presentation Deck and the detailed financial model underlying the February Management Projections (which model and projections were consistent with those discussed with the Board during the March 1, 2019 meeting, other than certain immaterial adjustments made by the Company’s management to the Company’s projected income statement for fiscal years 2020 through 2023, and consistent with the model provided to each of Sponsor A, Sponsor B, Sponsor C and Sponsor D). Following receipt of the written materials, Sponsor H expressed no further interest in engaging in the sale process.

On June 14, 2019, Innophos senior management gave a management presentation to representatives of Sponsor E via video conference. Shortly thereafter, Sponsor E declined to proceed further with the sale process.

During the week of June 17, 2019, at the instruction of the Company, representatives of Lazard sent a draft confidentiality agreement to Strategic Party A and representatives of Baker Botts, on behalf of and in consultation with the Company, negotiated and agreed upon the terms thereof with representatives of Strategic Party A. Despite agreeing to the terms of the confidentiality agreement, Strategic Party A declined to execute the agreement.

On June 21, 2019, Innophos senior management gave a management presentation to representatives of ORC, attended by representatives of Lazard, at Lazard’s offices in New York, New York.

On June 24, 2019, Innophos senior management and representatives of Lazard met with representatives of Sponsor A at Lazard’s offices in New York, New York to discuss Sponsor A’s diligence findings around the Company’s phosphate business and operational improvement initiatives. At this meeting, Sponsor A raised concerns around the growth and long-term outlook for the phosphate business.

During the week of June 24, 2019, management held follow-up diligence calls and meetings with ORC and Sponsor A to discuss various questions arising out of their respective diligence processes.

On June 25, 2019, Innophos senior management gave separate management presentations to representatives of each of Sponsor F and Sponsor G, each attended by representatives of Lazard and held at Lazard’s offices in New York, New York.

On July 1, 2019, Innophos received a non-binding initial indication of interest from each of ORC and Sponsor F, and a revised non-binding indication of interest from Sponsor A. ORC proposed an acquisition of the Company for $35 per share in cash. Sponsor F indicated that it was prepared to offer between $32.00 and $35.00 per share in cash. Sponsor A, after conducting extensive due diligence on the Company, submitted a revised proposal to acquire Innophos for approximately $30 per share in cash, subject to completion of due diligence on the Company’s nutrition business and other confirmatory diligence. Sponsor G declined to submit an initial non-binding indication of interest.

On July 2, 2019, representatives of Lazard updated the Board by telephone on the status of the proposed sale process and the discussions with the 15 potential buyers contacted at the Board’s request, including the revised, lower indication of interest submitted by Sponsor A, the new indications of interest from ORC and Sponsor F, and the decision of Sponsor G not to submit an indication of interest. Representatives of Lazard also presented Lazard’s preliminary financial analysis of the three proposals. Following the presentation, the Board instructed management and Lazard to proceed with each of the parties that had submitted indications of interest on July 1, 2019 and other potential buyers that may arise.

On July 3, 2019, ORC was given access to the virtual data room containing confidential due diligence materials relating to Innophos’ business. On the same day, Strategic Party A relayed to representatives of Baker Botts that it intended to execute the confidentiality agreement that was agreed in June. The following day, a representative of Strategic Party A contacted representatives of Baker Botts and requested additional changes to the terms of the confidentiality agreement. After discussion between representatives of each of Baker Botts and Strategic Party A, and consultation between representatives of Baker Botts and Company management, revised terms to the confidentiality agreement were agreed and a representative of Strategic Party A again advised that it intended to execute the confidentiality agreement. However, on July 15, 2019, a representative of Strategic Party A informed representatives of Baker Botts that, after review of publicly available information regarding the Company, Strategic Party A had no interest in pursuing a transaction at such time and did not intend to execute the confidentiality agreement.

On July 8, 2019, Sponsor F was given access to the virtual data room.

On July 10, 2019, Strategic Party B contacted Lazard to discuss its potential interest in a transaction with the Company. As a result of such discussions, Lazard, acting on the instructions given to it by the Board, directed Baker Botts to send Strategic Party B a draft confidentiality agreement.

Throughout July and August 2019, the Board and management reviewed second quarter results and discussed management’s view of the Company’s performance under current market conditions, end-market dynamics and macroeconomic trends relevant to the Company and its business, and how such factors were expected to affect the Company’s future performance. As a result of these discussions, the Board instructed management to review the February Management Projections, including key assumptions and sensitivities, and, if necessary, to prepare revised projections to reflect management’s updated view of the factors discussed with the Board. The Company’s management, as instructed by the Board, reviewed the key assumptions to the February Management Projections and prepared revised five-year financial projections for review and discussion with the Board. We refer to these revised five-year financial projections as the “Updated Management Projections,” as discussed in more detail in the section of this proxy statement titled “—Certain Financial Projections.”

Between the weeks of July 8 and August 21, 2019, Sponsor A, Sponsor F and ORC continued to conduct due diligence on Innophos, including reviewing materials in the virtual data room and attending meetings with management, and ORC conducted six site visits. After conducting its initial diligence review, Sponsor F advised Lazard that it had no further interest in pursuing a transaction.

On July 22, 2019, a bid draft of a merger agreement was uploaded to the virtual data room and made accessible to each potential buyer that had executed a confidentiality agreement with the Company. The draft provided for, among other things: (i) a 50-day “go-shop” period following signing of a definitive merger agreement during which period the Company would be permitted to actively solicit superior offers followed by a customary non-solicitation period with exceptions allowing the Company to negotiate unsolicited potentially superior offers; (ii) a termination fee payable by the Company if the merger agreement were terminated in certain specified circumstances, including by the Company in order to accept a superior proposal, equal to 1.0% of the transaction’s equity value in case of a superior proposal accepted during the go-shop period and 2.5% of the transaction’s equity value in all other circumstances when the Company termination fee would be payable; and (iii) a reverse termination fee of $70 million payable by the buyer to the Company upon the Company’s termination of the merger agreement due to the buyer’s material breach of the merger agreement or failure to consummate the merger when required to do so in accordance with the merger agreement.

On August 2, 2019, after intermittent negotiations with representatives of Baker Botts regarding the terms of the confidentiality agreement, Strategic Party B and the Company entered into a confidentiality agreement containing a standstill obligation with provisions (including “fall away” and “don’t ask, don’t waive” provisions) substantially similar to those contained in previously executed confidentiality agreements with financial sponsors.

On August 6, 2019, the Company publicly released its second quarter earnings and declared its quarterly dividend. As described in the Company’s earnings release, sales for the second quarter of 2019 were $185 million, down 10% from the second quarter of 2018; net income for the second quarter of 2019 was $1 million, or $0.07 per share, compared to net income of $6 million, or $0.31 per share, for the second quarter of 2018; and Adjusted EBITDA declined 3% in the second quarter of 2019 to $30 million, compared to $31 million of Adjusted EBITDA for second quarter of 2018. The Company further reduced its guidance on forecasted revenue for fiscal year 2019 to be 6%-7% below fiscal year 2018 revenue of $802 million, compared with the previously announced revised forecast of a 1%-2% reduction in year-over-year revenue.

Also on August 6, 2019, management held a legal due diligence call with ORC, attended by representatives of each of Lazard and Baker Botts. The following day, management held another due diligence meeting with ORC and separately gave a presentation to the banking syndicate expected to provide debt financing to ORC in the event of a transaction between ORC and the Company.

On August, 8, 2019, at the instruction of the Company, Lazard provided a bid process letter to each of ORC and Sponsor A requesting that final bids for an acquisition of the Company, along with a mark-up of the bid draft of the merger agreement, be submitted by 12:00 p.m., Eastern time, on August 21, 2019.

On August 13, 2019, Innophos senior management gave a telephonic management presentation, attended by representatives of Lazard, to Strategic Party B. Following the presentation, at the instruction of the Company, Lazard sent a bid process letter to Strategic Party B with instructions to send an initial non-binding indication of interest to the Company by August 21, 2019. On August 21, 2019, ORC was granted an extension until August 23, 2019 to submit its final bid and mark-up of the merger agreement. The same day, each of Sponsor A and Strategic Party B advised Lazard that it would not be submitting any further proposal to acquire Innophos.

On August 23, 2019, ORC submitted a “non-binding final proposal” to acquire the Company for $32.00 per share in cash, subject to completion of confirmatory due diligence, along with a draft debt commitment letter and a markup of the merger agreement. In its final proposal, ORC indicated that it reduced its previous indication of interest because its due diligence review of the Company indicated lower than expected savings from the elimination of public company costs and the discontinuation of sales of certain low margin products, and that its quality-of-earnings analysis indicated there would likely be significant negative adjustments to the Adjusted EBITDA figures presented to ORC at the time it submitted its initial non-binding indication of interest on July 1,

2019. Further, ORC’s revised price of $32.00 per share assumed that the Company would cease paying any further cash dividends, other than the dividend declared in August 2019. ORC’s proposal also included a request that the Company negotiate a transaction exclusively with ORC until at least September 27, 2019. That afternoon, representatives of Lazard and Baker Botts spoke by telephone with Peter Thomas, the Company’s lead independent director, and Dr. Mink, about a proposed response to ORC. As a result of that discussion, Mr. Thomas and Dr. Mink instructed Lazard to advise ORC that, given the reduction of its bid, the Company would not enter into an exclusivity arrangement but that it would continue the diligence process with ORC and seek to identify additional elements of value that would justify an increased bid from ORC. The Company instructed Baker Botts to review the mark-up of the merger agreement submitted with ORC’s bid.

On September 3, 2019, Innophos senior management held a telephonic meeting with representatives of each of Baker Botts and Lazard to discuss the key business and legal issues presented by the mark-up of the merger agreement and the debt commitment letter provided by ORC. Key items in the merger agreement included, among other things: (i) the $32.00 per share price; (ii) the removal of the “go-shop” period in its entirety; (iii) restrictions on the Company’s ability to pay dividends to its stockholders between execution of the merger agreement and the closing of the transaction; (iv) the increase in the Company termination fee to 4% of the transaction’s equity value in the case of a superior proposal accepted by the Company or if the Company stockholders fail to approve the merger; (v) the decrease in the reverse termination fee payable by Parent to the Company to 4% of the transaction’s equity value (equal to approximately $25 million, based upon a $32.00 per share price), and the triggers for payment of such fee; (vi) the obligation of the Company to reimburse Parent for its (and its affiliates’) transaction expenses under certain circumstances; (vii) the Board’s ability to respond to alternative acquisition proposals and terminate the merger agreement in the event of a superior proposal; (viii) the measures Parent would be obligated to take in order to obtain necessary regulatory approvals in connection with a transaction; and (ix) the surviving corporation’s obligations to the Company’s employees with respect to employee related benefits and compensation matters.

Following the September 3, 2019 call and a subsequent follow-up call with management to review a proposed revised draft of the merger agreement, on September 6, 2019, Baker Botts sent a revised draft of the merger agreement to ORC’s outside legal counsel, Latham & Watkins LLP (“Latham”), which draft, among other things: (i) reinserted the go-shop period, but reduced the duration from 50 days to 30 days; (ii) reduced the Company termination fee to 1% of the transaction’s equity value in the case of a superior proposal accepted by the Company during the go-shop period and 3% in all other circumstances when the Company termination fee would be payable; (iii) eliminated the obligation of the Company to reimburse Parent for its (and its affiliates’) transaction expenses in all circumstances, including if the Company’s stockholders fail to approve the merger; (iv) reinstated the Company’s ability to pay dividends between execution of the merger agreement and the closing of the transaction; (v) increased Parent’s reverse termination fee and maximum cap on its liabilities related to termination of the merger agreement to $50 million; and (vi) revised the circumstances upon which the Company termination fee and Parent’s reverse termination fee would be payable.

On September 6, 2019, management completed and provided to Lazard the Updated Management Projections reflecting management’s updated view of projected business performance in the context of current market conditions, end-market dynamics and macroeconomic trends. Throughout September, management continued to participate in due diligence calls with ORC and respond to written due diligence questions and information requests.

On September 10, 2019, Bloomberg released a story indicating that Innophos may be pursuing a sale of the Company. The price of the Company’s common stock increased to $32.47 from $28.73 on September 9, 2019, representing a one-day share price return of approximately 13% against an approximately flat S&P 500 index.

On September 11, 2019, Latham sent Baker Botts a revised draft of the merger agreement. Among other things, the revised draft: (i) removed the go-shop period and the Company’s ability to pay dividends between execution of the merger agreement and the closing of the transaction; (ii) increased the Company termination fee to 3.75% of the transaction’s equity value; (iii) reinstated the obligation of the Company to reimburse Parent for its (and its affiliates’) transaction expenses under certain circumstances, including if the Company’s stockholders fail to approve the merger; (iv) reduced Parent’s reverse termination fee and maximum cap on its liabilities related to termination of the merger agreement to $25 million; and (v) revised the circumstances upon which the Company termination fee and Parent’s reverse termination fee would be payable.

On September 16, 2019, representatives of each of Baker Botts, Lazard, Latham and ORC held a call to discuss the key open issues in ORC’s latest mark-up of the merger agreement. On the call, the Baker Botts representatives informed the representatives of Latham and ORC that the Company would not accept the restriction on the Company’s ability to pay regular, quarterly cash dividends prior to the closing of a transaction or the elimination of the go-shop period. Representatives of Baker Botts and Lazard also discussed the triggers for payment of the termination fees and the Company’s reimbursement of Parent’s (and its affiliates’) transaction expenses, as well as the amount of Parent’s reverse termination fee.

On September 17, 2019, the Board held a regular meeting attended by senior management and representatives of each of Lazard and Baker Botts. Representatives of Lazard updated the Board on the sale process to date, which included an outreach to 13 financial sponsors and 4 potential strategic buyers. Representatives of Lazard discussed with the Board Lazard’s preliminary financial analysis of the financial terms of ORC’s non-binding proposal submitted on August 23 in the context of the Company’s intrinsic value. The discussion included a preliminary analysis of the historical trading performance of the Company’s common stock and the long-term financial performance of the business compared to total returns to Company stockholders since the Company’s initial public offering. Management and representatives of Lazard also discussed the Updated Management Projections and the key assumptions and changes made from the February Management Projections, along with certain key risks associated with the Updated Management Projections. Representatives of Baker Botts updated the Board on the status of the negotiations with ORC on the terms of the merger agreement, including ORC’s position that the Company suspend dividend payments between execution of a merger agreement and closing the transaction. The Board discussed the proposed value of $32.00 per share and the impact that the press coverage concerning a proposed transaction was having on the current trading price of the Company’s shares.

The Board then met in executive session with representatives of each of Lazard and Baker Botts and discussed both the proposal by ORC and the likelihood that the Company would achieve the results reflected in the Updated Management Projections and the goals of its Vision 2022 plan in light of the macroeconomic trends and other risks associated with the Company’s business. Among the risks discussed by the Board were the continued flattening of the demand for its phosphate products, the lack of meaningful cross-selling synergies between the Company’s phosphate and non-phosphate products into their respective non-core markets, the slower than anticipated development of new products, and the risk that the Company’s value chain and manufacturing optimization initiatives may not yield the anticipated savings reflected in the Updated Management Projections. Following these discussions, the Board instructed management and Baker Botts to continue to negotiate the definitive terms of a merger agreement and instructed Lazard to seek an increase from ORC to its $32.00 per share proposal.

On September 20, 2019, Baker Botts sent Latham a revised draft of the merger agreement. The revised draft, among other things, modified the Company’s interim operating covenants in a number of respects, primarily relating to the ability of the Company to pay cash dividends between execution of the merger agreement and the closing of the transaction, and the payment of annual bonuses, severance and other benefits to employees. In addition, the revised draft: (i) reinserted the 30-day go-shop period; (ii) provided for a Company termination fee of 1% of the transaction’s equity value in the case of a superior proposal accepted by the Company during the go-shop period and 3.25% in all other circumstances when the Company termination fee would be payable; (iii) accepted the obligation of the Company to reimburse Parent for its (and its affiliates’) transaction expenses in certain circumstances, but not in the event the Company’s stockholders fail to approve the merger, and subject to a cap of $2 million; (iv) increased Parent’s reverse termination fee to $44 million; and (v) revised the circumstances upon which the Company termination fee and Parent’s reverse termination fee would be payable.

On September 23, 2019, Latham sent Baker Botts initial drafts of the equity commitment letter and the limited guarantee, as well a revised draft of the merger agreement. In the revised draft of the merger agreement, Parent accepted the 30-day go-shop period, but provided that any superior proposal from a party during the go-shop period must be accepted by the Company within 15 days after the go-shop period expires in order for the reduced Company termination fee to be payable. The revised draft also: (i) continued to restrict the Company from paying any cash dividends between execution of the merger agreement and the closing of the transaction; (ii) included a Company termination fee of 1.75% of the transaction’s equity value in the case of a superior proposal accepted by the Company during the go-shop period (or the acceptance, in the 15 days following the end of the go-shop period, of a superior proposal made by an exempted party) and 3.50% in all other circumstances when the Company termination fee would be payable; (iii) increased the cap on the amount of Parent’s (and its affiliates’) transaction expenses that are subject to reimbursement to $5 million, and reinserted the requirement that such expenses would be payable in the event the Company’s stockholders fail to approve the merger; (iv) reduced Parent’s reverse termination fee to $31.5 million; and (v) revised the circumstances upon which the Company termination fee and Parent’s reverse termination fee would be payable.

On September 26, 2019, representatives of each of Baker Botts and Latham held a call to discuss the material open items reflected in Latham’s September 23 draft of the merger agreement, including: (i) the triggers for, and amounts payable with respect to, Parent’s reverse termination fee and the Company’s reimbursement of Parent’s (and its affiliates’) transaction expenses; (ii) the interim operating covenants applicable to the Company between signing and closing, including the restriction on dividend payments; (iii) Parent’s obligations in connection with obtaining regulatory approvals; and (iv) the method for determining annual bonuses for the Company’s employees. Later that afternoon, representatives of Baker Botts held a call with management to discuss certain comments to the merger agreement before providing a further revised draft of the merger agreement and initial comments to the equity commitment letter and limited guarantee to Latham.

Between October 1, 2019 and October 3, 2019, Latham and Baker Botts exchanged drafts of the merger agreement, although no progress was made towards resolving any of the key open issues. During this time, Latham and Baker Botts also exchanged drafts of the equity commitment letter and the limited guarantee, and Baker Botts provided Latham an initial draft of the company disclosure letter related to the merger agreement, which representatives of Baker Botts and Latham would negotiate over the course of the next two weeks.

On October 4, 2019, representatives of each of Baker Botts, Latham, ORC and Lazard held a conference call to discuss the material open items in the merger agreement. During that call, the representatives of Latham informed the representatives of Baker Botts that ORC would agree to: (i) a Company termination fee of 1.625% of the transaction’s equity value in the case of a superior proposal accepted by the Company during the go-shop period (or the acceptance, in the 15 days following the end of the go-shop period, of a superior proposal made by an exempted party) and 3.25% in all other circumstances when the Company termination fee would be payable; (ii) a $3 million cap on the amount of Parent’s (and its affiliates’) transaction expenses that are subject to reimbursement; and (iii) a maximum cap on Parent’s liabilities related to termination of the merger agreement, including the amount of Parent’s reverse termination fee, of $35 million. Latham added that the proposal assumed that the merger agreement would restrict the Company from paying any cash dividends between the execution of the merger agreement and closing of the transaction, and that Company would reimburse Parent for its (and its affiliates’) transaction expenses up to the $3 million cap if the Company’s stockholders fail to approve the merger. Representatives of Baker Botts advised the Latham representatives that a maximum cap on Parent’s liabilities related to termination of the merger agreement of $35 million, including the amount of Parent’s reverse termination fee, would not be acceptable and that such amount would need to be substantially closer to the amounts proposed in Baker Botts’ previous draft. At the conclusion of the call, Lazard, as instructed by the Board, requested that ORC increase the purchase price to $33.00 per share and to permit the Company to pay its regular quarterly cash dividends in amounts not to exceed $0.48 per share between execution of the merger agreement and closing of the transaction.

On October 9, 2019, Latham sent Baker Botts a revised draft of the merger agreement reflecting the terms proposed by ORC on the October 4 conference call, but including an increased maximum cap on Parent’s liabilities related to termination of the merger agreement of $44 million, including Parent’s reverse termination fee in the amount of $40 million. On October 10, 2019, Baker Botts returned a revised draft of the merger agreement to Latham accepting substantially all of the terms included in Latham’s October 9 draft, but preserving the Company’s position with respect to the Company’s ability to pay dividends and its obligation to reimburse Parent for its (and its affiliates’) transaction expenses in the event the Company’s stockholders fail to approve the merger.

On October 10, 2019, ORC advised Lazard that it was not willing to increase the per share purchase price for the Company or to allow quarterly dividends to be paid between the execution of the merger agreement and the closing of the transaction. Shortly thereafter, ORC sent Lazard a summary of the items that had negatively impacted ORC’s view on valuation since submission of its final non-binding proposal on August 23, 2019, which Lazard promptly provided to Dr. Mink and Baker Botts. The items noted in ORC’s summary included the increase in the Company’s net debt since the date of its most recent Quarterly Report on Form 10-Q, lower than expected EBITDA in 2019 due to ORC’s differing views on the Company’s adjustments to EBITDA utilized in its calculation of Adjusted EBITDA, and ORC’s view of certain liabilities of the Company based on its due diligence. Additionally, representatives of ORC communicated to representatives of Lazard that current market conditions had created difficulties with, and increased the cost of, obtaining the debt financing for the transaction, but advised that ORC expected to have full financing commitments necessary to consummate the transaction by the end of the day. ORC confirmed that, despite these changed circumstances, ORC was willing to continue to finalize a transaction with the Company without reducing the $32.00 per share offer price included in its final non-binding proposal.

At approximately 3:30 p.m. Eastern time on October 11, 2019, Dealreporter and Mergermarket published articles stating that the Company’s sale process was “at an advanced stage.” The price of the Company’s common stock increased approximately 5% against an approximately 1% increase for the S&P 500 index. On October 14, 2019, the first trading day after release of these articles, the price of the Company’s common stock increased by approximately 11% against an approximately flat S&P 500 index.

Between October 9, 2019 and October 18, 2019, representatives of each of Baker Botts and Latham continued to exchange drafts of the Company disclosure letter, the equity commitment letter and the limited guarantee, and held conference calls to discuss related outstanding due diligence items.

On October 16, 2019, Latham transmitted to Baker Botts the debt commitment letter from Royal Bank of Canada, KeyBank and Barclays, a revised equity commitment and a revised markup of the merger agreement. The draft of the merger agreement included revisions to the covenants relating to ORC’s financing of the transaction and other changes that were not material to the transaction, all of which were acceptable to the Company. Baker Botts advised Latham that the Company continued to preserve its position with respect to the Company’s ability to pay dividends and its obligation to reimburse Parent for its (and its affiliates’) transaction expenses in the event the Company’s stockholders fail to approve the merger, but that the other terms were otherwise acceptable. Also on October 16, 2019, management updated its forecast for the fourth quarter of 2019 solely to reflect the actual results of the third quarter of 2019, but did not revise its full year 2019 projections. This update was provided to Lazard for purposes of performing Lazard’s financial analysis and rendering its opinion summarized under “—Opinion of the Company’s Financial Advisor – Lazard Frères & Co. LLC” on page 52 of this proxy statement.

On October 17, 2019, representatives of ORC and the Company’s management met telephonically to discuss the Company’s third quarter results and revised fourth quarter forecast. That same day, the Board received materials, prepared by Baker Botts and Lazard and delivered by management, to review in advance of a special meeting of the Board to be held on the morning of October 19, 2019. These materials included: (i) the full October 16 draft of the merger agreement provided by Latham and a detailed summary thereof prepared by Baker

Botts; (ii) a financial analysis prepared by Lazard relating to the proposed transaction with ORC and a draft of an opinion as to the fairness of the transaction that Lazard was prepared to issue in connection with the transaction; and (iii) draft resolutions of the Board approving the merger agreement with affiliates of ORC and the transactions contemplated thereby, and adopting an exclusive forum amendment to the Company’s bylaws.

At approximately 2:00 p.m. Eastern time on October 17, 2019, Bloomberg published an article stating that ORC was in advanced talks with Innophos to buy the Company. Later that afternoon, trading of Innophos common stock was temporarily halted by NASDAQ at 2:47 p.m. Eastern time due to volatility and subsequently resumed at 3:02 p.m. Eastern time. The price of the Company’s common stock increased approximately 5% against an approximately 1% increase for the S&P 500 index.

On the morning of October 19, 2019, the Board held a special telephonic meeting attended by all members of the Board as well as certain members of the Company’s senior management and representatives of each of Lazard and Baker Botts. At this meeting, a representative of Baker Botts discussed the fiduciary duties of the members of the Board in the context of the proposed transaction with ORC. Additionally, the Baker Botts representative summarized for the Board the principal terms of the merger agreement that had been negotiated between the parties’ respective legal advisors, and noted that the agreement included a restriction on the Company’s ability to pay cash dividends between the execution of the merger agreement and closing of the transaction and an obligation on the part of the Company to reimburse Parent for up to $3 million of its (and its affiliates’) transaction expenses if the Company’s stockholders fail to approve the merger. The representative of Baker Botts also reviewed with the Board a proposed amendment to the Company’s bylaws to provide that certain types of claims be brought exclusively in the Chancery Court of the State of Delaware (or, if such court does not have jurisdiction, any other state or federal court in the State of Delaware), in light of the court’s experience in considering matters relating to the duties of corporate officers and directors and the rights of stockholders, and the benefit of reducing the potentially inconsistent and conflicting results, and attendant costs, of having litigation proceed in multiple jurisdictions. Representatives of Lazard then presented to the Board its financial analysis and rendered to the Board its oral opinion, subsequently confirmed in writing by delivery of Lazard’s opinion dated as of the same date, to the effect, that, as of October 19, 2019, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in its written opinion, the merger consideration to be received by the holders of Innophos common stock (other than Excluded Holders) pursuant to the merger agreement was fair, from a financial point of view, to such holders of Innophos common stock. See “—Opinion of the Company’s Financial Advisor – Lazard Frères & Co. LLC” on page 52 of this proxy statement.

After further discussion and consultation with the Company’s advisors, including consideration of the factors described in the section of this proxy statement titled “—Reasons for the Merger; Recommendation of the Board of Directors,” the Board unanimously:

•	approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement;

•

determined that it is in the best interests of the Company and its stockholders that the Company enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement;

•	directed that the merger agreement be submitted to the stockholders of the Company; and

•	recommended that the stockholders of the Company vote their shares of common stock in favor of the adoption of the merger agreement.

The Board also unanimously approved an amendment of the Company’s bylaws to provide that certain types of claims be brought exclusively in the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, any other state or federal court in the State of Delaware).

Following the conclusion of the October 19 meeting of the Board through the evening of October 20, 2019, representatives of each of Baker Botts and Latham finalized the drafts of the merger agreement, the equity commitment letter, the limited guarantee and the company disclosure letter, and ORC and the lenders providing commitments for debt financing finalized the terms and conditions of the debt commitment letter. Additionally, the Company and ORC, together with their respective advisors, finalized public communications regarding the transaction for release the following morning.

In the evening of October 20, 2019, Innophos and affiliates of ORC, Parent and Merger Sub, executed the merger agreement; ORC Fund II and Innophos executed the limited guarantee; Parent, ORC Fund II and a third party executed the equity commitment letter; and Merger Sub and its lenders executed the debt commitment letter.

Prior to the execution of the merger agreement, no member of the Company’s management engaged in any discussions with ORC regarding the terms of their employment with the surviving corporation, and there was no agreement, arrangement or understanding between any member of the Company’s management and ORC with respect to employment with the surviving corporation.

Prior to the opening of the financial markets on October 21, 2019, the Company issued a press release announcing, among other things, the execution of the merger agreement.

Reasons for the Merger; Recommendation of the Board

As described in the section titled “—Background of the Merger,” prior to and in reaching their respective determinations to approve the merger agreement, the Board consulted with and received the advice of the Company’s management, financial advisor and outside legal counsel and considered a variety of factors weighing positively in favor of the approval of the merger agreement and the merger, including the following material factors:

Merger Consideration

•

the per share price of $32.00 as compared to historical market prices of the common stock, and the fact that the consideration represents a premium of approximately 18% over the 30-trading day volume-weighted average closing share price of the Company’s common stock ended September 9, 2019, the last full trading day prior to the first published market speculation regarding a potential transaction involving the Company, and a premium of approximately 11.4% over the closing share price as of the same day;

•

the immediacy and certainty of the value of the cash consideration to be paid to the stockholders in the merger compared to the long-term and recent historical trading prices of the common stock, long-term business and execution risk to stockholders and other potential forms of consideration;

•

based on the course of negotiations with ORC, including the Board’s request that ORC increase its per share merger consideration proposal and its response thereto (as further described in the section titled “—Background of the Merger”), the Board’s belief that the per share price of $32.00 negotiated with ORC was the highest that ORC was willing to pay and the most reasonably attainable as of such time; and

•	the belief that the estimated cost savings from no longer being a public company were factored into ORC’s final offer of $32.00 per share;

Available Alternatives

•

the Board’s belief, after review of Innophos’ business, financial condition, results of operations, market conditions, end-market dynamics and macroeconomic trends in the markets and industry in which the

Company operates, competitive landscape and execution risks, and discussions with Innophos’ management and Lazard, that the value offered to stockholders pursuant to the merger is more favorable to the Company’s stockholders than the potential value from remaining an independent public company, considering:

•

the outlook for the global phosphates industry demand in the markets that Innophos serves and the increased competitive environment, particularly in the industrial specialties segment of the Company’s business;

•

the risk that management would be unable to continue to execute operational improvements related to its Vision 2022 plan, the Company’s five-year growth plan, including its value chain and manufacturing optimization initiatives;

•

the likelihood of achieving Innophos’ growth objectives associated with its Vision 2022 plan, particularly in light of the difficulty pursuing an acquisition strategy where attractive acquisition targets in the nutrition space were likely to transact at Enterprise Value / EBITDA multiples in excess of the Company’s current trading multiple, and the cost of the debt incurrence necessary, and the negative consequences to the Company’s stock price of such indebtedness, to consummate such acquisitions;

•	trends in sales volume, demand and end-market dynamics in the markets in which the Company operates;

•	macroeconomic uncertainties, including regulatory concerns, including in European and Latin American markets, and the increased impact of tariffs and other geopolitical risks;

•	the costs of the Company’s regular dividend payment to its stockholders and the negative impact a reduction in the amount of such dividends would have on the Company’s stock price;

•	the risks associated with the capture of new business opportunities and the effective commercialization of new products, particularly in the Company’s nutrition segment;

•	the costs associated with compliance with regulations pertaining to public companies; and

•	the historical, current and prospective financial condition, results of operations and business of Innophos;

•

the strategic alternatives review process undertaken prior to the signing of the merger agreement, which included outreach to 4 potential strategic bidders and 13 potential financial sponsor bidders as described under “—Background of the Merger” on page 34 of this proxy statement, which resulted in Parent’s submission of its final offer of $32.00 per share and no other final offers despite extended negotiations with, and receipt of initial non-binding proposals from, multiple other potential acquirers;

•

the directors’ assessment that the alternative of remaining as an independent, stand-alone company was not reasonably likely to present superior opportunities for the Company to create greater value for the Company’s stockholders as compared to the merger, taking into account the risks of execution of the Company’s strategic growth plan; and

•

the directors’ belief that the merger was more favorable to the Company’s stockholders than any other alternative reasonably available to the Company and its stockholders, including the alternative of remaining an independent, stand-alone company;

High Likelihood of Completion

•	the reasonable likelihood of the consummation of the transactions contemplated by the merger agreement based on, among other things:

•	the relatively limited number of conditions to Parent’s obligations to complete the merger under the merger agreement;

•	the absence of a financing condition;

•

the equity commitment letter entered into by the equity financing sources and Parent, of which the Company is a third party beneficiary, pursuant to which the equity financing sources have committed to provide Parent an equity contribution of an aggregate amount of up to $306 million immediately prior to the closing of the merger;

•

the relative likelihood of obtaining required regulatory approvals, including Parent and Merger Sub’s covenant, subject to certain limitations, to avoid or resolve any impediment under antitrust laws with respect to the merger;

•

the debt commitment letter received by Merger Sub providing for committed debt financing that includes a bridge loan facility, available at closing, upon which Merger Sub can draw funds in the event it is not able, prior to the consummation of the merger, to complete a private placement of senior unsecured notes yielding an adequate amount of gross proceeds, together with the equity financing and the other components of the debt financing, to fund the merger;

•	the commitment of the parties to use reasonable best efforts to complete the merger and other transactions contemplated by the merger agreement; and

•	the absence of required approval of the merger by the members or holders of any equity interest of Parent;

Financial Advisor’s Opinion

•

the oral opinion of Lazard, dated October 19, 2019, subsequently confirmed in writing by delivery of Lazard’s opinion dated as of the same date, to the Board, to the effect that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in Lazard’s written opinion, the merger consideration to be paid to the holders of shares of common stock (other than Excluded Holders) pursuant to the merger agreement was fair, from a financial point of view, to such holders, as more fully described in the section titled “—Opinion of the Company’s Financial Advisor – Lazard Frères & Co. LLC”;

Terms of the Merger Agreement and Certain Other Agreements

•	the terms and conditions of the merger agreement and the other transaction agreements, including the following related factors:

•	the Board’s ability under certain circumstances to change its recommendation to the Company’s stockholders in favor of the adoption of the merger agreement;

•

the Company’s ability to actively solicit, consider or respond to, under certain circumstances specified in the merger agreement, a bona fide proposal for an acquisition transaction from a third party prior to the approval of the merger agreement by the Company’s stockholders;

•	a go-shop period of 30 days with an additional 15 days following the end of such period to continue to engage in negotiations with an exempted party;

•

the Board’s right, after complying with the terms of the merger agreement, to terminate the merger agreement in order to enter into an agreement with respect to a superior proposal, upon payment of the applicable Company termination fee, the amount of which the directors were advised was within the customary range for termination fees payable in similar transactions, was payable under customary and appropriate circumstances and should not preclude any third party with the financial capability and bona fide interest of acquiring the Company from making a superior proposal;

•

the course of negotiations regarding the transaction and the merger agreement between the Company and ORC resulting in more favorable terms to the Company than those that ORC originally indicated that it was prepared to accept, including, less restrictive post-signing operating covenants, the addition of a go-shop period with a reduced Company termination fee for entering into an alternative acquisition agreement with an exempted party, a lower Company termination fee and increased Parent termination fee, and the directors’ belief based on the course of negotiations that the merger agreement reflected overall the most favorable terms and conditions that ORC was willing to agree to and the most reasonably attainable;

•

the existence of standstill provisions included in the confidentiality agreements entered into by Innophos with potential bidders in connection with the sale process that included a “fall away” provision (providing that the restrictions in the standstill would terminate if, among other things, Innophos entered into a business combination agreement with a person or group of persons that would result in such person or group acquiring all or a majority of the common stock or substantially all of the Company’s assets) and allowed for confidential proposals to be made by such bidders to the Board without requirement for a prior request from or waiver by the Board, and that, pursuant to the terms of the merger agreement, the Board is permitted to waive the standstill provisions to the extent that such provisions have the effect of prohibiting or purports to prohibit the making of any confidential acquisition proposal to the Company;

•

the fact that, pursuant to the merger agreement, Innophos is entitled to specific performance and other equitable remedies to prevent breaches of the merger agreement and, under appropriate circumstances, may enforce Parent’s obligation to cause the equity financing to be timely completed;

•

the Company’s ability to terminate the merger agreement and receive the $40 million Parent termination fee in certain circumstances, including if Parent and Merger Sub fail to close the merger when required to do so under the merger agreement;

•

that Parent has represented to the Company in the merger agreement that the amount of the equity financing and the debt financing, together with available cash of the Company at the closing, will be sufficient to make the payment of all amounts payable by Parent pursuant to the merger agreement as a result of the merger, to repay, prepay or discharge all outstanding indebtedness of the Company required to be repaid at the effective time of the merger and to pay all fees and expenses required to be paid at the closing by Parent or Merger Sub in connection with the merger and the financing transactions;

•	that ORC Fund II has executed a limited guarantee in favor of the Company to guarantee the payment of certain monetary obligations that may be owed by Parent pursuant to the merger agreement; and

•

that the merger agreement contains terms that, taken as a whole, the Board believed (i) provided a significant degree of certainty that the merger will be completed on a reasonably prompt basis, (ii) while restricting the Company from taking certain actions during the pendency of the merger, would not unduly interfere with the Company’s ability to operate its business in the ordinary course, and (iii) were of a customary nature for mergers involving companies of the Company’s size and operating in the Company’s industry;

Unanimous Approval by the Company’s Directors

•	the fact that the Board was unanimous in its determination to approve the merger agreement and recommend that the Company’s stockholders adopt the merger agreement;

Stockholder Approval and Availability of Appraisal Rights

•

the fact that the merger would be subject to approval by Innophos’ stockholders and that the stockholders would be free to evaluate the merger and vote for or against the adoption of the merger agreement at the special meeting; and

•

the fact that the Company’s stockholders who believe that the merger consideration is inadequate, and who properly exercise, and do not effectively withdraw or lose or fail to perfect, their appraisal rights under the DGCL, will be entitled to such appraisal rights in connection with the merger.

The Board also considered a variety of risks and other countervailing or negative factors related to the merger agreement and the merger, including the following material factors:

•	the risk that the merger might not be completed in a timely manner or at all due to failure to satisfy the closing conditions, some of which are outside of the Company’s control;

•

the risks and costs to the Company if the merger is not completed in a timely manner or at all, including the potential adverse effect on the Company’s ability to attract and retain key personnel, the diversion of management and employee attention and the potential disruptive effect on the Company’s day-to-day operations and the Company’s relationships with customers, suppliers and other third parties, any or all of which risks and costs, among other things, could adversely affect the Company’s overall competitive position and the trading price of the common stock;

•

the nature of the merger as a cash transaction means that the Company’s stockholders will not have an ongoing equity interest in the surviving corporation following the merger and therefore will not (by virtue of their holding common stock) participate in future earnings or growth of the Company following the merger;

•

the merger agreement’s restrictions on the conduct of the Company’s business prior to the completion of the merger, which may delay or prevent the Company from pursuing business opportunities that would otherwise be in its best interest as a stand-alone company;

•	certain restrictions that the merger agreement imposes on soliciting competing acquisition proposals after the go-shop period ends;

•

the fact that the Company would be obligated to pay the applicable Company termination fee to Parent if the merger agreement is terminated under certain circumstances set forth in the merger agreement;

•

the fact that the Company would be obligated to reimburse Parent for up to $3 million of certain fees and expenses incurred by Parent and its affiliates in connection with the merger under certain circumstances set forth in the merger agreement, including if the Company’s stockholders fail to approve the merger at the special meeting;

•

the significant costs involved in connection with negotiating the merger agreement and completing the merger, including in connection with any litigation that may result from the announcement or pendency of the merger, and the fact that if the merger is not consummated, the Company may be required to bear such costs; and

•	the fact that the merger consideration will generally be taxable to the Company’s stockholders for U.S. federal income tax purposes.

In addition, the Board was aware of and considered the fact that certain of the Company’s directors and executive officers have financial interests in the transactions contemplated by the merger agreement that may be different from, or in addition to, those of the Company’s stockholders generally, including those interests that are a result of employment, change in control and other compensation arrangements with the Company, as more fully described in the section titled “—Interests of the Company’s Directors and Executive Officers in the Merger.”

The foregoing discussion of the factors considered by the Board is not intended to be exhaustive but does set forth the principal factors considered by the Board. The Board collectively reached the unanimous conclusion to approve the merger agreement, in light of the various factors described above and other factors that each director deemed relevant. In view of the wide variety of factors considered by the members of the Board in connection with their evaluation of the merger agreement and the complexity of these matters, the Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors they considered in reaching their decisions. The Board made their decisions based on the totality of information presented to and considered by them. In considering the factors discussed above, individual directors may have given different weights to different factors. After careful consideration, including consultation with its financial advisor and legal counsel, the Board unanimously determined that the merger is advisable and in the best interests of the Company and its stockholders, approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, directed that the merger agreement be submitted to the stockholders of Innophos for their adoption at the special meeting and recommended that the Company’s stockholders adopt the merger agreement. The Board unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement.

Opinion of the Company’s Financial Advisor—Lazard Frères & Co. LLC

The Company retained Lazard to act as its financial advisor in connection with the merger. As part of this engagement, the Company requested that Lazard evaluate the fairness, from a financial point of view, to the Company’s stockholders (other than Excluded Holders) of the merger consideration. At a meeting of the Board held to evaluate the merger on October 19, 2019, Lazard rendered an oral opinion to the Board, subsequently confirmed in writing by delivery of Lazard’s opinion dated as of the same date, to the effect that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in Lazard’s written opinion, the merger consideration was fair, from a financial point of view, to the Company’s stockholders (other than Excluded Holders).

The full text of Lazard’s written opinion, dated October 19, 2019, which sets forth the assumptions made, procedures followed, factors considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. We encourage you to read Lazard’s opinion carefully and in its entirety. Lazard’s opinion was provided for the use and benefit of the Board (in its capacity as such) in its evaluation of the merger, and addressed only the fairness, as of the date of the opinion, from a financial point of view, to the Company’s stockholders (other than Excluded Holders) of the merger consideration provided for in the merger. Lazard’s opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the merger or any matter relating thereto.

Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of Lazard’s opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of Lazard’s opinion. Lazard’s opinion did not express any opinion as to the price at which shares of the Company’s common stock may trade at any time subsequent to the announcement of the merger. In addition, Lazard’s opinion does not address the relative merits of the merger as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the merger.

In connection with its opinion, Lazard:

•	reviewed the financial terms and conditions of a draft, dated October 16, 2019, of the merger agreement;

•	reviewed certain publicly available historical business and financial information relating to the Company;

•	reviewed various financial forecasts and other data provided to Lazard by the Company relating to the business of the Company;

•	held discussions with members of the senior management of the Company with respect to the business and prospects of the Company;

•	reviewed public information with respect to other companies in lines of business Lazard believed to be generally relevant in evaluating the business of the Company;

•	reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believed to be generally relevant in evaluating the business of the Company;

•	reviewed historical stock prices and trading volumes of the Company’s common stock; and

•	conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard has not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or concerning the solvency or fair value of the Company, Parent or their respective affiliates, and Lazard has not been furnished with any such valuation or appraisal. Management of the Company has advised Lazard that the financial forecasts that were most recently prepared by management and presented to the Board represented the best currently available estimates and judgments as to the future financial performance of the Company. Accordingly, for the purposes of Lazard’s analyses in connection with rendering its opinion, the Company directed Lazard to utilize such financial forecasts, which Lazard assumed, with the consent of the Company, had been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company. Lazard assumed no responsibility for and expressed no view as to any such forecasts or the assumptions on which they are based.

In rendering its opinion, Lazard assumed, with the consent of the Company, that the merger will be consummated on the terms described in the merger agreement, without any waiver or modification of any material terms or conditions. Representatives of the Company have advised Lazard, and Lazard assumed, that the merger agreement, when executed, would conform to the draft reviewed by Lazard in all material respects. Lazard also assumed, with the consent of the Company, that obtaining the necessary governmental, regulatory or third party approvals and consents for the merger will not have an adverse effect on the Company or the merger. Lazard did not express any opinion as to any tax or other consequences that might result from the merger, nor does Lazard’s opinion address any legal, tax, regulatory or accounting matters, as to which Lazard understood that the Company obtained such advice as it deemed necessary from qualified professionals. Lazard expressed no view or opinion as to any terms or other aspects (other than the merger consideration to the extent expressly specified in Lazard’s opinion) of the merger, including, without limitation, the form or structure of the merger or any agreements or arrangements entered into in connection with, or contemplated by, the merger. In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the merger, or class of such persons, relative to the merger consideration or otherwise.

Summary of Lazard’s Financial Analyses

The following is a summary of the material financial analyses reviewed with the Board in connection with Lazard’s opinion, dated October 19, 2019. The summary of Lazard’s analyses and reviews provided below is not a complete description of the analyses and reviews underlying Lazard’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description.

In arriving at its opinion, Lazard did not draw, in isolation, conclusions from or with regard to any particular factor or analysis considered by it. Rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses. Considering selected portions of the analyses and reviews in the summary set forth below, without considering the analyses and reviews as a whole, could create an incomplete or misleading view of the analyses and reviews underlying Lazard’s opinion.

For purposes of its analyses and reviews, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. No company or business used in Lazard’s analyses and reviews as a comparison is identical to the Company, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or businesses used in Lazard’s analyses and reviews. The estimates contained in Lazard’s analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Lazard’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard’s analyses and reviews are inherently subject to substantial uncertainty.

The summary of the analyses and reviews provided below includes information presented in tabular format. In order to fully understand Lazard’s analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Lazard’s analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Lazard’s analyses and reviews.

Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 16, 2019, and is not necessarily indicative of current market conditions.

Financial Analysis

Public Trading Valuation Analysis

Overview

Lazard reviewed and analyzed certain financial information, valuation multiples and market trading data related to selected publicly-traded companies in the chemicals industry. Lazard then compared such information to the corresponding information for the Company.

The selected group of companies used in this analysis, which are referred to in this proxy statement as the “selected comparable companies,” was as follows:

•	Cabot Corporation

•	Ferro Corporation

•	Ingredion Incorporated

•	Kraton Corporation

•	Minerals Technologies Inc.

•	Orion Engineered Carbons S.A.

•	Stepan Company

Although none of the companies reviewed in this analysis is identical or directly comparable to the Company, Lazard selected these companies, among other reasons, because they are publicly-traded companies in the chemicals industry with certain aspects or characteristics, such as growth prospects, business risks, maturity, size and scale of business, and/or financial and qualitative characteristics that Lazard, based on its professional judgment and experience, considered generally relevant for purposes of its analysis. Accordingly, Lazard believes that purely quantitative analyses are not, in isolation, determinative in the context of the merger and that qualitative judgments concerning the differences between the business, financial and operating characteristics and prospects of the Company and the selected comparable companies that could affect the public trading values of each are relevant.

Lazard calculated and compared the ratio of each selected comparable company’s enterprise value, calculated as the market capitalization of each selected comparable company (based on its closing share price as of October 16, 2019), plus debt, less cash, cash equivalents and short-term investments, plus noncontrolling interests (based on the most recent publicly available data), to its calendar year 2019 and 2020 estimated earnings before interest, taxes, depreciation and amortization, commonly referred to as “EBITDA.” The EBITDA estimates for each of the selected comparable companies used by Lazard in its analysis were based on FactSet consensus estimates, except that the consensus EBITDA for each of Kraton Corporation and Orion Engineered Carbons S.A., for each of calendar years 2019 and 2020, was adjusted to include stock-based compensation expense, estimated using the reported stock-based compensation expense for the twelve-month period ending June 30, 2019 based on the most recent available public filings. The following table summarizes the results of this review:

Selected Comparable Companies Multiples

Comparable Company	Enterprise Value / 2019E EBITDA	Enterprise Value / 2020E EBITDA
Cabot Corporation(1)	6.7x	6.4x
Ferro Corporation	7.8x	7.1x
Ingredion Incorporated	7.7x	7.4x
Kraton Corporation(2)	7.1x	6.4x
Minerals Technologies Inc.	7.9x	7.5x
Orion Engineered Carbons S.A.(2)	6.2x	5.8x
Stepan Company	9.1x	7.9x

(1)	Pro forma for sale of Specialty Fluids business.
(2)

Consensus estimated EBITDA adjusted to include stock-based compensation expense, estimated using the reported stock-based compensation expense for the twelve-month period ending June 30, 2019 based on the most recent available public filings.

Based on an analysis of the relevant metrics for each of the selected comparable companies and Lazard’s professional judgment, Lazard selected reference ranges of 6.25x to 7.75x for enterprise value to estimated calendar year 2019 management-adjusted EBITDA (including stock-based compensation expense and excluding the non-cash benefit from one-time post-retirement cost saving initiatives) and 6.0x to 7.5x for enterprise value to estimated calendar year 2020 management-adjusted EBITDA (including stock-based compensation expense). Lazard applied such range of enterprise values to estimated EBITDA multiples for the selected comparable companies to the estimated management-adjusted EBITDA for the Company for 2019 (including stock-based compensation expense and excluding the non-cash benefit from one-time post-retirement cost saving initiatives) and 2020 (including stock-based compensation expense) included in the projections provided by Company management and approved for Lazard’s use by Company management as reflected in the Updated Management Projections, as further described in the section of this proxy statement titled “—Certain Financial Projections.” The results of the foregoing analysis indicated the following implied per share equity value reference range for the Company, as compared to the merger consideration of $32.00 per share to be received in the merger:

Calendar Year Financial Statistic	Implied Per Share Equity Value Reference Range*
EV/2019E Adj. EBITDA	$21.50—$30.25
EV/2020E Adj. EBITDA	$21.30—$30.45

*	Rounded to the nearest $0.05.

Precedent Transactions Valuation Analysis

Lazard reviewed and analyzed, to the extent publicly available, financial information for selected precedent transactions in the chemical industry that Lazard viewed, based on its experience and professional judgment, to be generally relevant for purposes of analyzing the Company. Although none of the selected precedent transactions or the companies party to such transactions is directly comparable to the merger or to the Company, the selected precedent transactions were chosen because certain aspects of the transactions, for purposes of this analysis and based on the professional judgment and experience of Lazard, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the merger. The selected precedent transactions reviewed were:

Announcement Date	Acquiror / Target
8/7/2019	Indorama Ventures Public Company Limited / Huntsman Corp. (Chemical Intermediaries and Surfactants Businesses)
7/3/2019	Synthomer Plc / Omnova Solutions, Inc.
3/4/2019	Advent International Corp. / Evonik Industries AG (Methacrylates Business)
11/13/2018	HollyFrontier Corp. / Sonneborn LLC
9/13/2018	KCC Corp., SJL Partners LLC & Wonik QnC Corp. / Momentive Performance Materials USA LLC
9/19/2017	BASF SE / Solvay S.A. (Polyamides Business)
12/7/2016	The Blackstone Group LP / Solvay GmbH (Acetow Business)
9/28/2015	Kraton Performance Polymers, Inc. / Arizona Chemical Co. LLC
7/31/2015	Berry Plastics Group, Inc. / AVINITIV, Inc.
1/10/2014	H.I.G. Capital Partners, LP / AMPAC Fine Chemicals LLC

For each of the selected precedent transactions, Lazard calculated the enterprise value, or EV, of each target company implied by the selected precedent transactions as a multiple of the relevant target company’s estimated

EBITDA for the latest twelve-month period as of the time of the announcement of the transaction, or LTM EBITDA, based on the most recent available public filings at the time of the announcement of the transaction. The overall low to high EV / LTM EBITDA multiples observed for the selected precedent transactions were 7.0x to 9.9x. Based on its professional judgment and experience, and taking into consideration the observed multiples for the selected precedent transactions, Lazard then applied a selected range of multiples of 7.0x to 8.5x EV / LTM EBITDA to the Company’s estimated LTM September 30, 2019 management-adjusted EBITDA (including stock-based compensation expense) to derive an implied enterprise value range for the Company. The LTM September 30, 2019 management-adjusted EBITDA of the Company was based on the estimated third quarter 2019 management-adjusted EBITDA as provided by Company management to Lazard on October 16, 2019 and approved for Lazard’s use by Company management. Lazard then calculated an implied per share equity value range using an estimated net debt position based on the Company’s estimated September 30, 2019 balance sheet provided by Company management and approved for Lazard’s use by Company management. Financial data of the selected precedent transactions were based on public filings and other information. Financial data of the Company was based on estimates provided by Company management and approved for Lazard’s use by Company management.

This precedent transactions valuation analysis indicated the following implied per share equity value reference range for the Company, as compared to the merger consideration of $32.00 per share to be received in the merger:

Implied Per Share Equity Value Reference Range*
$24.40—$32.90

*	Rounded to the nearest $0.05.

Discounted Cash Flow Analysis

Lazard performed a discounted cash flow analysis of the Company, which is an analysis designed to estimate an implied value of a company by calculating the present value of the estimated future unlevered, after-tax free cash flows of that company over the projection period and the terminal value of that company at the end of the projection period. Lazard performed a discounted cash flow analysis of the Company by calculating the estimated present value (as of September 30, 2019) of the unlevered, after-tax free cash flows that the Company was forecasted to generate in the fourth quarter of 2019 based on the forecast provided by Company management to Lazard on October 16, 2019 and between fiscal years 2020 and 2023 based on the Updated Management Projections provided by Company management, which were calculated by taking net operating profit after tax and adding depreciation and amortization and the anticipated recovery of the 2019 Dutch tax payment in fiscal year 2020, adjusting for the change in net working capital and the change in long-term liabilities in fiscal years 2019 and 2020 associated with Nutrien-related amortization, and subtracting capital expenditures. Lazard also calculated an estimated terminal value for the Company by applying a perpetual growth rate of 0% to 0.5% to the unlevered, after-tax free cash flow for fiscal year 2023 excluding the impact of value chain and manufacturing optimization initiatives, and a perpetual growth rate of 0% to the unlevered, after-tax free cash flow for fiscal year 2023 generated by value chain and manufacturing optimization initiatives, in each case, derived using projections based on the Updated Management Projections provided by Company management, publicly available data and Lazard’s professional judgment. Lazard then discounted to present value (as of September 30, 2019) the unlevered, after-tax free cash flows and estimated terminal value using discount rates ranging from 7.75% to 8.75%, derived (1) using market data as of October 16, 2019, except in the case of the Company, where Lazard used market data as of September 9, 2019 (the last trading day prior to published market speculation regarding a potential transaction involving the Company) and (2) from an analysis of the weighted average cost of capital of the selected comparable companies, which Lazard performed utilizing the capital asset pricing model with inputs that Lazard determined were relevant based on publicly available data and Lazard’s professional judgment. This analysis indicated an implied enterprise value range for the Company, from which Lazard then calculated an equity value range using an estimated net debt position based on the Company’s estimated September 30, 2019 balance sheet provided by Company management and approved for Lazard’s use by Company management, as further described in the section of this proxy statement titled “—Certain Financial Projections.”

This discounted cash flow analysis indicated the following implied per share equity value reference range for the Company, as compared to the merger consideration of $32.00 per share to be received in the merger:

Implied Per Share Equity Value Reference Range*
$26.80—$34.45

*	Rounded to the nearest $0.05.

Other Analyses

The analyses and data described below were presented to the Board for informational and reference purposes only and did not provide a basis for the rendering of Lazard’s opinion.

Present Value of Future Share Price

Overview

Lazard performed an illustrative analysis of the implied present value of the Company’s future value per share of Company common stock. This analysis is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s estimated EBITDA and its assumed EV / EBITDA multiple. For this analysis, Lazard utilized projected net debt and included the cumulative value of projected dividends received, in each case based on the Updated Management Projections provided by Company management and approved for Lazard’s use by Company management, as further described in the section of this proxy statement titled “—Certain Financial Projections.”

To calculate the range of the present value of future share prices for the Company, Lazard used financial projections based on the Updated Management Projections provided by Company management and approved for Lazard’s use by Company management, as further described in the section of this proxy statement titled “—Certain Financial Projections.” Lazard applied a range of illustrative next fiscal year (or FY+1) EV / EBITDA multiples of 6.0x to 7.5x to estimated forward EBITDA from fiscal year 2019 to fiscal year 2022 to calculate a future enterprise value range for the Company, then calculated an equity value range using an estimated net debt position based on the projected balance sheet and included the cumulative value of projected dividends received. Lazard then discounted such figures back to September 30, 2019 using a discount rate of 11.9%, which reflects an estimate of the Company’s cost of equity that was calculated by Lazard based on (1) Company market data as of September 9, 2019 (the last trading day prior to published market speculation regarding a potential transaction involving the Company), (2) other market data as of October 16, 2019 and (3) the capital asset pricing model with inputs that Lazard determined were relevant based on publicly available data and Lazard’s experience and professional judgment. This analysis indicated the following implied per share equity value reference range for the Company:

Implied Per Share Equity Value Reference Range*
$20.50—$33.10

*	Rounded to the nearest $0.05.

Miscellaneous

In connection with Lazard’s services as financial advisor, the Company agreed to pay Lazard an aggregate fee for such services of $12 million, $2 million of which was payable upon the delivery of an opinion by Lazard as to the fairness, from a financial point of view, of the merger consideration to the Company’s stockholders, and $10 million of which is contingent upon the consummation of the merger. In the event that the Company or its affiliates is paid any break-up or termination fee, payment or judgment in connection with a potential transaction, the Company has agreed to pay Lazard a fee equal to the lesser of (i) 25% of such amount net of any out-of-pocket expenses incurred by the Company (or any affiliate thereof formed or used in connection with the merger) in connection with such transaction or in any litigation related to, and the collection of, such amount (including legal fees and disbursements) or (ii) the amount that would have been payable to Lazard upon consummation of the merger. The Company also agreed to reimburse Lazard, subject to certain limitations, for certain reasonable and documented out-of-pocket expenses incurred in connection with Lazard’s engagement and to indemnify Lazard and certain related persons under certain circumstances against certain liabilities that may arise from or relate to Lazard’s engagement.

The financial advisory business of Lazard has in the past provided certain investment banking services to the Company and Parent or certain of their respective affiliates, for which it has received and may receive compensation, including having provided advisory services to the Company in connection with the 2017 acquisitions and in connection with certain potential transactions which were not consummated, for which it received fees during the two years immediately preceding the date of Lazard’s opinion in the aggregate amount of approximately $860,000. Except as described in this proxy statement, the financial advisory business of Lazard has not otherwise received fees for providing services to the Company, Parent, or any entity known to be an affiliate of Parent, in the two years immediately preceding the date of Lazard’s opinion.

Lazard, as part of its investment banking business, is continually engaged in valuations of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts and valuations for other purposes. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of the Company and certain affiliates of the Company and Parent for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of the Company, Parent and certain of their respective affiliates. The issuance of Lazard’s opinion was approved by the opinion committee of Lazard.

Lazard prepared these analyses solely for purposes of, and the analyses were delivered to the Board in connection with, the provision of its opinion to the Board as to the fairness, from a financial point of view, of the merger consideration to the Company’s stockholders (other than Excluded Holders). Lazard did not recommend any specific consideration to the Board or that any given amount of consideration constituted the only appropriate consideration for the merger. Lazard’s opinion and analyses were only one of many factors taken into consideration by the Board in its evaluation of the merger. Consequently, the analyses described above should not be viewed as determinative of the views of the Board or Company management with respect to the merger consideration provided for in the merger or as to whether the Board would have been willing to determine that a different consideration was fair.

Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and other services. Lazard was selected to act as investment banker to the Company because of its qualifications, expertise and reputation in investment banking and mergers and acquisitions generally and in the chemicals industry specifically, as well as its familiarity with the business of the Company.

Certain Financial Projections

Innophos does not, as a matter of course, publicly disclose internal projections of its future financial performance, sales, gross profits, adjusted EBITDA, capital expenditures, financial condition or other results due to, among other reasons, the inherent unpredictability of projections and the uncertainty of the underlying assumptions and estimates, although Innophos has in the past provided investors with full-year financial guidance that may cover areas such as sales, gross profits and adjusted EBITDA, among other items, which it has updated from time to time during the relevant year. In connection with Innophos’ strategic alternatives review process, however, the Company’s management prepared certain non-public, unaudited, stand-alone five-year financial projections for the Company over the course of February 2019, which were reviewed with the Board on March 1, 2019, and then provided (with certain immaterial adjustments, as further described in the section titled “—Background of the Merger”) to Parent and other potential bidders in connection with their respective due diligence reviews of Innophos. We refer to the non-public, unaudited, stand-alone five-year financial projections for the Company (excluding the above referenced immaterial adjustments) that were distributed to Parent and other potential bidders as the “February Management Projections.” During July through September 2019, at the request of the Board, management prepared revised non-public, unaudited, stand-alone five-year financial projections for the Company (the “Updated Management Projections” and together with the February Management Projections and management’s updated forecast for the fourth quarter of 2019 solely to reflect the actual results of the third quarter of 2019, the “Management Projections”). The Management Projections were also made available to Lazard. The Updated Management Projections represent an update of the February Management Projections to take into account market conditions, end-market dynamics and macroeconomic trends in the markets and industry in which the Company operates and the recent performance of the business, including, among other things:

•	financial results and business performance for the first two quarters of fiscal year 2019;

•

the outlook for the global phosphates industry demand in the markets that Innophos serves and the increased competitive environment, particularly in the Industrial Specialties segment of the Company’s business;

•	the Company’s execution of improvements related to its Vision 2022 plan, including its progress with respect to value chain and manufacturing optimization initiatives;

•	trends in sales volume, demand and end-market outlook in the markets in which the Company operates;

•	the capture of new business opportunities and effective commercialization of new products, particularly in the Company’s nutrition segment;

•	evolving forecasted capital expenditure requirements for the Company’s business;

•	regulatory concerns, including in the European and Latin American markets, and the increased impact of tariffs and other geopolitical uncertainties; and

•	the impact on margins of raw material and other input cost inflation.

In September 2019, after discussions with management and its financial advisor, Lazard, the Board authorized and directed Lazard to use and rely on the Updated Management Projections for purposes of performing its financial analysis and rendering its opinion summarized under “—Opinion of the Company’s Financial Advisor – Lazard Frères & Co. LLC” on page 52 of this proxy statement. The inclusion of this information should not be regarded as an indication that Innophos or Lazard or any of their respective representatives or any other recipient of this information considered, or now considers, the Management Projections to be necessarily predictive of future results.

The following table summarizes the February Management Projections as described above:

February Management Projections

	Fiscal Year Ending December 31,
($ in millions)	2018A	2019E	2020E	2021E	2022E	2023E	CAGR ‘18A-‘23E
Sales
Phosphates	$653	$654	$668	$683	$696	$710	+1.7%
Nutrition	$149	$143	$148	$157	$170	$177	+3.6%

Total	$802	$797	$816	$839	$866	$888	+2.1%

Gross Profit
Phosphates	$122	$145	$167	$176	$180	$190	+9.3%
Nutrition	$21	$18	$19	$24	$28	$30	+7.2%

Total	$143	$163	$187	$201	$208	$220	+9.0%

Adjusted EBITDA(1)	$125	$128	$138	$153	$161	$173	+6.7%
Capital Expenditures	$57	$54	$41	$39	$34	$34	—
Adjusted EBITDA – CapEx – ΔNWC	$35	$74	$92	$105	$122	$135	+31.0%
% Cash Conversion(2)	28.1%	57.8%	66.6%	68.5%	75.8%	78.1%	—

(1)

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is a non-GAAP financial measure and should not be considered as an alternative to net income or other traditional indicators of operating performance determined in accordance with GAAP. Innophos defines Adjusted EBITDA as net income before income tax provision, net interest expense, depreciation and amortization, and special items, including but not limited to, stock-based compensation expense, severance and restructuring expense, value chain transition expenses, reversals of supplier payment amortization and acquisition-related expenses.

(2)	Cash conversion calculated as ((1) Adjusted EBITDA, less (2) capital expenditures, less (3) change in net working capital), divided by Adjusted EBITDA.

The following table summarizes the Updated Management Projections as described above:

Updated Management Projections

	Fiscal Year Ending December 31,	Three Months Ending December 31,	Fiscal Year Ending December 31,
($ in millions)	2018A	2019E	2019E	2020E	2021E	2022E	2023E	CAGR ‘19E-‘23E
Sales
Phosphates	$653	—	$651	$645	$656	$667	$678	+1.0%
Nutrition	$149	—	$100	$95	$106	$112	$119	+4.4%

Total	$802	—	$752	$740	$761	$779	$797	+1.5%

Gross Profit
Phosphates	$122	—	$143	$151	$156	$155	$159	+2.8%
Nutrition	$21	—	$12	$10	$14	$16	$19	+13.0%

Total	$143	—	$154	$161	$170	$171	$178	+3.7%

Adjusted EBITDA(1)	$125	—	$126	$126	$136	$139	$146	+3.7%
Capital Expenditures	$57	—	$54	$39	$35	$32	$32	—
Adjusted EBITDA – CapEx – ΔNWC	$35	—	$63	$87	$92	$103	$109	+15.0%
% Cash Conversion(2)	28.1%	—	49.6%	69.3%	67.3%	74.1%	75.0%	—
Unlevered Free Cash Flow(3)	—	$6	—	$64	$63	$71	$76	—

(1)

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income or other traditional indicators of operating performance determined in accordance with GAAP. Innophos defines Adjusted EBITDA as net income before income tax provision, net interest expense, depreciation and amortization, and special items, including but not limited to, stock-based compensation expense, severance and restructuring expense, value chain transition expenses, reversals of supplier payment amortization and acquisition-related expenses.

(2)	Cash conversion calculated as ((1) Adjusted EBITDA, less (2) capital expenditures, less (3) change in net working capital), divided by Adjusted EBITDA.
(3)

For purposes of Lazard’s financial analyses summarized under “—Opinion of the Company’s Financial Advisor – Lazard Frères & Co. LLC,” Unlevered Free Cash Flow, which is a non-GAAP financial measure, was calculated by Lazard based on inputs provided by the Company’s management as (i) net operating profit after tax, plus (ii) depreciation and amortization, plus (iii) the anticipated recovery of the 2019 Dutch tax payment in fiscal year 2020, (iv) adjusting for the change in net working capital and the change in long-term liabilities in fiscal years 2019 and 2020 associated with Nutrien-related amortization, and less (v) capital expenditures, in each case as approved for Lazard’s use by the Company’s management. Unlevered Free Cash Flow for the fourth quarter of 2019 was based on the forecast provided by Company management to Lazard on October 16, 2019, and Unlevered Free Cash Flow for fiscal years 2020 through 2023 was based on the Updated Management Projections provided by Company management to Lazard.

Although a summary of the Management Projections is presented with numerical specificity, they reflect numerous variables, assumptions and estimates as to future events made by the Company’s management that management believed were reasonable at the respective times the Management Projections were prepared, taking into account the relevant information available to management at the time such Management Projections were prepared. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results or financial condition and cause the Management Projections not to be achieved include: global macroeconomic conditions and trends; the behavior of financial markets, including fluctuations in foreign currencies, interest rates and turmoil in capital markets; changes in regulatory controls regarding tariffs, duties, taxes and income tax rates; our ability to continue to implement and refine our Vision 2022 growth plan; our ability to successfully identify and complete acquisitions in line with our Vision 2022 growth plan and effectively operate and integrate acquired businesses to realize the anticipated benefits of those acquisitions; our ability to realize expected cost savings and efficiencies from our performance improvement and other optimization initiatives; our ability to effectively compete in our markets, and to successfully develop new and competitive products that appeal to our customers; changes in consumer preferences and demand for our products or a decline in consumer confidence and spending; our ability to benefit from our investments in assets and human capital and the ability to complete projects successfully and on budget; economic, regulatory and political risks associated with our international operations, most notably Mexico and China; volatility and increases in the price of raw materials, energy and transportation, and fluctuations in the quality and availability of raw materials and process aids; the impact of a disruption in our supply chain or our relationship with our suppliers; our ability to comply with, and the costs associated with compliance with, U.S. and foreign environmental protection laws; our ability to meet quality and regulatory standards in the various jurisdictions in which we have operations or conduct business; risks associated with assumptions the Company makes in connection with its critical accounting estimates (including goodwill, excess and obsolete inventory and valuation allowance of the Company’s deferred tax assets) and legal proceedings; fluctuations in the Company’s financial results from period-to-period; and risks related to the Company’s indebtedness. In addition, the Management Projections do not take into account any circumstances or events occurring after the respective dates that they were prepared and do not give effect to the merger or the other transactions contemplated by the merger agreement. As a result, there can be no assurance that the Management Projections will be realized, and actual results may be materially better or worse than those contained in the Management Projections. Since the Management Projections cover multiple years, that information by its nature becomes less predictive with each successive year. The Management Projections may differ from published analyst estimates and forecasts. The summary of the Management Projections is included in this proxy statement solely to give the Company’s stockholders access to certain financial projections that were made available to the Board and to Lazard for the purposes described above. The inclusion of this information should not be regarded as an indication that the Board, Innophos, Lazard, Parent, Parent’s representatives and affiliates (including ORC) or any other recipient of this information considered, or now considers, the Management Projections to be material information of Innophos or that actual future results will necessarily reflect the Management Projections, and the Management Projections should not be relied upon as such. The summary of the Management Projections is not included herein to induce any stockholder to vote in favor of the merger proposal or any of the other proposals to be voted on at the special meeting or to influence any stockholder to make any investment decision with respect to the merger, including whether or not to seek appraisal rights with respect to shares of Innophos common stock.

The Management Projections should be evaluated, if at all, in conjunction with the historical financial statements, risk factors and other information regarding Innophos in our public filings with the SEC. See “Where You Can Find Additional Information” on page 117 of this proxy statement. The Management Projections are forward-looking statements. For information on factors that may cause Innophos’ future results to materially vary, see “Cautionary Statement Regarding Forward-Looking Statements” on page 21 of this proxy statement.

Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Management Projections to reflect circumstances existing after the respective dates when Innophos management prepared the Management Projections or to reflect the occurrence of future events or changes in general economic or industry conditions, even if the assumptions underlying the Management Projections are shown to be in error. By including in this proxy statement a summary of certain financial projections, neither Innophos nor any of its representatives or advisors, nor Parent, Parent’s representatives and affiliates (including ORC), has made or makes any representation to any person regarding the ultimate performance of Innophos compared to the information contained in such financial projections and should not be read to do so. The Company has made no representation to Parent or Merger Sub in the merger agreement or otherwise concerning the Management Projections

In light of the foregoing factors and the uncertainties inherent in the Management Projections, stockholders are cautioned not to place undue, if any, reliance on the Management Projections included herein.

The Management Projections were not prepared with a view toward public disclosure and accordingly they do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for the presentation and preparation of financial forecasts, or GAAP. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed any procedures with respect to the Management Projections or expressed any opinion or any form of assurance related thereto. Certain of the measures included in the Management Projections may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Innophos may not be comparable to similarly titled amounts used by other companies.

Financial measures included in projections provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Management Projections, are excluded from the definition of “non-GAAP financial measures” under the rules of the SEC, and therefore such projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, we have not provided a reconciliation of the financial measures included in the Management Projections to the relevant GAAP financial measures.

Certain Effects of the Merger

If the merger proposal is approved and the other conditions to the closing of the merger are either satisfied or waived, Merger Sub will be merged with and into the Company upon the terms set forth in the merger agreement. As the surviving corporation in the merger, the Company will continue to exist following the merger as a wholly owned subsidiary of Parent.

Following the merger, all of the common stock will be beneficially owned by Parent and none of the Company’s current stockholders will, by virtue of the merger, have any direct ownership interest in, or be a stockholder of, the Company, the surviving corporation or Parent after the consummation of the merger. As a result, the Company’s current stockholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of common stock. Following the merger, Parent will benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value.

At the effective time of the merger, and without any action by any stockholder, each share of common stock that is outstanding immediately prior to the effective time of the merger (other than shares held by the Company as treasury stock, owned by Parent or Merger Sub or any of their respective direct or indirect wholly owned subsidiaries or as to which the holders thereof have properly and validly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) will be automatically converted into the right to receive cash in an amount equal to $32.00, without interest thereon, which is referred to as the “per share price” or the “merger consideration.” Please see the section of this proxy statement titled “The Merger Agreement—Consideration to be Received in the Merger.”

The merger agreement provides that the Company’s equity and equity-based awards granted under a Company equity incentive plan that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger:

•	Each outstanding and unexercised Company stock option will immediately vest (if unvested), and will cease to represent a right to acquire the common stock. Each Company stock option that immediately prior to the effective time of the merger represented a right to acquire Company common stock will be converted automatically into the right to receive (without interest), as soon as reasonably practicable after the effective time of the merger, a cash payment equal to the product of (i) the excess, if any, of $32.00 over the per share exercise price of such Company stock option, multiplied by (ii) the number of shares of the Company common stock covered by such Company stock option, less applicable tax withholdings. If the per share exercise price of any such Company stock option is greater than or equal to $32.00, such Company stock option will be cancelled and terminated as of the effective time of the merger without any cash payment being made or other consideration provided in respect thereof.

•

Immediately prior to the effective time of the merger, the restrictions on each share of Company restricted stock will, without any action on the part of the holder thereof, the Company, Parent or Merger Sub, lapse, and each such share of Company restricted stock will be treated the same as, and have the same rights and be subject to the same conditions as, a share of common stock not subject to any restrictions, subject to any withholding taxes required by law to be withheld.

•

Each Company RSU that is outstanding and unvested immediately prior to the effective time of the merger will be cancelled as of the effective time of the merger and converted into a right to receive (without interest), as soon as reasonably practicable after the effective time of the merger, a cash payment in an amount equal to the per share price for each share of common stock covered thereby, subject to any withholding taxes required by law to be withheld.

•

Each Company performance share that is outstanding and unvested immediately prior to the effective time of the merger will be cancelled and converted into a right to receive (without interest), as soon as reasonably practical after the effective time of the merger, a cash payment in an amount equal to the per share price for each share of common stock covered thereby, with the number of shares covered by an award of Company performance shares to be equal to the greater of (i) the number determined in accordance with the performance criteria as otherwise provided in the applicable award agreement and as if the performance period ended as of the last business day immediately preceding the date on which the closing of the merger occurs and (ii) the target award level as provided in the applicable award agreement, plus the amount of any accrued but unpaid dividend equivalents associated with such Company performance share, subject to any withholding taxes required by law to be withheld.

Please see the section of this proxy statement titled “The Merger Agreement—Treatment of Equity and Equity-Based Awards.”

The common stock is currently registered under the Exchange Act and trades on NASDAQ under the ticker symbol “IPHS.” Following the consummation of the merger, shares of common stock will no longer be traded on NASDAQ or any other public market. In addition, the registration of shares of common stock under the Exchange Act will be terminated and the Company will no longer be required to file periodic and other reports with the SEC with respect to the common stock. Termination of registration of the common stock under the Exchange Act will reduce the information required to be furnished by the Company to the Company’s stockholders and the SEC, and will make provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company.

Effects on the Company if the Merger Is Not Completed

If the merger proposal is not approved by the Company’s stockholders, or if the merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of common stock in connection with the merger. Instead, the Company will remain an independent public company, the common stock will continue to be listed and traded on NASDAQ, the common stock will continue to be registered under the Exchange Act and the Company’s stockholders will continue to own their shares of the common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of common stock.

If the merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of common stock, including the risk that the market price of common stock may decline to the extent that the current market price of the Company’s stock reflects a market assumption that the merger will be completed. If the merger is not completed, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely affected. Pursuant to the merger agreement, under certain circumstances, the Company is permitted to terminate the merger agreement in order to enter into an alternative transaction and may be obligated to pay to Parent the Company termination fee. Please see the section of this proxy statement titled “The Merger Agreement—Termination.”

Under certain circumstances, if the merger is not completed, the Company may be obligated to pay to Parent the Company termination fee and/or to reimburse Parent, in an amount not to exceed $3.0 million in the aggregate, for the Parent expenses. Please see the section of this proxy statement titled “The Merger Agreement—Termination Fees and Expense Reimbursement.”

Financing of the Merger

We anticipate that the total amount of funds necessary at closing to complete the merger and the related transactions will be approximately $1.03 billion. This amount includes the funds needed to: (i) make the payment of all amounts payable to holders of common stock and in respect of our outstanding equity and equity-based awards, in each case pursuant to the merger agreement; (ii) repay, prepay or discharge (after giving effect to the merger) the principal amount of and interest on all outstanding indebtedness of the Company required to be repaid at the effective time of the merger under the merger agreement; and (iii) pay all fees and expenses required to be paid at the closing by Parent or Merger Sub under the merger agreement.

Although the obligation of Parent and Merger Sub to consummate the merger is not subject to any financing condition, the merger agreement provides that, without Parent’s agreement, the closing of the merger will not occur until the third business day after the expiration of the marketing period (which is described in the section of this proxy statement titled “The Merger Agreement—Marketing Period” beginning on page 83 of this proxy statement) if the marketing period has not ended at the time of the satisfaction or waiver of the conditions set forth in the merger agreement (other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions at the closing).

Equity Financing

In connection with the merger, Parent and a third party have entered into an equity commitment letter, dated October 20, 2019 (the “equity commitment letter”), pursuant to which the equity financing sources party thereto have committed, on a several but not joint basis, subject to the conditions and limitations set forth in the equity commitment letter, immediately prior to the closing of the merger, to provide equity financing in an aggregate amount of up to $306 million.

Funding of the equity financing is subject to the conditions and limitations provided in the equity commitment letter, which include: (1) the satisfaction or waiver, on or before the closing of the merger, of all of the conditions precedent to Parent and Merger Sub’s obligations to consummate the merger under the merger agreement; (2) the substantially contemporaneous funding of the debt financing in accordance with the terms thereof; and (3) the concurrent consummation of the merger on the terms and subject to the conditions of the merger agreement.

The equity commitment letter and each equity financing sources’ obligation to fund all or any portion of the equity financing will automatically terminate and cease to be of any further force or effect without the need for any further action by any person upon the earliest of (1) the valid termination of the merger agreement (unless prior to such termination the Company has commenced an action to seek specific performance under the equity commitment letter in accordance with the terms thereof, in which case such obligations shall terminate upon the final, non-appealable resolution of such action and satisfaction by such equity financing source of any obligations as so finally determined or agreed to be owed by such equity financing source); (2) the closing of the merger and funding of such equity financing source’s equity commitment (at which time the obligations of such equity financing source under the equity commitment letter will be immediately discharged in full); (3) the receipt by the Company of the Parent termination fee; (4) the assertion in any litigation, claim or proceeding, in writing, that certain provisions in the equity commitment letter or the limited guarantee, including those limiting the liability of any of the equity financing sources, are illegal, invalid or unenforceable; and (5) the assertion by the Company or any of its affiliates, or any person acting on its or their behalf, of any claim under the limited guarantee or against any Non-Recourse Parties (as defined in the limited guarantee) under or in connection with the merger agreement or the transactions contemplated thereby, other than as expressly permitted under the limited guarantee and pursuant to the terms and subject to the conditions thereof. The equity financing sources have no obligation to make any payment or contribution under the equity commitment letter at any time if the closing of the merger does not occur.

Pursuant to the terms and conditions of the merger agreement, Parent and Merger Sub will use their reasonable best efforts to take all actions necessary, proper or advisable to arrange, obtain and consummate the equity financing on the terms and conditions contemplated by the equity commitment letter.

We are an express third-party beneficiary of the equity commitment letter for the purpose of causing the equity financing to be funded, but solely to the extent that we have been awarded, in accordance with, and subject to, the terms and conditions of the merger agreement, specific performance to require Parent to cause the equity financing under the equity commitment letter to be funded.

Debt Financing

In connection with the merger, Merger Sub has obtained a debt commitment letter (the “debt commitment letter”) from a consortium of financial institutions (in each case, acting directly or through their respective affiliates or branches, as appropriate, collectively, the “debt commitment parties”) pursuant to which they have committed to provide Merger Sub, severally but not jointly, upon the terms and subject to the conditions set forth in the debt commitment letter, with (1) a $125 million senior secured asset-based revolving credit facility, a portion of which is available to be drawn at closing of the merger (the “secured ABL facility”); (2) a $415 million senior secured first lien term loan facility (the “term facility”); and (3) a $300 million senior unsecured bridge facility (less the amount of gross cash proceeds received from any senior unsecured notes issued as described below), in each case on the terms and subject to the conditions set forth in the debt commitment letter (the “unsecured bridge facility” and, together with the secured ABL facility and the term facility, the “committed facilities”).

The debt commitment letter contemplates that Merger Sub will either (1) issue senior unsecured notes in a Rule 144A or other private placement on or prior to the closing date of the merger yielding up to $300 million in aggregate gross cash proceeds (or such greater amount as may be contemplated by the engagement letter executed in connection with such issuance) and/or (2) if any or all of the senior unsecured notes are not issued on or prior to the closing date of the merger with the proceeds thereof made available to Merger Sub on the closing date of the merger, borrow up to such unissued or unavailable amount in the form of senior unsecured bridge loans under the unsecured bridge facility.

The obligations of the debt commitment parties to provide the debt financing under the debt commitment letter are subject to the substantially concurrent consummation of the merger in accordance with the terms of the merger agreement and a number of conditions, including, but not limited to (1) the execution and delivery of definitive documentation containing terms that are materially consistent with the terms of the debt commitment letter (including credit agreements, guarantee agreements, security agreements and certificated securities, as applicable); (2) since the date of the merger agreement, the merger agreement has not been amended, supplemented, waived or modified in any manner that is materially adverse to the debt commitment parties in their capacities as such unless approved by the debt commitment parties (such approval not to be unreasonably withheld, conditioned or delayed); (3) since the date of the merger agreement, there not having been a Company material adverse effect (as defined under the section of this proxy statement titled “The Merger Agreement—Representations and Warranties” beginning on page 85 of this proxy statement) that would result in the failure of a condition precedent to the obligations of Parent and Merger Sub to consummate the transactions contemplated by the merger agreement; (4) delivery of certain audited, unaudited and pro forma financial statements; (5) as a condition to the availability of the unsecured bridge facility, Merger Sub having engaged one or more investment banks and affording such investment banks a marketing period of at least 15 consecutive business days (subject to certain blackout dates) in connection with the offering of the senior notes following receipt of a complete preliminary offering memorandum for the notes suitable for use in a customary “high yield roadshow” and in customary form for use in Rule 144A-for-life offerings, which includes certain customary financial statements; (6) as a condition to the availability of the term facility, Merger Sub affording the debt financing sources a marketing period of at least 15 consecutive business days (subject to certain blackout dates) following receipt of certain audited, unaudited and pro forma financial statements; (7) payment of all applicable fees and expenses due to the debt commitment parties (and in the case of expenses and legal fees, to the extent invoiced in reasonable detail); (8) the receipt, at least three business days prior to the closing of the merger, of all documentation and other information about the borrower and guarantors required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act) and customary certification for the borrower regarding beneficial ownership; (9) the accuracy in all material respects of specified representations and warranties in the loan documents under which the debt financing will be provided and the accuracy of certain representations and warranties in the merger agreement (except to the extent qualified by materiality, in which case such representations shall be true and correct in all respects after giving effect to such materiality qualifier); (10) the execution and delivery of guarantees by certain guarantors and the taking of certain actions necessary to create and perfect a security interest in specified items of collateral; (11) the substantially concurrent consummation of the equity financing; and (12) delivery of a customary solvency certificate and certain other customary closing documents (including, as applicable, customary legal opinions, officer’s certificates, good standing certificates and borrowing requests).

The obligations of the debt commitment parties to provide the debt financing under the debt commitment letter will terminate at the earliest of (1) five business days after the termination date (as defined in the merger agreement and as described in the section of this proxy statement titled “The Merger Agreement—Termination” beginning on page 102 of this proxy statement) if the closing of the merger will not have occurred on or prior to such date; (2) the termination of the merger agreement without the consummation of the merger having occurred; or (3) the closing of the merger occurs with or without the funding or effectiveness of the committed facilities.

The definitive documentation governing the debt financing contemplated by the debt commitment letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.

Parent and Merger Sub are required under the merger agreement to use their respective reasonable best efforts to take (or cause to be taken) all actions necessary, proper or advisable to arrange, obtain and consummate the debt financing in an amount required to consummate the transactions contemplated by the merger agreement not later than the closing date of the merger on the terms and conditions of the debt commitment letter and any related fee letter. In the event any portion of the debt financing in an amount required to consummate the transactions contemplated by the merger agreement becomes unavailable on the terms and conditions contemplated in the debt commitment letter and any related fee letter for any reason, Parent is required under the merger agreement to use its reasonable best efforts to, as promptly as practicable following the occurrence of such event, notify Innophos and to use its reasonable best efforts to take (or cause to be taken) all actions necessary, proper or advisable to arrange to obtain alternative financing on terms and conditions not materially less favorable to Parent than the terms and conditions contained in the debt commitment letter in an amount sufficient, when added to the equity financing and the portion of the debt financing that is and remains available, to consummate the transactions contemplated by the merger agreement. As of the date of this proxy statement, the debt commitment letter remains in effect, and Parent has not notified us of any plans to utilize alternate financing.

Parent’s and Merger Sub’s obligations to consummate the transactions contemplated by the merger agreement are not contingent on Parent’s and Merger Sub’s ability to obtain the debt financing (or any alternative financing) or any specific term with respect to such debt financing.

Limited Guarantee

To induce the Company to enter into the merger agreement, ORC Fund II, an affiliate of ORC, has executed the limited guarantee, dated as of October 20, 2019, in favor of the Company. Under the limited guarantee, subject to the conditions and limitations described therein, ORC Fund II has absolutely, irrevocably and unconditionally guaranteed to the Company the due and punctual discharge and payment by Parent to the Company of (a) the Parent termination fee, (b) all costs and expenses (including attorneys’ fees and expenses) reasonably incurred by the Company in connection with the enforcement of the limited guarantee that results in a judgment against Parent, Merger Sub or ORC Fund II, and (c) the amount of Parent’s reimbursement and indemnification obligations to the Company in connection with the Company’s financing cooperation covenants under the merger agreement (collectively, the “guaranteed obligations” and each, a “guaranteed obligation”).

ORC Fund II’s obligations under the limited guarantee are subject to a maximum aggregate cap of $44 million. This maximum amount is referred to as the “Parent liability limitation.”

The limited guarantee will terminate and be of no further force and effect and ORC Fund II will have no further obligation or liability under or in connection with the limited guarantee upon the earliest to occur of: (a) the effective time of the merger; (b) the termination of the merger agreement under circumstances in which Parent would not be obligated to pay the Parent termination fee (provided that the limited guarantee shall continue to apply to any remaining guaranteed obligations, if any, but with the Parent liability limitation reduced by $40 million, the amount of the Parent termination fee); (c) the payment by ORC Fund II, Parent or Merger Sub in full of any applicable guaranteed obligation (provided that the limited guarantee shall continue to apply to any remaining guaranteed obligations, if any, but with the Parent liability limitation reduced by the amount paid in respect of any such guaranteed obligation paid in full) or in an aggregate amount equal to the Parent liability limitation; (d) 150 days after the valid termination of the merger agreement, in accordance with its terms, under any circumstances pursuant to which a guaranteed obligation is payable; provided that if we have commenced a legal proceeding prior to the end of such 150-day period alleging any of the guaranteed obligations are due and owing, then the limited guarantee will survive solely with respect to the amounts claimed or alleged to be so owing and, with respect to the immediately preceding proviso, ORC Fund II will not have any further liability or obligation under the limited guarantee from and after the earlier of (i) the entry of a final, non-appealable order of a court of competent jurisdiction and (ii) the execution and delivery of a written agreement between ORC Fund II and Innophos, and, in either case, the payment by ORC Fund II to us of all amounts payable by ORC Fund II pursuant to such order or agreement; and (e) the assertion in any litigation, proceeding or otherwise in writing, by the Company or any of its affiliates, or any person acting on its or their behalf, that the limitation of liability provisions in the limited guarantee are illegal, invalid or unenforceable, or of any claim against an equity financing source, Parent or Merger Sub or other Non-Recourse Parties (as defined in the limited guarantee), other than as expressly permitted under the merger agreement, the limited guarantee or the equity commitment letter, as applicable.

Interests of the Company’s Directors and Executive Officers in the Merger

Details of the beneficial ownership of the Company’s directors and executive officers of common stock are set out in the section of this proxy statement titled “Security Ownership of Certain Beneficial Owners and

Management.” In addition to their interests in the merger as stockholders, the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. In considering the proposals to be voted on at the special meeting, you should be aware of these interests. The members of the Board were aware of and considered these interests in reaching the determination to approve the merger agreement and deem the merger agreement, the merger and the other transactions contemplated by the merger agreement to be advisable and in the best interests of the Company and its stockholders, and in recommending that the holders of common stock vote for the adoption of the merger agreement. These interests include:

•	the treatment of equity and equity-based awards as described in the section below entitled “—Treatment of Equity and Equity-Based Awards”;

•

certain of the Company’s executive officers are party to an individual employment-related agreement or change in control agreement with the Company that provides for severance payments to be payable in the event of certain terminations or a non-renewal of such executive officer’s employment agreement in connection with a change in control of the Company, including the merger; and

•

the Company’s directors and executive officers are entitled to continued indemnification and insurance coverage following the merger under the merger agreement. Please see the section below entitled “—Director and Officer Indemnification” and the section of this proxy statement titled “The Merger Agreement—Indemnification of Directors and Officers and Insurance.”

Parent did not request or require a rollover of management equity interests and neither Parent nor its affiliates engaged in or required discussions with respect to post-closing employment of the Company’s directors or executive officers prior to executing the merger agreement.

Identification of Directors and Executive Officers and Certain Assumptions

The Company’s non-employee directors for purposes of the discussion below are: Gary Cappeline; Jane Hilk; Linda Myrick; Karen Osar; John Steitz; Peter Thomas; and Robert Zatta.

The Company’s executive officers for purposes of the discussion below are: Kim Ann Mink, Chairman, Chief Executive Officer and President; Mark Feuerbach, Interim Chief Financial Officer; Han Kieftenbeld, former Senior Vice President, Chief Financial Officer; Joshua Horenstein, Senior Vice President, Chief Legal and Human Resources Officer and Corporate Secretary; Mark Santangelo, Senior Vice President, Manufacturing, Engineering, and EH&S; Sherry Duff, Senior Vice President, Chief Marketing and Technology Officer; Amy Hartzell, Senior Vice President, Supply Chain and Procurement; and William Dunworth, Vice President, Corporate Controller and Chief Accounting Officer.

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•	the relevant price per share of the common stock is $32.00, which equals the merger consideration;

•

each executive officer’s employment is either terminated by the Company without “cause” or by such officer for “good reason” (as each term is defined in the relevant plans and agreements) or such executive officer’s employment agreement was not renewed, in each case, immediately following the effective time of the merger;

•

each executive officer holds the outstanding equity and equity-based awards that were held by each executive officer as of November 11, 2019, the latest practicable date before the filing of this proxy statement; and

•	the amounts set forth in the tables below regarding named executive officer compensation are based on compensation levels as of November 11, 2019.

Treatment of Equity and Equity-Based Awards

For information regarding beneficial ownership of common stock, other than the equity and equity-based awards described below, by each of the Company’s directors and named executive officers and beneficial ownership of common stock by all of such directors and executive officers as a group, please see the section of this proxy statement titled “Security Ownership of Certain Beneficial Owners and Management.” Each of the Company’s directors and executive officers will be entitled to receive, for each share of common stock he or she holds, the same per share price in cash in the same manner as other holders of common stock.

Additionally, upon the terms and subject to the conditions of the merger agreement, outstanding equity and equity-based awards with respect to shares of Company common stock granted to executive officers (and other employees) will be adjusted as follows:

•

upon the effective time of the merger, each outstanding and unexercised Company stock option will immediately vest (if unvested) and will cease to represent a right to acquire the common stock. Each Company stock option that immediately prior to the effective time of the merger represented a right to acquire Company common stock will be converted automatically into the right to receive (without interest), as soon as reasonably practicable after the effective time of the merger, a cash payment equal to the product of (i) the excess, if any, of $32.00 over the per share exercise price of such Company stock option, multiplied by (ii) the number of shares of the Company common stock covered by such Company stock option, less applicable tax withholdings. If the per share exercise price of any such Company stock option is greater than or equal to $32.00, such Company stock option will be cancelled and terminated as of the effective time of the merger without any cash payment being made or other consideration provided in respect thereof;

•

immediately prior to the effective time of the merger, the restrictions on each share of Company restricted stock will, without any action on the part of the holder thereof, the Company, Parent or Merger Sub, lapse, and each such share of Company restricted stock will be treated the same as, and have the same rights and be subject to the same conditions as, a share of common stock not subject to any restrictions, subject to any withholding taxes required by law to be withheld;

•

each Company RSU that is outstanding and unvested immediately prior to the effective time of the merger will be cancelled as of the effective time of the merger and converted into a right to receive (without interest), as soon as reasonably practicable after the effective time of the merger, a cash payment in an amount equal to the per share price for each share of common stock covered thereby, subject to any withholding taxes required by law to be withheld; and

•

each Company performance share that is outstanding and unvested immediately prior to the effective time of the merger will be cancelled and converted into a right to receive (without interest), as soon as reasonably practical after the effective time of the merger, a cash payment in an amount equal to the per share price for each share of common stock covered thereby, with the number of shares covered by an award of Company performance shares to be equal to the greater of (i) the number determined in accordance with the performance criteria as otherwise provided in the applicable award agreement and as if the performance period ended as of the last business day immediately preceding the date on which the closing of the merger occurs and (ii) the target award level as provided in the applicable award agreement, plus the amount of any accrued but unpaid dividend equivalents associated with such Company performance share, subject to any withholding taxes required by law to be withheld.

Based on the assumptions described above under “—Identification of Directors and Executive Officers and Certain Assumptions,” the following table summarizes, as of November 11, 2019, the outstanding Company stock options, shares of Company restricted stock, Company RSUs and Company performance shares held by each executive officer of the Company. The non-employee directors of the Company do not hold any outstanding options, restricted stock, Company RSUs or Company performance awards.

Cash Payments to Executive Officers in Respect of Equity and Equity-Based Awards

Name	Company Stock Options		Company Restricted Stock		Company RSUs		Company Performance Shares(1)		Total
	Shares (#)	Value ($)	Shares (#)	Value ($)	Shares (#)	Value ($)	Shares (#)	Value ($)	Value ($)
Named Executive Officers (NEOs):
Kim Ann Mink	288,175	$382,716	43,485	$1,391,520	13,774	$440,768	43,074	$1,479,972	$3,694,976
Han Kieftenbeld(2)	13,859	$12,335	—	—	—	—	—	—	$12,335
Joshua Horenstein	32,179	$30,261	7,160	$229,120	—	—	5,640	$193,210	$452,591
Mark Santangelo	19,715	$19,124	6,256	$200,192	—	—	4,378	$148,256	$367,572
Sherry Duff	19,660	$19,070	5,718	$182,976	—	—	5,582	$191,438	$393,484
Executive Officers other than NEOs:
Mark Feuerbach	36,865	$35,064	6,744	$215,808	—	—	6,124	$207,989	$458,861
Amy Hartzell	10,106	$9,803	3,067	$98,144	—	—	3,094	$106,554	$214,500
William Dunworth	5,393	$5,231	3,027	$96,864	—	—	745	$24,555	$126,650

(1)

For purposes of this table, the number of shares subject to an award of Company performance shares is calculated assuming the target number of shares will be issued, and the value is calculated using such number of shares plus the value of any accrued but unpaid dividend equivalents. As described above, the actual number of shares used to satisfy outstanding performance shares will be based on the greater of (i) the number determined in accordance with the performance criteria as otherwise provided in the applicable award agreement as if the performance period ended as of the last business day immediately preceding the date on which the closing of the merger occurs and (ii) the target award level as provided in the applicable award agreement, plus the value of accrued but unpaid dividend equivalents.

(2)	Effective March 15, 2019, Mr. Kieftenbeld’s employment with the Company was terminated.

Employment Agreements

Each of Dr. Mink, Mr. Feuerbach and Mr. Horenstein is party to an employment agreement with the Company that provides for payments and benefits to be payable in the event of certain terminations or non-renewal of such executive officer’s employment agreement in connection with a change in control of the Company. The merger will constitute a change in control of the Company for purposes of the employment agreements.

In the event Dr. Mink, Mr. Feuerbach or Mr. Horenstein’s employment is terminated either by the Company without “cause,” by such officer for “good reason” (in each case, as such terms are defined in the employment agreement) or due to non-renewal of such officer’s employment agreement, in each case, during the six months prior to, or 24 months following, a change in control, the executive officer will be entitled to receive (i) continuation of base salary at the rate in effect immediately prior to the termination date and payment of short-term performance bonus at “target” for 36, 18 and 24 months, respectively, following the termination date, (ii) continuation of coverage under the Company’s welfare benefits for Dr. Mink and Mr. Feuerbach, and health benefits for Mr. Horenstein, in each case, that the executive officer would otherwise be eligible to receive as an active employee of the Company for 36, 18 and 18 months, respectively, following the termination date, (iii) vesting of long-term incentive awards as if the executive officer had remained an active employee of the Company for 36, 18 and 24 months, respectively, following the termination date and all targets with respect to such awards were satisfied, and (iv) a prorated target short-term bonus for the portion of the year prior to the termination date payable in a single lump sum within 10 days of the date of termination. The annual base salary payments will be paid in equal monthly installments, and each annual bonus amount (but not including the prorated target short-term bonus amount for the portion of the year prior to the termination date) will be paid at the same time following the close of the calendar year to which it relates as it would have been paid pursuant to the Company’s policies and procedures if the executive officer had remained employed at the close of such year. Any long-term incentive awards that are payable in cash and become vested pursuant to the employment agreement will be paid to the executive officer in a single cash lump sum within 30 days following the date of termination, or, if later, upon the effective date of the release as described below. Any stock options that become so vested will remain exercisable for the lesser of (a) the remainder of their respective original terms, or (b) the applicable severance period.

As a condition of receiving the severance benefits under the employment agreements, each of Dr. Mink, Mr. Feuerbach and Mr. Horenstein must execute a release of claims and agree to execute and deliver, and be bound by, the covenants and obligations set forth in a noncompetition and nonsolicitation agreement, including restrictions on (i) competition for 24, 12 and 12 months, respectively and (ii) solicitation of employees for 24, 18 and 12 months, respectively, following termination of employment.

Mr. Feuerbach’s employment agreement also includes provisions with respect to excise taxes imposed under Section 4999 of the Code for payments made to Mr. Feuerbach which are contingent upon a change in ownership or control and entitling Mr. Feuerbach to a gross-up payment sufficient to reimburse him for any (i) excise taxes that may apply under Section 4999 of the Code, (ii) federal, state, and local income taxes and interest for which he may be liable on account of the payment pursuant to (i), and (iii) additional excise tax under Section 4999 of the Code and federal, state, and local income taxes for which he is liable on account of the payments pursuant to (i) and (ii). It is not anticipated that Mr. Feuerbach will be entitled to a gross-up payment in connection with the merger.

If any amounts or benefits to be paid or provided under either of Dr. Mink or Mr. Horenstein’s employment agreement or otherwise would cause payments or benefits (or other compensation) to not be fully deductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision thereto (or that would subject the executive officer to the excise tax imposed by Section 4999 of the Code, or any successor provision thereto), such payments and benefits (and other compensation) will be reduced to the extent necessary such that no portion of such payments or benefits (or other compensation) will be subject to the excise tax imposed by Section 4999 of the Code, or any successor provision thereto; provided that such a reduction will be made only if, by reason of such reduction, the executive officer’s net after-tax benefit exceeds the net after-tax benefit such executive officer would realize if such reduction were not made. To the extent that the parties agree that any of the amounts are not parachute payments, such amounts will not be reduced.

Mr. Feuerbach is expected to enter into a letter agreement with the Company amending his employment agreement which will provide that in the event Mr. Feuerbach remains employed with the Company through the consummation of the transactions contemplated by the merger agreement, the Company will thereafter terminate Mr. Feuerbach’s employment without cause (as defined in his employment agreement), entitling him to the above described benefits.

Change in Control Agreements

Each of Mr. Santangelo, Ms. Duff and Ms. Hartzell is a party to an individual change in control agreement with the Company that provides for severance payments to be payable in the event of certain terminations of employment in connection with a change in control of the Company. The merger will constitute a change in control of the Company for purposes of the change in control agreements. In the event the executive’s employment terminates pursuant to a non-cause termination (as defined in the change in control agreement), in each case, during the six months prior to, or 12 months following, a change in control, the applicable executive officer will be entitled to receive annual base salary and short-term bonus at “target” level for the 12 months following the termination date. The annual base salary payments will be paid in equal monthly installments, and each annual bonus amount will be paid at the same time following the close of the calendar year to which it relates as it would have been paid pursuant to the Company’s policies and procedures if the executive officer had remained employed at the close of such year.

As a condition of receiving the severance benefits under the change in control agreements, the executive officers must execute a release of claims and agree to execute and deliver, and be bound by, the covenants and obligations set forth in a noncompetition and nonsolicitation agreement, including restrictions on competition and solicitation of employees for 12 months following termination of employment.

In addition to the benefits under the change in control agreements, Ms. Duff and Ms. Hartzell would also be entitled to benefits under the Company’s general severance policy, which would provide the executive officer’s salary and benefits continuation for periods of 24 weeks.

In addition to the benefits under his change of control agreement, Mr. Santangelo would be entitled to (i) non-health benefits continuation pursuant to the Company’s general severance policy for 18 weeks and (ii) health benefits continuation during the period that he receives severance benefits under his change of control agreement pursuant to his employment offer letter.

Restoration Plan

Certain of the Company’s executive officers whose total eligible compensation exceeds the Code limits in the Company’s qualified retirement plan are entitled to participate in the Company’s non-qualified restoration plan. The restoration plan, which is operated in conjunction with a rabbi trust, provides a non-elective benefit according to the same formula for eligible earnings that exceed the limits under the qualified plan. Under the terms of the restoration plan, all participants become fully vested upon a change in control (as defined in the plan). The merger would constitute a change in control under the plan. Participants’ accounts are generally distributed following a separation from service and made either in a lump-sum payment or substantially equal installments over a three-year period.

Director and Officer Indemnification

Pursuant to the terms of the merger agreement, members of the Board and executive officers of the Company will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the merger. For a more detailed description of the provisions of the merger agreement relating to director and officer indemnification, please see the section of this proxy statement titled “The Merger Agreement—Indemnification of Directors and Officers and Insurance.”

Quantification of Payments and Benefits

In accordance with Item 402(t) of Regulation S-K, the table below sets forth for each of the Company’s named executive officers estimates of the amounts of compensation that are based on or otherwise relate to the merger and that will or may become payable to the named executive officer solely as a result of the consummation of the merger or are conditioned on certain terminations or non-renewal of such officer’s employment agreement prior to or in connection with, the merger. The holders of common stock are being asked to approve, on a nonbinding, advisory basis, such compensation for these named executive officers. Because the vote to approve such compensation is advisory only, it will not be binding on the Company, Parent or Merger Sub. Accordingly, if the proposal to adopt the merger agreement is approved by the holders of common stock and the merger is completed, the compensation will be payable regardless of the outcome of the vote to approve such compensation, subject only to the conditions applicable thereto, which are described in the footnotes to the table below and above under “—Interests of the Company’s Directors and Executive Officers in the Merger.”

The potential payments in the table below are based on the following assumptions:

•	the relevant price per share of the common stock is $32.00, which equals the merger consideration;

•

each executive officer’s employment is either terminated by the Company without “cause” or by such officer for “good reason” (as each term is defined in the relevant plans and agreements) immediately following the effective time of the merger;

•

each named executive officer holds the outstanding equity and equity-based awards that were held by each executive officer as of November 11, 2019, the latest practicable date before the filing of this proxy statement; and

•	the amounts set forth in the tables below regarding named executive officer compensation are based on compensation levels as of November 11, 2019.

The amounts shown are estimates of amounts that would be payable to the named executive officers based on multiple assumptions that may or may not actually occur, including the assumptions described above. Some of the assumptions are based on information not currently available and, as a result, the actual amounts received by a named executive officer may differ materially from the amounts shown in the following table.

The following table, footnotes and discussion describe certain benefits for the named executive officers that will or may become payable in connection with the merger. Other than the payments under the “Equity” and “Other” columns, which become payable or vested solely by virtue of the consummation of the merger, the remainder of the payments in the table below become payable only if the named executive officer’s employment is terminated by the Company without “cause,” by such officer for “good reason” (as each term is defined in the relevant plans and agreements), or, with respect to Dr. Mink and Mr. Horenstein, after such officer’s employment agreement is not renewed, in each case, during the six months prior to, or 24 months following, a change in control such as the merger as more fully described above under “—Employment Agreements” and “—Change in Control Agreements.”

Although Han Kieftenbeld, Innophos’ former Senior Vice President, Chief Financial Officer, is considered a named executive officer for purposes of this disclosure, Mr. Kieftenbeld’s employment with the Company was terminated effective March 15, 2019 and he has no interest in the merger (except insofar as he may be a holder of Innophos common stock or vested Company stock options) or any rights to compensation that are based on or otherwise related to the merger, and he is therefore excluded from the following disclosure.

Potential Payments to Named Executive Officers

Named Executive Officer	Cash Severance ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Other ($)(4)	Total ($)
Kim Ann Mink	$6,005,137	$3,457,594	$282,788	—	$9,745,519
Joshua Horenstein	$1,269,658	$441,994	$35,144	—	$1,746,796
Mark Santangelo	$664,246	$367,572	$19,339	$1,401	$1,052,558
Sherry Duff	$703,800	$393,484	$10,734	—	$1,108,019

(1)

As described in more detail in the sections above entitled “—Employment Agreements” and “—Change in Control Agreements,” the amounts listed in this column represent the cash amounts to which the named executive officers would be entitled in severance under their respective employment agreement, change in control agreement or the Company’s general severance policy, as the case may be, assuming that such executive officer’s employment was either terminated by the Company without “cause” or by such named executive officer for “good reason” (as each term is defined in the relevant plans and agreements) or such officer’s employment agreement is not renewed immediately following the merger. Such severance amounts consist of the following components: continuation of annual base salary and short-term bonus at “target” level for Dr. Mink, Mr. Horenstein, Mr. Santangelo and Ms. Duff for 36, 24, 12 and 12 months, respectively, plus an additional prorated short-term bonus at “target” level for the year in which the termination occurs for Dr. Mink and Mr. Horenstein, and an additional 18 and 24 weeks of salary continuation under the Company’s general severance plan for Mr. Santangelo and Ms. Duff, respectively. Although we have assumed the named executive officers would be entitled to receive the non-prorated short-term bonuses at target levels for purposes of this table, pursuant to the merger agreement, in the event the employment of any continuing employee (including any named executive officer) is terminated by the surviving corporation following the effective time of the merger (if the effective time occurs in 2019) and prior to the payment of the short-term bonus for the 2019 calendar year under circumstances entitling such employee to severance benefits under the Company severance plan, such employee would be entitled to a short-term bonus for the 2019 calendar year payable in the same manner and at the same time as other 2019 bonuses. All components of the cash amount are contingent on the named executive officer’s employment being terminated by the Company without “cause,” by such officer for “good reason” (as each term is defined in the form relevant plans and agreements), or, with respect to Dr. Mink and Mr. Horenstein, after such officer’s employment agreement is not renewed.
(2)

As described in more detail in the section above entitled “—Treatment of Equity and Equity-Based Awards,” the amounts listed in this column represent the aggregate amount payable pursuant to the merger agreement to each named executive officer in respect of Company stock options, restricted stock, RSUs and performance shares held by such named executive officer as of November 11, 2019 (assuming that the performance metrics applicable to the performance shares are deemed to be achieved at target levels). Payments with respect to such equity awards are “single trigger” and will become payable solely by reason of the consummation of the merger.

(3)

As described in more detail in the sections above entitled “—Employment Agreements” and “—Change in Control Agreements,” the amounts listed in this column represent the estimated value of continued welfare benefits for each named executive officer following his or her termination date. Such benefits include: life, disability and health coverage for Dr. Mink for up to 36 months, health coverage for Mr. Horenstein for up to 18 months, and life and health coverage for up to 12 months (18 weeks with respect to life) for Mr. Santangelo and for up to 24 weeks for Ms. Duff. Such benefits, in each case, are payable only following such named executive officer’s termination of employment by the Company without “cause,” by such officer for “good reason” (as each term is defined in the relevant plans and agreements), or, in the case of Dr. Mink or Mr. Horenstein, after the non-renewal of such officer’s employment agreement, in each case, during the six months prior to, or 24 months following, a change in control such as the merger.

The breakdown of the estimated value of such benefits is as follows:

	Life	Disability	Health
Kim Ann Mink	$42,057	$171,294	$69,437
Joshua Horenstein	—	—	$35,144
Mark Santangelo	$2,076	—	$17,263
Sherry Duff	$2,767	—	$7,967

(4)

As described in more detail in the section above entitled “—Restoration Plan,” the amount listed in this column represents the value of Mr. Santangelo’s unvested portion of his balance under the Company’s restoration plan which will become vested solely by reason of the consummation of the merger. No other named executive officers participate in the Company’s restoration plan.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion summarizes certain material U.S. federal income tax consequences of the merger to holders of common stock who receive cash in exchange for shares of common stock pursuant to the merger. This discussion is intended for general informational purposes only and does not purport to be a complete analysis of all potential tax consequences of the merger. This discussion is based upon the provisions of the Code, the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein. The U.S. federal income tax laws are complex and subject to varying interpretation. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the merger.

This discussion assumes that holders of common stock hold their shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of common stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes (and their partners or members), S corporations, tax-exempt organizations, governmental organizations, retirement or other tax-deferred accounts, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, U.S. expatriates and former citizens or long-term residents of the United States, holders subject to the alternative minimum tax, holders who acquired their common stock through the exercise of Company stock options or otherwise as compensation, holders who hold their common stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, real estate investment trusts, regulated investment companies, holders deemed to sell their shares of common stock under the constructive sale provisions of the Code, persons who own an equity interest, actively or constructively, in Parent or the surviving corporation, holders of shares of common stock who exercise appraisal rights in connection with the merger under the DGCL, and holders who own or have owned (directly, indirectly or constructively) 5% or more of the Company’s stock (by vote or value). This discussion does not address any aspect of foreign, state, local, estate, gift or other tax law that may be applicable to a holder.

This discussion is intended for informational purposes only and should not be construed as tax advice. Holders of common stock are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of the merger to them in light of their particular circumstances, as well as any tax consequences of the merger arising under the U.S. federal tax laws other than those pertaining to income tax, including estate or gift tax laws, or under any state, local or non-U.S. tax laws or under any applicable income tax treaty.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of common stock that, for U.S. federal income tax purposes, is or is treated as:

•	an individual citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•

a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” is a beneficial owner (other than a partnership) of common stock that is neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes. If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partner and the partnership. If you are a partnership holding common stock or a partner of a partnership holding common stock, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of the merger to you.

U.S. Holders

The receipt of cash in exchange for shares of common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger (determined before the deduction of any applicable withholding taxes) and such U.S. holder’s adjusted tax basis in the shares exchanged for cash pursuant to the merger. A U.S. holder’s adjusted tax basis in a share of common stock will generally be equal to the amount the U.S. holder paid for such share. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of U.S. federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of common stock at different times or at different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of common stock.

A surtax of up to 3.8% applies to so-called “net investment income” of certain U.S. citizens and residents, and to undistributed “net investment income” of certain estates and trusts. Net investment income includes any gain recognized on the receipt of cash in exchange for shares of common stock pursuant to the merger. U.S. holders are urged to consult their own tax advisors regarding the applicability of this tax on gain recognized pursuant to the merger.

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (at a rate of 24%) with respect to the cash received pursuant to the merger, unless such holder properly establishes an exemption or completes and returns to the paying agent a properly executed IRS Form W-9 certifying that such holder is a U.S. person, that the taxpayer identification number provided is correct and that such holder is not subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any; provided that such U.S. holder furnishes the required information to the IRS in a timely manner and other requirements are satisfied. Certain holders (including corporations) are not subject to backup withholding or information reporting rules. U.S. holders are urged to consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption. In general, cash payments received in connection with the exchange of common stock pursuant to the merger may be reported to the IRS.

Non-U.S. Holders

Any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the conduct of a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on after-tax profits effectively connected with a U.S. trade or business to the extent that such after-tax profits are not reinvested and maintained in the business;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax (or tax at such lower rate as may be specified under an applicable income tax treaty) on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of the merger and (ii) the non-U.S. holder’s holding period in the common stock, and, if the common stock is “regularly traded on an established securities market,” the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of the outstanding common stock at any time during the applicable period, in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as described in the first bullet point above, except that the branch profits tax will not apply. Although there can be no assurances in this regard, the Company does not believe that it is or was a “United States real property holding corporation” for U.S. federal income tax purposes during the applicable five-year period.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently at a rate of 24%) will apply with respect to the cash received by such holder pursuant to the merger, unless such non-U.S. holder provides the paying agent with an applicable and properly executed IRS Form W-8 certifying under penalties of perjury the holder’s non-U.S. status (and the payor or applicable withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person as defined under the Code) or otherwise establishes an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the non-U.S. holder resides or is established. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS and other applicable requirements are satisfied. In general, cash payments received in connection with the exchange of common stock pursuant to the merger may be reported to the IRS.

The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the merger. This summary is intended for general information purposes only and is not tax advice. Because individual circumstances may differ, each holder is urged to consult its own tax advisor regarding the applicability of the rules discussed above to the holder and the particular tax effects to the holder of the merger in light of such holder’s particular circumstances, including the tax consequences arising under the U.S. federal estate or gift tax rules, or through the application of any state, local or foreign tax laws.

Dividends

On August 6, 2019, our Board declared a quarterly cash dividend on our common stock of $0.48 per share, which was paid on September 6, 2019 to stockholders of record on August 23, 2019.

On April 30, 2019, our Board declared a quarterly cash dividend on our common stock of $0.48 per share, which was paid on June 7, 2019 to stockholders of record on May 17, 2019.

On February 20, 2019, our Board declared a quarterly cash dividend on our common stock of $0.48 per share, which was paid on March 15, 2019 to stockholders of record on March 8, 2019.

Under the terms of the merger agreement, without Parent’s consent, the Company is prohibited from declaring, setting aside for payment or paying any dividends on, or making any other distributions in respect of, its capital stock.

Regulatory Approvals Required for the Merger

General

The parties’ obligation to complete the merger is conditioned on the receipt or waiver of all the necessary governmental or regulatory approvals required to complete the transactions contemplated by the merger agreement. Under the merger agreement, the merger cannot be completed until the applicable waiting period under the HSR Act has expired or been terminated. The completion of the merger is also subject to certain filing requirements, mandatory waiting periods and/or receipt of necessary or advisable approvals, clearances or consents, as applicable, under the competition laws of Germany and Mexico.

There can be no assurances that all of the regulatory approvals described herein will be obtained and, if obtained, there can be no assurances as to the timing of any approvals, Parent’s or the Company’s ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals.

Parent and the Company believe that the merger does not raise substantial antitrust or other significant regulatory concerns. Although Parent and the Company believe that all required regulatory approvals necessary to complete the transactions contemplated by the merger agreement can be obtained, Parent and the Company cannot be certain when or if these approvals will be obtained. It is presently contemplated that if any governmental approvals or actions are deemed by Parent or the Company to be necessary or appropriate, such approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

The merger agreement includes covenants obligating each of the parties to use reasonable best efforts to cause the merger to be consummated and to take certain actions to resolve objections under any antitrust laws. Among other things, Parent and Merger Sub have agreed unconditionally (except as any actions may be conditioned on the consummation of the closing of the merger) and without qualification to divest any assets, terminate any relationships, change any operations and agree to any restrictions on the activities of Parent, Merger Sub or the Company, and to contest, defend and appeal any legal proceedings, to avoid entry of or to have vacated, lifted or terminated, any order of any kind or nature that would prevent the consummation of the merger and other transactions contemplated by the merger agreement before 11:59 p.m., Eastern time, on April 20, 2020. For more information regarding these covenants, see the section of this proxy statement titled “The Merger Agreement—Reasonable Best Efforts; Antitrust Filings.”

HSR Act and U.S. Antitrust Matters

The consummation of the merger is subject to review under the HSR Act. Under the HSR Act and the rules and regulations promulgated thereunder, the merger may not be consummated until notifications have been filed and certain information has been furnished to the FTC and the DOJ and a 30 calendar day waiting period following the parties’ filing of their respective HSR Act notification forms has expired or been early terminated. Parent and the Company each filed a Notification And Report Form on November 1, 2019. On November 13, 2019 Parent and the Company received early termination of the HSR Act waiting period.

At any time before or after consummation of the merger, notwithstanding the expiration or termination of the waiting period under the HSR Act, the FTC or the DOJ could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the expiration or termination of the waiting period under the HSR Act, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Germany Competition Laws

The merger is subject to review by the German competition authority, the Bundeskartellamt (“BKartA”). Pursuant to the German Act Against Restraints of Competition (Gesetz gegen Wettbewerbsbeschränkungen 1958), notification of the merger to the BKartA is required and the merger may not be consummated until the BKartA issues a written approval decision or the applicable one-month waiting period expires, unless the BKartA notifies Parent within the one-month waiting period of the initiation of an in-depth investigation, in which case the waiting period would be extended for an additional three months. Parent submitted the required notification to the BKartA on November 1, 2019.

Mexico Competition Laws

The merger is subject to review by the Mexican Federal Economic Competition Commission (“COFECE”), under the Mexican Federal Economic Competition Law of 2014 (Ley Federal de Competencia Economica) and its regulations (Disposiciones Regulatorias de la Ley Federal de Competencia Economica). Consummation of the merger is therefore subject to an approval decision from COFECE. Parent submitted the required notification to COFECE on October 30, 2019.

Delisting and Deregistration of the Common Stock

Following the merger, there will be no further public market for Innophos common stock, which will be delisted from NASDAQ and deregistered under the Exchange Act. As a result, following the merger and such deregistration, we will no longer be required to file periodic reports with the SEC.

Litigation Relating to the Merger

As of the date of this proxy statement, the Company is not aware of any pending litigation against the Company and/or the Board relating to the merger.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. We urge you to carefully read this entire proxy statement, including the annexes and the other documents to which we have referred you. You should also review the section titled “Where You Can Find Additional Information.”

The merger agreement has been included for your convenience to provide you with information regarding its terms, and we recommend that you read it in its entirety. The merger agreement is a contractual document that establishes and governs the legal relations between the Company, Parent and Merger Sub, and allocates risks between the parties, with respect to the merger.

The representations and warranties of the Company contained in the merger agreement have been made solely for the benefit of Parent and Merger Sub, and the representations and warranties of Parent and Merger Sub contained in the merger agreement have been made solely for the benefit of the Company. In addition, such representations and warranties (i) have been made only for purposes of the merger agreement, (ii) have been qualified by certain documents filed with, or furnished to, the SEC by the Company prior to the date of the merger agreement, (iii) have been qualified by confidential disclosures made to Parent and Merger Sub in connection with the merger agreement, (iv) are subject to materiality qualifications contained in the merger agreement which may differ from what may be viewed as material by investors, (v) were made only as of the date of the merger agreement or such other date as is specified in the merger agreement and (vi) have been included in the merger agreement for the purpose of allocating risk between the Company, on the one hand, and Parent and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the merger agreement is included with this proxy statement only to provide investors with information regarding the terms of the merger agreement and not to provide investors with any other factual information regarding the Company or Parent or their respective subsidiaries or businesses. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or their respective subsidiaries or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The representations and warranties in the merger agreement and the description of them in this proxy statement should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings the Company publicly files with the SEC. Such information can be found elsewhere in this proxy statement and in the public filings the Company makes with the SEC, as described in the section of this proxy statement titled “Where You Can Find Additional Information.”

The Merger

Upon the terms and subject to the conditions of the merger agreement and in accordance with the DGCL, at the effective time of the merger, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the surviving corporation of the merger as a wholly owned subsidiary of Parent.

Closing and Effective Time of the Merger

The closing of the merger will occur at (i) 9:00 a.m., Eastern time, on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the third business day after the satisfaction or waiver (to the extent permitted under the merger agreement) of all of the conditions described in the section below titled “—Conditions to the Closing of the Merger” (other than those conditions that by their terms are to be satisfied at the closing of the merger, but subject to the satisfaction or waivers (to the extent permitted under the merger agreement) of those conditions); provided, that, if the marketing period (as defined below) has not commenced or ended at the time of satisfaction or waiver of all of the conditions described in the section below titled “—Conditions to the Closing of the Merger” (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver (to the extent permitted under the merger agreement) of such conditions), the closing shall instead occur on the earlier of (A) a date during (or prior to the commencement of) the marketing period specified by Parent on no less than three business days’ notice to the Company and (B) the third business day after the end of the marketing period (subject in each case to the satisfaction or waiver of all of the conditions described in the section below titled “—Conditions to the Closing of the Merger” at such time); or (ii) such other date or time mutually agreed to in writing by Parent, Merger Sub and the Company.

The merger will become effective at the time a certificate of merger is filed with the Secretary of State of the State of Delaware or at such later time stated in the certificate of merger and agreed to by the parties. The time that the merger becomes effective is referred to as the “effective time” of the merger.

Marketing Period

Under the merger agreement, we have agreed to allow Parent a period of 18 consecutive business days (subject to customary blackout dates) to market the debt financing.

The “marketing period” is the first period of eighteen consecutive business days after the date of the merger agreement during, throughout and at the end of which both: (i) Parent shall have received certain required financing information, and such required financing information is compliant with certain criteria; and (ii) the Company, Parent and Merger Sub have satisfied their respective specified conditions as set forth in the merger agreement (other than any conditions that by their nature are to be satisfied by actions taken at the closing); provided, however, that (A) the marketing period shall not commence prior to the date that the definitive proxy statement is first mailed to the Company’s stockholders; (B) November 27, 2019 through November 29, 2019 shall not be considered business days for purposes of calculating the marketing period (it being understood that such exclusion under this clause (B) shall not restart the marketing period); and (C) if the marketing period has not ended on or prior to December 20, 2019, then the marketing period shall not commence prior to January 2, 2020. The marketing period shall end on any earlier date on which the debt financing is consummated.

Certificate of Incorporation and Bylaws; Directors and Officers

At the effective time of the merger, the Company’s certificate of incorporation will be amended and restated to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the effective time of the merger, except that all references in the certificate of incorporation of Merger Sub to its name, date of incorporation, registered office and registered agent will instead refer to the Company’s name, date of incorporation, registered office and registered agent, and any references in Merger Sub’s certificate of incorporation to its incorporator, initial board of directors or original subscribers for shares will be omitted. The merger agreement also provides that the parties will take all necessary action so that the bylaws of Merger Sub in effect immediately prior to the effective time of the merger become the bylaws of the surviving corporation.

Under the merger agreement, the parties will take all necessary action so that the directors and officers of Merger Sub as of immediately prior to the effective time of the merger shall be installed as the directors and officers of the surviving corporation immediately after the effective time of the merger.

Consideration to be Received in the Merger

At the effective time of the merger, each share of common stock that is outstanding immediately prior to the effective time of the merger (other than shares held by the Company as treasury stock, owned by Parent or Merger Sub or any of their respective direct or indirect wholly owned subsidiaries or as to which the holders thereof have properly and validly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL) will be automatically converted into the right to receive cash in an amount equal to $32.00, without interest thereon, less any applicable withholding taxes, which is referred to as the “per share price” or the “merger consideration.”

The per share price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the common stock that occurs between the date of the merger agreement and the effective time of the merger.

Treatment of Equity and Equity-Based Awards

The merger agreement provides that the Company’s equity and equity-based awards granted under a Company equity incentive plan that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger:

Stock Options

Each outstanding and unexercised Company stock option will immediately vest (if unvested), and will cease to represent a right to acquire the common stock. Each Company stock option that immediately prior to the effective time of the merger represented a right to acquire Company common stock will be converted automatically into the right to receive (without interest), as soon as reasonably practicable after the effective time of the merger, a cash payment equal to the product of (i) the excess, if any, of $32.00 over the per share exercise price of such Company stock option, multiplied by (ii) the number of shares of the Company common stock covered by such Company stock option, less applicable tax withholdings. If the per share exercise price of any such Company stock option is greater than or equal to $32.00, such Company stock option will be cancelled and terminated as of the effective time of the merger without any cash payment being made or other consideration provided in respect thereof.

Restricted Stock

Immediately prior to the effective time of the merger, the restrictions on each share of Company restricted stock will, without any action on the part of the holder thereof, the Company, Parent or Merger Sub, lapse, and each such share of Company restricted stock will be treated the same as, and have the same rights and be subject to the same conditions as, a share of common stock not subject to any restrictions, subject to any withholding taxes required by law to be withheld.

Restricted Stock Units

Each Company RSU that is outstanding and unvested immediately prior to the effective time of the merger will be cancelled as of the effective time of the merger and converted into a right to receive (without interest), as soon as reasonably practicable after the effective time of the merger, a cash payment in an amount equal to the per share price for each share of common stock covered thereby, subject to any withholding taxes required by law to be withheld.

Performance Shares

Each Company performance share that is outstanding and unvested immediately prior to the effective time of the merger will be cancelled and converted into a right to receive (without interest), as soon as reasonably practical after the effective time of the merger, a cash payment in an amount equal to the per share price for each share of common stock covered thereby, with the number of shares covered by an award of Company performance shares to be equal to the greater of (i) the number determined in accordance with the performance criteria as otherwise provided in the applicable award agreement and as if the performance period ended as of the last business day immediately preceding the date on which the closing of the merger occurs and (ii) the target award level as provided in the applicable award agreement, plus the amount of any accrued but unpaid dividend equivalents associated with such Company performance share, subject to any withholding taxes required by law to be withheld.

Procedure for Receiving Merger Consideration

Not less than three business days before the closing of the merger, Parent will appoint a bank or trust company reasonably acceptable to the Company to act as payment agent for the Company’s stockholders to receive the per share price in exchange for shares of common stock. At or prior to the closing, Parent will deposit, or cause to be deposited, with the payment agent funds sufficient to pay the aggregate merger consideration (which is referred to as the “exchange fund”).

Promptly following the effective time of the merger (but not more than five business days after the effective time of the merger), Parent and the surviving corporation will cause the payment agent to mail to each holder of record of common stock as of immediately prior to the effective time of the merger a letter of transmittal and instructions for use in effecting the surrender of the holder’s certificates and uncertificated shares in exchange for the per share price. Upon surrender of certificates for cancellation to the payment agent together with such letter of transmittal and such other documents as may be reasonably request by the payment agent (in the case of shares represented by certificates), or upon receipt by the payment agent of an “agent’s message” (in the case of uncertificated shares), the holders of such shares will be entitled to receive, and the payment agent will promptly pay, an amount in cash equal to the per share price multiplied by the aggregate number of such shares so exchanged, less any applicable withholding taxes payable in respect thereof. Until so surrendered, certificates for shares and uncertificated shares of common stock will be deemed from and after the effective time of the merger to evidence only the right to receive the per share price, without interest, payable in respect thereof pursuant to the merger agreement. Any portion of the exchange fund that remains undistributed to holders of shares of common stock on the one-year anniversary of the effective time of the merger will be delivered to Parent upon demand, and any holders of shares of common stock that were issued and outstanding immediately before the effective time of the merger who have not surrendered or transferred their stock certificates or uncertificated shares to the payment agent for exchange as described above will thereafter look for payment of the per share price payable in respect of such shares solely to Parent (which will remain responsible for payment of the per share price in exchange for such shares, subject to abandoned property, escheat or similar laws and the other terms of the merger agreement). You should not send in your common stock certificates until you receive a letter of transmittal with instructions from the payment agent. Do not send common stock certificates with your proxy card.

Following the effective time of the merger, each holder of common stock will cease to have any rights with respect to such common stock, except for the right to receive the per share price or, in the case of stockholders who have properly and validly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL, such rights as are provided by Section 262 of the DGCL.

If your common stock certificate has been lost, stolen or destroyed, you will be entitled to obtain payment of the per share price by making an affidavit, in form and substance reasonably acceptable to Parent and payment agent, to that effect and, if required by Parent or the payment agent, posting a bond in such reasonable amount as it may determine as indemnity against any claim that may be made against Parent, the surviving corporation or the payment agent with respect to your lost, stolen or destroyed common stock certificate.

Pursuant to the merger agreement, the payment agent, Parent and the surviving corporation may deduct and withhold from any cash amounts payable under the merger agreement such amounts as are required to be deducted or withheld pursuant to any applicable laws.

Representations and Warranties

In the merger agreement, the Company, Parent and Merger Sub made a number of representations and warranties to each other. The parties’ reciprocal representations and warranties relate to, among other things:

•

due incorporation or organization (as applicable to its specific type of entity form), valid existence and good standing, and power and authority to enter into the merger agreement and consummate the transactions contemplated thereby;

•	required governmental filings, consent and approval of governmental entities in connection with the merger agreement and the merger;

•	the absence of any violation of or conflict with such party’s organizational documents or applicable laws as a result of entering into the merger agreement and consummating the merger;

•	the absence of certain legal proceedings and orders; and

•	the absence of undisclosed finder’s or other fees.

In addition to the foregoing, the merger agreement contains representations and warranties made by the Company to Parent and Merger Sub, including regarding:

•	the approval of the merger agreement by the Board and recommendation that the stockholders vote to adopt the merger agreement;

•	the receipt of Lazard’s fairness opinion;

•	the inapplicability of certain state takeover statutes to the merger;

•	the stockholder approvals required to consummate the merger;

•	the Company’s and its subsidiaries’ capitalization and capital structure;

•	the due incorporation or organization, good standing, power and authority and qualifications of the Company’s subsidiaries;

•	the accuracy and sufficiency of the reports and financial statements filed with the SEC;

•	internal controls over financial reporting;

•	the indebtedness of the Company;

•	the absence of certain undisclosed liabilities;

•	the absence of certain changes or events and the conduct of business in the ordinary course of business since January 31, 2019 through the date of the merger agreement;

•	material contracts;

•	real property;

•	environmental matters;

•	intellectual property;

•	tax matters;

•	employee compensation and benefits matters;

•	labor matters;

•	compliance with applicable laws (including trade control, anti-corruption and regulatory compliance) and possession of required permits;

•	insurance;

•	related party transactions; and

•	inventory.

In addition, the merger agreement contains representations and warranties made by Parent and Merger Sub to the Company, including regarding:

•	ownership of common stock;

•	operations of Parent and Merger Sub since their respective formations;

•	the absence of any required vote or approval of the members or holders of any capital stock or similar equity interest of Parent to adopt the merger agreement and consummate the merger;

•	the equity and debt commitment letters and transactions contemplated thereby, sufficiency of funds and the limited guarantee;

•

the absence of undisclosed arrangements between Parent, Merger Sub or any of their affiliates, on the one hand, and any stockholder, director, officer, employee or affiliate of the Company, on the other hand;

•	Parent and Merger Sub’s solvency;

•	the accuracy of information supplied to the Company for inclusion or incorporation by reference in this proxy statement; and

•

the exclusivity of the representations and warranties made by the Company to Parent and Merger Sub in the merger agreement, and Parent and Merger Sub’s non-reliance on any other representations by or on behalf of the Company.

Significant portions of the representations and warranties of the Company are qualified as to “materiality,” a “Company material adverse effect” or the “knowledge” of the Company, and certain portions of the representations and warranties of Parent and Merger Sub are qualified as to “materiality.” Under the merger agreement, a “Company material adverse effect” means any fact, change, event, violation, inaccuracy, effect, occurrence or circumstance that, individually or taken together with all other effects, (i) has had or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, properties or results of operations of the Company and its subsidiaries, taken as a whole; or (ii) would reasonably be expected to prevent or materially impair or delay the consummation of the merger, except that, with respect to clause (i) only, none of the following (by itself or when aggregated) constitutes or is taken into account in determining whether a “Company material adverse effect” has occurred or may, would or could occur:

•	changes in economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;*

•

changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (i) changes in interest rates or credit ratings in the United States or any other country; (ii) changes in exchange rates for the currencies of any country; or (iii) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;*

•	changes in conditions affecting the industries in which the Company and its subsidiaries conduct business;*

•	changes in regulatory, legislative or political conditions in the United States or any other country or region in the world;*

•

any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world, in each case, threatened or underway as of the date of the merger agreement;*

•

earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters or weather conditions, epidemics, pandemics or other similar force majeure events or similar acts of God in the United States or any other country or region in the world;*

•	any effect resulting from the negotiation, execution, delivery, announcement, pendency, performance, compliance with the terms of or consummation of the merger agreement or the transactions contemplated by the merger agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company and its subsidiaries with employees, suppliers, customers, partners, vendors or any other third person, except that this exception to the term Company material adverse effect does not apply to the Company’s representation of the absence of any violation of or conflict with its organizational documents or applicable laws as a result of entering into the merger agreement and consummating the merger;

•

any action taken or refrained from being taken by the Company or its subsidiaries, affiliates or representatives that is expressly required by the terms of the merger agreement or is consented to by Parent in writing;

•

any action taken or refrained from being taken by the Company or any of its subsidiaries to which Parent has expressly approved, consented to or requested in writing following the date of the merger agreement;

•

changes or proposed changes in United States generally accepted accounting principles or other accounting standards or in any applicable laws or regulations (or the enforcement or interpretation of any of the foregoing);*

•	changes in the price or trading volume of the common stock or changes or prospective changes to the Company’s credit rating;

•

any failure by the Company or any of its subsidiaries to meet public estimates or expectations of financial performance or results of operations for any period or any internal budgets, plans, or projections;

•	the availability or cost of equity, debt or other financing to Parent or Merger Sub;

•	any litigation relating to the merger or other transactions contemplated by the merger agreement; and

•	any breach, violation or non-performance by Parent or Merger Sub of any of their respective obligations under the merger agreement;

except, in the case of the seven bullets marked with an asterisk above, to the extent such effect, change, event or occurrence has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company and its subsidiaries conduct business, then only such incremental disproportionate adverse impact may be taken into account in determining whether there occurred a “Company material adverse effect.”

In addition, references to the “knowledge” of the Company generally mean the actual knowledge of Kim Ann Mink (Chairman, Chief Executive Officer and President), Mark Feuerbach (Interim Chief Financial Officer), Sherry Duff (Senior Vice President, Chief Marketing and Technology Officer), Joshua Horenstein (Senior Vice President, Chief Legal and Human Resources Officer), Mark Santangelo (Senior Vice President—Manufacturing, Engineering and EH&S), Amy Hartzell (Senior Vice President—Supply Chain and Procurement), and Sally Wilson (Vice President—Business Analysis and Project Management), in each case after reasonable inquiry of those employees who would reasonably be expected to have actual knowledge of the matter in question.

The representations and warranties of the Company, Parent and Merger Sub will expire upon the effective time of the merger.

Covenants Regarding Conduct of Business by the Company Pending the Effective Time

Except as expressly contemplated or expressly permitted by the merger agreement, set forth in the Company’s confidential disclosure letter to Parent, required by applicable law or approved by Parent in writing (which approval may not be unreasonably withheld, conditioned or delayed), from the date of the merger agreement until the earlier of the effective time of the merger agreement or the valid termination of the merger agreement, the Company will, and will cause its subsidiaries to:

•	use commercially reasonable efforts to maintain their existence in good standing;

•	conduct their business and operations in the ordinary course of business;

•	preserve their material assets, properties, insurance (subject to any renewals of expiring insurance policies), permits, contracts, licenses and business organizations in all material respects;

•	keep available the services of their current officers and key employees; and

•	preserve the current relationships with material customers, suppliers, distributors, and other entities with which the Company and its subsidiaries has business relations.

In addition, except as otherwise required by the merger agreement, set forth in the Company’s confidential disclosure letter to Parent, required by applicable law or approved by Parent in writing (which approval may not be unreasonably withheld, conditioned or delayed with respect to the matters marked with an asterisk below), at all times during the period commencing with the date of the merger agreement and continuing until the earlier to occur of the valid termination of the merger agreement and the effective time of the merger, the Company and its subsidiaries may not, among other things:

•	amend their charter, bylaws or other similar organizational documents;

•	propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•	issue, sell, deliver or agree to issue, sell or deliver any Company securities, except for grants of Company equity awards permitted by the merger agreement;

•

directly or indirectly acquire, repurchase or redeem any securities, except for repurchases of Company securities pursuant to the terms and conditions of Company equity awards outstanding as of the date of the merger agreement or transactions exclusively between the Company and any of its (direct or indirect) wholly owned subsidiaries;

•	adjust, split, combine, consolidate, subdivide, or reclassify any shares of capital stock;

•

declare, set aside or pay any dividend or other distribution in respect of any shares of capital stock, except for cash dividends made by any subsidiary of the Company to the Company or another wholly owned subsidiary of the Company;

•	pledge or encumber any shares of its capital stock or other equity or voting interest, other than as required under the terms of the Company’s credit facility but that will be discharged at closing;

•

modify the terms of any Company securities or other equity or voting interest or securities convertible into, or exercisable for, any such Company securities, or any rights of any kind to acquire any such Company securities;

•

incur, assume or suffer any indebtedness for borrowed money or issue any debt securities, except: (i) trade payables in the ordinary course of business; (ii) loans or advances to subsidiaries of the Company that will not have any material adverse tax consequences to the Company or any of its subsidiaries; (iii) letters of credit in the ordinary course of business and for less than $750,000 in the aggregate; and (iv) indebtedness incurred under the Company’s revolving credit facility in the ordinary course of business, subject to a maximum amount set forth in the Company’s confidential disclosure letter;

•

assume, guarantee, endorse or otherwise become liable for the obligations of any other person, except subsidiaries and any indemnification and advancement obligations under the Company’s or subsidiaries’ charter, bylaws or comparable organizational documents or under indemnification agreements;

•

make any loans, advances or capital contributions to, or investments in, any other person (other than a subsidiary), except for: (i) extensions of credit to customers in the ordinary course of business; (ii) advances to directors, officers and other employees for travel and other business-related expenses in the ordinary course of business in effect as of the date of the merger agreement; (iii) advancement obligations under the Company’s and its subsidiaries’ charter, bylaws, comparable organizational documents or under indemnification agreements and (iv) loans, advances or capital contributions to, or investments in, direct or indirect wholly owned subsidiaries of the Company that will not have any material adverse tax consequences to the Company or its subsidiaries;

•

acquire, lease, license, sell, abandon, transfer, assign, guarantee, exchange, mortgage, pledge or otherwise encumber any assets, or create any lien thereupon, in each case in excess of $500,000 individually, or $750,000 in the aggregate in the case of acquisitions and $500,000 in the aggregate in the case of dispositions, other than: (i) the sale, lease or licensing of products or services in the ordinary course of business; (ii) the acquisition of inventory in the ordinary course of business; (iii) capital expenditures otherwise permitted by the merger agreement; (iv) in connection with financing transactions otherwise permitted by the merger agreement; (v) dispositions of obsolete or worthless personal property in the ordinary course of business; or (vi) permitted liens;*

•

with certain exceptions, enter into, adopt, amend (including accelerating the vesting, payment or funding), modify or terminate any employee benefit plan (including any company severance plan or any annual or other cash bonus plan or program in respect of 2019 or 2020); or increase the compensation of any director, officer, employee, consultant, former employee, independent contractor, or other service provider (including modification to the scope of participants in the company severance plan), pay any special bonus or special remuneration to any director, officer, employee, consultant, former employee, independent contractor, or other service provider, or pay any benefit not required by (or accelerate the time of payment or vesting of any payment becoming due under) any employee benefit plan;

•

with certain exceptions, enter into any change in control, severance or similar agreement or any retention or similar agreement with any officer, employee, director, independent contractor, consultant, or other service provider;

•

with certain exceptions, grant any Company equity awards or other awards under any Company equity plan; or take any action to fund or in any other way secure the payment of compensation or benefits under any employee benefit plan;

•

institute, settle, release, waive or compromise any pending or threatened material legal proceeding, except for settlements: (i) reflected or reserved against on the Company’s June 30, 2019 consolidated balance sheet of the Company or its subsidiaries and involves solely monetary payments of no more than $500,000 individually and $1,000,000 in the aggregate; or (ii) settled in compliance with certain provisions of the merger agreement, except that no such legal proceeding may involve any conduct remedy, injunction or other non-monetary relief of the Company or any of its subsidiaries;*

•

except as required by applicable law or United States generally accepted accounting principles, revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable, other than in the ordinary course of business, or make any material change in any of its accounting principles or practices;*

•

make or change any material tax election; settle, consent to or compromise any material tax claim or surrender a right to a material tax refund; file an amended tax return that could materially increase the taxes payable by the Company and its subsidiaries; or enter into a closing agreement with any governmental authority regarding any material tax;*

•

incur any capital expenditure, other than: (i) consistent with the Company’s capital expenditure budget, (ii) in connection with the repair or replacement of facilities, properties or assets destroyed or damaged due to casualty or accident that are covered by insurance or (iii) otherwise in an amount not to exceed $500,000 in the aggregate in each three-month period after the date of the merger agreement;*

•	enter into, modify, amend or terminate any material contract, except in the ordinary course of business, or any other contract if doing so would be materially adverse to the business of the Company;*

•	engage in any transaction with affiliates that would be required to be disclosed under SEC rules;*

•	announce or effectuate a plant closing, mass layoff or other employee layoff event affecting or implicating in whole or in part any site of employment, facility, operating unit or employee;*

•	grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business;*

•

acquire (by merger, consolidation or acquisition of stock or assets) any other person or any material equity interest therein or enter into any joint venture, legal partnership, limited liability corporation or similar arrangement with any third person;*

•	enter into, amend or terminate any collective bargaining agreement or other agreement with respect to any labor organization or works council (except to the extent required by applicable law);*

•	adopt or implement any stockholder rights plan or similar arrangement;

•	hire, promote or terminate (other than for cause (as determined by the Board in good faith)) any executive officer or other employee at the senior vice president (or equivalent) level or above; or

•	enter into, authorize any of, or agree or commit to take any of the foregoing actions.

Go-Shop Period; No-Shop Period; Company Board Recommendation Change

Go-Shop Period

During the period (which is referred to as the “go-shop period”) beginning on the date of the merger agreement and continuing until 12:00 p.m. Eastern time on November 19, 2019 (which is referred to as the “no-shop period start date”), the Company and its representatives may:

•

solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an “acquisition proposal” (as defined below);

•

subject to entry into an “acceptable confidentiality agreement” (as defined below), furnish to any person any non-public information relating to the Company or its subsidiaries or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or its subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an acquisition proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an acquisition proposal, provided, that the Company must, within 24 hours, provide to Parent, or provide Parent electronic access to, any such non-public information that has not been previously provided to Parent or its representatives; and

•	participate or engage in discussions or negotiations with any person with respect to an acquisition proposal;

except that the Company and its representatives may not provide such persons with any non-public information of or relating to Parent, Merger Sub or any of their respective affiliates or representatives. On the no-shop period start date, the Company shall notify Parent in writing of (i) the identity of each “exempted party” (as defined below), (ii) the number and identity of any parties with which the Company entered into an acceptable confidentiality agreement and (iii) the number and identity of any parties that submitted an “acquisition proposal” (as defined below) after the date of the merger agreement and prior to the no-shop period start date, each of which notices shall include the documents and information contemplated by the merger agreement to the extent not previously provided to Parent.

In addition, for fifteen days after the no-shop period start date (which fifteenth day is referred to as the “cut-off date”), the Company may continue to engage in any of the activities just described with an exempted party, so long as the exempted party remains an exempted party.

As used in the merger agreement, the term “acquisition proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an “acquisition transaction,” which is defined in turn as any transaction or series of related transactions (other than the merger) involving:

•

any purchase or other acquisition by any person or group, whether from the Company or any other person(s), of securities representing more than 25% (by vote or value) of the total outstanding equity securities of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer;

•

any purchase (including by way of merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction), license or other acquisition by any person or group of assets constituting or accounting for more than 25% of the consolidated assets, revenue or net income of the Company and its subsidiaries, taken as a whole; or

•

any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company which would result in any person or group holding securities representing more than 25% (by vote or value) of the total outstanding equity securities of the Company outstanding after giving effect to the consummation of such transaction.

Also as used in the merger agreement, the term “acceptable confidentiality agreement” means an agreement with the Company that is executed, delivered and effective after the execution and delivery of the merger agreement that (i) contains customary provisions that require any counterparty thereto (and any of its affiliates and representatives) that receives non-public information of or with respect to the Company to keep such information confidential, (ii) contains provisions therein that are no less restrictive (or otherwise more favorable) in any material respect to such counterparty (and any of its affiliates and representatives) than the terms of the confidentiality agreement and (iii) otherwise does not prohibit the Company (and any of its affiliates and representatives) from complying with the Company’s go-shop period or no-shop period covenants.

The term “exempted party” means any person or group from whom the Company or any of its representatives has received during the go-shop period an acquisition proposal that the Board (or a committee thereof) determines in good faith during the go-shop period, after consultation with outside counsel and its financial advisors, is a “superior proposal” (as defined below) or would reasonably be expected to result in a superior proposal. In addition, any such person or group will immediately and irrevocably cease to be an exempted party (i) following the cut-off date or (ii) if, as of or at any time after the no-shop period start date, the acquisition proposal submitted by such person or group is or has been withdrawn or terminated or modified in a manner such that, in the good faith determination of the Board (or a committee thereof) after consultation with outside counsel and its financial advisors, as modified, it no longer constitutes or is reasonably expected to result in a superior proposal.

Finally, the term “superior proposal” means any bona fide written acquisition proposal on terms that the Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing) and the identity of the person making the proposal and other aspects of the acquisition proposal that the Board determines in good faith to be relevant, and if consummated, would be more favorable, from a financial point of view, to the Company’s stockholders (in their capacity as such) than the merger (in each case, taking into account any revisions to the merger agreement made or proposed in writing by Parent prior to the time of such determination or otherwise pursuant to the terms of the merger agreement). However, for purposes of the reference to an “acquisition proposal” in this definition, all references to “25%” in the definition of “acquisition transaction” will be deemed to be references to “50%.”

For more information regarding the results of the go-shop period, see the section of this proxy statement titled “The Merger—Background of the Merger.”

No-Shop Period

From and after the no-shop period start date, except with respect to an exempted party before the cut-off date, the Company will, and will cause its subsidiaries and its and their directors and officers to, and will instruct and use its reasonable best efforts to cause its representatives to, (i) cease any solicitations, discussions or negotiations with any person that could reasonably be expected to lead to an acquisition proposal and request the prompt return or destruction of all non-public information concerning the Company and its subsidiaries provided to any such person and (ii) until the earlier of the termination of the merger agreement and the effective time of the merger, not:

•

solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist the making, submission or announcement of any proposal, inquiry or offer that constitutes, or is reasonably expected to lead to, an acquisition proposal;

•

furnish to any person (other than to Parent, Merger Sub or their designees) or its representatives any non-public information relating to the Company and its subsidiaries or any acquisition proposal, or afford any such person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company and its subsidiaries, in any such case in connection with, or with the intent to induce the making, submission or announcement of, an acquisition proposal;

•

participate, facilitate, encourage or engage in discussions or negotiations with any person with respect to an acquisition proposal (other than informing such persons of these restrictions in the merger agreement);

•

enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an acquisition transaction, other than an acceptable confidentiality agreement entered into in compliance with the terms of the merger agreement (any such agreement referred to as an “alternative acquisition agreement”); or

•	resolve or propose to do any of the foregoing.

However, between the no-shop period start date and the adoption of the merger agreement by the Company’s stockholders, if the Company or any of its representatives receives a bona fide acquisition proposal that did not result from any breach of the Company’s go-shop period or no-shop period covenants (other than an immaterial, unintentional breach), then (i) the Company and its representatives may contact the person or group making the acquisition proposal solely to clarify its terms and conditions or, if it was made orally, to request that it be made in writing and (ii) if such acquisition proposal is in writing and the Board has determined in good faith (after consultation with its independent financial advisor and outside legal counsel) that (A) such acquisition proposal either constitutes a superior proposal or would reasonably be expected to result in a superior proposal and (B) the Board has determined in good faith (after consultation with its outside legal counsel) that the failure to take the following actions would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law, then the Company and the Board may, directly or indirectly through one or more of their representatives:

•	participate or engage in discussions or negotiations with the person or group making the acquisition proposal and its or their representatives regarding such acquisition proposal; and

•

enter into an acceptable confidentiality agreement with the person or group making such acquisition proposal and (subject to such person or group having entered into an acceptable confidentiality agreement) furnish, or provide access to, pursuant to such acceptable confidentiality agreement any non-public information relating to the Company and its subsidiaries or their businesses, properties, assets, books, records or other non-public information, or provide access to any personnel of the

Company and its subsidiaries; provided, that the Company must, within 24 hours, provide to Parent, or provide Parent access to, any such non-public information that has not been previously provided to Parent or its representatives.

In no event may the Company or any of its subsidiaries or any of their respective representatives directly or indirectly reimburse or pay, or agree to reimburse or pay, the fees, costs or expenses of, or provide or agree to provide any compensation to, any person or group (or any of its or their representatives or potential financing sources) who makes an acquisition proposal or any other proposal, inquiry or offer.

In addition, the merger agreement expressly provides that, from the date of the merger agreement to the earlier of the termination of the merger agreement and the effective time of the merger, the Company will enforce, and will not waive or release, any provision of any standstill or confidentiality agreement, provided, however, the Company will not be required to enforce, and will be permitted to waive or release, any provision of any standstill or confidentiality agreement solely to the extent that such provision has the effect of prohibiting or purports to prohibit making a confidential acquisition proposal to the Board (or any committee thereof) in compliance with the terms of the merger agreement.

Company Board Recommendation Change

Except as provided below, the Board (or a committee thereof) may not make a “Company Board recommendation change” (as defined below) or cause or permit the Company and its subsidiaries to enter into an alternative acquisition agreement. The term “Company Board recommendation change” means any of the following actions:

•

to withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify the Board’s recommendation that stockholders adopt the merger agreement (which is referred to as the “Company Board recommendation”) in a manner adverse to Parent or Merger Sub in any respect;

•	to adopt, approve, endorse, recommend or otherwise declare advisable an acquisition proposal;

•	to fail to publicly reaffirm the Company Board recommendation within seven business days after Parent so requests in writing;

•

to take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act; or

•	to fail to include the Company Board recommendation in this proxy statement.

However, at any time before the Company’s stockholders adopt the merger agreement, the Board may make a Company Board recommendation change in response to an “intervening event” (as defined below), if (i) the Board determines in good faith (after consultation with its outside legal counsel) that the failure to do so would be inconsistent with the directors’ fiduciary duties, (ii) the Company has provided prior written notice to Parent at least five business days in advance that the Company intends to make a Company Board recommendation change and describing the intervening event in reasonable detail and (iii) before effecting the Company Board recommendation change, the Company and its representatives, during such five business day period, must have negotiated with Parent and its representatives in good faith (to the extent Parent desires to so negotiate) to adjust the terms and conditions of the merger agreement (together with any corollary adjustments to the terms and conditions of the commitment letters and/or guarantee) so that the Board would no longer determine that a failure to make a Company Board recommendation change in response to the intervening event would be inconsistent with the directors’ fiduciary duties and permitted Parent and its representatives an opportunity to make a presentation to the Board regarding the merger agreement and any adjustments Parent proposes to make to it (to the extent Parent requests to make such a presentation); provided, however, that, in the event of changes in the circumstances giving rise to such intervening event, the Company will be required to deliver a new written notice to Parent and to comply with the aforementioned notice requirements with respect to such new written notice (except that the above-referenced five business day period in respect of such new written notice shall be three business days).

As used in the merger agreement, the term “intervening event” means any material event, development, discovery, change or circumstance with respect to the Company that (i) was not known to, or reasonably expected by, the Board as of the date of the merger agreement and (ii) does not relate to any acquisition proposal or the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the merger agreement, or changes after the date of the merger agreement in the market price or trading volume of the common stock or the credit rating of the Company.

In addition, at any time before the Company’s stockholders adopt the merger agreement, if the Company has received a bona fide acquisition proposal, whether during the go-shop period or after the no-shop period start date, that the Board has concluded in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a superior proposal and which did not result from any breach (other than an immaterial, unintentional breach) of the Company’s go-shop or no-shop covenants, then the Board may (i) make a Company Board recommendation change or (ii) authorize the Company to terminate the merger agreement to enter into an alternative acquisition agreement with respect to such acquisition proposal if and only if:

•	the Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties;

•	the Company has complied in all material respects with its go-shop and no-shop covenants with respect to such acquisition proposal;

•

the Company has provided prior written notice to Parent at least four business days in advance that the Company intends to make a Company Board recommendation change or to terminate the merger agreement and describing the material terms of the acquisition proposal (including the identity of the person or group making such acquisition proposal);

•

before effecting the Company Board recommendation change or termination, the Company and its representatives, during such four business day period, must have negotiated with Parent and its representatives in good faith (to the extent Parent desires to so negotiate) to make such adjustments to the terms and conditions of the merger agreement (together with any corollary adjustments to the terms and conditions of the commitment letters and/or guarantee) so that the acquisition proposal would cease to constitute a superior proposal and permitted Parent and its representatives an opportunity to make a presentation to the Board regarding the merger agreement and any adjustments Parent proposes to make to it (to the extent Parent requests to make such a presentation); provided, however, that, in the event of revisions to the financial terms or other material terms or conditions of such acquisition proposal, the Company will be required to deliver a new written notice to Parent and to comply with the aforementioned notice requirements with respect to such new written notice (except that the above-referenced four business day period in respect of such new written notice shall be three business days); and

•

if the merger agreement is terminated to enter into an alternative acquisition agreement with respect to such acquisition proposal, the Company has validly terminated the merger agreement in accordance with its applicable termination provisions, including paying or causing to be paid the Company termination fee (as summarized below).

The merger agreement also requires that on the no-shop period start date in respect of each exempted party, the Company will notify Parent in writing of, and from the no-shop period start date until the earlier to occur of the termination of the merger agreement and the effective time of the merger, the Company will promptly (and, in any event, within 24 hours thereafter) notify Parent in writing of, the receipt by the Company or, to the knowledge of the Company, its representatives of any acquisition proposal or any request for non-public information, the identity of the person or group making the acquisition proposal and the material terms of the acquisition proposal. Thereafter, the Company also must keep Parent reasonably informed, on a reasonably prompt basis, of the status of such acquisition proposal and any discussions or negotiations regarding it, including any changes to such acquisition proposal.

Reasonable Best Efforts; Antitrust Filings

Parent, Merger Sub and the Company have each agreed to use their reasonable best efforts to consummate and make effective, in the most expeditious manner practicable, the merger, including by, (i) causing the conditions of the merger to be satisfied, (ii) obtaining all governmental consents, waivers, approvals, orders and making all governmental filings that are necessary or advisable to consummate the transactions contemplated by the merger, (iii) obtaining all required consents, waivers, approvals and orders with regard to any material contracts or material leases and (iv) executing and delivering any contracts reasonably necessary to consummate the merger.

In addition, Parent and the Company have each agreed to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and any other required filings under applicable non-U.S. antitrust laws and to use reasonable best efforts to cause the expiration of any applicable waiting periods and to obtain any required consents under all applicable antitrust laws as soon as practicable. In furtherance of the foregoing, Parent and Merger Sub have agreed unconditionally (except as any actions may be conditioned on the consummation of the closing of the merger) and without qualification to divest any assets, terminate any relationships, change any operations and agree to any restrictions on the activities of Parent, Merger Sub or the Company, and to contest, defend and appeal any legal proceedings, to avoid entry of or to have vacated, lifted or terminated, any order of any kind or nature that would prevent the consummation of the merger and other transactions contemplated by the merger agreement before 11:59 p.m., Eastern time, on April 20, 2020.

Proxy Statement; Company Stockholder Meeting

The Company has agreed to prepare and file with the SEC this proxy statement promptly following the date of the merger agreement (and in any event by November 14, 2019) and to use reasonable best efforts to cause the proxy statement to be disseminated to the Company’s stockholders as promptly as reasonably practicable following confirmation from the SEC that it will not review, or that it has completed its review of, this proxy statement, except that the Company is not required to mail the proxy statement before the 30th date after the date of the merger agreement.

The Company also has agreed to take all action necessary in accordance with applicable law (including the DGCL), the Company’s organizational documents and the rules of NASDAQ to (i) in consultation with Parent, establish a record date and commence a broker search as promptly as reasonably practical following the date of the merger agreement and (ii) duly call, give notice of and convene a meeting of the Company’s stockholders, in each case, as promptly as reasonably practicable following the mailing of this proxy statement to the Company’s stockholders for purpose of obtaining the stockholders’ adoption of the merger agreement. The adoption of the merger agreement shall be the only matter that the Company shall propose to be acted upon by the stockholders at the Company stockholder meeting. In addition, the merger agreement expressly provides that nothing prevents the Company from postponing or adjourning the special meeting after consulting with Parent if (i) a quorum is not present in person or represented by proxy at the meeting, (ii) required by applicable law, or a written directive from the SEC, (iii) the Company has notified Parent that the Board (or a committee thereof) intends to make a Company Board recommendation change and the applicable notice period required by the Company’s go-shop and no-shop covenants will not have expired before the then-scheduled meeting date and time or (iv) the Board (or a committee thereof) has determined in good faith (after consultation with outside legal counsel) that it would be inconsistent with its fiduciary duties not to postpone or adjourn the Company stockholder meeting or that such postponement or adjournment is required by applicable law in order to give the Company’s stockholders sufficient time to evaluate any information or disclosure or any amendment or supplement to the proxy statement that the Company has sent or otherwise made available to the stockholders; provided, however, that in each case, any such postponement or adjournment shall only be for the minimum amount of time reasonably necessary to resolve the matter giving rise thereto.

In addition, unless the merger agreement has been terminated, the Company has agreed to establish a record date for, duly call, give notice of, convene and hold the Company stockholder meeting and submit the merger agreement to a vote of the Company’s stockholders even if the Board has made a Company Board recommendation change.

Indemnification of Directors and Officers and Insurance

Parent has agreed to cause the surviving corporation and its subsidiaries to, from and after the effective time of the merger, honor and fulfill the obligations of the Company and its subsidiaries pursuant to any indemnification agreements (including any indemnification provisions included in any employment agreement) with any of their respective current or former directors and officers (who are referred to as the “indemnified persons”) for any acts or omissions by such indemnified persons occurring before the effective time of the merger, as well as until the sixth anniversary of the effective time of the merger to cause their certificates of incorporation, bylaws and other similar organizational documents to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Company’s and its subsidiaries’ certificates of incorporation, bylaws and other similar organizational documents as of the date of the merger agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner adverse to the beneficiaries thereof except as required by applicable law.

Under the merger agreement, until the sixth anniversary of the effective time of the merger, Parent has agreed to cause the surviving corporation to indemnify and hold harmless, to the fullest extent permitted by applicable law, each indemnified person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding, whether civil, criminal, administrative or investigative, to the extent that such legal proceeding arises out of or pertains to (i) any action or omission, or alleged action or omission, of an indemnified person in such indemnified person’s capacity as a director, officer, employee or agent of the Company or any of its subsidiaries or other affiliates that occurred before the effective time of the merger and (ii) the transactions contemplated by the merger agreement, as well as any actions taken by the Company, Parent or Merger Sub with respect thereto, except that if an indemnified person delivered to Parent a written notice asserting a claim for indemnification under the merger agreement before the sixth anniversary of the effective time of the merger, then the claim asserted in such notice will survive the sixth anniversary of the effective time of the merger until such claim is fully and finally resolved.

From the effective time of the merger until the sixth anniversary of the effective time of the merger, Parent has also agreed to cause the surviving corporation to maintain in effect the Company’s current directors’ and officers’ liability insurance (which is referred to as “D&O insurance”) in respect of acts or omissions occurring before the effective time of the merger on terms equivalent to those of the D&O insurance. However, if annual premiums for such coverage would be in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year (which 300% amount is referred to as the “maximum annual premium”), then the surviving corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the maximum annual premium from an insurance carrier with the same or better credit rating as the Company’s current D&O insurance carrier. In addition, before the effective time of the merger, the Company may (or if Parent requests, shall) purchase a prepaid “tail” policy with respect to the D&O insurance so long as the annual cost for such “tail” policy does not exceed the maximum annual premium, in which case Parent is required to cause the surviving corporation to maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder for so long as such “tail” policy is in full force and effect.

The indemnified persons are third party beneficiaries of these indemnification covenants in the merger agreement, and the indemnification obligations of Parent and the surviving corporation under the merger agreement may not be terminated, amended or otherwise modified in any manner that adversely affects any indemnified person (or any other person who is a beneficiary pursuant to the D&O insurance or the “tail” policy referred to above (and their heirs and representatives)) without the prior written consent of such affected indemnified person or other person.

Financing

Subject to the terms and conditions of the merger agreement, each of Parent and Merger Sub will use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange and obtain the equity financing on the terms and conditions described in the equity commitment letter, including using its reasonable best efforts to:

•	maintain in effect the equity commitment letter in accordance with the terms and subject to the conditions thereof;

•	satisfy on a timely basis all conditions to funding that are applicable to Parent and Merger Sub in the equity commitment letter; and

•

if the conditions to funding therein have been satisfied or waived, consummate the equity financing at or prior to the closing, including by causing the parties to the equity commitment letter to fund the equity financing at the closing.

Each of Parent and Merger Sub will use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable to arrange the debt financing and to consummate the debt financing on the closing date in accordance with the terms of the debt commitment letter, including using its reasonable best efforts to:

•	maintain in effect the debt commitment letter in accordance with the terms and subject to the conditions thereof;

•	comply with its obligations under the debt commitment letter;

•

negotiate, execute and deliver definitive agreements with respect to the debt financing contemplated by the debt commitment letter on the terms and conditions contemplated by the debt commitment letter;

•

satisfy, or cause to be satisfied, on a timely basis (or obtain a waiver to) all conditions to funding that are applicable to Parent, Merger Sub and the guarantor in the debt commitment letter that are within its control; and

•

if the conditions to funding therein have been satisfied or waived and the marketing period has been completed, consummate the debt financing at or prior to the closing, including by causing the financing sources to fund the debt financing at the closing.

Prior to the effective time of the merger, the Company will, and will cause each of its subsidiaries to, in each case, use its reasonable best efforts to provide, and to instruct its representatives to provide, Parent and Merger Sub with all cooperation reasonably requested by Parent or Merger Sub to assist them in arranging the debt financing.

Nothing in the financing provision of the merger agreement will require the Company or its subsidiaries to (i) waive or amend any terms of the merger agreement or agree to pay any fees or reimburse any expenses prior to the effective time of the merger for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent; (ii) enter into any definitive agreement or distribute any cash prior to the effective time of the merger; (iii) give any indemnities in connection with the debt financing that are effective prior to the effective time of the merger; (iv) take any action that would unreasonably interfere with the conduct of the business of the Company or its subsidiaries or create an unreasonable risk of damage or destruction to any property or assets of the Company or its subsidiaries; or (v) take any action that will conflict with or violate its organizational documents or any applicable laws in any material respect.

Employee Benefits Matters

The merger agreement provides that, for a period of not less than one year after the effective time of the merger (which is referred to as the “continuation period”), Parent will cause the surviving corporation and its subsidiaries to maintain for the benefit of each continuing employee who is not a represented employee (as defined below) (i) a base salary or wage rate that is no less favorable than that provided to the continuing employee immediately prior to the effective time of the merger, (ii) aggregate annual cash bonus compensation opportunities that are substantially comparable, in the aggregate, to those provided to the continuing employee immediately prior to the effective time of the merger and (iii) employee benefits that are substantially comparable, in the aggregate, to those provided to the continuing employee immediately prior to the effective time of the merger; provided that “employee benefits” shall not include equity-based compensation, defined benefit pension benefits, retiree health and welfare benefits and benefits under any deferred compensation plan or program. With respect to each continuing employee who is covered by a collective bargaining agreement (each, a “represented employee”), Parent shall, and shall cause the surviving corporation and its subsidiaries to, continue to honor the collective bargaining agreements, in each case as in effect at the effective time of the merger, in accordance with their terms (it being understood that this sentence shall not be construed to limit the ability of Parent or the surviving corporation to amend or terminate any such collective bargaining agreement, to the extent permitted by the terms of the applicable collective bargaining agreement and applicable law).

Parent also has agreed to cause the surviving corporation and its subsidiaries, until the later of the continuation period or the remaining term of any individual employment, severance or separation agreement in effect immediately prior to the effective time of the merger, to provide certain continuing employees who suffer a termination of employment under circumstances that would have given the continuing employee a right to severance payments and benefits under a severance policy or individual employment, severance or separation agreement or other arrangement (which are referred to as the “Company severance plans”) in effect immediately prior to the effective time of the merger (but only to the extent such Company severance plans have been specifically listed in the Company’s confidential disclosure letter) with severance payments and benefits no less favorable than those that would have been provided to such continuing employee under the applicable terms of the Company severance plan.

In addition, with respect to annual cash bonuses for the 2019 calendar year, as soon as practicable following the end of the 2019 calendar year, but in no event later than March 15, 2020, the Company shall, or, if the effective time of the merger has occurred, Parent shall, or shall cause the surviving corporation to, pay each continuing employee an annual cash bonus for the 2019 calendar year in an amount determined based on the level of attainment of the applicable performance criteria under the bonus plan in which such continuing employee participated in for the 2019 calendar year (with such payouts determined in the ordinary course and consistent with past practice). In the event the employment of any continuing employee is terminated by the Company (or, if the effective time of the merger has occurred, the surviving corporation) following the 2019 calendar year (or, if earlier, the effective time of the merger) and prior to the payment of the annual bonus for the 2019 calendar year under circumstances entitling such continuing employee to severance benefits under the Company severance plan (including such continuing employee’s execution and non-revocation of a release of claims in accordance therewith), such continuing employee will be entitled to an annual bonus for the 2019 calendar year payable in the same manner and at the same time as other bonuses for the 2019 calendar year are payable as described above. In the event the effective time of the merger occurs after the 2019 calendar year and before annual cash bonuses have been paid in respect of the 2019 calendar year, the Board shall, to the extent in the ordinary course of business and consistent with past practice, determine the level of performance achieved for purposes of the payout of such bonuses in good faith based on the foregoing principles (and, for the avoidance of doubt, without taking any discretionary action to provide for bonuses in excess of the amount contemplated by the terms of the annual bonus plan for 2019 as in effect on the date hereof) and Parent shall cause the bonuses determined by the Board to be paid in the ordinary course of business following the closing.

With respect to annual cash bonuses for the 2020 calendar year, as soon as practicable following the end of the 2020 calendar year and the determination of the actual results with respect to any performance metrics for the 2020 calendar year, Parent shall, or shall cause the surviving corporation to, pay each continuing employee who remains employed by the Company or its subsidiaries and is otherwise eligible for a cash payment under the terms of the bonus plan for the 2020 calendar year in which such continuing employee participated as of immediately prior to the effective time of the merger (if any), an annual cash bonus for the 2020 calendar year in an amount determined by the board of directors (or similar governing body) of the surviving corporation or its designee in good faith in accordance with the terms of the applicable bonus plan; provided that if no bonus plan is adopted for the 2020 calendar year prior to the effective time of the merger (or if such plan is adopted in violation of the merger agreement), then any obligation thereunder with respect to annual cash bonuses for the 2020 calendar year will be void.

The merger agreement expressly provides that the foregoing employee benefits covenants do not guarantee employment for any period of time, preclude the ability of Parent, the surviving corporation or any of their subsidiaries to terminate any continuing employee for any reason or create any third party beneficiary rights in favor of any person, among other things.

Other Agreements

The merger agreement contains additional agreements between the Company, on the one hand, and Parent and Merger Sub, on the other hand, relating to, among other things:

•

the equity financing pursuant to the equity commitment letter, debt financing cooperation and repayment and discharge of the Company’s revolving credit facility by Parent promptly following the effective time of the merger;

•	Parent and Merger Sub’s access to Company information;

•	notification of certain matters;

•	consultations regarding public statements and disclosure;

•	cooperation with respect to certain tax matters; and

•	litigation relating to the transactions contemplated by the merger agreement.

Conditions to the Closing of the Merger

The obligations of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver of various conditions on or prior to the effective time of the merger, including the following:

•	adoption of the merger agreement by the Company’s stockholders;

•	expiration or early termination of any applicable waiting period under the HSR Act and obtaining the clearances, approvals and consents required under the antitrust laws of Germany and Mexico; and

•	the absence of any legal or regulatory restraints enjoining or otherwise prohibiting the consummation of the merger.

Parent and Merger Sub’s obligations to consummate the merger are subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties made by the Company relating to organization, good standing, corporate power, enforceability, anti-takeover laws, certain aspects of the Company’s capitalization, subsidiaries, brokers and the absence of any Company material adverse effect being true and correct in all material respects as of the date on which the closing occurs as if made on and as of such date;

•

the representations and warranties made by the Company relating to certain aspects of the Company’s capitalization being true and correct in all respects as of the date on which the closing occurs as if made on and as of such date, except for de minimis inaccuracies;

•

the other representations and warranties made by the Company in the merger agreement being true and correct as of the date on which the closing occurs as if made on and as of such date, except for such failures to be true and correct that would not have a Company material adverse effect;

•	the Company’s performance and compliance in all material respects with all covenants, obligations and conditions required to be performed or complied with by the Company at or before the closing;

•	receipt by Parent and Merger Sub of a certificate signed by an executive officer of the Company certifying to the satisfaction of the four conditions mentioned immediately above; and

•	the absence of a Company material adverse effect having occurred after the date of the merger agreement that is continuing as of the effective time of the merger.

The Company’s obligations to consummate the merger are subject to the satisfaction or waiver of the following additional conditions:

•

the representations and warranties made by Parent and Merger Sub set forth in the merger agreement being true and correct on and as of the date on which the closing occurs as if made on and as of such date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to the merger agreement;

•

Parent’s and Merger Sub’s performance and compliance in all material respects with all covenants, obligations and conditions required to be performed or complied with by Parent and Merger Sub at or before the closing; and

•	receipt by the Company of a certificate signed by a duly authorized officer of each of Parent and Merger Sub certifying to the satisfaction of the two conditions mentioned immediately above.

The merger agreement does not contain any financing-related closing condition. Parent and Merger Sub each acknowledge and agree that obtaining the debt financing is not a condition to the closing.

Notwithstanding anything to the contrary in the merger agreement, none of the Company, Parent or Merger Sub may rely, either as a basis for not consummating the merger and other transactions contemplated by the merger agreement or for terminating the merger agreement and abandoning the merger, on the failure of any of the foregoing conditions precedent to be satisfied if such party’s breach of any of its representations, warranties, covenants or agreements set forth in the merger agreement or failure to perform fully its obligations under the merger agreement in any manner has primarily caused or resulted in a failure of any such condition to be satisfied or otherwise have given rise to a right of termination of the merger agreement by the other party.

The Company, Parent and Merger Sub can provide no assurance that all of the conditions precedent to the merger will be satisfied or waived by the party permitted to do so.

Termination

The merger agreement may be terminated and the merger abandoned in the following circumstances:

•	by mutual written agreement of Parent and the Company at any time prior to the effective time of the merger;

•	by either Parent or the Company at any time prior to the effective time of the merger if:

•

any permanent injunction, judgment, order, or legal or regulatory restraint has become final and non-appealable, or any statute, rule or regulation has been enacted, that prohibits or makes illegal the consummation of the merger, except that the right to so terminate the merger agreement will not be available to any party that has failed to comply in any material respect with its reasonable best efforts covenants to make any of the foregoing restraints not applicable to the merger;

•

the effective time of the merger has not occurred by 11:59 p.m. Eastern time, on April 20, 2020 (which is referred to as the “termination date”); provided, however, that if the marketing period shall have begun but not be completed by the termination date, then Parent may elect to extend the termination date to the last day of the marketing period, except that this right to so terminate the merger agreement will not be available to Parent if the Company has the right to terminate the merger agreement due to Parent’s breach or failure to close when so required (each as summarized below), will not be available to the Company if Parent has the right to terminate the merger agreement due to the Company’s breach (as summarized below) and will not be available to any party whose failure to act has been the primary cause of or primarily resulted in either the failure of a closing condition to be satisfied by, or the failure of the effective time of the merger to have occurred by, the termination date; or

•	the Company’s stockholders fail to adopt the merger agreement at the Company stockholder meeting;

•	by Parent if:

•

at any time prior to the effective time of the merger, the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement so as to cause certain conditions precedent to Parent’s obligation to consummate the merger not to be satisfied, subject to a 45-day notice and cure opportunity if the breach is capable of being cured by the termination date, except that this right to terminate the merger agreement will not be available to Parent if Parent or Merger Sub is then in breach of any of their respective representations, warranties or covenants so as to cause certain conditions precedent to Parent’s and Merger Sub’s obligations to consummate the merger not to be satisfied; or

•

at any time prior to the adoption of the merger agreement by the Company’s stockholders, the Board makes a Company Board recommendation change or the Company has willfully breached or willfully failed to perform in any material respect any of its covenants or other agreements contained in the go-shop period and no-shop period covenants of the merger agreement; and

•	by the Company if:

•

at any time prior to the effective time of the merger, Parent or Merger Sub has breached or failed to perform in any material respect any of their respective representations, warranties, covenants or other agreements contained in the merger agreement so as to cause certain conditions precedent to the Company’s obligation to consummate the merger not to be satisfied, subject to a 45-day notice and cure opportunity if the breach is capable of being cured by the termination date, except that this right to terminate the merger agreement will not be available to the Company if the Company is then in breach of any of its representations, warranties or covenants so as to cause certain conditions precedent to the Company’s obligation to consummate the merger not to be satisfied;

•

at any time prior to the adoption of the merger agreement by the Company’s stockholders, if the Company has received a superior proposal, the Board has authorized the Company to enter into a definitive alternative acquisition agreement to consummate such superior proposal, the Company has complied in all material respects with its go-shop and no-shop covenants with respect to such superior proposal and prior to or concurrently with such termination the Company pays or causes to be paid to Parent the Company termination fee (summarized below); or

•

at any time prior to the effective time of the merger if the marketing period has ended and Parent and Merger Sub fail to consummate the merger when required to do so under the merger agreement, the Company has irrevocably notified Parent in writing after the expiration of the marketing period that the Company is ready, willing and able to consummate the closing and that all conditions precedent to the Company’s obligation to consummate the merger either have been satisfied (or, as to those conditions that by their terms are to be satisfied at the closing, are capable of being satisfied at the closing) or that the Company is willing to waive any such unsatisfied conditions, the Company has given Parent at least three business days’ notice that the Company intends to terminate the merger agreement and Parent and Merger Sub fail to consummate the merger within such three business day period.

Effect of Termination

If the merger agreement is terminated by Parent or the Company, the merger agreement will have no further force and effect without liability to any party (or any partner, member, manager, stockholder, director, officer, employee, affiliate, agent or representative of such party), except that each of the following provisions will survive the termination in accordance with their respective terms: Parent and Merger Sub’s representations and warranties to the Company regarding their non-reliance on extra-contractual representations and omissions; the parties’ confidentiality, reimbursement and indemnification covenants regarding financing cooperation and the parties’ covenants regarding public announcements; the provisions regarding the effect of termination and payment of termination fees and expenses; and the general provisions contained in Article IX of the merger agreement.

Termination Fees and Expense Reimbursement

The Company is required to pay or cause to be paid to Parent a “Company termination fee” of either $10.3 million or $20.6 million (as specified below) if the merger agreement is terminated in the following circumstances:

•

if (i) the merger agreement is terminated by either Parent or the Company due to the failure to consummate the merger by the termination date or the failure of the Company’s stockholders to adopt the merger agreement at the Company stockholder meeting or is terminated by Parent due to the Company’s breach or failure to perform, (ii) at the time of such termination, an acquisition proposal for an acquisition transaction was publicly announced and not withdrawn or otherwise abandoned and (iii) within one year of the termination, either an acquisition transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an acquisition transaction (whether or not such transaction is subsequently is consummated) (except that, for this purpose, all references to “25%” in the definition of acquisition transaction will be deemed to be references to “50%”), then the Company will substantially concurrently with the earlier of the execution of such definitive agreement or the consummation of such acquisition transaction pay or cause to be paid to Parent (or its equity holders in accordance with merger agreement) the $20.6 million Company termination fee; provided, however, that if Parent has previously been paid the Parent expenses (as defined in the merger agreement) as described below, the amount of the Company termination fee shall be reduced by the amount of such Parent expenses actually paid to Parent;

•	if Parent terminates the merger agreement due (i) to a Company Board recommendation change or (ii) the Company’s willful breach of, or willful failure to perform, in any material respect, any of its covenants in the merger agreement related to the go-shop period and no-shop period, then within two business days after the termination the Company will pay or cause to be paid to Parent (or its equity holders in accordance with merger agreement) the $20.6 million Company termination fee; and

•

if the Company received a superior proposal and terminates the merger agreement to enter into a definitive alternative acquisition agreement to consummate such superior proposal, then prior to or concurrently with such termination the Company shall pay or cause to be paid to Parent (or its equity holders in accordance with merger agreement) either the $10.3 million Company termination fee (if the alternative acquisition agreement is with an exempted party at the time of the termination) or the $20.6 million Company termination fee (if the alternative acquisition agreement is with any other person or the termination occurs at any other time), as applicable.

To the extent the Company is required to pay the Company termination fee in an amount that exceeds Parent and Merger Sub’s expenses or out of pocket costs incurred in connection with the merger agreement, such excess (referred to as “holder damages”) represents an amount of damages payable in respect of losses suffered by the direct or indirect equity holders of Parent. Accordingly, in the event a Company termination fee is payable, Parent shall in its discretion determine the extent, if any, to which such fee constitutes holder damages, and the Company shall pay such holder damages for the account of such direct or indirect equity holders of Parent to one or more (but in no event more than five) accounts specified in writing by Parent.

In addition to the foregoing provisions for the payment of the Company termination fee, if the merger agreement is validly terminated by Parent or the Company for failure to obtain Company stockholder approval or by Parent if the Company materially breaches a representation, warranty, covenant or other agreement as set forth in the merger agreement, then the Company shall promptly (and in any event within two business days) following delivery by Parent to the Company of a written statement setting forth the amount of the Parent expenses, pay (or cause to be paid) to Parent such Parent expenses in an amount of up to $3.0 million. In the event the foregoing payment is paid to Parent and the Company termination fee thereafter becomes payable by Innophos pursuant to the merger agreement, the Company termination fee otherwise payable will be reduced by the amount of such payment previously paid to Parent as described in the preceding sentence.

If the merger agreement is terminated by the Company due to (i) Parent or Merger Sub’s breach of the merger agreement so as to cause any condition precedent to the Company’s obligation to consummate the merger not to be satisfied, subject to a 45-day notice and cure opportunity if the breach is capable of being cured by the termination date, or (ii) Parent and Merger Sub’s failure to consummate the merger when required to do so under the merger agreement, then, in each case, Parent will promptly (and in any event within two business days of the termination) pay or cause to be paid to the Company a “Parent termination fee” of $40 million.

The parties have agreed that, if the merger agreement is terminated in circumstances requiring the payment of either the Company termination fee or the Parent termination fee, and if such fee is paid to the party entitled to receive such fee, then the receipt of such fee will be that party’s sole and exclusive remedy (except that the parties will remain obligated with respect to various expense reimbursement obligations provided for in the merger agreement).

Amendment; Extension and Waiver

Subject to the requirements of applicable law, the merger agreement may be amended by the parties at any time by an instrument in writing signed by the parties to the merger agreement, except that, following the adoption of the merger agreement by the Company’s stockholders, the merger agreement may not be amended in any manner which by law would require further approval by the Company’s stockholders without approval by such stockholders. At any time before the effective time of the merger, any party may, to the extent legally allowed and except as otherwise set forth in the merger agreement, (i) extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement, (ii) waive any inaccuracies in the representations and warranties made to such party in the merger agreement or in any document delivered pursuant to the merger agreement and (iii) subject to applicable law, waive compliance with any of the agreements or conditions for the benefit of such party contained in the merger agreement (except that the parties may not waive certain obligations, as provided in the merger agreement). Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party.

Specific Performance

The parties to the merger agreement agreed that they will be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

Governing Law

The merger agreement is governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of November 11, 2019, for:

•	each beneficial owner of more than 5% of our outstanding common stock;

•	each of our named executive officers named for the year ended December 31, 2018 and named in our proxy statement filed with the SEC on April 8, 2019;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by footnote, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to applicable community property laws. Securities that may be acquired within 60 days of November 11, 2019, including shares subject to Company stock options that may be exercised, and Company RSUs that may vest and settle, are deemed to be beneficially owned by the person or entity holding such securities for the purpose of computing beneficial ownership, but are not treated as outstanding for the purpose of computing the ownership of any other person or entity. The information as to beneficial ownership presented in the table below does not take into account any accelerated vesting that may occur in connection with the closing of the merger. The applicable percentages of beneficial ownership are based on 19,690,774 shares of our common stock outstanding as of November 11, 2019.

Unless otherwise indicated, the business address of each of the individuals named below is: c/o Innophos Holdings, Inc., 259 Prospect Plains Road, Building A, Cranbury, New Jersey 08512.

	Common Stock Beneficially Owned
Name	Number of Shares	Percent of Class
Five Percent Stockholders:
BlackRock, Inc.(a)	2,932,174	14.9%
Dimensional Fund Advisors LP(b)	1,084,227	5.5%
The Vanguard Group(c)	1,997,749	10.1%
Named Executive Officers and Directors:
Kim Ann Mink(d)	392,971	2.0%
Han Kieftenbeld(e)	34,343	*
Joshua Horenstein(f)	33,447	*
Mark Santangelo(g)	11,054	*
Sherry Duff(h)	13,316	*
Gary Cappeline	28,040	*
Jane Hilk	3,126	*
Linda Myrick	28,222	*
Karen Osar	25,805	*
John Steitz	30,728	*
Peter Thomas	9,421	*
Robert Zatta	13,421	*
All executive officers and directors as a group (fifteen persons, including those named above)(i)	708,045	3.5%

*	Percent of class represents less than 1% of the total.

**	For purposes of this disclosure, restricted stock is assumed to have voting power but no investment power.
(a)

Based solely upon a Schedule 13G/A filed January 28, 2019 by BlackRock, Inc., a Delaware corporation, the reporting person may be deemed to beneficially own 2,932,174 shares of our common stock (2,867,306 through sole voting power and 2,932,174 through sole dispositive power). The business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(b)

Based solely upon a Schedule 13G/A filed on February 8, 2019 by Dimensional Fund Advisors LP, a Delaware limited partnership, the reporting persona may be deemed to beneficially own 1,084,227 shares of our common stock (1,015,403 through sole voting power and 1,084,227 through sole dispositive power). The business address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(c)

Based solely upon a Schedule 13G/A filed on February 11, 2019 by The Vanguard Group, a Pennsylvania corporation, the reporting person may be deemed to beneficially own 1,997,749 shares of our common stock (22,387 through sole voting power, 3,200 through shared voting power, 1,974,437 through sole dispositive power and 23,312 through shared dispositive power). The business address of the Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(d)

Includes (i) 43,485 shares of Company restricted stock, (ii) Company stock options entitling the holder to purchase 277,413 shares of common stock and (iii) 13,774 Company RSUs that are scheduled to vest on December 31, 2019.

(e)

Effective March 15, 2019, Mr. Kieftenbeld’s employment with the Company was terminated. The holdings reported are based on information known by Innophos with respect to the securities held by the individual as of the date of the individual’s separation from Innophos, including Company stock options entitling the holder to purchase 22,592 shares of common stock, but excluding Company stock options that, prior to their expiration on June 13, 2019, entitled Mr. Kieftenbeld to acquire 31,067 shares of common stock.

(f)	Includes (i) 7,160 shares of Company restricted stock and (ii) Company stock options entitling the holder to purchase 21,888 shares of common stock.
(g)	Includes (i) 6,256 shares of Company restricted stock and (ii) Company stock options entitling the holder to purchase 3,559 shares of common stock.
(h)	Includes (i) 5,718 shares of Company restricted stock and (ii) Company stock options entitling the holder to purchase 6,412 shares of common stock.
(i)

Includes (i) 75,457 shares of Company restricted stock, (ii) Company stock options entitling the holders to purchase 368,451 shares of common stock and (iii) 13,774 Company RSUs that are scheduled to vest on December 31, 2019.

APPRAISAL RIGHTS

General

If the merger is completed, holders of shares of Innophos common stock who do not vote in favor of or do not otherwise consent in writing to the adoption of the merger agreement (and for which appraisal rights have not been waived) and who properly demand an appraisal of their shares and who otherwise comply with the requirements set forth in Section 262 of the DGCL will be entitled to appraisal rights in connection with the merger. Strict compliance with the statutory procedures in Section 262 of the DGCL is required. Failure to timely and properly comply with such statutory requirements will result in the loss of your appraisal rights.

This section summarizes material provisions of the DGCL pertaining to appraisal rights. The following discussion, however, is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, which is attached as Annex C to this proxy statement and incorporated by reference herein. All references within Section 262 of the DGCL to “stockholder” are to the record holder of shares of Innophos common stock. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not an Innophos stockholder should exercise its right to seek appraisal under Section 262 of the DGCL.

Under the DGCL, if you hold one or more shares of Innophos common stock, do not vote in favor of or do not otherwise consent in writing to the adoption of the merger agreement and otherwise comply with the requirements set forth in Section 262 of the DGCL, you will be entitled to have your shares appraised by the Delaware Court of Chancery and to receive the “fair value” of such shares (as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the merger or related transactions) in cash, together with interest, if any, to be paid upon the amount determined to be the fair value. It is possible that any such “fair value” as determined by the Delaware Court of Chancery may be more or less than, or the same as, the merger consideration which Innophos stockholders will be entitled to receive upon the consummation of the merger pursuant to the merger agreement. These rights are known as appraisal rights.

Under Section 262 of the DGCL, not less than 20 days prior to the special meeting at which the adoption of the merger agreement will be submitted to the stockholders, Innophos must notify each stockholder who was an Innophos stockholder on the record date and who is entitled to exercise appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes the required notice, and a copy of Section 262 of the DGCL is attached as Annex C to this proxy statement.

A HOLDER OF INNOPHOS COMMON STOCK WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO SHOULD REVIEW THE FOLLOWING DISCUSSIONS AND ANNEX C CAREFULLY. FAILURE TO COMPLY PRECISELY WITH THE PROCEDURES OF SECTION 262 OF THE DGCL IN A TIMELY AND PROPER MANNER WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL UNDER SECTION 262 OF THE DGCL, A HOLDER OF INNOPHOS COMMON STOCK WHO IS CONSIDERING WHETHER TO EXERCISE ITS APPRAISAL RIGHTS IS ENCOURAGED TO CONSULT WITH THEIR OWN LEGAL COUNSEL AND/OR FINANCIAL ADVISOR. ANY SHARES OF INNOPHOS COMMON STOCK HELD BY AN INNOPHOS STOCKHOLDER WHO FAILS TO PERFECT, SUCCESSFULLY WITHDRAWS OR OTHERWISE LOSES HIS, HER OR ITS APPRAISAL RIGHTS WILL BE DEEMED TO HAVE BEEN CONVERTED AS OF THE EFFECTIVE TIME OF THE MERGER INTO THE RIGHT TO RECEIVE THE MERGER CONSIDERATION.

How to Exercise and Perfect Your Appraisal Rights

If you are an Innophos stockholder and wish to exercise the right to seek an appraisal of your shares of Innophos common stock, you must comply with ALL of the following:

•

you must NOT vote “FOR,” or otherwise consent in writing to, the merger proposal. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the merger proposal, if you submit a proxy and wish to exercise your appraisal rights, you must include voting instructions to vote your share “AGAINST,” or as an abstention with respect to, the merger proposal;

•	prior to the taking of the vote on the merger proposal at the special meeting, you must deliver a proper written demand for appraisal of your shares;

•

you must continuously hold your shares of Innophos common stock from the date of making the written demand through the effective time of the merger. You will lose your appraisal rights if you transfer your shares of Innophos common stock before the effective time of the merger; and

•

you, another stockholder who has complied with the applicable subsections of Section 262 of the DGCL and who is otherwise entitled to appraisal rights under Section 262 of the DGCL, an appropriate beneficial owner or the surviving corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of your shares of Innophos common stock within 120 days after the effective time of the merger. The surviving corporation is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of the appropriate Innophos stockholders to initiate all necessary action to properly demand their appraisal rights in respect of shares of Innophos common stock within the time prescribed in Section 262 of the DGCL.

Filing a Written Demand

Neither voting against the merger proposal, nor abstaining from voting or failing to vote on the merger proposal, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL. Any holder of shares of Innophos common stock wishing to exercise appraisal rights must deliver to Innophos, before the taking of the vote on the merger proposal at the special meeting, a written demand for the appraisal of the stockholder’s shares. A stockholder’s failure to deliver the written demand prior to the taking of the vote on the merger proposal at the special meeting will constitute a waiver of appraisal rights. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger proposal.

A demand for appraisal must be executed by or on behalf of the stockholder of record. Only a holder of record may demand appraisal rights for the shares of Innophos common stock registered in that holder’s name. Such demand will be sufficient if it reasonably informs Innophos of the identity of the stockholder, the number of shares of Innophos common stock owned by such stockholder and that the stockholder intends to demand appraisal of the “fair value” of his, her or its shares of Innophos common stock. Beneficial owners who do not also hold their shares of Innophos common stock of record may not directly make appraisal demands to Innophos. The beneficial owner must, in such case, arrange for the holder of record, such as a bank, broker or nominee, to timely submit the required demand in respect of those shares of Innophos common stock. A holder of record, such as a bank, broker or nominee, who holds shares of Innophos common stock as a nominee or intermediary for others, may exercise appraisal rights with respect to the shares of Innophos common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. The written demand should state the number of shares of Innophos common stock as to which appraisal is sought. Where no number of shares of Innophos common stock is expressly mentioned, the demand will be presumed to cover all shares of Innophos common stock held in the name of the holder of record.

IF YOU HOLD YOUR SHARES OF INNOPHOS COMMON STOCK IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKER OR NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES OF INNOPHOS COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A NOMINEE OR INTERMEDIARY, YOU MUST ACT PROMPTLY TO CAUSE THE HOLDER OF

RECORD TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO DEMAND YOUR APPRAISAL RIGHTS. IF YOU HOLD YOUR SHARES OF INNOPHOS COMMON STOCK THROUGH A BANK OR BROKERAGE FIRM WHO IN TURN HOLDS THE SHARES THROUGH A CENTRAL SECURITIES DEPOSITORY NOMINEE, SUCH AS THE DEPOSITORY TRUST COMPANY, A DEMAND FOR APPRAISAL OF SUCH SHARES MUST BE MADE BY OR ON BEHALF OF THE DEPOSITORY NOMINEE AND MUST IDENTIFY THE DEPOSITORY NOMINEE AS THE HOLDER OF RECORD.

If your shares of Innophos common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if your shares are owned of record jointly with one or more other persons, as in a joint tenancy or tenancy in common, the demand for appraisal should be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the holder or holders of record and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the holder or holders of record. Stockholders who hold their shares of Innophos common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers or other nominees to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:

Innophos Holdings, Inc.

259 Prospect Plains Road, Building A

Cranbury, New Jersey 08512

Attention: Senior Vice President, Chief Legal and Human Resources Officer and Corporate Secretary

At any time within 60 days after the effective time of the merger, any Innophos stockholder that made a demand for appraisal but has not commenced an appraisal proceeding or joined in such a proceeding as a named party will have the right to withdraw the demand and to accept the merger consideration in accordance with the merger agreement for his, her or its shares of Innophos common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal, but after such 60 day period a demand for appraisal may be withdrawn only with the written approval of the surviving corporation.

Notice by the Surviving Corporation. Within ten days after the effective date of the merger, Innophos, as the surviving corporation, must notify each holder of Innophos common stock who has made a written demand for appraisal pursuant to Section 262 of the DGCL and has not voted in favor of the merger proposal of the date that the merger has become effective.

Filing a Petition for Appraisal with the Delaware Court of Chancery. Within 120 days after the effective time of the merger, but not later, either you or another stockholder, provided you or such other stockholder have complied with the requirements of Section 262 of the DGCL and are otherwise entitled to appraisal rights, or the surviving corporation may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by you or another stockholder, demanding an appraisal of the value of the shares of Innophos common stock held by all stockholders who have properly demanded appraisal. None of ORC, Parent, Merger Sub or Innophos, as the surviving corporation, is under any obligation to file an appraisal petition or has any intention to do so. If you desire to have your shares of Innophos common stock appraised, you should initiate any petitions necessary for properly demanding your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time of the merger, provided you have complied with the provisions of Section 262 of the DGCL, you will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of Innophos common stock not voted in favor of the merger proposal and with respect to which Innophos has received demands for appraisal, and the aggregate number of holders of those shares. The surviving corporation must mail this statement to you within the later of (i) ten days after receipt by the surviving corporation of the request therefor or (ii) ten days after expiration of the period for delivery of demands for appraisal. If you are the beneficial owner of shares of Innophos common stock held in a voting trust or by a nominee or intermediary on your behalf you may, in your own name, file an appraisal petition or request from the surviving corporation the statement described in this paragraph. If a petition for appraisal is not timely filed, then the right to appraisal will cease.

If a petition for appraisal is duly filed by you or another holder of record of Innophos common stock who has properly exercised his, her or its appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the surviving corporation, the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Court of Chancery a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares of Innophos common stock and with whom agreements as to the value of their shares of Innophos common stock have not been reached by the surviving corporation. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which Innophos stockholders have complied with Section 262 of the DGCL and have become entitled to appraisal rights and may require the Innophos stockholders demanding appraisal who hold certificated shares of Innophos common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court of Chancery may dismiss the proceedings as to any Innophos stockholder who fails to comply with this direction. In addition, the Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares of Innophos common stock entitled to appraisal exceeds 1% of the outstanding shares of Innophos common stock, or (ii) the value of the consideration provided in the merger for such total number of shares of Innophos common stock exceeds $1 million.

The appraisal proceeding will be conducted as to the shares of Innophos common stock owned by such stockholders, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through the appraisal proceeding, the Delaware Court of Chancery will determine the fair value of the shares of Innophos common stock held by all Innophos stockholders who have properly demanded their appraisal rights, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as otherwise provided in Section 262 of the DGCL, interest from the effective time of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the Innophos stockholders entitled to receive the same, forthwith in the case of uncertificated stockholders or upon surrender by certificated stockholders to the surviving corporation of their stock certificates.

In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” An opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a merger is not an opinion as to fair value under Section 262 of the DGCL. The fair value of shares of Innophos common stock as determined under Section 262 of the DGCL could be greater than, the same as or less than the merger consideration. Neither Parent nor Innophos, as the surviving corporation, anticipates offering more than the merger consideration to any Innophos stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of Innophos common stock is less than the merger consideration. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery.

If no party files a petition for appraisal within 120 days after the effective time of the merger, you will lose the right to an appraisal and will instead receive the merger consideration in accordance with the merger agreement, without interest thereon, less any withholding taxes.

The Delaware Court of Chancery may determine the costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) and may tax those costs upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Innophos common stock entitled to appraisal. In the absence of such an order, each party to the appraisal proceeding bears its own expenses.

If you have duly demanded an appraisal in compliance with Section 262 of the DGCL you will not, from and after the effective time of the merger, be entitled to vote the shares of Innophos common stock subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of Innophos common stock as of a record date prior to the effective time of the merger.

If you have not commenced an appraisal proceeding or joined such a proceeding as a named party, you may withdraw a demand for appraisal and accept the merger consideration by delivering a written withdrawal of the demand for appraisal and an acceptance of the consideration payable in the merger to the surviving corporation, except that any attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of the surviving corporation, and no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery. Such approval may be conditioned on the terms the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any Innophos stockholder that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the merger within 60 days after the effective time of the merger. If you fail to properly demand or successfully withdraw your demand for appraisal, or otherwise lose your appraisal rights, your shares of Innophos common stock will be deemed to have been converted as of the effective time of the merger into the right to receive the merger consideration, without interest thereon, less any withholding taxes.

Failure to follow the steps required by Section 262 of the DGCL for properly demanding appraisal rights may result in the loss of your appraisal rights. In that event, you will be entitled to receive the merger consideration for your shares of Innophos common stock in accordance with the merger agreement.

THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH THE TECHNICAL PREREQUISITES OF SECTION 262 OF THE DGCL. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL AND/OR FINANCIAL ADVISOR. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, SECTION 262 OF THE DGCL WILL GOVERN.

HOUSEHOLDING

The SEC’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing an address by delivering a single proxy statement to those stockholders, unless contrary instructions have been received. This procedure reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies. Certain brokerage firms may have instituted householding for beneficial owners of our common stock held through brokerage firms. If your family has multiple accounts holding our common stock, you may have already received a householding notification from your broker. You may decide at any time to revoke your decision to household, and thereby receive multiple copies of proxy materials. If you wish to opt out of this procedure and receive a separate set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact your broker, trustee or other nominee or you may contract our Investor Relations Department or our proxy solicitor, MacKenzie Partners, Inc. at the addresses and telephone numbers below.

A separate copy of these proxy materials will be promptly delivered upon request by contacting (1) our Investor Relations Department by mail at Innophos Holdings, Inc., Attention: Investor Relations, 259 Prospect Plains Road, Building A, Cranbury, New Jersey 08512; by telephone at (609) 366-1299; or by e-mail at investor.relations@innophos.com; or (2) our proxy solicitor, MacKenzie Partners, Inc. by mail at 1407 Broadway, 27th Floor, New York, NY 10018; by telephone at (800) 322-2885; or by e-mail at proxy@mackenziepartners.com.

MARKET PRICE AND DIVIDEND INFORMATION

The common stock trades on NASDAQ under the symbol “IPHS.” As of the close of business on the record date, there were [            ] shares of common stock outstanding and entitled to vote, held by [            ] stockholders of record. The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depository trust companies.

On August 6, 2019, our Board declared a quarterly cash dividend on our common stock of $0.48 per share, which was paid on September 6, 2019 to stockholders of record on August 23, 2019.

On April 30, 2019, our Board declared a quarterly cash dividend on our common stock of $0.48 per share, which was paid on June 7, 2019 to stockholders of record on May 17, 2019.

On February 20, 2019, our Board declared a quarterly cash dividend on our common stock of $0.48 per share, which was paid on March 15, 2019 to stockholders of record on March 8, 2019.

Under the terms of the merger agreement, without Parent’s consent, the Company is prohibited from declaring, setting a record date for, setting aside for payment or paying any dividends on, or making any other distributions in respect of, its capital stock.

On September 9, 2019, the last full trading day prior to the first published market speculation regarding a potential transaction involving the Company, the closing price of Innophos common stock on NASDAQ was $28.73 per share. On October 10, 2019, the last full trading day prior to the second published market speculation regarding a potential transaction involving the Company, the closing price of Innophos common stock on NASDAQ was $30.24 per share. On October 18, 2019, the last full trading day prior to the public announcement of the entry into the merger agreement, the closing price for Innophos common stock on NASDAQ was $35.35 per share. On [                     ], 2019, the latest practicable trading day before the printing of this proxy statement, the closing price of Innophos common stock on NASDAQ was $[                     ] per share. You are encouraged to obtain current market quotations for shares of common stock in connection with voting your shares of common stock.

Following the merger, there will be no further public market for Innophos common stock, which will be delisted from NASDAQ and deregistered under the Exchange Act. As a result, following the merger and such deregistration, we will no longer be required to file periodic reports with the SEC.

STOCKHOLDER PROPOSALS

If the merger is completed, the Company does not expect to hold an annual meeting of stockholders in 2020. If the merger is not completed, you will continue to be entitled to attend and participate in the Company’s annual meetings of stockholders, and we will hold a 2020 annual meeting of stockholders, in which case we will provide notice of or otherwise publicly disclose the date on which the 2020 annual meeting will be held. If the 2020 annual meeting of stockholders is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the Company’s 2020 annual meeting of stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”) and the Company’s bylaws, as described below.

If the 2020 annual meeting of stockholders is held, proposals by stockholders who wish to present such proposals for inclusion in the proxy statement and form of proxy pursuant to Rule 14a-8 for consideration at our 2020 annual meeting of stockholders must be received in writing by us at our principal executive offices no later than 5:00 p.m. Eastern time on December 12, 2019 and such stockholders must follow the other procedures required by Rule 14a-8.

If a stockholder wishes to submit a proposal for or bring other business before the annual meeting of stockholders in 2020 but does not want to include it in our proxy materials, written notice of such stockholder proposal or other business must be received by our Corporate Secretary on or before the close of business on the day that is not less than 60 days (March 15, 2020) nor more than 90 days (February 14, 2020) from the anniversary date of the Company’s 2019 annual meeting of stockholders, unless we announce the meeting date less than 70 days before the meeting, in which case proposals must be received not later than 10 days after we announce the meeting date, and must comply with the procedures of our bylaws.

If a stockholder wishes to submit a nomination for election of a director for the annual meeting of stockholders in 2020, a stockholder must send a notice of intention to nominate to the Corporate Secretary, which must be received no sooner than February 14, 2020 and no later than March 15, 2020. If the meeting date is changed by more than 30 days from the anniversary date of the Company’s 2019 annual meeting of stockholders, the notice may be given not later than 10 days after the earlier of the announcement of the meeting or the date on which notice of the meeting is mailed. The notice must contain specified information about the nominee as specified in our bylaws, including his or her age, address, occupation and share ownership, as well as the name, address and share ownership of the stockholder giving the notice.

The Company’s principal executive office is located at 259 Prospect Plains Road, Building A, Cranbury, New Jersey 08512.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov.

Statements contained in this proxy statement, or in any document incorporated by reference herein, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following Innophos filings with the SEC are incorporated by reference:

•	Innophos’ Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 27, 2019;

•

Innophos’ Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May  1, 2019, August 8, 2019 and November 6, 2019, respectively; and

•	Innophos’ Current Reports on Form 8-K filed with the SEC on March 15, 2019, April 4, 2019, May 15, 2019 and October 21, 2019.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement and is not incorporated by reference herein.

Notwithstanding anything herein to the contrary, any information furnished under Item 2.02 or Item 7.01 of the Company’s Current Reports on Form 8-K and any other information which is furnished, but not filed with the SEC, is not incorporated herein by reference.

The Company will make available a copy of the documents we file with the SEC on the “Investors” section of our website at www.Innophos.com as soon as reasonably practicable after filing these materials with the SEC. Our website address is provided as an inactive textual reference only. The information contained on (or accessible through) our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Innophos Holdings, Inc.

Attn: Investor Relations

259 Prospect Plains Road, Building A

Cranbury, New Jersey 08512

(609) 366-1299

We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated as of [                     ], 2019. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

ANNEX A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

Iris Parent LLC,

Iris Merger Sub 2019, Inc.

and

Innophos Holdings, Inc.

Dated as of October 20, 2019

A-i

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		A-38
4.1	Organization; Good Standing	A-38
4.2	Power; Enforceability	A-39
4.3	Non-Contravention	A-39
4.4	Requisite Governmental Approvals	A-39
4.5	Legal Proceedings; Orders	A-40
4.6	Ownership of Company Capital Stock	A-40
4.7	Brokers	A-40
4.8	Operations of Parent and Merger Sub	A-40
4.9	No Parent Vote or Approval Required	A-40
4.10	Guarantee	A-40
4.11	Financing	A-40
4.12	Stockholder and Management Arrangements	A-42
4.13	Solvency	A-42
4.14	Information Supplied	A-42
4.15	Exclusivity of Representations and Warranties	A-43

ARTICLE V INTERIM OPERATIONS OF THE COMPANY		A-43
5.1	Affirmative Obligations	A-43
5.2	Forbearance Covenants	A-44
5.3	No Solicitation	A-47

ARTICLE VI ADDITIONAL COVENANTS		A-51
6.1	Required Action and Forbearance; Efforts	A-51
6.2	Antitrust Filings	A-52
6.3	Proxy Statement and Other Required SEC Filings	A-54
6.4	Company Stockholder Meeting	A-55
6.5	Financing	A-56
6.6	Financing Cooperation	A-58
6.7	Anti-Takeover Laws	A-62
6.8	Access	A-62
6.9	Section 16(b) Exemption	A-62
6.10	Directors’ and Officers’ Exculpation, Indemnification and Insurance	A-62
6.11	Employee Matters	A-65
6.12	Obligations of Merger Sub	A-67
6.13	Notification of Certain Matters	A-67
6.14	Public Statements and Disclosure	A-67
6.15	Transaction Litigation	A-68
6.16	Stock Exchange Delisting; Deregistration	A-68
6.17	Additional Agreements	A-68
6.18	Parent Vote	A-69
6.19	No Control of the Other Party’s Business	A-69
6.20	No Employment Discussions	A-69
6.21	Discharge of Indebtedness	A-69
6.22	Certain Tax Matters	A-69

ARTICLE VII CONDITIONS TO THE MERGER		A-70
7.1	Conditions to Each Party’s Obligations to Effect the Merger	A-70
7.2	Conditions to the Obligations of Parent and Merger Sub	A-70
7.3	Conditions to the Company’s Obligations to Effect the Merger	A-71
7.4	Frustration of Closing Conditions	A-71

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER		A-72
8.1	Termination	A-72
8.2	Manner and Notice of Termination; Effect of Termination	A-73

A-ii

8.3	Fees and Expenses	A-74
8.4	Amendment	A-78
8.5	Extension; Waiver	A-79
8.6	No Liability of Financing Sources	A-79

ARTICLE IX GENERAL PROVISIONS		A-79
9.1	Survival of Representations, Warranties and Covenants	A-79
9.2	Notices	A-79
9.3	Assignment	A-80
9.4	Confidentiality	A-80
9.5	Entire Agreement	A-81
9.6	Third Party Beneficiaries	A-81
9.7	Severability	A-81
9.8	Remedies	A-81
9.9	Governing Law	A-82
9.10	Consent to Jurisdiction	A-82

9.11	WAIVER OF JURY TRIAL	A-83
9.12	Company Disclosure Letter References	A-84
9.13	Counterparts	A-84
9.14	No Limitation	A-84
9.15	Performance Guarantee	A-84

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of October 20, 2019, by and among Iris Parent LLC, a Delaware limited liability company (“Parent”), Iris Merger Sub 2019, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Innophos Holdings, Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Article I.

RECITALS

A. The Company Board has unanimously (i) determined that it is in the best interests of the Company and its stockholders to enter into this Agreement providing for the merger of Merger Sub with and into the Company (the “Merger”), and declared this Agreement advisable, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement and approve the Merger in accordance with the DGCL;

B. Each of the board of managers of Parent and the board of directors of Merger Sub have (i) declared it advisable to enter into this Agreement; and (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein;

C. Concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered a limited guarantee (the “Guarantee”) from the guarantor specified therein (the “Guarantor”), in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantor is guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement; and

D. Parent, Merger Sub and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:

(a) “Acceptable Confidentiality Agreement” means an agreement with the Company that is executed, delivered and effective after the execution and delivery of this Agreement that (A) contains customary provisions that require any counterparty thereto (and any of its Affiliates and representatives) that receives non-public information of or with respect to the Company to keep such information confidential, (B) contains provisions therein that are no less restrictive (or otherwise more favorable) in any material respect to such counterparty (and any of its Affiliates and representatives) than the terms of the Confidentiality Agreement and (C) otherwise does not prohibit the Company (and any of its Affiliates and representatives) from complying with Section 5.3.

(b) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.

(c) “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

(i)

any direct or indirect purchase or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons, whether from the Company or any other Person(s), of securities representing more than 25% (by vote or value) of the total outstanding equity securities of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 25% (by vote or value) of the total outstanding equity securities of the Company after giving effect to the consummation of such tender or exchange offer;

(ii)

any direct or indirect purchase (including by way of merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction), license or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons of assets constituting or accounting for more than 25% of the consolidated assets, revenue or net income of the Company Group, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition, as determined in good faith by the Company Board); or

(iii)

any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company which would result in any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons holding securities representing more than 25% (by vote or value) of the total outstanding equity securities of the Company outstanding after giving effect to the consummation of such transaction.

(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

(e) “Antitrust Law” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other Laws, whether in any domestic or foreign jurisdiction, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.

(f) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company Group as of December 31, 2018 set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2018.

(g) “Business Day” means each day that is not a Saturday, Sunday or other day on which the Company is closed for business, or the Federal Reserve Bank of New York is closed.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Commitment Letters” means the Debt Commitment Letter and the Equity Commitment Letter.

(j) “Company Board” means the Board of Directors of the Company.

(k) “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

(l) “Company Common Stock” means the common stock, par value $0.001 per share, of the Company.

(m) “Company Equity Awards” means the Company Stock Options, Company Restricted Stock and Company Performance Shares.

(n) “Company Equity Plans” means the 2009 Plan and 2018 Plan.

(o) “Company Group” means the Company and its Subsidiaries.

(p) “Company Intellectual Property” means any Intellectual Property that is owned by the Company Group.

(q) “Company Material Adverse Effect” means any fact, change, event, violation, inaccuracy, effect, occurrence or circumstance (each, an “Effect”) that, individually or taken together with all other Effects, (A) has had or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, properties or results of operations of the Company Group, taken as a whole; or (B) would reasonably be expected to prevent or materially impair or delay the consummation of the Merger prior to the Termination Date; provided, however, that, with respect to clause (A) only, none of the following (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):

(i)	changes in economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;

(ii)

changes in conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; (2) changes in exchange rates for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

(iii)	changes in conditions affecting the industries in which the Company Group conducts business;

(iv)	changes in regulatory, legislative or political conditions in the United States or any other country or region in the world;

(v)

any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world, in each case, threatened or underway as of the date of this Agreement;

(vi)

earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters or weather conditions, epidemics, pandemics or other similar force majeure events or similar acts of God in the United States or any other country or region in the world;

(vii)

any Effect resulting from the negotiation, execution, delivery, announcement, pendency, performance, compliance with the terms of or consummation of this Agreement or the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company Group with employees, suppliers, customers, partners, vendors or any other third Person; provided that the exception in this clause (vii) shall be deemed not to apply to references of “Company Material Adverse Effect” in the representations and warranties set forth in Section 3.5;

(viii)

any action taken or refrained from being taken by the Company or its Subsidiaries, Affiliates or Representatives that is expressly required by the terms of this Agreement, or is consented to by Parent in writing;

(ix)

any action taken or refrained from being taken, in each case by any member of the Company Group to which Parent has expressly approved, consented to or requested in writing following the date of this Agreement;

(x)	changes or proposed changes in GAAP or other accounting standards or in any applicable laws or regulations (or the enforcement or interpretation of any of the foregoing);

(xi)

changes in the price or trading volume of the Company Common Stock or changes or prospective changes to the Company’s credit rating (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise falling within any of the exceptions set forth in clauses (i) through (xv) other than this clause (xi));

(xii)

any failure by the Company Group to meet (A) any public estimates or expectations of the Company’s revenue, earnings, cash flows, EBITDA or other financial performance or results of operations for any period; or (B) any internal budgets, plans, or projections or internal forecasts of its revenues, earnings, cash flows, EBITDA or other financial performance or results of operations (it being understood, in each case, that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise falling within any of the exceptions set forth in clauses (i) through (xv) other than this clause (xii));

(xiii)

the availability or cost of equity, debt or other financing to Parent or Merger Sub (it being understood that, to the extent not otherwise falling within any of the exceptions set forth in clauses (i) through (xv) other than this clause (xiii), any cause impacting such availability or cost may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

(xiv)

any Transaction Litigation threatened, made or brought by any of the current or former Company Stockholders (on their own behalf or on behalf of the Company) against the Company, any of its executive officers or other employees or any member of the Company Board arising out of this Agreement or the Transactions; and

(xv)	any breach, violation or non-performance by Parent or Merger Sub of any of their respective obligations under this Agreement;

except, with respect to clauses (i), (ii), (iii), (iv), (v), (vi) and (x), to the extent that such Effect has had a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company Group conducts business, then only such incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect.

(r) “Company Performance Share” means a right to receive shares of Company Common Stock issued by the Company pursuant to the Company Equity Plans that vests in whole or in part upon the achievement of one or more performance goals (notwithstanding that the vesting of such unit may also be conditioned upon the continued services of the holder thereof).

(s) “Company Preferred Stock” means the preferred stock, par value $0.001 per share, of the Company.

(t) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, the Company Group.

(u) “Company Restricted Stock” means a restricted share of Company Common Stock outstanding pursuant to any of the Company Equity Plans.

(v) “Company RSU” means a right to receive shares of Company Common Stock granted pursuant to any of the Company Equity Plans, other than a Company Performance Share.

(w) “Company Stock Options” means any non-qualified stock options to purchase shares of Company Common Stock outstanding pursuant to any of the Company Equity Plans.

(x) “Company Stockholders” means the holders of shares of Company Capital Stock.

(y) “Compliant” means, with respect to the Required Financing Information, that:

(i)

the financial statements as set forth in paragraph 4 of Exhibit E to the Debt Commitment Letter (as in effect on the date hereof) would be sufficient to permit a registration statement on Form S-1 for the offering of non-convertible debt securities by a non-accelerated filer using such financial statements to be declared effective by the SEC throughout the Marketing Period;

(ii)

such Required Financing Information (subject to the qualifications and exclusions set forth therein) does not contain any untrue statement of a material fact necessary in order to make such Required Financing Information not misleading in light of the circumstances in which it was made;

(iii)

the Company’s independent accountants shall not have withdrawn, or informed the Company in writing that they intend to withdraw, any audit opinion with respect to any financial statements contained in the Required Financing Information;

(iv)

the Company or its independent accountants shall not have restated any audited or unaudited financial statements included in the Required Financing Information and none of the Company or its independent accountants shall have issued a public statement indicating its intent to restate any financial statements of the Company or that any such restatement is under consideration (unless such restatement has been completed and the relevant Required Financing Information has been amended or the Company has announced that it has concluded that no restatement shall be required in accordance with GAAP); and

(v)

the financial statements and other financial information included in such Required Financing Information are, and remain throughout the Marketing Period, sufficient to permit the Company’s independent accountants to issue customary comfort letters to the Financing Sources (including underwriters, placement agents or initial purchasers) for debt securities (including customary negative assurances comfort) on any day of the Marketing Period and drafts of such comfort letters have been provided to the Financing Sources prior to the commencement of the Marketing Period.

(z) “Continuing Employee” means each individual who is an employee of the Company Group immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

(aa) “Contract” means any written or oral contract, agreement, subcontract, note, bond, mortgage, indenture, evidence of indebtedness, lease, sublease, license, sublicense or other binding agreement.

(bb) “Credit Facility” means the Credit Agreement, dated December 22, 2016, among the Company and certain of its subsidiaries; certain lender parties named therein; and Wells Fargo Bank, National Association, as Administrative Agent, as amended.

(cc) “Debt Commitment Letter” means the debt commitment letter, dated as of the date of this Agreement, together with any fee letter referred to therein (with pricing terms and any other terms not relating to conditionality or availability of the Debt Financing being redacted), in each case, as amended, supplemented or replaced in accordance with this Agreement, pursuant to which, upon the terms and subject to the conditions set forth therein, the Financing Sources party thereto have agreed to provide or cause to be provided the debt financing in the amount set forth therein for the purposes of financing the Transactions.

(dd) “Debt Financing” means the debt financing contemplated by the Debt Commitment Letter.

(ee) “DOJ” means the United States Department of Justice or any successor thereto.

(ff) “Environmental Law” means any Law in effect as of or prior to the date of this Agreement relating to pollution, the protection of the environment (including ambient or indoor air, surface water, groundwater or land) or health or safety, or otherwise relating to the use, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of, or exposure to, any Hazardous Substances, or the investigation, clean-up or remediation thereof, but “Environmental Law” does not include any food or drug safety, consumer protection or products liability Laws that apply to exposure to Hazardous Substances contained in the Company Group’s finished products or packaging.

(gg) “Equity Commitment Letter” means the equity commitment letter, dated as of the date of this Agreement, between Parent and the investment funds named therein, (which provides that the Company is an express third party beneficiary thereof and is, entitled to enforce such agreement, in each case to the extent and subject to the conditions set forth therein), and pursuant to which, upon the terms and subject to the conditions set forth therein, such investment funds have committed, directly or indirectly, to invest or cause to be invested in the equity capital of Parent the cash amount set forth therein for the purposes of financing the transactions contemplated by this Agreement.

(hh) “Equity Financing” means the equity financing contemplated by the Equity Commitment Letter.

(ii) “ERISA” means the Employee Retirement Income Security Act of 1974.

(jj) “ERISA Event” means, with respect to any Pension Plan, (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder (other than an event for which notice is waived by regulation); (ii) the failure to meet the minimum funding standard of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA, whether or not waived; (iii) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard; (iv) the termination of such Pension Plan; (v) a determination that such Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (vi) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate such Pension Plan or to appoint a trustee to administer such Pension Plan; (vii) the adoption of any amendment to such Pension Plan that would require the provision of security pursuant to Section 436(f) of the Code; (viii) the imposition of a lien pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code or (ix) the imposition on the Company or any of its ERISA Affiliates of any material fine, penalty, tax or related charge under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA.

(kk) “Exchange Act” means the Securities Exchange Act of 1934.

(ll) “Exempted Party” means any Person, group of Persons or group that includes any Person (so long as such Person, together with all other members of such group, if any, who were members of such group that included such Person immediately prior to the expiration of the Go-Shop Period, represent at least 50% of the equity financing of such group at all times following the expiration of the Go-Shop Period), from whom the Company or any of its Representatives has received, after the execution of this Agreement and prior to the No-Shop Period Start Date, a bona fide Acquisition Proposal that the Company Board (or a committee thereof) determines in good faith (such determination to be made no later than prior to the No-Shop Period Start Date), after consultation with outside counsel and its financial advisors, is a Superior

Proposal or would reasonably be expected to result in a Superior Proposal; provided, however, that such Person or group of Persons shall immediately and irrevocably cease to be an Exempted Party (i) following the Cut-off Date or (ii) if, as of or at any time after the No-Shop Period Start Date, the Acquisition Proposal submitted by such Person or group of Persons is or has been withdrawn or terminated or modified in a manner such that, in the good faith determination of the Company Board (or a committee thereof) after consultation with outside counsel and its financial advisors, as modified, it no longer constitutes or is reasonably expected to result in a Superior Proposal.

(mm) “Financing” means the Equity Financing and the Debt Financing.

(nn) “Financing Conditions” means (i) with respect to the Debt Financing, the conditions precedent set forth in Section 6 of the Debt Commitment Letter, the Section entitled “Conditions Precedent to Borrowing” in Exhibit B of the Debt Commitment Letter, the Section entitled “Conditions Precedent to Borrowing on Closing Date” in Exhibit C of the Debt Commitment Letter, the Section entitled “Conditions to Bridge Loans” in Exhibit D of the Debt Commitment Letter and Exhibit E of the Debt Commitment Letter, and (ii) with respect to the Equity Financing, the conditions set forth in the Equity Commitment Letter, including the conditions precedent to Parent and Merger Sub’s obligations under this Agreement set forth in Article VII.

(oo) “Financing Sources” means the Persons (if any) that have committed to provide or otherwise entered into agreements in connection with the Debt Financing, including any parties to the Debt Commitment Letter or other debt financing commitment letters, any joinder agreements, indentures or credit agreements entered into pursuant thereto or relating thereto, together with their Affiliates and such Persons’ and their Affiliates’ respective current, former and future officers, general or limited partners, shareholders, directors, members, managers, controlling persons, employees, agents and representatives involved in the Debt Financing and the respective successors and assigns of each of the foregoing; provided, however, “Financing Sources” does not include any other Parent Related Parties.

(pp) “FTC” means the United States Federal Trade Commission or any successor thereto.

(qq) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.

(rr) “Governmental Authority” means any government, quasi-governmental, governmental or regulatory or self-regulatory entity or body or subdivision thereof, department, commission, board, official, agency or instrumentality, and any court, tribunal, arbitrator (public or private) or judicial body, in each case whether federal, state, county or provincial, and whether local or foreign.

(ss) “Hazardous Substance” means any substance, material or waste that is defined, listed or regulated by a Governmental Authority as, “hazardous,” “toxic,” “pollutant,” “contaminant” or “radioactive” or words of similar import, pursuant to any Environmental Law, including petroleum and petroleum products, polychlorinated biphenyls and asbestos.

(tt) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(uu) “Indebtedness” means any of the following liabilities or obligations (including (in the case of clauses (i) through (iv) below) any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith): (i) indebtedness for borrowed money; (ii) liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) liabilities pursuant to or in connection with letters of credit or banker’s acceptances or similar items (in each case whether or not drawn, contingent or otherwise); (iv) liabilities pursuant to capitalized or finance leases; (v) liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (vi) liabilities under any installment sale contract or the deferred purchase price of property or services, including liabilities related to past acquisitions, to the extent that such liabilities would appear as liabilities on a balance sheet in accordance with GAAP, other than ordinary course current trade payables; (vii) arising in connection with earnouts or other contingent payment obligations, in each case to the extent that such liabilities or obligations would appear as liabilities on a balance sheet in accordance with GAAP, other than ordinary course current trade payables; and (viii) indebtedness of others guaranteed by the Company Group or secured by any Lien or security interest on the assets of the Company Group.

(vv) “Intellectual Property” means the rights associated with the following: (i) all United States and foreign priority, provisional, utility, and design patents and applications therefor (including all reissues, reexaminations, divisions, continuations, continuations in part, and extensions thereof) (“Patents”); (ii) all copyrights and rights in original works of authorship (whether registered or unregistered) (“Copyrights”); (iii) trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, trade dress rights (including trade dress, trade dress registrations, trade dress applications), trade names, business names, brand names, designs, and similar designation of origin and rights therein (“Marks”); (iv) rights in trade secrets, proprietary information, and confidential information, and other intellectual property rights in inventions, studies, manufacturing processes, know how, ideas, developments, drawings, software and data; (v) internet domain name and domain name registrations and social media accounts; (vi) any other intellectual property or proprietary rights or similar, corresponding or equivalent rights to any of the foregoing anywhere in the world; and (vii) registrations and applications for registration of any of the foregoing.

(ww) “Inventory” means all raw materials, works-in-process, finished goods and products, supplies, parts and other inventories owned by the Company and its Subsidiaries.

(xx) “IRS” means the United States Internal Revenue Service or any successor thereto.

(yy) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of Kim Ann Mink, Chairman, Chief Executive Officer and President, Mark Feuerbach, Interim Chief Financial Officer, Sherry Duff, Senior Vice President, Chief Marketing and Technology Officer, Joshua Horenstein, Senior Vice President, Chief Legal and Human Resources Officer, Mark Santangelo, Senior Vice President, Manufacturing, Engineering and EH&S, Amy Hartzell, Senior Vice President, Supply Chain and Purchasing, and Sally Wilson, Vice President, Business Analysis and Project Management, in each case after reasonable inquiry of those employees who would reasonably be expected to have actual knowledge of the matter in question. With respect to matters involving Intellectual Property, Knowledge does not require the Company, or any of its directors, officer or employees, to have conducted or have obtained any freedom to operate opinions or any Patent, Marks or other Intellectual Property clearance searches, and if not conducted or obtained, no knowledge of any third Person Patents, Marks or other Intellectual Property that would have been revealed by such opinions or searches will be imputed to the Company or any of its directors, officers or employees.

(zz) “Laws” means any federal, state, local or foreign law, statute, ordinance, common law, or any rule, regulation, judgment, order, writ, injunction, decree, arbitration award, or legally enforceable agency standard or any other requirement of any Governmental Authority.

(aaa) “Lease” means any existing lease, sublease, license or other written agreement and all material modifications, amendments and supplements thereto, pursuant to which the Company Group uses or occupies, or has the right to use or occupy, now or in the future, any real property (such property, the “Leased Real Property”).

(bbb) “Legal Proceeding” means any claim, action, charge, complaint, audit, lawsuit, litigation, investigation (to the Knowledge of the Company, as used in relation to the Company), or other similar legal proceeding brought by or pending before any Governmental Authority, arbitrator (public or private), mediator or other tribunal.

(ccc) “Lien” means any lien, charge, pledge, security interest, claim, demand, suit, security interest or other encumbrance of any kind or nature whatsoever.

(ddd) “Marketing Period” means the first period of eighteen (18) consecutive Business Days after the date hereof during, throughout and at the end of which both: (i) Parent shall have received the Required

Financing Information, and such Required Financing Information is Compliant (for the avoidance of doubt, if at any time during the Marketing Period the Required Financing Information provided at the commencement of the Marketing Period is not or ceases to be Compliant, then the Marketing Period shall be deemed not to have commenced until Parent shall have received Required Financing Information that is Compliant and the other requirements of this definition have been satisfied); and (ii) all of the conditions set forth in Section 7.1 and Section 7.2 hereof (other than any conditions that by their nature are to be satisfied by actions taken at the Closing) have been satisfied; provided, however, that (w) the Marketing Period shall not commence prior to the date that the definitive Proxy Statement is first mailed to the Company Stockholders; (x) November 27, 2019 through November 29, 2019 shall not be considered Business Days for purposes of calculating the Marketing Period (it being understood that such exclusion under this clause (x) shall not restart the Marketing Period); and (y) if the Marketing Period has not ended on or prior to December 20, 2019, then the Marketing Period shall not commence prior to January 2, 2020; provided, further, that the Marketing Period shall end on any earlier date on which the Debt Financing is consummated.

(eee) “Material Contract” means any of the following Contracts:

(i)

any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company Group, taken as a whole;

(ii)

any employment, management, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation Contract (A) with any executive officer or other employee at the senior vice president (or equivalent) level or above or any member of the Company Board that is not terminable with less than sixty (60) days’ notice by the Company Group without payment or penalty or (B) providing for retention or severance payments or benefits in an aggregate amount that would reasonably be expected to exceed $250,000, other than Contracts for which the Company Group has no further obligations or liability as of the date of this Agreement;

(iii)

any Contract, other than a purchase order, with any customer or distributor that has paid aggregate consideration to the Company Group in an amount equal to or greater than $5,000,000 during the fiscal year ended December 31, 2018 (each, a “Material Customer”);

(iv)

any Contract, other than a purchase order, with any supplier that the Company Group has paid aggregate consideration to in an amount equal to or greater than $3,500,000 during the fiscal year ended December 31, 2018 (each, a “Material Supplier”);

(v)

any Contract containing any covenant or other provision (A) limiting the right of the Company Group to (1) engage in any material activities or line of business or (2) to compete with any Person in any line of business that is material to the Company; or (B) containing and limiting the right of the Company Group pursuant to any “most favored nation” or “exclusivity” provisions, in each case other than any such Contracts that (y) are not material to the Company Group, taken as a whole, or (z) may be cancelled without material liability to the Company Group upon notice of ninety (90) days or less;

(vi)

any Contract (A) relating to the disposition or acquisition of assets by the Company Group with a value greater than $2,000,000 since January 1, 2018 or after the date of this Agreement other than in the ordinary course of business; or (B) pursuant to which the Company Group will acquire any ownership interest in any other Person or other business enterprise (other than to acquire any existing wholly owned Subsidiary of the Company);

(vii)

any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit or other Indebtedness, in each case in which the outstanding obligation, individually, is in excess of

$1,000,000 other than (A) accounts receivables and payables in the ordinary course of business; (B) loans to one or more members of the Company Group by one or more other members of the Company Group; and (C) extensions of credit to customers in the ordinary course of business;

(viii)	any Contract providing for the payment, increase or vesting of any material benefits or compensation in connection with the Merger;

(ix)

any Contract providing for indemnification by the Company Group of any officer, director or employee of the Company Group, other than Contracts entered into on substantially the same form as the Company’s standard forms previously made available to Parent;

(x)	any IP Contract;

(xi)

any Contract that is a material settlement, conciliation, or similar agreement with any Governmental Authority, or pursuant to which the Company Group will have any material obligations after the date of this Agreement;

(xii)	any Contract that is a Collective Bargaining Agreement; and

(xiii)

any Contract that involves a partnership or joint venture entity or involves the sharing of profits of the Company or any of its Subsidiaries with any third party (excluding, for avoidance of doubt, reseller agreements and other commercial agreements that do not involve the formation of an entity with any third Person).

(fff) “NASDAQ” means The NASDAQ Global Select Market and any successor stock exchange or inter dealer quotation system operated by The Nasdaq Stock Market, LLC or any successor thereto.

(ggg) “Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, to the extent owned by the Company or one or more of the Company’s Subsidiaries.

(hhh) “Parent Expenses” means all fees and expenses (including all fees and expenses of counsel, accountants, financial advisors and investment bankers to Parent or its Affiliates), up to $3,000,000 in the aggregate, incurred by Parent or its Affiliates or on their behalf in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement, the filing of any required notices under applicable Laws or other regulations and all other matters related to the Transactions (including the Merger).

(iii) “Pension Plan” means any Employee Plan that is subject to Title IV of ERISA.

(jjj) “Permitted Liens” means any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (ii) mechanic’s, carrier’s, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other similar Liens or security interests incurred in the ordinary course of business, that are not yet due or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (iii) leases, subleases and real estate licenses (other than capital or finance leases and leases underlying sale and leaseback transactions), the terms of which that do not, individually or in the aggregate, adversely affect in any material respect the current use or value of any real property subject thereto; (iv) pledges or deposits to secure obligations pursuant to workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) defects, imperfections or irregularities in titles, easements, covenants and rights of way (unrecorded and of record) and other similar Liens (or other encumbrances of any type), in each case that do not individually or in the aggregate adversely affect in any material respect the current use or value of the applicable property owned, leased, used or held for use by the Company Group; and any other defects, imperfections or irregularities in titles, easements, covenants and rights of way and other similar Liens (or other encumbrances of any type) which are recorded in the official records of the county in which any such owned or leased real property is located, in each case that do not, individually or in the aggregate, adversely affect in any material respect the current use of the applicable property subject thereto; (vii) zoning, building and other similar codes or restrictions promulgated or enforced by governmental or quasi-governmental authority having jurisdiction over real property in each case that do not individually or in the aggregate adversely affect in any material respect the current use or value of the applicable property owned, leased, used or held for use by the Company Group; (viii) Liens securing the Credit Facility that will be released upon repayment of the Credit Facility; (ix) other Liens the existence of which is disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports filed after January 1, 2019 but prior to the date of this Agreement; (x) non-exclusive licenses with respect to Company Intellectual Property made in the ordinary course of business, and that would not, individually or in the aggregate, have a material effect on the Company Group, taken as a whole; (xi) any other Liens that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business, and that would not, individually or in the aggregate, have a material effect on the Company Group, taken as a whole; (xii) statutory, common law or contractual Liens (or other encumbrances of any type) of landlords or Liens against the interests of a landlord or owner of any Leased Real Property unless caused by the Company Group; or (xiii) Liens (or other encumbrances of any type) that, individually and in the aggregate, do not and would not reasonably be expected to impair or adversely affect in any material respect the use, value, occupancy (if applicable) or operation of the property subject thereto.

(kkk) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(lll) “Registered Intellectual Property” means all United States, international and foreign (i) issued Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including intent-to-use applications, or other registrations or applications related to Marks); (iii) registered Copyrights and applications for Copyright registration; (iv) Internet domain names; and (v) social media accounts.

(mmm) “Representatives” of a Person means such Person’s Affiliates and its and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives.

(nnn) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(ooo) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(ppp) “Securities Act” means the Securities Act of 1933.

(qqq) “Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof.

(rrr) “Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction on terms that the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing) and the identity of the Person making the proposal and other aspects of the Acquisition Proposal that the Company Board determines in good faith to be relevant, and if consummated, would be more favorable, from a financial point of view, to the Company Stockholders (in their capacity as such) than the Merger (in each case, taking into account any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination or otherwise pursuant to the terms of this Agreement). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “25%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(sss) “Tax” means any United States federal, state, local and non-United States taxes, assessments and similar governmental charges and impositions in the nature of taxes (including for this purpose taxes based upon or measured by gross receipts, income, profits, sales, use and occupation and value added, ad valorem, transfer, stamp, value added, estimated, franchise, withholding, payroll, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts), and including any obligation to pay, indemnify or otherwise assume the Tax liability of any other Person.

(ttt) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries or Affiliates or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Transactions, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement or any Other Required Company Filing, other than any Legal Proceedings among the Parties related to this Agreement, the Guarantee or the Equity Commitment Letter.

(uuu) “Transactions” means the Merger and the other transactions contemplated by this Agreement, including the Financing.

(vvv) “WARN” means the United States Worker Adjustment and Retraining Notification Act and any similar foreign, state or local Law, regulation or ordinance.

1.2 Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
2009 Plan	3.7(b)
2018 Plan	3.7(b)
Advisor	3.3(b)
Agreement	Preamble
Alternative Acquisition Agreement	5.3(b)
Alternative Debt Financing	6.5(e)
Announcement	6.14
Bylaws	3.1
Capitalization Date	3.7(a)
Certificate of Merger	2.2
Certificates	2.10(c)
Charter	2.5(a)
Chosen Courts	9.10(a)
Closing	2.3
Closing Date	2.3
Collective Bargaining Agreement	3.19(a)
Company	Preamble
Company Board Recommendation	3.3(a)

Term	Section Reference
Company Board Recommendation Change	5.3(d)(i)
Company Disclosure Letter	Article III
Company IT Systems	3.16(l)
Company Liability Limitation	8.3(f)(iii)
Company Related Parties	8.3(f)(ii)
Company SEC Reports	3.9
Company Securities	3.7(c)
Company Severance Plan	6.11(b)
Company Stockholder Meeting	6.4(a)
Company Termination Fee	8.3(b)(i)
Confidentiality Agreement	9.4
Consent	3.6
Continuation Period	6.11(a)
Copyrights	1.1(vv)
Cut-off Date	5.3(b)
D&O Insurance	6.10(c)
DGCL	Recitals
Dissenting Company Shares	2.7(c)(i)
DTC	2.10(d)
Effect	1.1(q)
Effective Time	2.2
Electronic Delivery	9.13
Employee Plans	3.18(a)
Enforceability Limitations	3.2
ERISA Affiliate	3.18(b)
Exchange Fund	2.10(b)
FCPA	3.25(b)
FDA	3.27(a)
Go-Shop Period	5.3(a)
Guarantee	Recitals
Guarantor	Recitals
Holder Damages	8.3(b)(iv)
Indemnified Persons	6.10(a)
International Employee Plans	3.18(i)
Intervening Event	5.3(e)(i)
IP Contracts	3.16(d)
Leased Real Property	1.1(aaa)
Marks	1.1(vv)
Material Customer	1.1(eee)(iii)
Material Lease	3.14(b)
Material Supplier	1.1(eee)(iv)
Maximum Annual Premium	6.10(c)
Merger	Recitals
Merger Sub	Preamble
New Plan	6.11(d)
No-Shop Period Start Date	5.3(a)
Notice Period	5.3(e)(ii)(3)
Old Plans	6.11(d)
Other Required Company Filing	6.3(b)
Other Required Parent Filing	6.3(c)
Owned Company Shares	2.7(a)(iii)

Term	Section Reference
Parent	Preamble
Parent Disclosure Letter	Article IV
Parent Liability Limitation	8.3(f)(i)
Parent Related Parties	8.3(f)(i)
Parent Termination Fee	8.3(c)
Party	Preamble
Patents	1.1(vv)
Payment Agent	2.10(a)
Per Share Price	2.7(a)(ii)
Permits	3.20(a)
Proxy Statement	6.3(a)
Recent SEC Reports	Article III
Regulatory Authority	3.27(b)
Regulatory Condition	6.2(b)
Regulatory Laws	3.27(a)
Regulatory Permits	3.27(b)
Reimbursement Obligations	6.6(f)
Represented Employee	6.11(a)
Required Financing Information	6.6(a)(v)
Requisite Stockholder Approval	3.4
Safety Notices	3.27(c)
Surviving Corporation	2.1
Tax Returns	3.17(a)
Termination Date	8.1(c)
Trade Control Laws	3.25(a)(i)
Uncertificated Shares	2.10(c)
Willful Breach	8.2(b)

1.3 Certain Interpretations.

(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(i) When used in this Agreement, references to “ordinary course” or “ordinary course of business” will be construed to mean “ordinary course of business, consistent with past practices.”

(j) A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as of a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time, unless otherwise indicated.

(k) All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP.

(l) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(m) The measure of a period of one (1) month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one (1) month following May 18 is June 18 and one (1) month following May 31 is July 1).

(n) The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(o) No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.

(p) The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement.

(q) The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

(r) Documents or other information or materials will be deemed to have been “made available” to Parent by the Company if such documents, information or materials have been posted to a virtual data room managed by the Company at https://services.intralinks.com at least forty-eight (48) hours prior to the execution and delivery of this Agreement.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger and a wholly owned Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing with the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).

2.3 The Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur at (a) 9:00 a.m., Eastern time, at the offices of Baker Botts L.L.P., 30 Rockefeller Plaza, New York, NY 10112 (provided that the Closing may take place by conference call and electronic delivery (e.g., email/.pdf) of signatures), on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the third (3rd) Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions); provided, however, that if the Marketing Period has not commenced or ended at the time of satisfaction or waiver of all of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), the Closing shall instead occur on the earlier of (i) a date during (or prior to the commencement of) the Marketing Period specified by Parent on no less than three (3) Business Days’ notice to the Company and (ii) the third (3rd) Business Day after the end of the Marketing Period (subject in each case to the satisfaction or waiver of all of the conditions set forth in Article VII at such time); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, the Second Amended and Restated Certificate of Incorporation of the Company, as amended (the “Charter”), will be amended and restated in its entirety to read substantially identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time (except that all references in the certificate of incorporation of Merger Sub (i) to its name, date of incorporation, registered office and registered agent shall instead refer to the name, date of incorporation, registered office and registered agent, respectively, of the Company as provided in the Charter immediately prior to the Effective Time and (ii) naming the incorporator(s), the initial board of directors, or original subscribers for shares of Merger Sub shall be omitted) and such amended and restated certificate of incorporation will become the certificate of incorporation of the Surviving Corporation until, subject to the provisions of Section 6.10(a), thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation.

(b) Bylaws. The Parties shall take all necessary action such that, at the Effective Time, the bylaws of the Surviving Corporation will be amended and restated in their entirety to read substantially identically to the bylaws of Merger Sub as in effect immediately prior to the Effective Time until, subject to the provisions of Section 6.10(a), thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

2.6 Directors and Officers.

(a) Directors. The Parties shall take all necessary action such that the directors of Merger Sub as of immediately prior to the Effective Time shall be installed as, from and after the Effective Time, the directors of the Surviving Corporation, each to hold office in accordance with the applicable provisions of the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(b) Officers. The officers of Merger Sub immediately prior to the Effective Time shall be installed as, from and after the Effective Time, the officers of the Surviving Corporation, each to hold office in accordance with the applicable provisions of the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.

2.7 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any securities or other capital stock of Parent, Merger Sub or the Company, the following will occur:

(i)

each share of common stock, par value $0.01 per share, of Merger Sub that is outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, and thereupon each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation;

(ii)

each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be automatically converted into the right to receive cash in an amount equal to $32.00, without interest thereon (the “Per Share Price”), and shall no longer be outstanding as set forth in Section 2.11; and

(iii)

each share of Company Common Stock that is (A) held by the Company as treasury stock; (B) owned by Parent or Merger Sub; or (C) owned by any direct or indirect wholly owned Subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time. Nothing in this clause (b) shall be construed to permit any action that is otherwise prohibited or restricted by any other provision of this Agreement.

(c) Statutory Rights of Appraisal.

(i)	Notwithstanding anything to the contrary set forth in this Agreement, each share of Company Common Stock that is issued and outstanding as of immediately prior to the

Effective Time and held by a Company Stockholder who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly exercised their statutory rights of appraisal in respect of such share of Company Common Stock in accordance with Section 262 of the DGCL (the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price pursuant to this Section 2.7, but instead shall entitle the holder thereof only to such rights as may be granted to a holder of Dissenting Company Shares pursuant to Section 262 of the DGCL; provided, however, that any Dissenting Company Share held by any Company Stockholder who shall have failed to perfect or who shall have effectively withdrawn or lost his, her or its rights to appraisal of such Dissenting Company Share pursuant to Section 262 of the DGCL will thereupon (A) be deemed no longer to be a Dissenting Company Share and (B) be treated as if it had been converted into, and become exchangeable for, as of the Effective Time, the right to receive the Per Share Price, without interest thereon, upon surrender of the Certificates or Uncertificated Shares that formerly evidenced such shares of Company Common Stock in the manner provided in Section 2.10.

(ii)

The Company will give Parent (A) prompt written notice (and in any event within two (2) Business Days) of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares; and (B) the opportunity to participate in all negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares. Prior to the Effective Time, the Company may not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of Dissenting Company Shares, or agree to do any of the foregoing. For purposes of this Section 2.7(c)(ii), “participate” means that Parent will be kept reasonably apprised of proposed strategy and other significant decisions with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions and participate in negotiations with respect to such demands but will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.

2.8 Company Equity Awards.

(a) As of the Effective Time, all Company Stock Options that are outstanding and unexercised immediately prior to the Effective Time shall immediately vest (if unvested), and shall cease to represent a right to acquire Company Common Stock. Each Company Stock Option that immediately prior to the Effective Time represented a right to acquire Company Common Stock shall be converted automatically into the right to receive (without interest), as soon as reasonably practicable after the Effective Time, a cash payment equal to the product of (i) the excess, if any, of the Per Share Price over the per share price of such Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock covered by such Company Stock Option, less applicable Tax withholdings; provided, however, that, for the avoidance of doubt, if the per share exercise price of any such Company Stock Option is greater than or equal to the Per Share Price, such Company Stock Option shall be cancelled and terminated as of the Effective Time without any cash payment being made or other consideration provided in respect thereof.

(b) Immediately prior to the Effective Time, the restrictions on each share of Company Restricted Stock granted and then outstanding shall, without any action on the part of the holder thereof, the Company, Parent or Merger Sub, lapse, and each such share of Company Restricted Stock will be treated at the Effective Time the same as, and have the same rights and be subject to the same conditions as, a share of Company Common Stock not subject to any restrictions, subject to any withholding Taxes required by law to be withheld.

(c) As of the Effective Time, each Company RSU that is outstanding and unvested immediately prior to the Effective Time shall be cancelled as of the Effective Time and converted into a right to receive (without interest), as soon as reasonably practicable after the Effective Time, a cash payment in an amount equal to the Per Share Price for each share of Company Common Stock covered thereby, subject to any withholding Taxes required by law to be withheld.

(d) As of the Effective Time, each Company Performance Share that is outstanding and unvested immediately prior to the Effective Time shall be cancelled as of the Effective Time and converted into a right to receive (without interest), as soon as reasonably practical after the Effective Time, a cash payment in an amount equal to the Per Share Price for each share of Company Common Stock covered thereby, with the number of shares covered by an award of Company Performance Shares to be equal to the greater of (1) the number determined in accordance with the performance criteria as otherwise provided in the applicable award agreement and as if the performance period ended as of the last Business Day immediately preceding the Closing Date and (2) the target award level as provided in the applicable award agreement, plus the amount of any accrued but unpaid dividend equivalents associated with such Company Performance Share, subject to any withholding Taxes required by law to be withheld.

(e) Parent shall cause the Surviving Corporation to, at all times from and after the Effective Time, maintain sufficient liquid funds to satisfy their obligations to holders of Company Equity Awards pursuant to this Section 2.8.

(f) As promptly as practicable following the Effective Time and in any event not later than the later of the fifth (5th) Business Day thereafter or the Company’s next regularly scheduled payroll payment date, Parent shall cause the Surviving Corporation (or, as applicable, its relevant Subsidiary) to pay through its payroll system to each applicable holder of a Company Equity Award, such amount due and payable to such holder pursuant to Section 2.8(a) in respect of such Company Equity Award.

2.9 Further Actions. The Company will, prior to Closing, take all action necessary to effect the cancellation, conversion and vesting, as applicable, of Company Equity Awards upon the Effective Time and to give effect to Section 2.8 (including cancellation of each Company Stock Option with a per share exercise price greater than or equal to the Per Share Price for no consideration and the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act). Except as otherwise mutually agreed by the Parties as provided in Section 2.8, the Company shall, prior to Closing, take all actions necessary or appropriate so that all Company Equity Awards and all Company Equity Plans will terminate as of the Effective Time and following the Effective Time, no participant in any Company Equity Plan or other Employee Plan will have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any of their respective Subsidiaries.

2.10 Exchange of Certificates.

(a) Payment Agent. Not less than three (3) Business Days prior to the Closing, Parent will (i) select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Company Stockholders to receive the Per Share Price to which they have become entitled pursuant to Section 2.7 (the “Payment Agent”); and (ii) enter into a payment agent agreement, in customary form and substance reasonably acceptable to the Company, with such Payment Agent. The Company will reasonably cooperate with Parent with respect to providing any information requested by the Payment Agent in connection with fulfilling its responsibilities pertaining to the transactions contemplated by this Agreement.

(b) Exchange Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, for the benefit of the holders of Certificates and Uncertificated Shares, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock become entitled pursuant to Section 2.7. Until disbursed in accordance with the terms and conditions of this Agreement, such cash will be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than thirty (30) days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) and, in any case of the foregoing clauses (i) through (iii), no such instrument shall have a maturity exceeding three (3) months (such cash and any proceeds thereon, the “Exchange Fund”). To the extent that (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs. Any amounts made available to the Payment Agent pursuant to this Agreement to pay for any shares that are Dissenting Company Shares shall be returned to Parent on demand.

(c) Payment Procedures. Promptly following the Effective Time, and in any event not more than five (5) Business Days thereafter, Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of (i) a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) (the “Certificates”); and (ii) uncertificated shares of Company Common Stock that represented outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) (the “Uncertificated Shares”) (A) a letter of transmittal in customary form and reasonably acceptable to the Company (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent); and (B) instructions for use in effecting the surrender of the Certificates and Uncertificated Shares in exchange for the Per Share Price payable in respect thereof pursuant to Section 2.7. Subject to Section 2.10(g), upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, together with such other documents and information as may reasonably be requested by the Payment Agent, the holders of such Certificates will be entitled to receive, and the Payment Agent shall promptly pay, in exchange therefor, an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Certificate; by (y) the Per Share Price (less any applicable withholding Taxes payable in respect thereof), and the Certificates so surrendered will forthwith be cancelled. Subject to Section 2.10(g), upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the holders of such Uncertificated Shares will be entitled to receive, and the Payment Agent shall promptly pay, in exchange therefor, an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares; by (2) the Per Share Price (less any applicable withholding Taxes payable in respect thereof), and the transferred Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price payable upon the surrender of such Certificates and Uncertificated Shares pursuant to this Section 2.10(c). Until so surrendered, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price, without interest thereon, payable in respect thereof pursuant to Section 2.7. Notwithstanding anything to the contrary in this Agreement, no holder of Uncertificated Shares will be required to provide a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7.

(d) DTC Payment. Prior to the Effective Time, Parent and the Company will cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that the Payment Agent will transmit to DTC or its nominees to the extent practicable and without duplication of any other payments to be made by the Payment Agent or otherwise pursuant to this Agreement, on the first (1st) Business Day after the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (i) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time; multiplied by (ii) the Per Share Price.

(e) Transfers of Ownership. If a transfer of ownership of shares of Company Common Stock is not registered in the stock transfer books or ledger of the Company, or if the Per Share Price is to be paid in a name other than that in which the Certificates or Uncertificated Shares surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, the Per Share Price may be paid to a Person other than the Person in whose name the Certificate or Uncertificated Share so surrendered or transferred is registered in the stock transfer books or ledger of the Company only if, in the case of shares of Company Common Stock represented by a Certificate, such Certificate is properly endorsed and otherwise in proper form for surrender and transfer or, in the case of Uncertificated Shares, a proper transfer instruction (together with any other documentation or information reasonably requested by Parent or the Payment Agent) is presented that is satisfactory to each of Parent and the Payment Agent, and, in the case of shares of Company Common Stock represented by Certificates or Uncertificated Shares, the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such shares, or established to the reasonable satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable.

(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one (1) year after the Effective Time will be delivered to Parent upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time who have not theretofore surrendered or transferred their Certificates (or otherwise complied with Section 2.12 in the case of lost, stolen or destroyed Certificates) or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.10 will thereafter look for payment of the Per Share Price payable in respect of such shares of Company Common Stock solely to Parent (which shall remain responsible for payment of the Per Share Price in respect thereof, subject to abandoned property, escheat or similar Laws), solely as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by such holders two (2) years after the Effective Time, or at such earlier time as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

2.11 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be converted or cancelled and retired, as applicable in accordance with Section 2.7, and cease to exist; and (b) holders of each Certificate or Uncertificated Share theretofore representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the Per Share Price payable therefor in accordance with Section 2.7, or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(c). The Per Share Price paid in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.10(c)) be cancelled and exchanged as provided in this Article II.

2.12 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent and the Payment Agent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Payment Agent will pay to such Person the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates pursuant to Section 2.7; provided, however, that Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the Person claiming such Certificates to be lost, stolen or destroyed to deliver a bond in customary form in such amount as it may reasonably determine as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.13 Withholding Rights. Each of the Payment Agent, Parent, Merger Sub, the Company and the Surviving Corporation (and their Affiliates and Representatives) will be entitled to deduct and withhold from any cash amounts payable in connection with this Agreement such amounts as are required to be deducted or withheld therefrom pursuant to any applicable Laws. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

2.14 No Dividends or Distributions. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.

2.15 Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, then the directors and officers of the Company and Merger Sub as of immediately prior to the Effective Time will take all such lawful and necessary action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article III, except (a) as disclosed in the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case pursuant to the Exchange Act on or after January 1, 2018 and at least one (1) Business Day prior to the date of this Agreement (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature) (the “Recent SEC Reports”) (it being (i) understood that any matter disclosed in any Recent SEC Report will be deemed to be disclosed with respect to a section or subsection in this Agreement only to the extent that it is reasonably apparent on the face of such disclosure in such Recent SEC Report that it is applicable to such section or subsection of this Agreement; and

(ii) acknowledged that nothing disclosed in the Recent SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Sections 3.1 through 3.8 or Section 3.12(b)); or (b) subject to the terms of Section 9.12, as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”) (it being understood that any matter disclosed in the Company Disclosure Letter will be deemed to be disclosed with respect to a section or subsection in this Agreement only to the extent that it is reasonably apparent from the face of such disclosure in the Company Disclosure Letter that it is applicable to such section or subsection of this Agreement), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Organization; Good Standing. The Company (a) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (b) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the Charter and the Amended and Restated Bylaws of the Company (the “Bylaws”), each as amended to date. The Company is not in violation of the Charter or the Bylaws.

3.2 Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) subject only to receiving the Requisite Stockholder Approval, consummate the Merger. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Transactions (including the Merger) have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate actions on the part of the Company are necessary to authorize (i) the execution and delivery of this Agreement by the Company; (ii) the performance by the Company of its covenants and obligations hereunder; or (iii) subject only to the receipt of the Requisite Stockholder Approval, the consummation of the Transactions (including the Merger). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity (the “Enforceability Limitations”).

3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a) Company Board Approval. The Company Board (at a meeting or meetings duly called and held) has unanimously (i) determined that it is in the best interests of the Company and its stockholders to enter into this Agreement and consummate the Transactions (including the Merger) upon the terms and subject to the conditions set forth herein; (ii) declared this Agreement advisable; (iii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Transactions (including the Merger) upon the terms and subject to the conditions set forth herein; and (iv) resolved to recommend that the Company Stockholders adopt this Agreement and approve the Transactions (including the Merger) in accordance with the DGCL (collectively, the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way as of the date of this Agreement.

(b) Fairness Opinion. Prior to the execution of this Agreement, the Company Board has received the written opinion (or an oral opinion to be confirmed in writing) of Lazard Frères & Co. LLC (the “Advisor”) to the effect that, as of the date of such opinion, and based upon and subject to the various limitations, matters, qualifications and assumptions set forth therein, the Per Share Price to be paid to holders of Company Common Stock (other than the Owned Company Shares and the Dissenting Shares) pursuant to this Agreement is fair, from a financial point of view, to such holders of Company Common Stock (it being understood and agreed that such written opinion is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub).

(c) Anti-Takeover Laws. The Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” Law will not be applicable to the Merger or this Agreement. No other state takeover statute or similar statute or regulation applies to the Merger or the other Transactions.

3.4 Requisite Stockholder Approval. The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote on the Merger (the “Requisite Stockholder Approval”) is the only vote of the holders of any class or series of Company Capital Stock that is necessary pursuant to applicable Law, the Charter or the Bylaws to adopt this Agreement and consummate the Merger.

3.5 Non-Contravention. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Transactions (including the Merger) do not (a) contravene, violate or conflict with any provision of the Charter or the Bylaws; (b) contravene, violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, require notice under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to, any Material Contract or any Material Lease; (c) assuming that all Consents described in Section 3.6(i) through (iii) have been obtained or made, and any waiting periods thereunder have terminated or expired prior to the Effective Time and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any Law applicable to the Company Group or by which any of their respective properties or assets are bound; or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company Group, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not be material to the Company and its Subsidiaries taken as a whole.

3.6 Requisite Governmental Approvals. No consent, approval, order or authorization of, filing or registration with, or notification to (any of the foregoing, a “Consent”) any Governmental Authority is required on the part of the Company in connection with (a) the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions (including the Merger), except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws; and (iv) such other Consents the failure of which to obtain would not have a Company Material Adverse Effect.

3.7 Company Capitalization.

(a) Capital Stock. The authorized capital stock of the Company consists of (i) 100,000,000 shares of Company Common Stock; and (ii) 10,000,000 shares of Company Preferred Stock. As of 5:00 p.m., Eastern time, on October 17, 2019 (such time and date, the “Capitalization Date”), (A) 19,690,774 shares of Company Common Stock were issued and outstanding (which excludes the shares of Company Common Stock relating to the Company Equity Awards referred to in clauses (i) and (A) of Section 3.7(b)); (B) no shares of Company Preferred Stock were issued and outstanding; and (C) 3,351,718 shares of Company Common Stock were held by the Company as treasury shares. All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights. From the close of business on the Capitalization Date to the date of this Agreement, the Company has not issued or granted any Company Securities.

(b) Stock Reservation. As of the Capitalization Date, the Company has reserved no shares of Company Common Stock for issuance pursuant to the Company’s 2009 Long-Term Incentive Plan (“2009 Plan”) and

522,583 shares of Company Common Stock for issuance pursuant to the 2018 Long-Term Incentive Plan (“2018 Plan”) and, except for the Company Equity Awards, there were no outstanding equity or equity-based awards held by any current or former employees or other service providers of the Company Group. As of the Capitalization Date, under the 2009 Plan, there were (i) Company Performance Shares outstanding representing the right to receive up to 95,914 shares of Company Common Stock (assuming the achievement of all applicable performance goals at maximum levels); (ii) 36,021 shares of Company Restricted Stock issued and outstanding; (iii) Company Stock Options to acquire 584,096 shares of Company Common Stock, with a weighted average exercise price of $38.39; and (iv) 13,774 unvested Company RSUs outstanding. As of the Capitalization Date, under the 2018 Plan, there were (A) Company Performance Shares outstanding representing the right to receive up to 100,788 shares of Company Common Stock (assuming the achievement of all applicable performance goals at maximum levels); (B) 71,669 shares of Company Restricted Stock issued and outstanding; and (C) Company Stock Options to acquire 364,763 shares of Company Common Stock, with a weighted average exercise price of $31.03. The Company has made available to Parent a true and complete list of all Company Equity Awards, which includes the following information by grant: (I) grantee; (II) date of grant; (III) type of Company Equity Award; (IV) number of shares of Company Common Stock subject to such grant; (V) Company Equity Plan in which it was granted; (VI) vesting dates; (VII) expiration date, if applicable; (VIII) exercise price, if applicable; and (IX) any other material terms that are not included in any agreement or arrangement filed pursuant to Item 601(b)(10)(iii) of Regulation S-K.

(c) Company Securities. Except as set forth in this Section 3.7, as of the Capitalization Date there were (i) other than the Company Capital Stock, no outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the Company; (iii) no outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible, exchangeable or exercisable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (v) no outstanding shares of restricted stock, restricted stock units, stock appreciation rights, synthetic performance stock units, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Capital Stock, the “Company Securities”); (vi) no voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; (vii) no obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound; and (viii) no other obligations by the Company to make any payments based on the price or value of any Company Securities. The Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no declared or accrued and unpaid dividends with respect to any outstanding shares of Company Capital Stock. The Company does not have a stockholder rights plan in effect. There are no Company Securities held by any Subsidiaries of the Company.

(d) Other Rights. Neither the Company, nor any of its Subsidiaries, is a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.

3.8 Subsidiaries.

(a) Subsidiaries. Section 3.8(a) of the Company Disclosure Letter contains a true, correct and complete list of the name, jurisdiction of organization, and schedule of stockholders of each Subsidiary of the

Company. Except as would not have a Company Material Adverse Effect, each Subsidiary of the Company (i) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States); (ii) has the requisite corporate power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets; and (iii) is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States). The Company has made available to Parent true, correct and complete copies of the certificates of incorporation, bylaws and other similar organizational documents of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company, each as amended to date. No Subsidiary of the Company is in violation of its charter, bylaws or other similar organizational documents, except for such violations that would not have a Company Material Adverse Effect.

(b) Capital Stock of Subsidiaries. All of the outstanding capital stock of, or other equity or member or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable (to the extent such concepts are applicable to such Subsidiary); and (ii) is owned, beneficially and of record, directly or indirectly, by the Company, free and clear of all Liens (other than Permitted Liens) and any other restriction (including any preemptive rights or restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest).

(c) Other Securities of Subsidiaries. There are no outstanding (i) securities convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) options, warrants or other rights or arrangements obligating the Company Group to acquire from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company; or (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries.

(d) Other Investments. Other than equity securities held in the ordinary course of business for cash management purposes, the Company does not own or hold the right to acquire any equity securities, ownership interests or voting interests (including voting debt) of, or securities exchangeable or exercisable therefor, or investments in, any other Person.

3.9 Company SEC Reports. Since January 1, 2017, the Company has filed all forms, reports and other documents with the SEC that have been required to be filed by it pursuant to applicable Laws prior to the date of this Agreement (the “Company SEC Reports”). Each Company SEC Report complied, as of its effective date (in the case of Company SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) or filing date (in the case of all other applicable Company SEC Reports) (or, if amended or superseded by a filing prior to the date of this Agreement, as of the date of the last such amendment or superseded filing), in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Report was filed. True, correct and complete copies of all Company SEC Reports are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), each Company SEC Report did not contain, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports. No Subsidiary of the Company is required to file any forms, reports or other documents with the SEC.

3.10 Company Financial Statements; Internal Controls; Indebtedness.

(a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company Group filed with the Company SEC Reports (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (ii) fairly present (except as may be indicated in the notes thereto and subject in the case of unaudited statements to normal, year-end audit adjustments), in all material respects, the consolidated financial position of the Company Group as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. There are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC that have not been so disclosed in the Company SEC Reports.

(b) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” (as defined pursuant to Rule 13a-15(e) and Rule 15d-15(e) promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

(c) Internal Controls. The Company has established and maintains a system of “internal control over financial reporting” (as defined pursuant to Rule 13a-15(f) and Rule 15d-15(f) promulgated under the Exchange Act) sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, including policies and procedures that require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company Group; (ii) that transactions are made only in accordance with appropriate authorizations of the Company’s management and the Company Board (or a committee thereof); and (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company Group. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2018, and such assessment concluded that such system was effective. Since January 1, 2017, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company Group that has not been subsequently remediated; or (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company Group.

(d) Indebtedness. Section 3.10(d) of the Company Disclosure Letter contains (i) a true, correct and complete list of all Indebtedness of the Company Group as of the date of this Agreement, other than Indebtedness reflected in the Audited Company Balance Sheet or otherwise included in the Company SEC Reports filed between June 30, 2019 and the date of this Agreement and (ii) the amount outstanding under the Credit Facility as of a date not more than five (5) Business Days prior to the date of this Agreement.

3.11 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities of a nature required to be reflected or reserved against on a balance sheet (or the notes thereto) prepared in accordance with GAAP, other than liabilities (a) reflected or otherwise reserved against in the Audited Company

Balance Sheet or in the consolidated financial statements of the Company Group (including the notes thereto) included in the Company SEC Reports filed prior to the date of this Agreement; (b) arising pursuant to or incurred as expressly permitted or expressly contemplated by this Agreement or incurred in connection with the Transactions; or (c) incurred in the ordinary course of business since June 30, 2019 that would not have a Company Material Adverse Effect.

3.12 Absence of Certain Changes.

(a) No Company Material Adverse Effect. Except as otherwise contemplated, required or permitted by this Agreement, since January 31, 2019 through the date of this Agreement, (i) the business of the Company Group has been conducted, in all material respects, in the ordinary course of business (except with respect to this Agreement and discussions, negotiations and transactions related hereto) and (ii) there has not occurred a Company Material Adverse Effect.

(b) Forbearance. Since January 31, 2019 through the date of this Agreement, the Company has not taken any action that would be prohibited by the terms of Sections 5.2(a), 5.2(b), 5.2(c) (other than to the extent in the ordinary course of business), 5.2(d), 5.2(e), 5.2(h), 5.2(o), 5.2(p), 5.2(q), 5.2(r), 5.2(s), 5.2(t), or 5.2(v) (to the extent applicable to the foregoing), if taken or proposed to be taken after the date of this Agreement.

3.13 Material Contracts.

(a) List of Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts to or by which the Company Group is a party or by which it or its properties or assets are bound as of the date hereof (other than any Material Contracts contemplated by clause (i) of the definition of Material Contract that have been disclosed in accordance with applicable Law and any Material Contracts listed in Section 3.14(b), Section 3.14(c) or Section 3.18(a) of the Company Disclosure Letter), and a true, correct and complete copy (or, in the case of oral Contracts, summary) of each Material Contract has been made available to Parent.

(b) Validity. Each Material Contract is, subject to the Enforceability Limitations, valid and binding on the Company or each such Subsidiary of the Company party thereto and is in full force and effect, and none of the Company, any of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto is in breach of or default pursuant to any such Material Contract, except in each case for such failures to be in full force and effect that would not have a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute a breach, violation or default pursuant to any Material Contract by the Company Group, or, to the Knowledge of the Company, any other party thereto, except in each case for such breaches and defaults that would not have a Company Material Adverse Effect.

(c) Material Customers and Suppliers. Section 3.13(c) of the Company Disclosure Letter sets forth a list (including the applicable dollar amounts of revenue or expense with respect thereto) of all (i) Material Customers and (ii) Material Suppliers, in each case, for the period from January 1, 2018 to December 31, 2018. Since the date of the Audited Company Balance Sheet to the date of this Agreement, the Company has not received any notice from any (A) Material Customer or (B) Material Supplier, indicating that such party intends to terminate, materially modify or not renew, any Material Contract and no Material Customer or Material Supplier has terminated, materially modified or ceased its business with the Company Group, or has otherwise indicated that it intends to do any of the foregoing, and the Company Group has no Knowledge of any of the foregoing.

3.14 Real Property.

(a) Owned Real Property. Section 3.14(a) of the Company Disclosure Letter sets forth the address of each Owned Real Property. With respect to each Owned Real Property, except as would not have a Company Material Adverse Effect (i) the Company Group has good and valid indefeasible fee simple title to such Owned Real Property, free and clear of all Liens and encumbrances (other than Permitted Liens); (ii) as of the date of this Agreement, the Company Group has not leased or otherwise entered into any written agreement granting any Person a similar right to use or occupy such Owned Real Property or any portion thereof, which lease or right remains in effect; and (iii) other than the right of Parent pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein. The Company Group is not party to any agreement or option to purchase any real property or interest therein.

(b) Leased Real Property. Section 3.14(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the Leases where the terms of each such Lease, as of the date of this Agreement, provide for annual lease payments in excess of $100,000. The Company has made available to Parent true, correct and complete copies of all Leases set forth in Section 3.14(b) of the Company Disclosure Letter (each such Lease, a “Material Lease”). With respect to each such Material Lease, except as would not have a Company Material Adverse Effect, (i) each Material Lease is, to the Knowledge of the Company, legal, valid and binding, subject to the Enforceability Limitations, and is in full force and effect; (ii) to the Knowledge of the Company, the Company or one of its Subsidiaries has a valid leasehold estate in each Leased Real Property, free and clear of all Liens (other than Permitted Liens); (iii) to the Knowledge of the Company, none of the Company Group is in material breach of or default pursuant to any Material Lease; and (iv) the Company or Subsidiary has not collaterally assigned or granted any other security interest in such Material Lease or any interest therein (except for assignments or grants in favor of the counterparty to such Material Lease).

(c) Subleases. As of the date of this Agreement, there are no existing subleases, licenses or similar agreements in which the Company or any of its Subsidiaries has granted to any Person, other than the Company Group, any right to use or occupy, now or in the future, the Leased Real Property set forth in Section 3.14(b) of the Company Disclosure Letter.

(d) The Owned Real Property and Leased Real Property constitute all of the real property used or occupied by the Company and its Subsidiaries as of the date of this Agreement.

(e) None of the Company or any of its Subsidiaries has received any written notice that any portion of any of the Owned Real Property or Leased Real Property is subject to any order to be sold, condemned, expropriated or otherwise taken by any Governmental Authority, with or without payment or compensation therefor and, to the Knowledge of the Company, no such sale, condemnation, expropriation or other taking by any Governmental Authority is threatened.

3.15 Environmental Matters. Since January 1, 2017, except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, none of the Company Group (a) has received any written notice, request for information, citation or order alleging that the Company Group has violated, or has any liability under, any Environmental Law; (b) has transported, produced, processed, manufactured, distributed, generated, used, treated, handled, stored, released or disposed, or arranged for the disposal of, exposed any Person to, or, owned or operated any property or facility contaminated by, any Hazardous Substances in a quantity, condition or manner so as to give rise to liability under any Environmental Law; (c) is a party to or is the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding under Environmental Laws, including any (i) alleging noncompliance with or liability under any Environmental Law or (ii) seeking to impose any financial responsibility for or obligation to conduct any investigation, cleanup, removal or remediation of Hazardous Substances pursuant to any Environmental Law; (d) has failed or is failing to comply with, or has failed to obtain, maintain or comply with any Permits required under, any Environmental Law and no suspension or cancellation of any such Permit is pending or, to the Knowledge of the Company, threatened; or (e) is subject to any material order issued by any Governmental Authority pursuant to Environmental Law or relating to Hazardous Substances or has assumed or provided an indemnity with respect to any liability of any other Person under any Environmental Law or relating to Hazardous Substances. Notwithstanding anything to the contrary set forth in this Article III, the Company makes no representation or warranty to the Parent or Merger Sub relating to Environmental Laws or the effect thereof on the business of the

Company or its Subsidiaries (including the existence or absence of any liabilities related thereto) other than pursuant to this Section 3.15 and, to the extent relevant to environmental matters, Sections 3.9, 3.10, 3.11, 3.12, 3.13 and 3.22, which are intended to contain the sole and exclusive representations and warranties of the Company relating to such matters.

3.16 Intellectual Property.

(a) Registered Intellectual Property; Proceedings. Section 3.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all (i) Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered; and (ii) Legal Proceedings before any Governmental Authority (other than actions related to the ordinary course prosecution of Company Registered Intellectual Property before the United States Patent and Trademark Office or the equivalent authority anywhere in the world) related to any Company Registered Intellectual Property. To the Knowledge of the Company, the Company has maintained all material Company Registered Intellectual Property in the ordinary course consistent with reasonable business practices. None of the material Company Registered Intellectual Property is jointly owned with any third Person.

(b) No Order. To the Knowledge of the Company, no material Company Intellectual Property is subject to any Legal Proceeding or outstanding order with respect to the Company restricting in any manner the use, transfer or licensing thereof by the Company Group of such Company Intellectual Property or any of the Company Group’s products.

(c) Absence of Liens. Except as would not constitute a Company Material Adverse Effect, the Company or one of its Subsidiaries owns and has good and valid legal and equitable title to each item of material Company Intellectual Property free and clear of any Liens (other than Permitted Liens).

(d) IP Contracts. Section 3.16(d) of the Company Disclosure Letter sets forth a true, correct and complete list of all Contracts to which the Company Group is a party or by which it or any of its assets or properties are bound (i) with respect to material Company Intellectual Property (including (x) any license, assignment, or development obligations of or in regard to material Intellectual Property or (y) any material Company Intellectual Property that is licensed or transferred to any third Person other than any non-disclosure agreements entered into in the ordinary course of business); (ii) that is an exclusive license or providing for joint ownership or co-ownership or joint or co-development of any Intellectual Property; (iii) that is with a college, university, or Governmental Authority regarding Intellectual Property; or (iv) pursuant to which a third Person is currently licensing, or since January 1, 2017 has transferred, any Intellectual Property to the Company Group, other than any (a) non-disclosure agreements or other Contracts entered into in the ordinary course of business and (b) in bound non-exclusive licenses of commercially available off-the-shelf software on standard terms used solely for the Company Group’s internal use involving up-front license fees or annual payments of no more than $500,000 (all such Contracts, the “IP Contracts”).

(e) Changes. Except as would not have a Company Material Adverse Effect, the consummation of the Merger will not under any IP Contract result: (i) in the termination of any material license of Intellectual Property to the Company by a third Person; or (ii) the granting by the Company of any license or rights to any Company Intellectual Property.

(f) No Government Funding. The Company is not under any obligation to license any material Company Intellectual Property to any Governmental Authority because it has received funding to develop such Company Intellectual Property from a Governmental Authority.

(g) No Infringement. The operation of the business of the Company Group (including the manufacture and sale of the Company Group’s products) as of the date of this Agreement and as conducted since January 1, 2015 does not infringe, misappropriate, dilute, or otherwise violate, and has not infringed, misappropriated, diluted, or otherwise violated, the Intellectual Property of any third Person or constitute and has not constituted unfair competition or unfair trade practices pursuant to the Laws of any jurisdiction in a manner that has or could reasonably be expected to result in a material liability to the Company Group, taken as a whole.

(h) No Notice of Infringement. Since January 1, 2017, the Company Group has not received written notice from any third Person, or been involved in any Legal Proceeding, alleging that the operation of the business of the Company Group or that any of the Company Group’s products infringes, misappropriates, or otherwise violates the Intellectual Property of any third Person or constitutes unfair competition or unfair trade practices pursuant to the Laws of any jurisdiction in a manner that has or could reasonably be expected to result in a material liability to the Company Group, taken as a whole.

(i) No Third Person Infringement. Since January 1, 2017, the Company Group has not provided any third Person with written notice claiming that such third Person is infringing, misappropriating, or otherwise violating any material Company Intellectual Property, and, except as would not have a Company Material Adverse Effect, to the Knowledge of the Company, no such activity is occurring that has resulted in a material liability to the Company Group, taken as a whole.

(j) Proprietary Information. Except as would not have a Company Material Adverse Effect, the Company Group has taken reasonable steps to protect the Company Group’s rights in its confidential information and trade secrets that it wishes to protect, or any trade secrets or confidential information of third Persons provided to the Company Group. Without limiting the foregoing, the Company Group has and uses commercially reasonable efforts to enforce a policy requiring each officer and employee engaged in the development of any Intellectual Property or technology for the Company Group to execute a proprietary information and confidentiality agreement.

(k) Data Security and Privacy. Except as would not have a Company Material Adverse Effect, the Company Group (i) maintains policies and procedures regarding the security, privacy, transfer and use of personally identifiable information and payment card information collected or used by the Company Group that are commercially reasonable; and (ii) is in compliance with such policies and other Laws, rules and regulations pertaining to data privacy and data security. Except as would not have a Company Material Adverse Effect, to the Knowledge of the Company, since January 1, 2017, there have been no (A) losses or thefts of, or security breaches relating to, personally identifiable information in the possession, custody or control of the Company Group; (B) unauthorized access or unauthorized use of any such personally identifiable information; and (C) improper disclosure of any personally identifiable information in the possession, custody or control of the Company Group or any Person acting on its behalf.

(l) Information Technology Systems. The information technology systems owned, licensed, leased or otherwise held for use by the Company or its Subsidiaries (including all computer hardware, software, firmware and telecommunications systems used in their respective businesses as currently conducted) and the information technology systems operated on behalf of the Company or its Subsidiaries (collectively, the “Company IT Systems”) (i) to the Knowledge of the Company, operate in substantial conformance with the appropriate specifications and documentation for such systems and generally perform reliably in all material respects and (ii) are sufficient to support the business of the Company and its Subsidiaries as currently conducted. To the Knowledge of the Company, none of the Company IT Systems contain any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” “malware,” “vulnerability,” “spyware” or “adware” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing or facilitating, any of the following functions: (A) disrupting, disabling, harming, or otherwise impeding in any material manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (B) materially compromising the privacy or security of any data or damaging or destroying any data or file without consent. The Company has taken commercially reasonable steps to provide for archival, back-up, recovery and restoration of its critical business data.

3.17 Tax Matters.

(a) Tax Returns. Except as would not have a Company Material Adverse Effect, the Company Group has (i) timely filed (taking into account valid extensions) all United States federal, state, local and non-United States returns, declarations, estimates, information statements and reports (including amendments and schedules or exhibits thereto) relating to any and all Taxes (“Tax Returns”) required to be filed by any of them; and (ii) paid all Taxes that are required to be paid. The most recent financial statements contained in the Company SEC Reports reflect an adequate reserve (in accordance with GAAP) for all Taxes accrued but not then payable by the Company Group through the date of such financial statements. Except as would not have a Company Material Adverse Effect or as otherwise obtained in the ordinary course of business, none of the Company Group has executed any waiver, of any statute of limitations on, or extended the period for the assessment or collection of, any material Tax, in each case that has not since expired. Since the date of the Audited Company Balance Sheet, the Company Group has not incurred any material Tax outside the ordinary course of business.

(b) Taxes Paid. The Company Group has in all material respects timely paid or withheld with respect to their employees and other third Persons (and paid over any amounts withheld to the appropriate Tax authority) all income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other similar Taxes required to be paid or withheld.

(c) No Audits. No audits or other examinations or claimed deficiencies with respect to any material amounts of Taxes of the Company Group are presently pending or in progress or have, since January 1, 2017, been asserted or proposed in writing. No written claim has ever been made by a Governmental Authority in a jurisdiction where the Company Group does not file a Tax Return that a member of the Company Group is or may be subject to material amounts of tax in that jurisdiction that would be the subject of such Tax Return other than any such claims that have been fully resolved or for which adequate reserves have been established in accordance with GAAP in the Company SEC Reports filed prior to the date hereof.

(d) Spin-offs. The Company Group has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment pursuant to Section 355 of the Code (or so much of Section 356 of the Code as related to Section 355 of the Code).

(e) No Listed Transaction. The Company Group has not engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2).

(f) Tax Agreements. None of the Company Group (i) is a party to any Tax sharing, allocation or indemnification agreement, other than any such agreement (A) entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes or (B) solely among members of the Company Group; or (ii) has any material amount of liability for the Taxes of any Person other than the Company Group pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-United States Law) as a transferee or successor, or otherwise by operation of law.

(g) Liens and Certain Tax Matters. There are no Liens in respect of material Taxes on any of the assets of the Company Group. No member of the Company Group will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period ending after the Closing Date as a result of any prepaid amount, installment sale, or other transaction on or prior to the Closing, any accounting method change, use of an improper method of accounting, or agreement with a Governmental Authority used or made prior to the Closing, or any intercompany transaction or excess loss account described in Section 1502 of the Code entered into or existing prior to the Closing.

(h) Miscellaneous. As of the Closing Date, no member of the Company Group that is organized outside the United States will hold any material assets that constitute U.S. property within the meaning of Section 956 of the Code. No member of the Company Group has any material obligation or liability with respect to the unlawful receipt of any grants, subsidies, state aid or similar amounts. No member of the Company Group has any material amounts due and owing to any Governmental Authority under any applicable Law governing escheat and unclaimed property.

3.18 Employee Plans.

(a) Employee Plans. Section 3.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of all material Employee Plans (as defined below). For purposes of this Agreement, “Employee Plans” means, collectively, (i) all “employee benefit plans” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; and (ii) all other employment, bonus, severance, termination, change-in-control, stock option, stock purchase or other equity-based, benefit, incentive compensation, profit sharing, savings, retirement, disability, insurance, vacation, deferred compensation, severance, termination, retention, change of control and other similar fringe, welfare or other material employee benefit plans, programs, agreement, contracts, policies or binding arrangements (whether or not in writing) maintained or contributed to for the benefit of any current or former employee or director of the Company Group and with respect to which the Company Group has any liability, contingent or otherwise. With respect to each Employee Plan, to the extent applicable, the Company has made available to Parent true, correct and complete copies of (A) the most recent annual report on Form 5500 required to have been filed with the IRS for each Employee Plan, including all schedules thereto; (B) the most recent determination letter, if any, from the IRS for any Employee Plan that is intended to qualify pursuant to Section 401(a) of the Code; (C) the plan documents and summary plan descriptions; (D) any related trust agreements, insurance contracts, insurance policies or other documents of any funding arrangements; (E) any non-routine notices or communications to or from the IRS or any office or representative of the United States Department of Labor or any similar Governmental Authority in respect of any such Employee Plan that have been received or sent since January 1, 2017 (including, without limitation, those relating to compliance issues and those relating to any Pension Plan); and (F) the most recent financial statements and actuarial or other valuation reports prepared.

(b) Title IV Pension Liability. Except as set forth in Section 3.18(b) of the Company Disclosure Letter, neither the Company nor any other trade or business (whether or not incorporated) that would be treated as a single employer with the Company Group pursuant to Section 414 of the Code (an “ERISA Affiliate”) has previously maintained, sponsored or contributed to or currently maintains, sponsors or participates in, or contributes to, or has any liability or obligation, whether absolute or contingent, with respect to, (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) a “multiple employer plan” (as defined in Section 4063 or Section 4064 of ERISA); or (iii) a defined benefit pension plan or a plan subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA. Each Pension Plan has been funded in compliance with the minimum funding standards of ERISA and the Code. No ERISA Event has occurred within the past six (6) years or would reasonably be expected to occur.

(c) Compliance. Each Employee Plan has been maintained, funded, operated and administered in all material respects in accordance with its terms and with all applicable law, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority. All required contributions to the Employee Plans have in all material respects been properly and timely made, and no Employee Plan has any unfunded liabilities that have not been properly accrued.

(d) Employee Plan Legal Proceedings. There are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Employee Plan, the assets of any trust pursuant to any Employee Plan, or the plan sponsor, plan administrator or any fiduciary or any Employee Plan with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure.

(e) No Prohibited Transactions. None of the Company Group, or, to the Knowledge of the Company, any of its directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any fiduciary breach or non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in the imposition of a material penalty assessed pursuant to Section 502(i) of ERISA or a material Tax imposed by Section 4975 of the Code, in each case applicable to the Company Group or any Employee Plan, or for which the Company Group has any indemnification obligation.

(f) No Additional Rights. Except as set forth on Section 3.18(f) of the Company Disclosure Letter, none of the execution and delivery of this Agreement, the consummation of the Merger or the Transactions will, either alone or in conjunction with any other event (whether contingent or otherwise), including termination of employment, (i) result in, or accelerate the time of payment or vesting of, any payment (including severance, change in control, stay or retention bonus or otherwise) becoming due under any Employee Plan; (ii) increase any compensation or benefits otherwise payable under any Employee Plan; (iii) result in the acceleration of the time of payment or vesting of any such benefits under any Employee Plan; (iv) result in the forfeiture of compensation or benefits under any Employee Plan; (v) trigger any other obligation under, or result in the breach or violation of, any Employee Plan; (vi) limit or restrict the right of Parent to merge, amend or terminate any Employee Plan on or after the Effective Time (other than ordinary notice and administrative requirements and expenses or routine claims for benefits); or (vii) except as may result from accelerated vesting contemplated by Section 2.8 of this Agreement or in respect of awards or arrangements entered into after November 2, 2017, result in any amount failing to be deductible by reason of Section 162(m) of the Code.

(g) Section 280G. Except as set forth on Section 3.18(g) of the Company Disclosure Letter, (i) no payment or benefit that could be made by the Company or any ERISA Affiliate will be characterized as a parachute payment within the meaning of Section 280G of the Code and (ii) none of the Company Group has any obligation to gross-up or indemnify any individual with respect to any Tax under Section 4999 of the Code.

(h) Section 409A. Each Employee Plan has been maintained, in form and operation, in compliance in all material respects with Section 409A of the Code, and none of the Company Group has any obligation to gross-up or indemnify any individual with respect to any Tax under Section 409A of the Code.

(i) International Employee Plans. Each Employee Plan maintained for the benefit of employees of the Company Group located outside of the United States, other than statutorily-required plans sponsored or maintained by a Governmental Authority (each such Employee Plan, an “International Employee Plan”) has been established, maintained and administered in compliance in all material respects with its terms and conditions and in all material respects with the requirements prescribed by any applicable laws. Furthermore, no International Employee Plan has material unfunded liabilities that as of the Effective Time will not be fully offset by insurance or fully accrued in accordance with GAAP. With respect to each International Employee Plan: (i) if required to have been approved by any non-U.S. Governmental Authority so as to obtain any beneficial tax or other status, such International Employee Plan has been so approved and no such approval has been revoked (nor, to the Knowledge of Company, has revocation been threatened) and no event has occurred since the date of the most recent approval or application therefor that is reasonably likely to cause such revocation; (ii) except as provided in Section 3.18(i) of the Company Disclosure Letter, no employees of the Company Group (or any of their dependents) are entitled to any pension, superannuation, retirement (including on early retirement) or death benefits (including in the form of a lump sum) that become payable before their normal retirement age as stated in their contract of employment or such International Employee Plan itself; (iii) apart from any general indemnity in favor of the trustees given by the Company Group under the governing documents of such International Employee Plan, none of the Company Group has given any indemnity, undertaking or guarantee in respect of such International Employee Plan; (iv) except as set forth in Section 3.18(a) of the Company Disclosure Letter, no International Employee Plan is a “registered pension plan” (as such term is defined under the Income Tax Act (Canada)); and (v) no International Employee Plan provides supplemental pension benefits or is a “retirement compensation arrangement” (as such term is defined under the Income Tax Act (Canada)).

(j) Retiree Welfare Benefits. Except as set forth on Section 3.18(j) of the Company Disclosure Letter, no Employee Plan or other arrangement provides material post-termination or retiree life insurance, health or other material welfare benefits to any Person, except as required by Part 6 of Subtitle B of Title I of ERISA or any similar state Law and at such Persons’ sole expense. None of the Company Group has taken any action that could reasonably be expected to cause the Surviving Corporation or any of its Affiliates to have any legally binding obligation to provide post-retirement welfare benefits to any Person. Furthermore, none of the Company Group has taken any action that would prohibit Surviving Corporation and its Affiliates from amending, modifying or terminating any Person’s post-retirement welfare benefits following the Closing.

(k) No New Employee Plans. Except as set forth on Section 3.18(k) of the Company Disclosure Letter, none of the Company Group has any plan or commitment to materially amend any Employee Plan or establish any material new employee benefit plan or to materially increase any compensation or benefits pursuant to any Employee Plan.

3.19 Labor Matters.

(a) Union Activities. Except as set forth on Section 3.19(a) of the Company Disclosure Letter, as of the date hereof, the Company Group is not a party to or bound by any collective bargaining agreement, collective bargaining relationship, other Contract with any labor or trade union, works council, or similar labor organization (each, a “Collective Bargaining Agreement”). No labor or trade union or similar labor organization has made a demand for recognition, or filed a petition for certification, as the bargaining unit representative of any employees of the Company Group. To the Knowledge of the Company, there are no union organizing activities by or of, or proceedings of any labor organization or trade union to organize, any employees of the Company Group with regard to their employment with the Company Group, and no such activities have occurred within the past three (3) years. No Collective Bargaining Agreement is being negotiated by the Company Group, and the Company Group is under no obligation to negotiate for a Collective Bargaining Agreement. As of the date hereof, there is no strike, lockout, slowdown, work stoppage, material grievance, arbitration, or other material labor dispute against or affecting the Company Group pending, or to the Knowledge of the Company, threatened, and no such labor disputes have occurred within the past three (3) years. With respect to the Transactions, the Company Group has, or prior to Closing will have, used reasonable best efforts to satisfy all notice, consultation or bargaining obligations owed to its employees or their representatives under applicable Law, Collective Bargaining Agreements, or other Contracts.

(b) Employment Law Compliance. The Company Group is and for the past three (3) years has been in compliance in all material respects with applicable Laws and orders with respect to labor and employment (including all provisions thereof related to employment practices, terms and conditions of employment, hiring, background checks, wage and hour, immigration, employment eligibility verification, equal employment opportunity, discrimination, harassment, retaliation, equal pay, unions, labor relations, employee classification, independent contractors, employee health and safety, collective bargaining, workers’ compensation, pay equity, the collection and payment of withholding or social security taxes, termination of employment and notice thereof, and social insurance funds and housing welfare funds (including the obtaining of social security registration certificates and payment of all amounts required to fund such social insurance funds and housing welfare funds)). In the past three (3) years, the Company Group: (i) has not implemented any plant closing or mass layoffs implicating WARN, and (ii) has not incurred any liability under WARN that remains unsatisfied. No plant closings or mass layoffs implicating WARN are currently planned, or announced. The Company Group has in all material respects paid all wages, salaries, bonuses, commissions, wage premiums, fees, expense reimbursement, severance, and other compensation that have come due and payable to its employees, consultants, independent contractors, and other individual service providers pursuant to any Law, Contract, or policy of the Company Group.

3.20 Permits; Compliance with Laws.

(a) (i) The Company Group holds, to the extent legally required, all material permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders and approvals from Governmental Authorities (“Permits”) that are required for the operation of the business of the Company Group as currently conducted; (ii) the Company Group complies in all material respects with the terms of all such Permits; and (iii) as of the date of this Agreement, no suspension or cancellation of any such Permit is pending or, to the Knowledge of the Company, threatened.

(b) The Company Group is, and since January 1, 2017 has been, in compliance in all material respects with all Laws that are applicable to the Company Group or to the conduct of the business or operations of the Company Group.

(c) No representation is made under this Section 3.20 with respect to environmental, intellectual property, Tax, employee benefits, labor, trade controls and anti-corruption matters, which matters are addressed exclusively in Sections 3.15, 3.16, 3.17, 3.18, 3.19 and 3.25.

3.21 Legal Proceedings; Orders.

(a) No Legal Proceedings. (i) As of the date of this Agreement, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against any member of the Company Group that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transactions or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement and (ii) there are no other Legal Proceedings pending or, to the Knowledge of the Company, threatened against any member of the Company Group, except as listed on Section 3.21 of the Company Disclosure Letter and for those that are not, individually or in the aggregate, reasonably be expected to be material to the Company Group. Since January 1, 2017, there have been no Legal Proceedings pending against any member of the Company Group in which any of them paid more than $500,000 to resolve such Legal Proceedings (by settlement or otherwise) or in which any equitable or declaratory relief was imposed upon or agreed to by the Company or any of its Subsidiaries.

(b) No Orders. The Company Group is not subject to any material order of any kind or nature issued by any Governmental Authority that would reasonably be expected to prevent or materially delay the consummation of the Merger or the ability of the Company to fully perform its covenants and obligations pursuant to this Agreement.

3.22 Insurance. As of the date of this Agreement, the Company Group has all material policies of insurance covering the Company Group and any of its employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is customarily carried by Persons conducting business similar to that of the Company Group and each such policy provides insurance in such amounts and against such risks as is, in all material respects, reasonable. Except for such matters that would not have a Company Material Adverse Effect, as of the date of this Agreement, all such insurance policies are in full force and effect, no notice of cancellation or lack of willingness to renew has been received and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured thereunder.

3.23 Related Person Transactions. Except for compensation or other employment arrangements in the ordinary course of business, there are no Contracts or transactions between the Company Group, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders that has not been so disclosed.

3.24 Brokers. Except for the Advisor, there is no financial advisor, investment banker, broker, finder, agent or other Person that is entitled to any financial advisor’s, investment banking, brokerage, finder’s, success or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company Group or its Affiliates.

3.25 Trade Controls; Anti-Corruption Laws.

(a)	Trade Controls.

(i)	Since January 1, 2017, the Company Group has conducted its transactions in material accordance with all applicable export and re-export control Laws, trade and economic sanctions Laws, and all other applicable export control and sanctions Laws in other countries in which the Company Group conducts business (collectively, “Trade Control Laws”).

(ii)

There are no pending or, to the Knowledge of the Company, threatened Legal Proceedings against the Company Group alleging a violation of any sanctions and export control Laws or anti-corruption Laws that are applicable to the Company Group.

(iii)

No licenses or approvals pursuant to the Trade Control Laws are necessary for the transfer of any export licenses or other export approvals to Parent or the Surviving Corporation in connection with the consummation of the Merger, except for any such licenses or approvals the failure of which to obtain would have a Company Material Adverse Effect.

(b) Anti-Corruption Laws. Except as would not be material to the Company Group, taken as a whole, in the past five (5) years, (A) none of the Company Group, or to the Knowledge of the Company, any officer, director, agent, employee or any other Person acting on its behalf, has, directly or indirectly, (i) taken any action that would cause them to be in violation of any provision of the Foreign Corrupt Practices Act of 1977 (the “FCPA”) or other applicable anti-corruption Laws (including in other countries in which the Company Group conducts business); (ii) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (iii) made, offered or authorized any unlawful payment, or other thing of value, to foreign or domestic government officials or employees; or (iv) made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment in violation of the FCPA or other applicable anti-corruption Laws; (B) the Company has maintained and enforced policies and procedures designed to ensure compliance by the Company, its officers, directors, agents, employees or any other Person acting on its behalf with all with the FCPA or other applicable anti-corruption Laws; and (C) the Company has not been made the subject of any material actual, suspected, or threatened allegations, investigations (internal or government), litigation, voluntary or directed disclosures to any Governmental Authority, whistleblower reports, or other issues in any way related to the FCPA or any other applicable anti-corruption Laws.

3.26 Inventory. Except as would not be material to the Company Group taken as a whole, all Inventory reflected on the latest balance sheet of the Company is, in the aggregate, of a quality and quantity useable and saleable in the ordinary course of business consistent with past practice and fit for the purpose for which they were procured or manufactured except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which reserves or allowances have been established on the latest balance sheet of the Company.

3.27 Regulatory Compliance.

(a) Except as would not be material to the Company Group, taken as a whole, the Company Group is, and at all times since January 1, 2017, has been, in compliance in all material respects with all applicable healthcare, food, and consumer Laws, rules, statutes, ordinances, codes, regulations, rules, or other requirements of any federal, state, local, foreign, or other Governmental Authority, including those Laws or other requirements of the U.S. Food and Drug Administration (“FDA”), and FTC, and similar state and regulatory authorities (collectively, “Regulatory Laws”). Since January 1, 2017, the Company has not received notice of, and there is no pending nor, to the Knowledge of the Company, threatened, claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from the FDA, FTC or any other Governmental Authority asserting or alleging noncompliance with any applicable Laws.

(b) The Company holds, and is operating in material compliance with, such Permits of the FDA or any other comparable Governmental Authority that regulates food, drugs, or biologics (“Regulatory Authority”) required for the conduct of its business as currently conducted (collectively, the “Regulatory Permits”), and all such Regulatory Permits are in full force and effect. The Company has fulfilled and performed all of its material obligations with respect to the Regulatory Permits, and to the Knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any Regulatory

Permit. Neither the Company nor, to the Knowledge of the Company, any officer, director, employee or agent of the Company has made any material false statement or material omission in any report, document, form, claim, application for a Regulatory Permit, application, records submission, supplement, amendment, or notice relating to the products of the Company to any Regulatory Authority. The Company Group is not the subject of any pending or, to the Knowledge of the Company, threatened investigation by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto, or otherwise. Neither the Company Group nor any of its Subsidiaries, nor to the Knowledge of the Company, any of their respective officers, directors, employees, contractors, suppliers, agents, or other company or individual performing research or product-related work on behalf of the Company Group (i) has committed any act, made any untrue statement of material fact or failed to make any statement that, at the time such act, statement or disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy or (ii) has been charged with any conduct for which debarment is mandated by 21 U.S.C. § 335a.

(c) The manufacture, testing, developing, processing, packaging, labeling, storage, marketing, advertising, and distribution of the Company’s products by or on behalf of the Company is being, and has at all times since January 1, 2017 been, conducted in material compliance with all Regulatory Laws, including, without limitation, the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301, et. seq.), as amended, and FDA’s implementing regulations, including, without limitation, applicable current Good Manufacturing Practice regulations. Since January 1, 2017, there have been no (i) material recalls, field notifications, field corrections, market withdrawals or replacements, warnings, notices, safety alerts or other notices of action relating to an alleged lack of safety or regulatory compliance of the Company products (“Safety Notices”), nor (ii) material product complaints with respect to the Company products. To the Company’s Knowledge, there are no facts that would be reasonably likely (x) to result in a material Safety Notice with respect to the Company products, or (y) to require a termination or suspension of marketing or testing of any of the Company products. Since January 1, 2017, the Company has not had any product or manufacturing site for any Company product subject to a Governmental Authority (including the FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other Governmental Authority notice of inspectional observations, “warning letters,” “untitled letters”, or similar correspondence or notice from the FDA, FTC, or other Governmental Authority alleging or asserting material noncompliance with any applicable Law or Permit, and, to the Knowledge of the Company, neither the FDA, FTC nor any other Governmental Authority is considering such action.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure letter delivered by Parent and Merger Sub to the Company on the date of this Agreement (the “Parent Disclosure Letter”), Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1 Organization; Good Standing.

(a) Parent. Parent (i) is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(b) Merger Sub. Merger Sub (i) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(c) Organizational Documents. Parent has made available to the Company true, correct and complete copies of the certificate of incorporation, bylaws and other similar organizational documents of Parent and

Merger Sub, each as amended to date. Neither Parent nor Merger Sub is in violation of its certificate of incorporation, bylaws or other similar organizational document. The certificate of incorporation, bylaws or other similar organizational documents of Parent and Merger Sub are in full force and effect on the date of this Agreement.

4.2 Power; Enforceability. Each of Parent and Merger Sub has the requisite entity power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) consummate the Transactions. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder, and the consummation of the Transactions (including the Merger) have been duly authorized by all necessary action on the part of each of Parent and Merger Sub and no additional actions on the part of Parent or Merger Sub are necessary to authorize (i) the execution and delivery of this Agreement by each of Parent and Merger Sub; or (ii) the performance by each of Parent and Merger Sub of its respective covenants and obligations hereunder and thereunder, including the consummation of the Transactions (including the Merger), subject, in each case, to obtaining the written consent contemplated by the following sentence. Effective immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub (with a copy also sent to the Company) a written consent adopting this Agreement and approving the Merger in accordance with the DGCL. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Limitations.

4.3 Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants and obligations hereunder, and the consummation of the Transactions (including the Merger) do not (a) contravene, violate or conflict with any provision of the certificate of incorporation, bylaws or other similar organizational documents of Parent or Merger Sub; (b) contravene, violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, require notice under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their respective properties or assets may be bound; (c) assuming that all Consents described in Section 4.4 have been obtained or made, and any waiting periods thereunder have terminated or expired prior to the Effective Time, violate or conflict with any Law or order applicable to Parent or Merger Sub or by which any of their properties or assets are bound; or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

4.4 Requisite Governmental Approvals. No Consent of any Governmental Authority is required on the part of Parent, Merger Sub or any of their Affiliates in connection with (a) the execution and delivery of this Agreement by each of Parent and Merger Sub; (b) the performance by each of Parent and Merger Sub of their respective covenants and obligations pursuant to this Agreement; or (c) the consummation of the Transactions (including the Merger), except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company Group is qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws; and (iv) such other Consents the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation of the Transactions or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

4.5 Legal Proceedings; Orders.

(a) No Legal Proceedings. As of the date of this Agreement, there are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, threatened against Parent or Merger Sub that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transactions or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

(b) No Orders. Neither Parent nor Merger Sub is subject to any order of any kind or nature that would reasonably be expected to prevent or materially delay the consummation of the Transactions or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

4.6 Ownership of Company Capital Stock. None of Parent, Merger Sub or any of their respective directors, officers, general partners, managers (in the case of Parent) or the Guarantor or, to the knowledge of Parent or the Guarantor, any employees of Parent, Merger Sub or the Guarantor (a) has owned any shares of Company Capital Stock during the two (2) years prior to the date of this Agreement; or (b) is or has been at any time during the past three (3) years an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company.

4.7 Brokers. Except as set forth in Section 4.7 of the Parent Disclosure Letter, there is no financial advisor, investment banker, broker, finder, agent or other Person who is entitled to any financial advisor’s, investment banking, brokerage, finder’s, success or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent, Merger Sub or any of their Affiliates.

4.8 Operations of Parent and Merger Sub. Each of Parent and Merger Sub has been formed solely for the purpose of engaging in the Transactions, and, prior to the Effective Time, neither Parent nor Merger Sub will have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by the Equity Commitment Letter or any agreements or arrangements entered into in connection with the Debt Financing, the Guarantee and this Agreement. Parent owns beneficially and of record all of the outstanding capital stock of, and other equity and voting interest in, Merger Sub free and clear of all Liens.

4.9 No Parent Vote or Approval Required. No vote or consent of the members or holders of any capital stock of, or other equity or voting interest in, Parent is necessary to adopt this Agreement and consummate the Merger that has not been obtained on or prior to the date of this Agreement. The vote or consent of Parent, as the sole stockholder of Merger Sub, is the only vote or consent of the holders of any capital stock of, or other equity interest in, Merger Sub necessary to adopt this Agreement and consummate the Merger.

4.10 Guarantee. Concurrently with the execution of this Agreement, the Parent and Merger Sub have caused the Guarantor to deliver to the Company its duly executed Guarantee. The Guarantee is in full force and effect and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, subject to the Enforceability Limitations. No event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default on the part of the Guarantor pursuant to the Guarantee.

4.11 Financing.

(a) Commitment Letters. As of the date of this Agreement, Parent has delivered to the Company a true, correct and complete copy of the executed Equity Commitment Letter and Debt Commitment Letter.

(b) No Amendments. As of the date of this Agreement (i) neither of the Commitment Letters have been amended or modified in any manner prior to the date of this Agreement; (ii) no such amendment or modification is contemplated; and (iii) the respective commitments contained therein have not been withdrawn, terminated, repudiated, rescinded, amended, supplemented or modified in any respect. There are no other Contracts, agreements, side letters or arrangements to which Parent or Merger Sub is a party relating to the Financing, other than as expressly set forth in the Commitment Letters and any related engagement letter relating to the issuance of securities.

(c) Sufficiency of Financing. Assuming (i) the accuracy of the representations and warranties set forth in Article III, (ii) the satisfaction or waiver (where permissible pursuant to applicable law) of the closing conditions set forth in Sections 7.1 and 7.2 and (iii) the performance and compliance by the Company with the covenants contained in this Agreement, the net proceeds of the Financing (together with any available cash of the Company), when funded in accordance with the terms of the Commitment Letters (both before and after giving effect to the exercise of any or all “market flex” provisions related thereto), will be sufficient for Parent and Merger Sub to (A) make the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger (including the aggregate amount of cash payments payable to holders of Company Equity Awards pursuant to and at the times required by Section 2.8) on the Closing Date, (B) repay, prepay or discharge (after giving effect to the Merger) the principal of and interest on all outstanding Indebtedness of the Company and its Subsidiaries with respect to the payoff letters required to be delivered hereunder prior to the Effective Time (as set forth in such payoff letters), and (C) pay all fees and expenses required to be paid at the Closing by Parent or Merger Sub in connection with the Merger and the Financing.

(d) Validity. As of the date of this Agreement, the Commitment Letters (in the form delivered by Parent to the Company) are in full force and effect and constitute the legal, valid and binding obligation of Parent, Merger Sub, the Guarantor and, to the knowledge of Parent and Merger Sub, each other party thereto, as applicable, enforceable against Parent, Merger Sub, the Guarantor and, to the knowledge of Parent and Merger Sub, each other party thereto, as applicable, in accordance with their respective terms, subject to the Enforceability Limitations. Other than the Financing Conditions, there are no conditions precedent related to the funding or investing, as applicable, of the full amount of the Financing pursuant to any agreement relating to the Financing to which the Guarantor, Parent or Merger Sub, or any of their respective Affiliates, is a party. As of the date of this Agreement, no event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, (i) constitute a default or breach on the part of Parent, Merger Sub or the Guarantor under any of the Commitment Letters that would result in the failure of a condition precedent thereto; (ii) constitute or result in a failure to satisfy any of the terms or conditions to the initial funding of the Financing set forth in any of the Commitment Letters; or (iii) otherwise result in any portion of the Financing not being available (it being understood that Parent and Merger Sub are not making any representation or warranty regarding the effect of any inaccuracy of the representations and warranties in Article III or the Company’s compliance and performance hereunder). As of the date of this Agreement, Parent has no reason to believe that (A) it will be unable to satisfy on a timely basis any term or condition of the Equity Financing to be satisfied by it, whether or not such term or condition is contained in the Equity Commitment Letter; (B) any of the Financing Conditions will not be satisfied on or prior to the Closing (it being understood that Parent and Merger Sub are not making any representation or warranty regarding the effect of any inaccuracy of the representations and warranties in Article III or the Company’s compliance and performance hereunder); or (C) the full amounts committed pursuant to the Commitment Letters will not be available to Parent on the Closing Date. As of the date of this Agreement, Parent and Merger Sub have fully paid, or caused to be fully paid, all commitment or other fees that are due and payable on or prior to the date of this Agreement, in each case pursuant to and in accordance with the terms of the Commitment Letters.

(e) No Exclusive Arrangements. As of the date of this Agreement, none of the Guarantor, Parent, Merger Sub or any of their respective Affiliates has entered into any Contract (i) awarding any agent, broker, investment banker or financial advisor any financial advisory role on an exclusive basis in connection with the Merger; or (ii) expressly prohibiting any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person in connection with a transaction relating to the Company Group in connection with the Merger.

(f) Notwithstanding anything to the contrary herein, the Parties agree that a breach of these representations and warranties shall not result in the failure of a condition precedent to the Company’s obligations under this Agreement if (notwithstanding such breach) Parent and Merger Sub are willing and able to consummate the Merger on the Closing Date.

(g) Notwithstanding anything to the contrary contained herein, Parent and Merger Sub acknowledge that their obligations hereunder, including their obligations to consummate the Merger, are not subject to, or conditioned on, receipt of financing.

4.12 Stockholder and Management Arrangements. As of the date of this Agreement, neither Parent or Merger Sub nor any of their respective Affiliates is a party to any Contract with any stockholder (other than any existing limited partner of the Guarantor or any of its Affiliates), director, officer, employee or other Affiliate of the Company Group (a) relating to (i) this Agreement or the Transactions; or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which any (i) such holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; (ii) such holder of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) such stockholder, director, officer, employee or other Affiliate of the Company other than the Guarantor has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

4.13 Solvency. None of Parent, Merger Sub or the Guarantor is entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Assuming (a) the accuracy of the representations and warranties set forth in Article III, (b) the performance by the Company and its Subsidiaries of the covenants contained in this Agreement and (c) any estimates, projections or forecasts of the Company and its Subsidiaries made available to Parent have been prepared by them in good faith based upon assumptions that were reasonable at the time of preparation (it being agreed and understood, however, that the Company is not making any representations and warranties as to the accuracy thereof), as of date of this Agreement, and immediately after giving effect to the Transactions (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger and all related fees and expenses of Parent, Merger Sub, the Company and their respective Subsidiaries in connection therewith), (i) the fair value of the assets of the Surviving Corporation and its Subsidiaries will exceed their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis; (ii) the “fair saleable value” of the assets of the Surviving Corporation and its Subsidiaries will exceed the amount that will be required to pay the probable liabilities of the Surviving Corporation and its Subsidiaries, on a consolidated basis, on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Surviving Corporation and its Subsidiaries will not have an unreasonably small amount of capital for the operation of the businesses in which they are engaged or propose to be engaged; and (iv) the Surviving Corporation and its Subsidiaries, on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured.

4.14 Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent, Merger Sub or the Guarantor for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company Stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing sentence, no representation is made by Parent or Merger Sub with respect to any other statements made or incorporated by reference in the Proxy Statement.

4.15 Exclusivity of Representations and Warranties.

(a) No Other Representations and Warranties. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III or in any certificate, the Company Disclosure Letter or other document delivered pursuant to this Agreement:

(i)	the Company Group has not made any representation or warranty relating to the Company Group or its businesses, operations or otherwise in connection with this Agreement or the Transactions;

(ii)

no Person has been authorized by the Company Group or any of its Affiliates or Representatives to make any representation or warranty relating to the Company Group or its businesses or operations or otherwise in connection with this Agreement or the Transactions, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company Group or any of its Affiliates or Representatives (or any other Person); and

(iii)

the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III or in any certificate, the Company Disclosure Letter or other document delivered pursuant to this Agreement, it is not acting (including, as applicable, by entering into this Agreement or consummating any of the Transactions) in reliance on:

(i)	any other representation or warranty, express or implied;

(ii)

any estimate, projection, forecast, prediction, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Transactions, in connection with presentations by or discussions with the Company’s management or in any other forum or setting; or

(iii)	the accuracy or completeness of any other representation, warranty, estimate, projection, forecast, prediction, financial information, memorandum, presentation or other materials or information.

(c) Investigation. Each of Parent and Merger Sub acknowledges that it has had the opportunity to conduct an independent investigation regarding the Company. Nothing in this Section 4.15(c) is intended to modify or limit in any respect any of the representations or warranties of the Company in Article III or in any certificate, the Company Disclosure Letter or other document delivered pursuant to this Agreement.

ARTICLE V

INTERIM OPERATIONS OF THE COMPANY

5.1 Affirmative Obligations. Except (a) as expressly contemplated or expressly permitted by this Agreement; (b) as set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter; (c) as required by applicable Law or any binding order issued by a Governmental Authority of competent jurisdiction; or (d) as approved by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the valid termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will, and will cause each of its Subsidiaries to (i) use its respective commercially reasonable efforts to maintain its existence in good standing under the Laws of its incorporation or formation; (ii) subject to the restrictions and exceptions set forth in Section 5.2, conduct its business and operations in the ordinary course of business; and (iii) use its respective commercially reasonable efforts to (A) preserve intact its material assets, properties, insurance (subject to any renewals of expiring insurance policies), Permits, Contracts and other legally binding understandings, licenses and business organizations in all material respects; (B) keep available the services of its current officers and key employees; and (C) preserve the current relationships with material customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors and other Persons with which the Company Group has business relations.

5.2 Forbearance Covenants. Except (i) as expressly contemplated or permitted by this Agreement; (ii) as set forth in Section 5.2 of the Company Disclosure Letter; (iii) as required by applicable law or any binding order issued by a Governmental Authority of competent jurisdiction; or (iv) as approved by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed with respect to the matters in clause (h) and clauses (j) through (s) below), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the valid termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will not, and will not permit any of its Subsidiaries to:

(a) amend the Charter, the Bylaws or any other similar organizational document of the Company and its Subsidiaries;

(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(c) except for grants of Company Equity Awards as may be permitted pursuant to Section 5.2(i) below, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities;

(d) directly or indirectly acquire, repurchase or redeem any securities, except for (A) repurchases of Company Securities pursuant to the terms and conditions of Company Equity Awards outstanding as of the date of this Agreement in accordance with their terms as of the date of this Agreement, or (B) transactions exclusively between the Company and any of its (direct or indirect) wholly owned Subsidiaries;

(e) (A) adjust, split, combine, consolidate, subdivide or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other Company Securities; (B) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly owned Subsidiary of the Company to the Company or one of its other wholly owned Subsidiaries; (C) pledge or encumber any shares of its capital stock or other equity or voting interest, other than as required under the terms of the Credit Facility but that will be discharged at Closing; or (D) modify the terms of any Company Securities or shares of its capital stock or other equity or voting interest or securities convertible into, or exercisable for, any such Company Securities, or any rights of any kind to acquire any such Company Securities;

(f) (A) incur, assume or suffer any Indebtedness for borrowed money (including any long-term or short-term debt) or issue any debt securities, except (1) for trade payables incurred in the ordinary course of business by the Company Group; (2) for loans or advances to direct or indirect wholly owned Subsidiaries of the Company that will not have any material adverse Tax consequences to any member of the Company Group; (3) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities or cash management programs, in each case issued, made or entered into in the ordinary course of business by the Company Group and for less than $750,000 in the aggregate for the benefit of the Company Group; and (4) Indebtedness incurred under the Credit Facility or other existing arrangements (including in respect of letters of credit) in the ordinary course of business to support ordinary course working capital needs of the Company Group or capital expenditures to the extent permitted by Section 5.2(m); provided that in no event shall any such Indebtedness or arrangement, together with all amounts outstanding under the Credit Facility, exceed the aggregate amount specified on Section 5.2(f) of the Company Disclosure Letter; or (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of direct or indirect wholly owned Subsidiaries of the Company and except for any indemnification and advancement obligations under the Charter, Bylaws, comparable organizational document of any Subsidiary of the Company or indemnification agreements with the Company Group;

(g) make any loans, advances or capital contributions to, or investments in, any other Person, except for (1) extensions of credit to customers in the ordinary course of business; (2) advances to directors, officers and other employees for travel and other business-related expenses, in each case in the ordinary course of business and in compliance in all material respects with the Company’s policies related thereto in effect as of the date of this Agreement; (3) advancement obligations under the Charter, Bylaws, comparable organizational document of any Subsidiary of the Company or indemnification agreements with the Company Group and (4) loans, advances or capital contributions to, or investments in, direct or indirect wholly owned Subsidiaries of the Company that will not have any material adverse Tax consequences to any member of the Company Group;

(h) acquire, lease, license (other than non-exclusive licenses in the ordinary course of business), sell, abandon (except in the ordinary course of business), transfer, assign, guarantee, exchange, mortgage, pledge or otherwise encumber any assets, tangible or intangible, or create any Lien thereupon, in each case in excess of $500,000 individually, or $750,000 in the aggregate in the case of acquisitions and $500,000 in the aggregate in the case of dispositions, other than: (1) the sale, lease or licensing of products or services of the Company Group in the ordinary course of business; (2) the acquisition of Inventory (including, for avoidance of doubt, any raw materials, ingredients, components, packaging materials, labels and all other materials and supplies), in the ordinary course of business; (3) any capital expenditures permitted (or consented to by Parent) under Section 5.2(m); (4) in connection with financing transactions permitted (or consented to by Parent) under Section 5.2(f); (5) dispositions of obsolete or worthless personal property in the ordinary course of business which have no fair market value in the good faith determination of the Company; or (6) Permitted Liens;

(i) except as required by the terms of an Employee Plan disclosed on Section 3.18(a) of the Company Disclosure Letter and in effect as of the date hereof: (A) enter into, adopt, amend (including accelerating the vesting, payment or funding), modify or terminate any Employee Plan (including any Company Severance Plan or any annual or other cash bonus plan or program in respect of 2019 or 2020) or any arrangement that would be an Employee Plan if in effect on the date of this Agreement; (B) increase the compensation of any director, officer, employee, consultant, former employee, independent contractor, or other service provider (including modification to the scope of participants in the Company Severance Plan), pay any special bonus or special remuneration to any director, officer, employee, consultant, former employee, independent contractor, or other service provider, or pay any benefit not required by (or accelerate the time of payment or vesting of any payment becoming due under) any Employee Plan or any arrangement that would be an Employee Plan if in effect on the date of this Agreement; (C) enter into, amend or modify any change in control, severance or similar agreement or any retention or similar agreement with any officer, employee, director, independent contractor, consultant, or other service provider; (D) grant any Company Equity Awards or other awards under any Company Equity Plan; or (E) take any action to fund or in any other way secure the payment of compensation or benefits under any Employee Plan;

(j) institute, settle, release, waive or compromise any pending or threatened material Legal Proceeding or other claim, except for the settlement of any Legal Proceedings or other claim that is (A) reflected or reserved against on the most recent consolidated balance sheet of the Company Group included in the Company SEC Reports filed prior to the date hereof and involves solely monetary payments of no more than

$500,000 individually and $1,000,000 in the aggregate; or (B) settled in compliance with Section 6.15, in each case, provided that no such Legal Proceeding involves any conduct remedy, injunction or other non-monetary relief of the Company or any of its Subsidiaries;

(k) except as required by applicable law, any Governmental Authority (including the Financial Accounting Standards Board or any similar organization) or GAAP (or any interpretation thereof), (A) revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable, other than in the ordinary course of business; or (B) make any material change in any of its accounting principles or practices;

(l) (A) make or change any material Tax election; (B) settle, consent to or compromise any material Tax claim or assessment or surrender a right to a material Tax refund; (C) file an amended Tax Return that could materially increase the Taxes payable by the Company Group; or (D) enter into a closing agreement with any Governmental Authority regarding any material Tax;

(m) incur or commit to incur any capital expenditure(s), other than (1) consistent with the capital expenditure budget set forth in Section 5.2(m) of the Company Disclosure Letter, (2) in connection with the repair or replacement of facilities, properties or assets destroyed or damaged after the date hereof due to casualty or accident that are covered by insurance (exclusive of any amounts payable in respect of any insurance deductible) or (3) otherwise in an aggregate amount for all such capital expenditures made pursuant to this clause (3), not to exceed $500,000 in the aggregate in each three-month period following the date hereof;

(n) enter into, modify, amend or terminate any (A) Contract (other than any Material Contract or Material Lease) that if so entered into, modified, amended or terminated would be materially adverse to the businesses of the Company; or (B) Material Contract or Material Lease, except in the ordinary course of business;

(o) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 or Item 601(b)(10)(iii);

(p) announce or effectuate a “plant closing,” “mass layoff” (each as defined in WARN) or other employee layoff event affecting or implicating in whole or in part any site of employment, facility, operating unit or employee;

(q) grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business;

(r) acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any material equity interest therein or enter into any joint venture, legal partnership (excluding, for avoidance of doubt, strategic relationships, alliances, reseller agreements and similar commercial relationships), limited liability corporation or similar arrangement with any third Person;

(s) enter into, amend or terminate any Collective Bargaining Agreement or agreement to form, or other agreement with respect to, a work council or other Contract with any labor organization or works council (except to the extent required by applicable law);

(t) adopt or implement any stockholder rights plan or similar arrangement, in each case, applicable to the Merger or any other transaction consummated pursuant to Parent’s rights under Section 5.3(e)(i)(2) or Section 5.3(e)(ii)(3);

(u) hire, promote or terminate (other than for cause (as determined by the Company Board in good faith)) any executive officer or other employee at the senior vice president (or equivalent) level or above; or

(v) enter into, authorize any of, or agree or commit to enter into a Contract to take any of the actions prohibited by this Section 5.2.

5.3 No Solicitation.

(a) Go-Shop Period. Notwithstanding anything to the contrary set forth in this Agreement, during the period (the “Go-Shop Period”) beginning on the date of this Agreement and continuing until 12:00 p.m., Eastern time on November 19, 2019 (the “No-Shop Period Start Date”), the Company and its Representatives shall have the right to: (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (ii) subject to the entry into, and in accordance with, an Acceptable Confidentiality Agreement, furnish to any Person any non-public information relating to the Company Group or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal, provided, however, that the Company will promptly (and in any event within 24 hours) provide to Parent, or provide Parent electronic access to, any such non-public information concerning the Company Group that is provided to any such Person or its Representatives that was not previously provided to Parent or its Representatives; and (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal and, provided further, that the Company and its Representatives may not provide such Persons with any non-public information of or relating to Parent, Merger Sub or any of their respective Affiliates or Representatives. On the No-Shop Period Start Date, the Company shall notify Parent in writing of (x) the identity of each Exempted Party, (y) the number and identity of any parties with which the Company entered into an Acceptable Confidentiality Agreement and (z) the number and identity of any parties that submitted an Acquisition Proposal after the date of this Agreement and prior to the No-Shop Period Start Date, each of which notices shall include the documents and information contemplated by Section 5.3(f)(ii), Section 5.3(f)(iii) and Section 5.3(f)(iv) to the extent not previously provided to Parent.

(b) No Solicitation or Negotiation. Except as expressly permitted by this Section 5.3 and except in respect of an Exempted Party (but only for so long as such Person or group of Persons is an Exempted Party) until the date which is fifteen (15) days after the No-Shop Period Start Date (the “Cut-off Date”), from and after the No-Shop Period Start Date, the Company will and will cause each of its Subsidiaries and its and their officers and directors to, and will instruct and use its reasonable best efforts to cause its other Representatives to, (i) cease any solicitations, discussions or negotiations with any Person that would be prohibited by this Section 5.3(b), request the prompt return or destruction of all non-public information concerning the Company Group theretofore furnished to any such Person with whom a confidentiality agreement was entered into within the six (6) month period immediately preceding the No-Shop Period Start Date and terminate all access granted to any such Person and its Representatives to any physical or electronic data room; and (ii) until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, not, directly or indirectly, (A) solicit, initiate, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist the making, submission or announcement of any proposal, inquiry or offer that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (B) furnish to any Person (other than to Parent, Merger Sub or any designees of Parent or Merger Sub) or its Representatives (in their capacity as such) any non-public information relating to the Company Group or any Acquisition Proposal or afford to any Person or its Representatives (in their capacity as such) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case in connection with, or with the intent to induce the making, submission or announcement of, an Acquisition Proposal; (C) participate, facilitate, encourage or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal (other than informing such Persons of the provisions contained in this Section 5.3); (D) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement entered into in compliance with the terms of this Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”); or (E) resolve or propose to do any of the foregoing. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will enforce, and will not waive or release, any provision of any standstill or confidentiality agreement; provided, however, the Company will not be required to enforce, and will be permitted to waive or release, any provision of any standstill or confidentiality agreement solely to the extent that such provision has the effect of prohibiting or purports to prohibit making a confidential Acquisition Proposal to the Company Board (or any committee thereof) in compliance with the terms of this Agreement. For avoidance of doubt, notwithstanding the expiration of the Go-Shop Period, the Company and its Representatives may, prior to the Cut-off Date, continue to engage in the activities described in this Section 5.3(b) with respect to Persons who are Exempted Parties (but only for so long as such Person or group is an Exempted Party) and their Representatives, including with respect to any amended proposal submitted by any Exempted Party following the expiration of the Go-Shop Period but prior to the Cut-off Date, and the restrictions in this Section 5.3(b) shall not apply with respect thereto prior to the Cut-off Date; provided that the provisions of Section 5.3(e) shall apply to an Acquisition Proposal of any Exempted Party.

(c) Conduct Following No-Shop Period Start Date. Notwithstanding anything set forth in this Agreement to the contrary, if, at any time following the No-Shop Period Start Date but prior to obtaining the Requisite Stockholder Approval, the Company or any of its Representatives receives a bona fide Acquisition Proposal that did not result from any breach (other than an immaterial, unintentional breach) of this Section 5.3, (i) the Company and its Representatives may contact the Person or group of Persons making the Acquisition Proposal solely to clarify the terms and conditions thereof or to request that any Acquisition Proposal made orally be made in writing; and (ii) if such Acquisition Proposal is in writing and the Company Board has determined in good faith (after consultation with its independent financial advisor and outside legal counsel) that (x) such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and (y) the Company Board has determined in good faith (after consultation with its outside legal counsel) that the failure to take the following actions would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law, then the Company and the Company Board may, directly or indirectly through one or more of their Representatives (including the Advisor), (A) participate or engage in discussions or negotiations with the Person or group of Persons making the Acquisition Proposal and its or their Representatives regarding such Acquisition Proposal and (B) enter into an Acceptable Confidentiality Agreement with the Person or group of Persons making such Acquisition Proposal and (subject to such Person or group of Persons having entered into an Acceptable Confidentiality Agreement) furnish, or provide access to, pursuant to such Acceptable Confidentiality Agreement any non-public information relating to the Company Group or its businesses, properties, assets, books, records or other non-public information, or provide access to any personnel of the Company Group; provided, however, that the Company will promptly (and in any event within 24 hours) provide to Parent any non-public information concerning the Company Group that is provided to any such Person or group of Persons or its or their Representatives that was not previously provided to Parent. In no event may the Company or any of its Subsidiaries or any of their Representatives directly or indirectly reimburse or pay, or agree to reimburse or pay, the fees, costs or expenses of, or provide or agree to provide any compensation to, any Person or group (or any of its or their Representatives or potential financing sources) who makes an Acquisition Proposal or any other proposal, inquiry or offer.

(d) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.3(e), at no time after the date of this Agreement may the Company Board (or a committee thereof):

(i)

(A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation in a manner adverse to Parent or Merger Sub in any respect; (B) adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal; (C) fail to publicly reaffirm the Company Board Recommendation within seven (7) Business Days after Parent so requests in writing, which request is transmitted after any public disclosure of an Acquisition Proposal (provided that the Company will have no obligation to make such reaffirmation on more than two separate occasions with respect to a particular Acquisition Proposal); (D) take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Company Board (or a committee thereof) may refrain from taking a position with respect to an Acquisition Proposal until the close of business on the tenth (10th) Business Day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a violation of this Section 5.3); or (E) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Company Board Recommendation Change”); provided, however, that, for the avoidance of doubt, none of (1) the determination by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes a Superior Proposal; or (2) the delivery by the Company to Parent of any notice contemplated by Section 5.3(e), in each case so long as the Company or the Company Board does not intentionally issue any public statement to such effect, will in and of itself constitute a Company Board Recommendation Change; or

(ii)	cause or permit the Company Group to enter into an Alternative Acquisition Agreement.

(e) Company Board Recommendation Change; Entry into an Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval:

(i)

the Company Board may effect a Company Board Recommendation Change in response to any material event, development, discovery, change or circumstance with respect to the Company that (A) was not known to, or reasonably expected by, the Company Board as of the date of this Agreement; and (B) does not relate to (x) any Acquisition Proposal; or (y) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of this Agreement, or changes after the date of this Agreement in the market price or trading volume of the Company Common Stock or the credit rating of the Company (an “Intervening Event”) (it being understood that the foregoing clause (y) will not prevent or otherwise affect a determination that any event, development, discovery, change or circumstance underlying such fact or changes referred to in clause (y) has resulted in or contributed to an Intervening Event), if the Company Board determines in good faith (after consultation with its outside legal counsel) that the failure to do so would be inconsistent with the directors’ fiduciary duties pursuant to applicable law and if and only if:

(1)

the Company has provided prior written notice to Parent at least five (5) Business Days in advance to the effect that the Company Board has (A) so determined; and (B) intends to effect a Company Board Recommendation Change pursuant to this Section 5.3(e)(i), which notice will specify the applicable Intervening Event in reasonable detail; and

(2)

prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such five (5) Business Day period, must have (A) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement (together with any corollary adjustments to the terms and conditions of the Commitment Letters and/or Guarantee) so that the Company Board would no longer determine that the failure to make a Company Board Recommendation Change in response to such Intervening Event would be inconsistent with the directors’ fiduciary duties pursuant to applicable law; and (B) permitted Parent and its Representatives an opportunity to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto proposed by Parent (to the extent that Parent requests to make such a presentation); provided, however, that, in the event of changes in the circumstances giving rise to such Intervening Event, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(e)(i)(2) with respect to such new written notice (except that the above-referenced five (5) Business Day period in respect of such new written notice shall be three (3) Business Days); or

(ii)

if the Company has received a bona fide Acquisition Proposal, whether during the Go-Shop Period or after the No-Shop Period Start Date, that the Company Board has concluded in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal and which did not result from any breach (other than an immaterial, unintentional breach) of this Section 5.3, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Acquisition Proposal; or (B) authorize the Company to terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, in each case if and only if:

(1)

the Company Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law;

(2)	the Company has complied in all material respects with its obligations pursuant to this Section 5.3 with respect to such Acquisition Proposal;

(3)

(i) the Company has provided prior written notice to Parent at least four (4) Business Days in advance (the “Notice Period”), which notice shall state (A) that the Company has received a bona fide Acquisition Proposal that has not been withdrawn and that the Company Board has concluded in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal; (B) to the extent not previously provided to Parent pursuant to Section 5.3(f), the material terms of such Acquisition Proposal, the identity of the Person or group of Persons making such Acquisition Proposal and copies of all material documents relating to such Acquisition Proposal; and (C) that the Company Board intends to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to this Section 5.3(e)(ii) absent revisions to the terms and conditions of this Agreement, which notice will specify the basis for such Company Board Recommendation Change or termination; and (ii) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Notice Period, must have (1) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement (together with any corollary adjustments to the terms and conditions of the Commitment Letters and/or Guarantee) so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (2) permitted Parent and its Representatives an opportunity to make a presentation to the Company Board regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation); provided, however, that, in the event of any revisions to the financial terms or any other material term or condition of such Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(e)(ii)(3) with respect to such new written notice (except that the Notice Period in respect of such new written notice shall be three (3) Business Days); and

(4)

in the event of any termination of this Agreement in order to cause or permit the Company to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company will have validly terminated this Agreement in accordance with Section 8.1(h), including paying (or causing to be paid) the Company Termination Fee in accordance with Section 8.3(b)(iii).

(f) Notice. On the No-Shop Period Start Date in respect of each Exempted Party, the Company will notify Parent in writing of, and from the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will promptly (and, in any event, within 24 hours thereafter) notify Parent in writing of, (i) the receipt by the Company or, to the Knowledge of the Company, its Representatives of any Acquisition Proposal or any request for non-public information; (ii) the identity of the Person or group of Persons making such Acquisition Proposal or request; (iii) a copy of any such Acquisition Proposal or request for non-public information made in writing and any other written terms and proposals provided (including financing commitments) to the Company or its Representatives; and (iv) a written summary of material terms and conditions of any such Acquisition Proposal or request not made in writing. Thereafter, the Company must keep Parent reasonably informed, on a reasonably prompt basis, of the status and supplementally provide any change to the terms of any such Acquisition Proposals (including as required by clauses (i) through (iv) above and any amendments thereto) and the status of any such discussions or negotiations.

(g) Certain Disclosures. Nothing in this Agreement will prohibit the Company or the Company Board from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 5.3; or (iv) making any disclosure to the Company Stockholders (including regarding the business, financial condition or results of operations of the Company Group) that the Company Board has determined to make in good faith in order to comply with applicable law, regulation or stock exchange rule, it being understood that any such statement or disclosure made by the Company Board pursuant to this Section 5.3(g) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board (or a committee thereof) and the rights of Parent under this Section 5.3, it being understood that nothing in the foregoing will be deemed to permit the Company or the Company Board to effect a Company Board Recommendation Change other than in accordance with Section 5.3(e). In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board that only describes the Company’s receipt of an Acquisition Proposal, the identity of the Person making such Acquisition Proposal, the material terms of such Acquisition Proposal and the operation of this Agreement with respect thereto and is otherwise permitted pursuant to the immediately preceding sentence, will not be deemed to be a Company Board Recommendation Change.

(h) Breach by Representatives. The Company agrees that any action taken by any of its Representatives that, if taken by the Company, would be a breach of this Section 5.3, will be deemed to be a breach of this Section 5.3 by the Company.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Required Action and Forbearance; Efforts.

(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, Parent and Merger Sub, on the one hand, and the Company, on the other hand, will, and will cause their respective Affiliates to, use their respective reasonable best efforts to (A) take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Transactions, including by:

(i)	causing the conditions to the Merger set forth in Article VII to be satisfied;

(ii)

(1) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (2) making all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Transactions;

(iii)

obtaining all consents, waivers and approvals and delivering all notifications pursuant to any Material Contracts or Material Leases in connection with this Agreement and the consummation of the Transactions so as to maintain and preserve the benefits to the Surviving Corporation of such Material Contracts and Material Leases as of and following the consummation of the Transactions; and

(iv)	executing and delivering any Contracts and other instruments that are reasonably necessary to consummate the Transactions.

(b) No Failure to Take Necessary Action. In addition to the foregoing, subject to the terms and conditions of this Agreement (including subject to clause (D) of the second sentence of Section 6.2(a)), neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, will take any action, or fail to take any action, that is intended to or has (or would reasonably be expected to have) the effect of preventing, impairing, delaying or otherwise adversely affecting (i) the consummation of the Transactions; or (ii) the ability of such Party to fully perform its obligations pursuant to this Agreement. For the avoidance of doubt, no action by the Company taken in compliance with Section 5.3 or Section 6.6(a) will be considered a violation of this Section 6.1.

(c) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, the Company Group will not be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), or the provision of additional security (including a guarantee), in connection with the Transactions, including in connection with obtaining any consent pursuant to any Material Contract.

6.2 Antitrust Filings.

(a) Filing Under the HSR Act and Other Applicable Antitrust Laws. Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, and in the case of Parent and Merger Sub shall cause their respective Affiliates to, to the extent required in the reasonable judgment of counsel to Parent and the Company, (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Transactions as required by the HSR Act within ten (10) Business Days following the date of this Agreement; and (ii) promptly file comparable pre-merger or post-merger notification filings, forms and submissions with any Governmental Authority pursuant to other applicable Antitrust Laws in connection with the Transactions, with the Parent having primary responsibility for the making of such filings. Each of Parent and the Company will use reasonable best efforts to (A) cooperate and coordinate (and cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (C) supply (or cause the other to be supplied) any additional information that may be required or requested by the FTC, the DOJ or the Governmental Authorities of any other applicable jurisdiction in which any such filing is made; (D) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other Antitrust Laws applicable to the Transactions; and (E) obtain (or cause to be obtained) any required consents pursuant to any Antitrust Laws applicable to the Transactions, in each case as soon as practicable. If any Party or Affiliate thereof receives a request for additional information or documentary material from any Governmental Authority with respect to the Transactions pursuant to the HSR Act or any other Antitrust Laws applicable to the Transactions, then such Party will make (or cause to be made), as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request. The parties to this Agreement shall not, and shall cause their respective Affiliates not to, take any action with the intention to, or that would reasonably be expected to, hinder or delay the expiration or termination of any waiting period under the HSR Act or the obtaining of approval of the FTC and DOJ as necessary.

(b) Divestitures. In furtherance and not in limitation of the foregoing, if and to the extent necessary to obtain clearance of the Transactions pursuant to the HSR Act and any other Antitrust Laws applicable to the Transactions, each of Parent and Merger Sub shall, and shall cause their respective controlled Affiliates (which, for the avoidance of doubt, shall include the Company and its Subsidiaries from and after the Closing) to, (i) offer, negotiate, commit to and effect, by consent decree, hold separate order, settlement, undertaking, stipulation or otherwise, (A) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses of Parent and Merger Sub (and their respective controlled Affiliates, if applicable), on the one hand, and the Company Group, on the other hand; (B) the termination, amendment or assignment of existing relationships or contractual rights or obligation of Parent and Merger Sub (and their respective controlled Affiliates, if applicable), on the one hand, and the Company Group, on the other hand; (C) the change or modification of any course of conduct regarding future operations of Parent and Merger Sub (and their respective controlled Affiliates), on the one hand, and the Company Group, on the other hand; and (D) any other restrictions on the activities of Parent and Merger Sub (and their respective controlled Affiliates, if applicable), on the one hand, and the Company Group, on the other hand, with respect to, or their ability to retain, one or more of their respective businesses, assets or rights or interests therein (each of the actions in the foregoing clauses (A) through (D), a “Regulatory Condition”); and (ii) contest, defend and appeal any Legal Proceedings, whether judicial or administrative, brought or threatened to be brought by any Person (including any Governmental Authority) under applicable Antitrust Laws in order to avoid entry of, or to have vacated, lifted or terminated, any order of any kind or nature that would prevent the consummation of the Transactions from occurring prior to the Termination Date. Except as expressly provided for under this Section 6.2, and except that any actions may be conditioned upon the consummation of the Closing, all such efforts shall be unconditional and shall not be qualified in any manner and no actions taken pursuant to this Section 6.2 shall be considered for purposes of determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur. If any Regulatory Condition agreed to by Parent requires action by or with respect to the Company or its Subsidiaries or its or their businesses or assets, and such action would constitute a breach of this Agreement, Parent hereby consents to the taking of such action by the Company and its Subsidiaries to the extent required by such Regulatory Condition. Notwithstanding anything to the contrary in this Agreement, in no event will Parent or Merger Sub be obligated pursuant to this Agreement to, and the Company will not without the written consent of Parent, sell, divest, license or hold separate any capital stock or other equity or voting interest, assets (whether tangible or intangible), rights, products or businesses, or to take or commit to take any action, unless the consummation of such transaction or effectiveness of such action is conditioned upon the Closing.

(c) Cooperation. In furtherance and not in limitation of the foregoing, the Company shall (and shall cause its Subsidiaries to) and Parent and Merger Sub shall (and shall cause their respective controlled Affiliates to), subject to any restrictions under applicable Laws, (i) promptly notify the other parties hereto of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority in connection with the Transactions and permit the other parties to review and discuss in advance (and to consider in good faith any comments made by the other parties in relation to) any proposed draft notifications, formal notifications, filing, submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Transactions to a Governmental Authority; (ii) keep the other parties reasonably informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Transactions and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the expiration of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Laws and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Transactions; and (iii) not independently participate in any meeting, hearing, proceeding or discussions (whether in person, by telephone or otherwise) with or before any Governmental Authority in respect of the Transactions without giving the other parties reasonable prior notice of such meeting or discussions and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company, Parent and Merger Sub may designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information shall not be shared with employees, officers or directors or their equivalents of the other party without approval of the party providing the non-public information; provided, however, that before sharing any information provided to any Governmental Authority with another Party on an “outside counsel” only basis each of the Company, Parent and Merger Sub may redact any information (A) to remove references concerning valuation of the Company, (B) as necessary to comply with contractual arrangements, or (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

6.3 Proxy Statement and Other Required SEC Filings.

(a) Proxy Statement. Promptly following the date of this Agreement (and in any event within eighteen (18) Business Days following the date of this Agreement), the Company will prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting. Subject to Section 5.3, the Company must include the Company Board Recommendation in the Proxy Statement.

(b) Other Required Company Filing. If the Company determines or becomes aware that it is required to file any document other than the Proxy Statement with the SEC in connection with the Transactions pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and NASDAQ. The Company may not file the Proxy Statement or any Other Required Company Filing with the SEC without first providing Parent and its Representatives a reasonable opportunity to review and comment thereon, and the Company will give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing. The information supplied by Parent, Merger Sub and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing will not, at the time that the Proxy Statement or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) Other Required Parent Filing. If Parent, Merger Sub or any of their respective Affiliates determines that it is required to file any document with the SEC in connection with the Transactions or the Company Stockholder Meeting pursuant to applicable Law (an “Other Required Parent Filing”), then Parent and Merger Sub will, and will cause their respective Affiliates to, promptly prepare and file such Other Required Parent Filing with the SEC. Parent and Merger Sub will cause, and will cause their respective Affiliates to cause, any Other Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither Parent or Merger Sub nor any of their respective Affiliates may file any Other Required Parent Filing (or any amendment thereto) with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent will give due consideration to all reasonable additions, deletions or changes suggested thereto by the Company or its counsel. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, no Other Required Parent Filing may contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by Parent or Merger Sub with respect to any information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filing. The information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filings will not, at the time that such Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d) Furnishing Information. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, will furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement and any Other Required Company Filing or any Other Required Parent Filing. If at any time prior to the Company Stockholder Meeting any information relating to the Company, Parent, Merger Sub or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or Merger Sub, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Stockholders.

(e) Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and Parent, Merger Sub and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, without first providing the other Party a reasonable opportunity to review and comment on such written communication, and each Party will give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Party or their respective counsel.

(f) Notices. The Company, on the one hand, and Parent and Merger Sub, on the other hand, will advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith.

(g) Dissemination of Proxy Statement. Subject to applicable law, the Company will use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement (including responding as promptly as practicable to any comments made by the SEC with respect to the Proxy Statements); provided, that the Company shall not be required to mail the Proxy Statement prior to the date that is thirty (30) days after the date hereof.

6.4 Company Stockholder Meeting.

(a) Call of Company Stockholder Meeting. Subject to the provisions of this Agreement, the Company will take all action necessary in accordance with applicable Law (including the DGCL), the Charter, the

Bylaws and the rules of NASDAQ to (i) in consultation with Parent, establish a record date for the Company Stockholder Meeting (and the Company will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed)) and commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith as promptly as reasonably practicable following the date of this Agreement and (ii) duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”), in each case, as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders, for the purpose of obtaining the Requisite Stockholder Approval. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Stockholder Meeting at any time prior to the twentieth (20th) Business Day following the mailing of the Proxy Statement to the Company Stockholders. Subject to Section 5.3 and unless there has been a Company Board Recommendation Change, the Company will use its reasonable best efforts to obtain (including to solicit proxies to obtain) the Requisite Stockholder Approval as promptly as reasonably practicable, including making the Company Board Recommendation and including the Company Board Recommendation in the Proxy Statement. Without the prior written consent of Parent, the adoption of this Agreement shall be the only matter (other than matters of procedure (including, for the avoidance of doubt, a proposal to approve the adjournment or postponement of the Company Stockholder Meeting for any reason provided in clauses (i) through (iv) of Section 6.4(b)) and matters required by applicable Law to be voted on by the Company Stockholders in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholder Meeting.

(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting after consultation with Parent if (i) there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting; (ii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law or a written directive from the SEC; (iii) the Company has notified Parent pursuant to Section 5.3(e) that the Company Board (or a committee thereof) intends to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to Section 5.3(e)(ii) and the applicable notice period thereunder will not have expired prior to the then-scheduled date and time of the Company Stockholder Meeting; or (iv) the Company Board (or a committee thereof) has determined in good faith (after consultation with outside legal counsel) that it would be inconsistent with its fiduciary duties not to postpone or adjourn the Company Stockholder Meeting or that such postponement or adjournment is required by applicable Law in order to give the Company Stockholders sufficient time to evaluate any information or disclosure or any amendment or supplement to the Proxy Statement that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders by issuing a press release, filing materials with the SEC or otherwise; provided, however, that, in each case, any such postponement or adjournment shall only be for the minimum amount of time reasonably necessary to resolve the matter giving rise thereto. Unless this Agreement is validly terminated in accordance with Section 8.1, the Company will establish a record date for, duly call, give notice of, convene and hold the Company Stockholder Meeting and submit this Agreement and the Merger to its stockholders at the Company Stockholder Meeting even if the Company Board (or a committee thereof) has effected a Company Board Recommendation Change.

6.5 Financing.

(a) No Amendments to Commitment Letters. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Commitment Letters without the prior written consent of the Company, if such amendment, modification or waiver would (i) reduce the amount of the Equity Financing, or reduce the aggregate amount of the Debt Financing below the amount necessary to consummate the Transactions, (ii) impose new or additional conditions or other terms to the Financing, or otherwise expand, amend or modify any of the conditions to the receipt of the Financing, in a manner that would reasonably be expected to prevent, impede or materially delay the consummation of the Merger, or (iii) materially and adversely impact the ability of Parent, Merger Sub or the Company (solely with respect to the Equity Commitment Letter), to enforce its rights against the other parties to the Commitment Letters; provided, that for the avoidance of doubt, Parent may amend the Debt Commitment Letter or definitive agreement related to the Debt Financing to add lenders, arrangers, bookrunners, agents, managers or similar entities who had not executed the Debt Commitment Letter as of the date of this Agreement and amend titles, allocations and fee arrangements with respect to the existing and additional lenders, arrangers, bookrunners, agents, managers or similar entities.

(b) Equity Financing. Subject to the terms and conditions of this Agreement, each of Parent and Merger Sub will use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange and obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter, including using its reasonable best efforts to:

(i)	maintain in effect the Equity Commitment Letter in accordance with the terms and subject to the conditions thereof;

(ii)	satisfy on a timely basis all conditions to funding that are applicable to Parent and Merger Sub in the Equity Commitment Letter; and

(iii)

if the conditions to funding therein have been satisfied or waived, consummate the Equity Financing at or prior to the Closing, including by causing the parties to the Equity Commitment Letter to fund the Equity Financing at the Closing.

(c) Debt Financing. Each of Parent and Merger Sub will use its respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable to arrange the Debt Financing and to consummate the Debt Financing on the Closing Date in accordance with the terms of the Debt Commitment Letter (including, to the extent required, the full exercise of any flex provisions), including using its reasonable best efforts to:

(i)	maintain in effect the Debt Commitment Letter in accordance with the terms and subject to the conditions thereof;

(ii)	comply with its obligations under the Debt Commitment Letter;

(iii)

negotiate, execute and deliver definitive agreements with respect to the Debt Financing contemplated by the Debt Commitment Letter on the terms and conditions contemplated by the Debt Commitment Letter;

(iv)

satisfy, or cause to be satisfied, on a timely basis (or obtain a waiver to) all conditions to funding that are applicable to Parent, Merger Sub and the Guarantor in the Debt Commitment Letter that are within its control; and

(v)

if the conditions to funding therein have been satisfied or waived and the Marketing Period has been completed, consummate the Debt Financing at or prior to the Closing, including by causing the Financing Sources to fund the Debt Financing at the Closing.

(d) Information. Parent and Merger Sub shall keep the Company reasonably informed on a reasonably current basis of material developments in their efforts to arrange the Financing. Without limiting the generality of the foregoing, Parent and Merger Sub shall give the Company notice as promptly as practicable of (i) any material breach or repudiation by any party to the Commitment Letters of which it becomes aware if such breach could reasonably be expected to result in a material delay of the Closing Date, (ii) the receipt of any written notice of termination of any Commitment Letter or (iii) any material dispute or disagreement among any parties to a Commitment Letter; provided, that in no event will Parent and Merger Sub be under any obligation to disclose any information that Parent and Merger Sub determine, in good faith and after consultation with their outside legal counsel(s), would result in any violation or breach of any applicable legal privileges (including attorney-client privilege) and confidentiality obligations if so disclosed.

(e) Alternative Debt Financing. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions set forth in the Debt Commitment Letter, Parent shall, as promptly as practicable, notify the Company of such event and the reasons therefor and use its reasonable best efforts to obtain alternative financing (“Alternative Debt Financing”) on terms and conditions not materially less favorable, in the aggregate, to Parent (as determined by Parent in good faith) than those set forth in the Debt Commitment Letter and in an amount, when added to the portion of the Financing being replaced that is still available, such that the aggregate funds available to Parent at Closing will be sufficient to consummate the Transactions. In the event that Parent obtains Alternative Debt Financing pursuant to this Section 6.5(e), references to the “Debt Financing,” the “Financing,” the “Debt Commitment Letter” and the “Commitment Letters” (and other like terms in this Agreement) shall be deemed to be modified to refer to such Alternative Debt Financing.

6.6 Financing Cooperation.

(a) Cooperation. Prior to the Effective Time, the Company will, and will cause each of its Subsidiaries to, in each case, use its reasonable best efforts, and to instruct its Representatives, to provide Parent and Merger Sub with all cooperation reasonably requested by Parent or Merger Sub to assist them in arranging the Debt Financing, including the following:

(i)

participating in and preparing for (and cause senior management and Representatives, with appropriate seniority and expertise, of the Company to participate in and prepare for) a customary and reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions, lender meetings, sessions with rating agencies and other customary syndication activities, and otherwise cooperating with the marketing efforts for any of the Debt Financing;

(ii)

assisting Parent and the Financing Sources with the timely preparation of customary (A) rating agency presentations, bank information memoranda, lender presentations and similar documents required, advisable or reasonably requested by Parent or the Financing Sources in connection with the Debt Financing; and (B) offering documents, prospectuses, memoranda and similar customary documents, in each case, required in connection with the Debt Financing;

(iii)

identifying any material nonpublic information contained in the marketing materials related to the Debt Financing and complying with Regulation FD to the extent applicable to such material non-public information;

(iv)

assisting Parent in connection with the preparation and registration of (but not executing) any pledge and security documents, supplemental indentures, interest hedging arrangements and other definitive financing documents as may be reasonably requested by Parent or the Financing Sources (including assisting Parent with obtaining any required title insurance policies, insurance certificate and endorsements, real property surveys, landlord lien waivers or estoppels, as reasonably required, and using commercially reasonable efforts to cause the independent accountants of the Company to participate in customary accounting due diligence sessions, and to assist Parent in obtaining, to the extent applicable, consents of accountants for use of their reports in any materials relating to the Debt Financing and accountants’ comfort letters (including as to negative assurances) and including delivery of customary management representation letters, in each case, as reasonably requested by Parent), and otherwise reasonably facilitating the pledging of collateral and the granting of security interests in respect of the Debt Financing, it being understood that such pledge and security documents will not take effect until the Effective Time;

(v)

furnishing Parent, Merger Sub and the Financing Sources, as promptly as practicable, with (A) the financial statements of the Company and its subsidiaries necessary to satisfy the conditions set forth in paragraph 4 of Exhibit E to the Debt Commitment Letter (as in effect on the date hereof), and (B) other financial data and such other pertinent and customary information regarding the Company Group as may be reasonably requested by Parent to the extent that such information is of the type and form customarily included in an offering memorandum for private placements of non-convertible debt securities pursuant to Rule 144A promulgated under the Securities Act in Rule 144A-for-life offerings (including other information required by Regulation S-K and Regulation S-X under the Securities Act) (which, for the avoidance of doubt, will not include (or be deemed to require the Company to prepare) any (1) pro forma financial statements or adjustments or projections (provided, that the Company shall assist Parent and Merger Sub with preparing an unaudited pro forma balance sheet and income statement regarding the Company Group as part of Parent’s preparation of pro forma financial information and pro forma financial statements (provided, that neither the Company nor any of its Representatives will be required to provide any information or assistance with respect to the preparation of pro forma financial statements and forecasts of financial statements relating to (x) the determination of the proposed aggregate amount of the Debt Financing, the interest rates thereunder or the fees and expenses relating thereto; (y) the determination of any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing; or (z) any financial information related to Parent or any of its Subsidiaries or any adjustments that are not related to the acquisition of the Company)); (2) description of all or any portion of the Debt Financing, including any “description of notes” and other information customarily provided by Financing Sources or their counsel; (3) risk factors relating to all or any component of the Debt Financing; (4) financial statements in respect of its Subsidiaries; (5) other information required by Rule 3-03(e), Rule 3-05, Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, any Compensation, Discussion and Analysis required by Item 402(b) of Regulation S-K or the executive compensation and related person disclosure rules related to SEC Release Nos. 33-8732A, 34-54302A and IC27444A; (6) any information not reasonably available or derivable by the Company under its current reporting systems; or (7) any other information customarily excluded from an offering memorandum for private placements of non-convertible debt securities pursuant to Rule 144A) or otherwise necessary to receive from the Company’s independent accountants, customary “comfort” (including as to customary negative assurances and change period), together with drafts of customary comfort letters that such independent accountants are prepared to deliver upon the “pricing” of any debt securities being issued in lieu of any portion of the Debt Financing, with respect to the financial information to be included in such offering memorandum (all such information and documents required to be provided by the Company pursuant to this Section 6.6(a)(v), the “Required Financing Information”); provided that any Required Financing Information that is included or to be included in the Company SEC Reports shall be deemed delivered upon the filing of the applicable Company SEC Report and shall not be required to be otherwise delivered pursuant to this Section 6.6(a)(v); provided further that if the Company reasonably believes that it has delivered the Required Financing Information, it may deliver to Parent a written notice to that effect no later than two (2) Business Days after it has completed such delivery (stating when it believes it completed such delivery), in which case the Company shall be deemed to have delivered the Required Financing Information as of the date of the delivery of such notice, unless Parent in good faith believes that the Company has not completed delivery of the Required Financing Information and, within five (5) Business Days after the delivery of such notice to Parent, Parent delivers a written notice to the

Company to that effect, stating with reasonable specificity what must be delivered to satisfy this Section 6.6(a)(v);

(vi)

execute and deliver (or assist Parent in obtaining from local counsel to the Company and its Subsidiaries) customary certificates, legal opinions or other documents and instruments as may be reasonably requested by Purchaser, as are in each such case, necessary and customary in connection with the Debt Financing (which shall not be effective prior to and shall be subject to the occurrence of the Closing);

(vii)	take corporate action (which shall not be effective prior to the Closing) reasonably necessary to permit the completion of the Debt Financing;

(viii)	cooperating with Parent to obtain customary corporate and, if applicable, facilities ratings from the rating agencies contemplated by the Debt Commitment Letter;

(ix)

delivering notices of prepayment within the time periods required by the relevant agreements governing Indebtedness required to be repaid at the Closing pursuant to Section 6.21 (which shall include the Indebtedness under the Credit Facility) and obtaining customary payoff letters, Lien terminations and instruments of discharge in respect thereof to be delivered at least two (2) Business Days prior to the Closing, and giving any other necessary notices, to allow for the payoff, discharge and termination in full at the Closing of all such Indebtedness;

(x)

providing authorization or representation letters to the Financing Sources authorizing the distribution of information regarding the Company Group to prospective lenders or investors and containing a representation to the Financing Sources that the public side versions of such documents, if any, do not include material non-public information about the Company Group and a representation as to the absence of material misstatements;

(xi)

use reasonable efforts to ensure that any syndication efforts in connection with the Debt Financing benefit from existing lending and investment banking relationships of the Company and its Subsidiaries; and

(xii)

promptly furnishing (and in any event at least three (3) Business Days prior to the Closing Date) Parent and the Financing Sources with all documentation and other information about the Company Group as is reasonably requested by Parent relating to applicable “beneficial ownership”, “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested by Parent or its Financing Sources at least ten (10) Business Days prior to the expected Closing Date and, to the extent applicable, any beneficial ownership certifications required under the beneficial ownership regulations.

(b) Obligations of the Company. Nothing in this Section 6.6 will require the Company Group to (i) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent; (ii) enter into any definitive agreement or distribute any cash prior to the Effective Time; (iii) give any indemnities in connection with the Debt Financing that are effective prior to the Effective Time; (iv) take any action that would unreasonably interfere with the conduct of the business of the Company Group or create an unreasonable risk of damage or destruction to any property or assets of the Company Group; or (v) take any action that will conflict with or violate its organizational documents or any applicable Laws in any material respect. In addition, (A) no action, liability or obligation of the Company Group or any of its Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing (other than customary representation letters and authorization letters (including with respect to the presence or absence of material non-public information and the accuracy of the information regarding the Company Group contained in the disclosure and marketing materials related to the Debt Financing)) will be effective until the Effective Time, and the Company Group will not be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument (other than customary representation letters and authorization letters (including with respect to the presence or absence of material non-public information and the accuracy of the information regarding the Company Group contained in the disclosure and marketing materials related to the Debt Financing)) that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time; and (B) any bank information memoranda and high-yield offering prospectuses or memoranda prepared in relation to the Debt Financing will contain disclosure reflecting the Surviving Corporation or its Subsidiaries as the obligor. Nothing in this Section 6.6 will require (1) any officer or Representative of the Company Group to deliver any certificate or opinion or take any other action under this Section 6.6 that could reasonably be expected to result in personal liability to such officer or Representative; (2) the Company Board to approve any financing or Contracts related thereto; (3) the Company or any of its Subsidiaries or any persons who are directors, officers or employees of the Company or any of its Subsidiaries to pass resolutions or consents (except those which are subject to the occurrence of the Effective Time passed by directors or officers continuing in their positions after the Effective Time); or (4) legal counsel (other than local counsel) to the Company to deliver any legal opinions in connection with the Debt Financing.

(c) Use of Logos. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos (i) are used solely in a manner that is not intended to or likely to materially harm or disparage the Company Group or the reputation or goodwill of the Company Group; and (ii) are used in connection with a description of the Company, its business and products or the Merger.

(d) Confidentiality. All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub will be permitted to disclose such information to any Financing Sources or prospective financing sources and other financial institutions and investors that may become parties to the Debt Financing and to any underwriters, initial purchasers or placement agents in connection with the Debt Financing (and, in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by the Confidentiality Agreement as if parties thereto; or (ii) are subject to other confidentiality undertakings reasonably satisfactory to the Company and of which the Company is a beneficiary.

(e) Reimbursement. Promptly upon request by the Company, Parent will reimburse the Company for any documented and reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Company Group in connection with the cooperation of the Company Group contemplated by this Section 6.6.

(f) Indemnification. The Company Group and its Representatives will be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with their cooperation in arranging the Debt Financing pursuant to this Agreement or the provision of information utilized in connection therewith, except to the extent arising from (i) inaccuracies in historical information furnished in writing by or on behalf of the Company Group, including financial statements, solely to the extent such inaccuracies would constitute a material breach of Section 3.9 or Section 3.10, or (ii) the willful misconduct, fraud or intentional misrepresentation of the Company Group. Parent’s obligations pursuant to Section 6.6(e) and this Section 6.6(f) referred to collectively as the “Reimbursement Obligations.”

(g) No Exclusive Arrangements. In no event will the Guarantor, Parent, Merger Sub or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in Parent or Merger Sub and the Financing Sources or potential Financing Sources of Parent, Merger Sub and such investors) enter into any Contract, arrangement or understanding (i) awarding any agent, broker, investment banker or financial advisor any financial advisory role on an exclusive basis; or (ii) prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company Group or in connection with the Merger.

(h) No Financing Condition. Parent and Merger Sub each acknowledge and agree that obtaining the Financing is not a condition to the Closing. If the Financing has not been obtained, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII and subject to the requirements of Section 9.8(b)(ii) hereof being satisfied, to consummate the Merger.

6.7 Anti-Takeover Laws. The Company and the Company Board (and any committee empowered to take such action, if applicable) will (a) take all actions within their power to ensure that no “anti-takeover” statute or similar statute or regulation (or, in the case of Section 203 of the DGCL, the restrictions on “business combinations” contained therein) is or becomes applicable to the Merger; and (b) if any “anti-takeover” statute or similar statute or regulation (or, in the case of Section 203 of the DGCL, the restrictions on “business combinations” contained therein) becomes applicable to the Merger, take all action within their power to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.

6.8 Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will afford Parent and its Representatives reasonable access (under Company supervision) during normal business hours, upon reasonable advance notice, to the properties, books and records and personnel of the Company, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law or regulation requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or any other legal privilege applicable to such documents or information; (c) access (inconsistent with the level of access provided prior to the date hereof) to a Contract to which the Company Group is a party or otherwise bound would violate or cause a default pursuant to, or give a third Person the right to terminate or accelerate the rights pursuant to, such Contract; (d) access would result in the disclosure of any trade secrets of third Persons; or (e) such documents or information relate to the negotiation and execution of this Agreement, are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand; or relate to, subject to Section 5.3, an Acquisition Proposal. Nothing in this Section 6.8 will be construed to require the Company Group or any of its Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.8 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company Group or create risk of damage or destruction to any property or assets of the Company Group. Any access to the properties of the Company Group will be subject to the Company’s reasonable security measures and insurance requirements and will not (without the consent of the Company) include the right to perform invasive testing or sampling of environmental media. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.8. All requests for access pursuant to this Section 6.8 must be directed to the General Counsel of the Company, or another person designated in writing by the Company.

6.9 Section 16(b) Exemption. The Company will take all actions necessary and advisable to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

6.10 Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a) Indemnified Persons. The Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to), from and after the Effective Time, honor and fulfill, in all respects, the obligations of the Company Group pursuant to any indemnification agreements (including any indemnification provisions included in any employment agreement) between a member of the Company Group and any of their respective current or former directors or officers (and any person who becomes a director or officer of the Company Group prior to the Effective Time) (collectively, the “Indemnified Persons”) for any acts or omissions by such Indemnified Persons occurring prior to the Effective Time. In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation, bylaws and other similar organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Charter, the Bylaws and the other similar organizational documents of the Subsidiaries of the Company, as applicable, as of the date of this Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any manner adverse to the beneficiaries thereof except as required by applicable Law.

(b) Indemnification Obligation. Without limiting the generality of the provisions of Section 6.10(a), during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent permitted by applicable Law or pursuant to any indemnification agreements with, and the certificates of incorporation, bylaws and other similar organizational documents of, the Company Group in effect on the date of this Agreement, each Indemnified Person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) any action or omission, or alleged action or omission, of an Indemnified Person in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company Group or other Affiliates to the extent that such action or omission, or alleged action or omission, occurred prior to or at the Effective Time; and (ii) the Transactions, as well as any actions taken by the Company, Parent or Merger Sub with respect thereto (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries by Parent or Merger Sub that is alleged to have rendered the Surviving Corporation or any of its Subsidiaries insolvent), except that if, at any time prior to the sixth (6th) anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.10(b), then the claim asserted in such notice will survive the sixth (6th) anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such Legal Proceeding, (A) the Surviving Corporation will have the right to control the defense thereof after the Effective Time (it being understood that, by electing to control the defense thereof, the Surviving Corporation will be deemed to have waived any right to object to the Indemnified Person’s entitlement to indemnification hereunder with respect thereto, except to the extent it thereafter learns such Person is not entitled to such indemnification); (B) each Indemnified Person will be entitled to retain his or her own counsel (the reasonable fees and documented expenses of which that are indemnifiable hereunder will be paid by the Surviving Corporation), whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; (C) the Surviving Corporation will advance all reasonable and documented fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding subject to indemnification hereunder, whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; and (D) no Indemnified Person will be liable for any settlement of such Legal Proceeding effected without his or her prior written consent (unless such settlement relates only to monetary damages for which the Surviving Corporation is entirely responsible). Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation nor any of their respective Affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to any Legal Proceeding for which indemnification has been sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise or consent includes an unconditional release of all Indemnified Persons from all liability arising out of such Legal Proceeding to the extent permitted by applicable Law. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which will be paid by the Surviving Corporation.

(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain in effect the Company’s current directors’ and officers’ liability insurance (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance. In satisfying its obligations pursuant to this Section 6.10(c), the Surviving Corporation will not be obligated to pay annual premiums in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year (such 300% amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. Prior to the Effective Time, the Company may (or if Parent requests, shall) purchase a prepaid “tail” policy with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the annual cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company purchases such a “tail” policy prior to the Effective Time, (i) the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder for so long as such “tail” policy is in full force and effect and (ii) the obligations in the first sentence hereof shall cease to apply.

(d) Successors and Assigns. If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity in such consolidation or merger; (ii) transfers all or substantially all of its properties and assets to any Person; or (iii) dissolves, then proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns will assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.10.

(e) No Impairment. The obligations set forth in this Section 6.10 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person who is a beneficiary pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives)) without the prior written consent of such affected Indemnified Person or other person. Each of the Indemnified Persons or other persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives) are intended to be third party beneficiaries of this Section 6.10, with full rights of enforcement as if a Party. The rights of the Indemnified Persons (and other persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives)) pursuant to this Section 6.10 will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to (i) the Charter and Bylaws; (ii) the similar organizational documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company Group; or (iv) applicable Law (whether at law or in equity).

(f) Joint and Several Obligations. The obligations of the Surviving Corporation, Parent and their respective Subsidiaries pursuant to this Section 6.10 will be joint and several.

(g) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy, indemnification agreement, certificate of incorporation, bylaws or similar organizational document that is or has been in existence with respect to the Company Group for any of its directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims pursuant to such policies or agreements.

6.11 Employee Matters.

(a) Employment; Benefits. As of the Closing, the Surviving Corporation or one of its Subsidiaries will continue to employ the employees of the Company Group as of the Effective Time. For a period of not less than one (1) year following the Effective Time (the “Continuation Period”) the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) maintain for the benefit of each Continuing Employee who is not a Represented Employee (as defined below) (i) a base salary or wage rate that is no less favorable than that provided to the Continuing Employee immediately prior to the Effective Time, (ii) aggregate annual cash bonus compensation opportunities that are substantially comparable, in the aggregate, to those provided to the Continuing Employee immediately prior to the Effective Time and (iii) employee benefits that are substantially comparable, in the aggregate, to those provided to the Continuing Employee immediately prior to the Effective Time; provided that “employee benefits” shall not include equity-based compensation, defined benefit pension benefits, retiree health and welfare benefits and benefits under any deferred compensation plan or program. With respect to each Continuing Employee who is covered by a Collective Bargaining Agreement (each, a “Represented Employee”), Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, continue to honor the Collective Bargaining Agreements, in each case as in effect at the Effective Time, in accordance with their terms (it being understood that this sentence shall not be construed to limit the ability of Parent or the Surviving Corporation to amend or terminate any such Collective Bargaining Agreement, to the extent permitted by the terms of the applicable Collective Bargaining Agreement and applicable law). The provisions of this Section 6.11 shall be subject to any applicable provisions of the Collective Bargaining Agreements and applicable law in respect of each such Represented Employee, to the extent the provisions of this Section 6.11 are inconsistent with or otherwise in conflict with the provisions of any such Collective Bargaining Agreement or applicable law.

(b) Severance Programs. For purposes of any Employee Plan set forth on Section 6.11(b) of the Company Disclosure Letter, the Closing shall be deemed to constitute a “change in control,” “change of control” or such similar term. The Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) honor all Employee Plans set forth on Section 3.18(a) of the Company Disclosure Letter (including the Company Severance Plan) in accordance with their terms as in effect immediately prior to the Effective Time, except as provided herein. Notwithstanding the foregoing, for the later of the duration of the Continuation Period or the remaining term of any individual employment, severance or separation agreement in effect immediately prior to the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to), provide each Continuing Employee who suffers a termination of employment under circumstances that would have given the Continuing Employee a right to severance payments and benefits under the Company Group’s severance policy or individual employment, severance or separation agreement or other arrangement in effect immediately prior to the Effective Time, that are listed on Section 6.11(b) of the Company Disclosure Letter (each such listed arrangement, a “Company Severance Plan”) with severance payments and benefits no less favorable than those that would have been provided to such Continuing Employee under the applicable terms of the Company Severance Plan.

(c) Annual Bonuses. With respect to annual cash bonuses for the 2019 calendar year, as soon as practicable following the end of the 2019 calendar year, but in no event later than March 15, 2020, the Company shall, or, if the Effective Time has occurred, Parent shall, or shall cause the Surviving Corporation to, pay each Continuing Employee an annual cash bonus for the 2019 calendar year in an amount determined based on the level of attainment of the applicable performance criteria under the bonus plan in which such Continuing Employee participated in for the 2019 calendar year (with such payouts determined in the ordinary course and consistent with past practice). In the event the employment of any Continuing

Employee is terminated by the Company (or, if the Effective Time has occurred, the Surviving Corporation) following the 2019 calendar year (or, if earlier, the Effective Time) and prior to the payment of the annual bonus for the 2019 calendar year under circumstances entitling such Continuing Employee to severance benefits under the Company Severance Plan (including such Continuing Employee’s execution and non-revocation of a release of claims in accordance therewith), such Continuing Employee will be entitled to an annual bonus for the 2019 calendar year payable in the same manner and at the same time as other bonuses for the 2019 calendar year are payable as described above. In the event the Effective Time occurs after the 2019 calendar year and before annual cash bonuses have been paid in respect of 2019 calendar year, the Company Board shall, to the extent in the ordinary course of business and consistent with past practice, determine the level of performance achieved for purposes of the payout of such bonuses in good faith based on the foregoing principles (and, for the avoidance of doubt, without taking any discretionary action to provide for bonuses in excess of the amount contemplated by the terms of the annual bonus plan for 2019 as in effect on the date hereof, but disregarding for this purpose any negative discretion except to the extent exercised in the ordinary course of business consistent with past practice) and Parent shall cause the bonuses determined by the Company Board to be paid in the ordinary course of business following the Closing. With respect to annual cash bonuses for the 2020 calendar year, as soon as practicable following the end of the 2020 calendar year and the determination of the actual results with respect to any performance metrics for the 2020 calendar year, Parent shall, or shall cause the Surviving Corporation to, pay each Continuing Employee who remains employed by the Company Group and is otherwise eligible for a cash payment under the terms of the bonus plan for the 2020 calendar year in which such Continuing Employee participated as of immediately prior to the Effective Time (if any), an annual cash bonus for the 2020 calendar year in an amount determined by the board of directors (or similar governing body) of the Surviving Corporation or its designee in good faith in accordance with the terms of the applicable bonus plan; provided that, if no bonus plan is adopted for 2020 prior to the Effective Time (or such bonus plan is adopted in violation of Section 5.2(i) of this Agreement), then any obligation regarding the annual cash bonuses for the 2020 calendar year shall have no force or effect other than the requirements set forth in Section 6.11(a).

(d) New Plans. To the extent that a new employee benefit plan is made available to any Continuing Employee at or after the Effective Time (each a “New Plan”), the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause to be granted to such Continuing Employee credit for all service with the Company Group prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement, but excluding for purposes of benefit accrual under any defined benefit pension plan), except that such service need not be credited to the extent that it would result in duplication of coverage or benefits. In addition, where applicable, and without limiting the generality of the foregoing, the Surviving Corporation and its Subsidiaries will use commercially reasonable efforts to ensure that: (i) at the Effective Time, each Continuing Employee shall be immediately eligible to participate, without any waiting time, in each New Plan to the extent such waiting time was satisfied under a similar Employee Plan in which such Continuing Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), (ii) at the Effective Time, the Surviving Corporation and its Subsidiaries will use commercially reasonable efforts to (and Parent will cause the Surviving Corporation and its Subsidiaries to use commercially reasonable efforts to) cause all pre-existing condition exclusions or limitations and actively-at-work requirements of each New Plan that is a group health plan to be waived or satisfied for such Continuing Employee and his or her covered dependents to the extent waived or satisfied under the analogous Old Plan as of the Effective Time and (iii) at the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause all eligible expenses incurred by each Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Continuing Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(e) Obligations of the Company Group. Prior to the Closing, the Company Group will use reasonable best efforts to satisfy all notice, consultation and bargaining obligations with respect to the Transactions owed to its employees or their representatives under applicable Law, Collective Bargaining Agreements, or other Contracts.

(f) No Third Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.11 will not be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate any Continuing Employee for any reason; (ii) require Parent, the Surviving Corporation or any of their respective Subsidiaries to continue any Employee Plan or prevent the amendment, modification or termination thereof after the Effective Time; (iii) create any third party beneficiary rights in any Person; or (iv) establish, amend or modify any benefit plan, program, agreement or arrangement.

6.12 Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

6.13 Notification of Certain Matters.

(a) Notification by the Company. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will give prompt notice to Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy, or failure would reasonably be expected to cause any of the conditions to the obligations of Parent and Merger Sub to consummate the Merger set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of Parent and Merger Sub to consummate the Merger or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to Parent pursuant to this Section 6.13(a).

(b) Notification by Parent. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, Parent will give prompt notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure by Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of Parent or Merger Sub set forth in this Agreement or the conditions to the obligations of the Company to consummate the Merger or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to the Company pursuant to this Section 6.13(b).

6.14 Public Statements and Disclosure. The initial press release concerning this Agreement and the Transactions will be reasonably acceptable to the Company and Parent (the “Announcement”). Thereafter, the

Company (other than with respect to the portion of any communication relating to a Company Board Recommendation Change), on the one hand, and Parent and Merger Sub, on the other hand, will obtain the prior written consent of (and use their respective reasonable best efforts to consult with) the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in any such case to the extent relating to the Transactions, except that (x) the Company and, solely with respect to clause (i), Parent and Merger Sub, will not be obligated to obtain such consent with respect to communications that are (i) required by applicable Law, stock exchange rule or listing agreement; (ii) principally directed to employees, suppliers, customers, partners or vendors so long as such communications are consistent with (and do not contain material new information not included in) the previous press releases, public disclosures or public statements made jointly by the Parties (or individually if approved by the other Party); or (iii) principally related to a Superior Proposal or Company Board Recommendation Change and made in compliance with Section 5.3 and (y) Parent shall not be obligated to engage in such consultation with respect to ordinary course communications to its Affiliates and its and their existing or prospective investors and limited partners (in each case, who are subject to customary obligations of confidentiality). Notwithstanding the foregoing, this Section 6.14 shall not apply to any press release or other public statement made by the Company or Parent that is consistent with the Announcement and the terms of this Agreement and does not contain any information relating to the Company or Parent that has not been previously announced or made public in accordance with the terms of this Agreement.

6.15 Transaction Litigation. Prior to the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; and (b) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (such consent not to be unreasonably withheld, conditioned or delayed, provided that Parent shall not be obligated to consent to any settlement that does not include a full release of Parent and its Affiliates or that imposes any obligations (including any equitable relief) upon Parent or its Affiliates (including, after the Effective Time, the Company Group)). For purposes of this Section 6.15, “participate” means, and the Company shall use its commercially reasonable efforts to ensure, that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), that Parent will be provided with the reasonable opportunity to review and comment on all filings and responses to be made by the Company in connection with such Legal Proceeding and that Parent will be given the reasonable opportunity to provide, and may offer, comments or suggestions with respect to such Transaction Litigation (including such filings and responses) but will not be afforded any decision-making power or other authority over such Transaction Litigation, prior to the Effective Time, except for the settlement or compromise consent set forth above.

6.16 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NASDAQ to cause (a) the delisting of the Company Common Stock from NASDAQ as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.17 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party will use their reasonable best efforts to take such action.

6.18 Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub (with a copy also sent to the Company) a written consent adopting this Agreement and approving the Merger in accordance with the DGCL.

6.19 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

6.20 No Employment Discussions. Except as approved by the Company Board, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, Parent and Merger Sub will not, and will not permit any of their Subsidiaries or controlled Affiliates to authorize, make or enter into, or commit or agree to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any executive officer of the Company pursuant to which any such individual would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock.

6.21 Discharge of Indebtedness. No less than two (2) Business Days prior to the Closing Date, the Company shall obtain from each lender or holder of Indebtedness set forth on Section 3.10(d) of the Company Disclosure Letter (including the administrative agent under the Credit Facility) and deliver to Parent a customary payoff letter signed by such lender or holder (and administrative agent), (a) specifying all amounts of such Indebtedness owed to such lender or holder, as well as any other amounts required to fully pay off all of such Indebtedness on the Closing Date, and (b) agreeing that, upon such lender’s or holder’s receipt of the applicable payoff amount, (i) all outstanding obligations of the Company and its Subsidiaries arising under or related to the applicable Indebtedness shall be repaid and discharged in full (other than contingent indemnification obligations as to which no claim has been made) and (ii) any Liens such lender or holder may have in connection therewith shall be released.

6.22 Certain Tax Matters. On the Closing Date, the Company will deliver a certification, in form and substance required by the Treasury Regulations under Section 1445(b)(3) of the Code and reasonably acceptable to Parent, to the effect that the Company is not and has not been within the applicable time period a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code, together with a duly executed notice of such certification to the IRS. After the date of this Agreement, the Company will (and will cause its Subsidiaries to) (i) reasonably cooperate with any reasonable request of Parent in connection with determining whether any withholding Taxes are applicable to payments made in connection with this Agreement, and determining the amount of any withholding Taxes applicable to payments made in connection with this Agreement (including any such Taxes imposed by taxing authorities in Brazil or China); and (ii) take such actions as are reasonably requested by Parent to minimize such Taxes in connection with the Transactions, to the extent permitted by applicable Law, as a result of the People’s Republic of China Administration of Taxation Circular 7 (2015) or any similar or associated Laws.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the Effective Time of each of the following conditions:

(a) Requisite Stockholder Approval. The Company will have received the Requisite Stockholder Approval at the Company Stockholder Meeting.

(b) Antitrust Laws. (i) The waiting periods (and any extensions thereof), if any, applicable to the Merger pursuant to the HSR Act will have expired or otherwise been terminated, or all requisite consents pursuant thereto will have been obtained and (ii) the clearances, approvals and consents required to be obtained under the (x) Antitrust Laws of Mexico and (y) Antitrust Laws of Germany, in each case, to permit the Parties to consummate the Transactions shall have been obtained.

(c) No Prohibitive Laws or Injunctions. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, nor will any action have been taken by any Governmental Authority of competent jurisdiction, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger, that in each case prohibits, makes illegal, or enjoins the consummation of the Merger.

7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:

(a) Representations and Warranties.

(i)

Other than the representations and warranties listed in Section 7.2(a)(ii) and Section 7.2(a)(iii), the representations and warranties of the Company set forth in this Agreement will be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(ii)

The representations and warranties set forth in Section 3.1 (Organization; Good Standing), Section 3.2 (Corporate Power; Enforceability), Section 3.3(c) (Anti-Takeover Laws), Section 3.7(c) (Company Securities) (other than the first sentence thereof), Section 3.7(d) (Other Rights), Section 3.8(a) (first sentence only), Section 3.8(b), (c) and (d) (Subsidiaries), Section 3.12(a) (No Company Material Adverse Effect) and Section 3.24 (Brokers) that (A) are not qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) that are qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date).

(iii)

The representations and warranties set forth in Section 3.7(a) (Capital Stock), Section 3.7(b) (Stock Reservation) and the first sentence of Section 3.7(c) (Company Securities) will be true and correct in all respects as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for de minimis inaccuracies.

(b) Performance of Obligations of the Company. The Company will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(c) Officer’s Certificate. Parent and Merger Sub will have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d) Company Material Adverse Effect. No Company Material Adverse Effect will have occurred after the date of this Agreement that is continuing.

7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement will be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except for (i) any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Transactions or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement; and (ii) those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Transactions or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.

(c) Officer’s Certificate. The Company will have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

7.4 Frustration of Closing Conditions. Notwithstanding anything to the contrary set forth in this Agreement, none of the Company, Parent or Merger Sub may rely, either as a basis for not consummating the Transactions or for terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied, if in any such case such Party’s breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or failure to perform fully its obligations under this Agreement in any manner has primarily caused or resulted in a failure of any such condition to be satisfied or otherwise have given rise to a right of termination of this Agreement by the other Party.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (i) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger, except that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party (it being agreed that Parent and Merger Sub shall be a single Party for purposes of this clause (b)) that has failed to comply in any material respect with Section 6.1 or Section 6.2 or to use its reasonable best efforts to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such injunction, action, statute, rule, regulation or order;

(c) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Effective Time has not occurred by 11:59 p.m., Eastern time, on April 20, 2020 (the “Termination Date”); provided, however, that if the Marketing Period shall have begun but not be completed by the Termination Date, then Parent may elect to extend the Termination Date to the last day of the Marketing Period; it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to (i) (1) Parent if the Company has the valid right to terminate this Agreement pursuant to Section 8.1(g) or Section 8.1(i); or (2) the Company if Parent has the valid right to terminate this Agreement pursuant to Section 8.1(e); and (ii) any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, either (A) the failure to satisfy the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VII prior to the Termination Date or (B) the failure of the Effective Time to have occurred prior to the Termination Date (it being agreed that Parent and Merger Sub shall be a single Party for purposes of this clause (ii));

(d) by either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the adoption of this Agreement;

(e) by Parent, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval), if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b), except that if such breach is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach, delivered at least forty-five (45) days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach has been cured prior to termination; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if Parent or Merger Sub is then in breach of any of their respective representations, warranties or covenants under this Agreement so as to cause the conditions set forth in Section 7.3(a) or Section 7.3(b) not to be satisfied;

(f) by Parent, at any time prior to the receipt of the Requisite Stockholder Approval, if (i) at any time the Company Board (or a committee thereof) has effected a Company Board Recommendation Change or (ii) the Company has willfully breached or willfully failed to perform in any material respect any of its covenants or other agreements contained in Section 5.3 of this Agreement;

(g) by the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval), if Parent or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b), except that if such breach is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least forty-five (45) days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach has been cured prior to termination; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if the Company is then in breach of any of its representations, warranties or covenants under this Agreement so as to cause the conditions set forth in Section 7.2(a) or Section 7.2(b) not to be satisfied;

(h) by the Company, at any time prior to the receipt of the Requisite Stockholder Approval, if (i) the Company has received a Superior Proposal; (ii) the Company Board (or a committee thereof) has authorized the Company to enter into a definitive Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal; (iii) the Company has complied in all material respects with Section 5.3 (including with respect to such Superior Proposal); and (iv) prior to or concurrently with such termination the Company pays (or causes to be paid) the Company Termination Fee to Parent in accordance with Section 8.3(b)(iii); or

(i) by the Company, at any time prior to the Effective Time, if (i) the Marketing Period has ended and all of the conditions set forth in Section 7.1 and Section 7.2 have been and continue to be satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing); (ii) Parent and Merger Sub fail to consummate the Merger on the date upon which Parent is required to consummate the Merger pursuant to Section 2.3; (iii) the Company has irrevocably notified Parent in writing after the expiration of the Marketing Period that (A) it is ready, willing and able to consummate the Closing; and (B) all conditions set forth in Section 7.3 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that the Company is willing to waive any unsatisfied conditions set forth in Section 7.3; (iv) the Company has given Parent written notice at least three (3) Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(i) if Parent and Merger Sub fail to consummate the Merger on the date required pursuant to Section 2.3; and (v) Parent and Merger Sub fail to consummate the Merger by the three (3) Business Day period contemplated by the foregoing clause (iv) and the date required pursuant to Section 2.3.

8.2 Manner and Notice of Termination; Effect of Termination.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision.

(b) Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the mutual written agreement of Parent and the Company or the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other representative of such Party) to the other Parties, as applicable, except that Section 4.15, Section 6.6(d), Section 6.6(e), Section 6.6(f), Section 6.14, this Section 8.2, Section 8.3 and Article IX will each survive the termination of this Agreement in accordance with their respective terms. Notwithstanding the foregoing but subject to Section 8.3(f), nothing in this Agreement will relieve any Party from any liability for any willful breach of this Agreement. For purposes of this Agreement, “willful breach” means a material breach of this Agreement that is the consequence of an act or omission by a Party with the actual knowledge or intention that the taking of such act or omission, or the making of a representation or warranty, would constitute a material breach of this Agreement. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement or the Guarantee, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

8.3 Fees and Expenses.

(a) General. Except as otherwise set forth herein, all fees and expenses incurred in connection with this Agreement and the Transactions will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. Parent will pay or cause to be paid (i) all fees for filings required to be made under any Antitrust Laws pursuant to Section 6.2 and (ii) all transfer, stamp and documentary Taxes or fees and all sales, use, real property transfer and other similar Taxes or fees, in each case that are required to be paid by Parent, Merger Sub, the Company or the Company’s Subsidiaries arising out of or in connection with the consummation of the Merger (but in all cases excluding any direct or indirect income, capital gains or similar Taxes payable in connection with the this Agreement or the consummation of the Merger, whether payable directly or via withholding on amounts payable in connection with this Agreement or the consummation of the Merger). With respect to the preparation and filing of Tax Returns as related to the foregoing Taxes, Parent and the Company Group shall cooperate with each other and provide such documents and assistance as may be necessary to prepare all Tax Returns and, following the Closing, Parent shall timely file such Tax Returns.

(b) Company Payments.

(i)

If (A) this Agreement is validly terminated pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e); (B) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), an Acquisition Proposal for an Acquisition Transaction has been publicly announced or disclosed and not withdrawn or otherwise abandoned; and (C) within one (1) year following the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), as applicable, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction (whether or not such Acquisition Transaction is subsequently consummated), then the Company will substantially concurrently with the earlier of the execution of such definitive agreement or the consummation of such Acquisition Transaction, pay (or cause to be paid) to Parent (or its equity holders in accordance with Section 8.3(b)(iv)) an amount equal to $20,600,000 (the “Company Termination Fee”); provided, that if Parent has previously been paid the Parent Expenses pursuant to Section 8.3(b)(v), the amount of the Company Termination Fee payable pursuant to this Section 8.3(b)(i) shall be reduced by the amount of such Parent Expenses actually paid to Parent. For purposes of this Section 8.3(b)(i), all references to “25%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(ii)

If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company shall promptly (and in any event within two (2) Business Days) following such termination, pay (or cause to be paid) to Parent (or its equity holders in accordance with Section 8.3(b)(iv)) the Company Termination Fee.

(iii)

If this Agreement is validly terminated pursuant to Section 8.1(h), then prior to or concurrently with such termination the Company shall pay (or cause to be paid) to Parent (or its equity holders in accordance with Section 8.3(b)(iv)) the Company Termination Fee; provided, that if such termination occurs prior to the Cut-off Date and the Company has entered into a definitive Alternative Acquisition Agreement to consummate an Acquisition Transaction with a Person or group of Persons that is an Exempted Party at the time of such termination, then the “Company Termination Fee” shall mean an amount equal to $10,300,000.

(iv)

The Parties agree that, to the extent the Company is required to pay the Company Termination Fee in an amount that exceeds Parent and Merger Sub’s expenses or out of pocket costs incurred in connection with this Agreement and the Transactions, such excess (“Holder Damages”) represents an amount of damages payable in respect of losses suffered by the direct or indirect equity holders of Parent. Accordingly, in the event a Company Termination Fee is payable pursuant to this Section 8.3, Parent shall in its discretion determine the extent, if any, to which such fee constitutes Holder Damages, and the Company shall pay such Holder Damages for the account of such direct or indirect equity holders of Parent to one or more (but in no event more than five (5)) accounts specified in writing by Parent.

(v)

If this Agreement is validly terminated by Parent or the Company pursuant to Section 8.1(d) or Parent pursuant to Section 8.1(e), then the Company shall promptly (and in any event within two (2) Business Days) following delivery by Parent to the Company of a written statement setting forth the amount of such Parent Expenses, pay (or cause to be paid) to Parent the Parent Expenses.

(c) Parent Payments. If this Agreement is validly terminated pursuant to Section 8.1(g) or Section 8.1(i), then Parent must promptly (and in any event within two (2) Business Days) following such termination pay to the Company an amount equal to $40,000,000 in cash (the “Parent Termination Fee”).

(d) Single Payment Only; Liquidated Damages. The Parties acknowledge and agree that in no event will the Company or Parent be required to pay the Company Termination Fee or Parent Termination Fee, as applicable, on more than one occasion, whether or not the Company Termination Fee or Parent Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events. The Parties agree that each of the Company Termination Fee, the Parent Termination Fee and the Parent Expenses constitutes liquidated damages and not a penalty. In no event shall the Company be required to pay the Parent Expenses on more than one occasion.

(e) Payments; Default. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Merger, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.3(b) or Parent fails to promptly pay any amount due pursuant to Section 8.3(c) and, in order to obtain such payment, Parent, on the one hand, or the Company, on the other hand, commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3(b) or any portion thereof or a judgment against Parent for the amount set forth in Section 8.3(c) or any portion thereof, as applicable, then the non-paying Party will pay or cause to be paid to the other Party its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the annual rate of five percent (5%) plus the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable law. All payments under this Section 8.3 to be made by the Company to Parent shall be made by wire transfer of immediately available funds to an account or accounts designated in writing by Parent, and all payments under this

Section 8.3 to be made by Parent to the Company shall be made by wire transfer of immediately available funds to an account designated in writing by the Company.

(f) Sole and Exclusive Remedy.

(i)

Under no circumstances will the collective monetary damages and any other amounts payable by Parent, Merger Sub or any of their Affiliates for breaches (including willful breach) under this Agreement, the Guarantee or the Equity Commitment Letter exceed an amount in the aggregate for all such breaches (such aggregate amount, the “Parent Liability Limitation”) equal to (x) the amount of the Parent Termination Fee, plus (y) up to an additional $4,000,000 in the aggregate in respect of all of the Reimbursement Obligations and any costs, interest and expenses in connection with a Legal Proceeding payable pursuant to Section 8.3(e). In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award (including for willful breach) (A) in excess of the Parent Liability Limitation against Parent, Merger Sub or the Guarantor; or (B) against the former, current or future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Financing Sources, Affiliates (other than Parent, Merger Sub or the Guarantor), members, managers, general or limited partners, stockholders and assignees of each of Parent, Merger Sub and the Guarantor (the Persons in clauses (A) and (B) collectively, the “Parent Related Parties”), and in no event will the Company Group be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against Parent, Merger Sub or the Guarantor or in any case against the other Parent Related Parties for, or with respect to, this Agreement, the Equity Commitment Letter, the Guarantee or the transactions contemplated hereby and thereby (including, any breach by the Guarantor, Parent or Merger Sub), the termination of this Agreement, the failure to consummate any of the Transactions or any claims or actions under applicable law arising out of any such breach, termination or failure. Other than the Guarantor’s obligations under the Guarantee and the Equity Commitment Letter, other than the obligations of Parent and Merger Sub to the extent expressly provided in this Agreement and other than the obligations of Parent, Merger Sub or any of their respective Affiliates to the extent expressly provided in the Confidentiality Agreement, in no event will any Parent Related Party or any other Person other than the Guarantor, Parent and Merger Sub have any liability for monetary damages to the Company or any other Person relating to or arising out of this Agreement or the Transactions.

(ii)

Parent’s receipt of the aggregate amount of the Company Termination Fee, to the extent owed pursuant to Section 8.3(b), plus, to the extent applicable, any costs, interest and expenses in connection with a Legal Proceeding payable pursuant to Section 8.3(e), will be the maximum amount of monetary damages that Parent and Merger Sub and each of their respective Affiliates may recover from (A) the Company Group and each of its Affiliates; and (B) the former, current or future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of the Company Group and its Affiliates (the Persons in clauses (A) and (B) collectively, the “Company Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate any of the Transactions or any claims or actions under applicable law arising out of any such breach, termination or failure. Upon payment to Parent, or its direct or indirect equity holders pursuant to Section 8.3(b)(iv), of the Company Termination Fee, plus, to the extent applicable, up to $4,000,000 in respect of any costs, interest and expenses in connection with a Legal Proceeding payable pursuant to Section 8.3(e), (1) none of the Company Related Parties will have any further liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and Parent and the Company Group may be entitled to remedies with respect to, the Confidentiality Agreement, Section 6.6(e), Section 6.6(f), Section 8.3(a), Section 8.3(e) and Section 9.4, as applicable); and (2) none of Parent, Merger Sub or any other Person will be entitled to bring or maintain any claim, action or proceeding against the Company or any Company Related Party arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis for such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and Parent and the Company Group may be entitled to remedies with respect to, the Confidentiality Agreement, Section 6.6(e), Section 6.6(f), Section 8.3(a), Section 8.3(e) and Section 9.4, as applicable) and, in the event the Company Termination Fee plus, to the extent applicable, such costs and expenses are received by Parent, or its direct or indirect equity holders pursuant to Section 8.3(b)(iv), Parent and Merger Sub shall not have, and each expressly waives and relinquishes, any other right, remedy or recourse (whether in contract or in tort or otherwise, or whether at Law (including at common law or by statute) or in equity). For the avoidance of doubt, nothing in this Agreement (including this Section 8.3(f)) shall relieve the Company from any liability for willful breach in any circumstance in which this Agreement has been terminated and the Company Termination Fee is not paid in full (but with the amount of any such liability not to exceed the Company Liability Limitation).

(iii)

Under no circumstances will the collective monetary damages and any other amounts payable by the Company for breaches (including willful breach) under this Agreement exceed an amount in the aggregate for all such breaches (such aggregate amount, the “Company Liability Limitation”) equal to (x) the amount of the Company Termination Fee, plus (y) up to an additional $4,000,000 in respect of any costs, interest and expenses in connection with a Legal Proceeding payable pursuant to Section 8.3(e). In no event will any of the Parent Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award (including for willful breach) (A) in excess of the Company Liability Limitation against the Company; or (B) against any of the Company Related Parties other than the Company, and in no event will Parent, Merger Sub or the Parent Related Parties be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Company Liability Limitation against the Company or in any case against the other Company Related Parties for, or with respect to, this Agreement or the Transactions, the termination of this Agreement, the failure to consummate any of the Transactions or any claims or actions under applicable law arising out of any such breach, termination or failure. Other than the obligations of the Company to the extent expressly provided in this Agreement, in no event will any Company Related Party or any other Person other than the Company have any liability for monetary damages to Parent, Merger Sub or any other Person relating to or arising out of this Agreement or the Transactions.

(iv)

The Company’s receipt of the aggregate amount of the Parent Termination Fee, to the extent owed pursuant to Section 8.3(c), plus, to the extent applicable, the Reimbursement Obligations and any costs, interest and expenses in connection with a Legal Proceeding payable pursuant to Section 8.3(e), will be the maximum amount of monetary damages that the Company Group may recover from the Parent Related Parties in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate any of the Transactions or any claims or actions under applicable law arising out of any such breach, termination or failure. Upon payment to the Company of the Parent Termination Fee, plus, to the extent applicable, up to

$4,000,000 in respect of the Reimbursement Obligations and any costs, interest and expenses in connection with a Legal Proceeding payable pursuant to Section 8.3(e), (1) none of the Parent Related Parties will have any further liability or obligation to the Company relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and Parent and Merger Sub may be entitled to remedies with respect to, Section 8.3(e)); and (2) none of the Company Group or any other Person will be entitled to bring or maintain any claim, action or proceeding against Parent, Merger Sub or any Parent Related Party arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis for such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and Parent and Merger Sub may be entitled to remedies with respect to, Section 8.3) and, in the event the Parent Termination Fee plus, to the extent applicable, such costs and expenses are received by the Company, the Company shall not have, and expressly waives and relinquishes, any other right, remedy or recourse (whether in contract or in tort or otherwise, or whether at Law (including at common law or by statute) or in equity). For the avoidance of doubt, nothing in this Agreement (including this Section 8.3(f)) shall relieve Parent or Merger Sub from any liability for willful breach in any circumstance in which this Agreement has been terminated and the Parent Termination Fee is not paid in full (but with the amount of any such liability not to exceed the Parent Liability Limitation).

(g) Acknowledgement Regarding Specific Performance. Notwithstanding anything to the contrary in Section 8.3(f), it is agreed that Parent, Merger Sub and the Company will be entitled to an injunction, specific performance or other equitable relief as provided in, and subject to the terms and limitations of, Section 9.8(b), except that, although the Company, in its sole discretion, may determine its choice of remedies hereunder subject to the terms and conditions hereof, including by pursuing specific performance in accordance with, but subject to the terms and limitations of, Section 9.8(b), under no circumstances will the Company be permitted or entitled to receive both specific performance of the type contemplated by Section 9.8(b) and the Parent Termination Fee or any other monetary damages.

(h) Non-Recourse Parent Party. In no event will the Company or any Company Related Parties seek or obtain, nor will they permit any of its Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Parent Related Parties (other than as provided in this Section 8.3(h)) with respect to this Agreement, the Equity Commitment Letter or the Guarantee or the Transactions (including any breach by the Guarantor, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Transactions or any claims or actions under applicable laws arising out of any such breach, termination or failure, other than (i) from Parent or Merger Sub to the extent expressly provided for in this Agreement or the Guarantor to the extent expressly provided for in the Guarantee or the Equity Commitment Letter; or (ii) from any Person that is party to, and solely pursuant to the terms and conditions of, the Confidentiality Agreement.

(i) Non-Recourse Company Party. In no event will Parent or Merger Sub or any Parent Related Parties seek or obtain, nor will they permit any of its Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Company Related Parties (other than the Company) with respect to this Agreement, the Transactions, the termination of this Agreement, the failure to consummate the Transactions or any claims or actions under applicable laws arising out of any such breach, termination or failure, other than from the Company to the extent expressly provided for in this Agreement.

8.4 Amendment. Subject to applicable law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval. Notwithstanding anything to the contrary in this Agreement, the provisions relating to the Financing Sources set forth in Section 6.6(a), Section 8.3(f)(i), Section 8.5(c), Section 8.6, Section 9.6, Section 9.10, Section 9.11 and this Section 8.4 (and the defined terms therein and any provision of this Agreement to the extent an amendment, modification or alteration of such provision would modify the substance of any of the foregoing Sections to the extent relating to the Financing Sources) may not be amended, modified or altered without the prior written consent of the Financing Sources.

8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein; provided that Section 6.6(a), Section 8.3(f)(i), Section 8.4, Section 8.6, Section 9.6, Section 9.10, Section 9.11 and this Section 8.5 may not be waived in a manner adverse to the Financing Sources without the prior written consent of the Financing Sources. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

8.6 No Liability of Financing Sources. None of the Financing Sources will have any liability to the Company or any of its Affiliates relating to or arising out of this Agreement, the Debt Financing or otherwise, whether at law or equity, in contract, in tort or otherwise, and none of the Company Group will have any rights or claims against any of the Financing Sources hereunder or thereunder; provided, that nothing in this Section 8.6 shall limit the rights of the Company and its Affiliates from and after the Effective Time under any debt commitment letter or the definitive debt documents executed in connection with the Debt Financing (but not, for the avoidance of doubt, under this Agreement) to the extent the Company and/or its Affiliates are party thereto.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time will survive the Effective Time in accordance with their respective terms.

9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand (with a written or electronic confirmation of delivery) or by email (with electronic confirmation of receipt), in each case to the intended recipient as set forth below:

(a) if to Parent or Merger Sub to:

Iris Parent LLC

c/o One Rock Capital Partners, LLC

30 Rockefeller Plaza, 54th Floor

New York, NY 10112

Attn: Tony Lee

Scott Spielvogel

Email: tlee@onerockcapital.com

sspielvogel@onerockcapital.com

with a copy (which will not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attn: Alexander B. Johnson

Email: alex.johnson@lw.com

(b) if to the Company (prior to the Effective Time) to:

Innophos Holdings, Inc.

259 Prospect Plains Road

Cranbury, New Jersey 08512

Attn: General Counsel

Email: Joshua.Horenstein@Innophos.com

with a copy (which will not constitute notice) to:

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, NY 10112

Attn: Lee D. Charles

Email: lee.charles@bakerbotts.com

Any notice sent by email or otherwise received at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or email address through a notice given in accordance with this Section 9.2, except that such notice of any change to the address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, except that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Effective Time (a) in connection with a merger or consolidation involving Parent or Merger Sub or other disposition of all or substantially all of the assets of Parent, Merger Sub or the Surviving Corporation; (b) to any of their respective Affiliates; or (c) to any Financing Source (or other debt financing source) pursuant to the terms of the Debt Financing (or other debt financing) for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing (or other debt financing), it being understood that, in each case, such assignment will not (i) affect the obligations of the parties (including the Financing Sources) to the Equity Commitment Letter or the Guarantor pursuant to the Guarantee; or (ii) impede or delay the consummation of the Transactions or otherwise impede the rights of the holders of shares of Company Common Stock and Company Equity Awards pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder.

9.4 Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that One Rock Capital Management, LLC and the Company have previously executed a Confidentiality Letter Agreement, dated June 10, 2019 (the “Confidentiality Agreement”), that will continue in full force and effect in accordance with its terms. Except as set forth in this Agreement, each of Parent, Merger Sub and their respective Representatives will hold and treat all documents and information concerning the Company Group furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Transactions in accordance with the Confidentiality Agreement. By executing this Agreement, each of Parent and Merger Sub agree to be bound by, and to cause their Representatives to be bound by, the terms and conditions of the Confidentiality Agreement as if they were parties thereto.

9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement, the Company Disclosure Letter, the Guarantee and the Equity Commitment Letter, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

9.6 Third Party Beneficiaries. Except as set forth in Section 6.6(f), Section 6.10 and this Section 9.6, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by Section 6.6(f) and Section 6.10; and (b) from and after the Effective Time, the rights of the holders of shares of Company Common Stock and Company Equity Awards to receive the merger consideration set forth in Article II. The provisions of Section 8.3(f)(i), Section 8.4, Section 8.5, Section 8.6, Section 9.10, Section 9.11 and this Section 9.6 will inure to the benefit of the Financing Sources and their successors and assigns, each of whom are intended to be third party beneficiaries thereof (it being understood and agreed that the provisions of such Sections will be enforceable by the Financing Sources and their respective successors and assigns).

9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.8 Remedies.

(a) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Although the Company may pursue both a grant of specific performance and monetary damages (including the payment of the Parent Termination Fee), under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing and monetary damages (including any monetary damages in lieu of specific performance and all or any portion of the Parent Termination Fee).

(b) Specific Performance.

(i)

The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that prior to the termination of this Agreement in accordance with Section 8.1, subject to

Section 8.6 and Section 9.8(b)(ii), (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to seek an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (B) the provisions of Section 8.3 are not intended to and would not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any proof of an inadequate remedy at law or any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

(ii)

The Parties agree not to raise any objections as to the availability, unenforceability or adequacy of remedies to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Company, on the one hand, or Parent and Merger Sub, on the other hand, pursuant to this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, the Parties specifically acknowledge and agree that the Company shall not be entitled to any injunction, specific performance or other equitable relief or remedy to enforce the obligation of Parent or Merger Sub to cause the Equity Financing to be funded or to cause Parent and Merger Sub to consummate the Merger or the other Transactions, including to effect the Closing in accordance with Section 2.3, unless and until (i) all conditions in Section 7.1 and Section 7.2 have been satisfied or waived (subject to Section 7.4 and other than those conditions that by their terms are to be satisfied at Closing, provided that such conditions are satisfied at Closing) at the time when the Closing would have been required to occur, (ii) the financing provided for by the Debt Commitment Letter (including any alternative financing that has been obtained in accordance with, and satisfies the conditions of, Section 6.5(e)) has been funded or will be simultaneously funded at the Closing if the Equity Financing is funded at the Closing, (iii) the Company has irrevocably notified Parent in writing after the expiration of the Marketing Period that all conditions set forth in Section 7.3 have been satisfied or waived and the Company is ready, willing and able to consummate the Closing and (iv) Parent and Sub fail to complete the Closing on the date the Closing is required to have occurred pursuant to Section 2.3.

9.9 Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

9.10 Consent to Jurisdiction.

(a) General Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Transactions, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Guarantee or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement, the Guarantee or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement, the Guarantee or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(b) Jurisdiction for Financing Sources. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and irrevocably agree (i) that any Legal Proceeding, whether in law or in equity, in contract, in tort or otherwise, involving the Financing Sources arising out of, or relating to, the Debt Financing or the performance of services thereunder or related thereto will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof, and each Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any applicable debt commitment letter will be effective service of process against them for any such Legal Proceeding brought in any such court; (iv) to waive and hereby waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; and (v) any such Legal Proceeding will be governed and construed in accordance with the laws of the State of New York without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction. Without limiting the obligations of the Financing Sources to Parent and Merger Sub under the Debt Commitment Letter and other agreements relating to the Debt Financing, the Company further agrees that it shall not bring or support any action, cause of action claim, cross-claim or third-party claim of any kind or description, whether in Law or equity, whether in contract or in tort or otherwise, against any Financing Source, in any way relating to this Agreement or the Transactions, including any dispute arising out of or relating in any way to the Debt Financing, but for the avoidance of doubt, other than any definitive agreements executed in connection with the Debt Financing or the performance thereof.

9.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, VALIDITY OR PERFORMANCE OF THIS AGREEMENT, OR THE MERGER, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE GUARANTEE, THE EQUITY COMMITMENT LETTER, THE DEBT FINANCING OR THE EQUITY FINANCING (INCLUDING ANY SUCH LEGAL PROCEEDING INVOLVING FINANCING SOURCES IN CONNECTION WITH THE FINANCING DESCRIBED IN THIS AGREEMENT). EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

9.12 Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

9.13 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to email (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

9.14 No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof.

9.15 Performance Guarantee. Parent hereby guarantees the due, prompt and faithful performance and discharge by, and compliance with, all of the obligations, covenants, terms, conditions and undertakings of Merger Sub under this Agreement in accordance with the terms hereof, including any such obligations, covenants, terms, conditions and undertakings that are required to be performed, discharged or complied with following the Effective Time by the Surviving Corporation.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

IRIS PARENT LLC

By:	/s/ Tony W. Lee
Name: Tony W. Lee
Title: Secretary and Treasurer

IRIS MERGER SUB 2019, INC.

By:	/s/ Tony W. Lee
Name: Tony W. Lee
Title: Secretary and Treasurer

INNOPHOS HOLDINGS, INC.

By:	/s/ Kim Ann Mink
Name: Kim Ann Mink
Title: Chairman, Chief Executive Officer and President

[Signature Page to Agreement and Plan of Merger]

ANNEX B

October 19, 2019

LAZARD

The Board of Directors

Innophos Holdings, Inc.

259 Prospect Plains Road

Cranbury, NJ 08512

Dear Members of the Board:

We understand that Innophos Holdings, Inc., a Delaware corporation (the “Company”), Iris Parent LLC, a Delaware limited liability company (“Buyer”), and Iris Merger Sub 2019, Inc., a Delaware corporation and wholly owned subsidiary of Buyer (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, dated as of October 20, 2019 (the “Agreement”), pursuant to which Buyer will acquire Company (the “Transaction”). Pursuant to the Agreement, Merger Sub will be merged with and into Company, with Company surviving the merger as a wholly owned subsidiary of Buyer (the “Merger”), and each outstanding share of the common stock, par value $0.001 per share, of Company (“Company Common Stock”), other than (i) shares of Company Common Stock (a) held by Company as treasury stock, (b) owned by Buyer or Merger Sub, or (c) owned by any direct or indirect wholly owned subsidiary of Buyer or Merger Sub (collectively, the “Owned Company Shares”) and (ii) shares of Company Common Stock held by a stockholder of Company who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly exercised such holder’s statutory rights of appraisal in respect thereof in accordance with Section 262 of the General Corporation Law of the State of Delaware (such holders described in clauses (i) and (ii), collectively, “Excluded Holders”), will be converted into the right to receive $32.00 in cash (the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to holders of Company Common Stock (other than Excluded Holders) of the Consideration to be paid to such holders in the Transaction.

In connection with this opinion, we have:

(i)	Reviewed the financial terms and conditions of a draft, dated October 16, 2019, of the Agreement;

(ii)	Reviewed certain publicly available historical business and financial information relating to Company;

(iii)	Reviewed various financial forecasts and other data provided to us by Company relating to the business of Company;

(iv)	Held discussions with members of the senior management of Company with respect to the business and prospects of Company;

(v)	Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the business of Company;

(vi)	Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the business of Company;

(vii)	Reviewed historical stock prices and trading volumes of Company Common Stock; and

(viii)	Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Company or concerning the solvency or fair value of

Company, Buyer or their respective affiliates, and we have not been furnished with any such valuation or appraisal. Management of Company has advised us that the financial forecasts that were most recently prepared by management and presented to the Board of Directors of Company represent the best currently available estimates and judgments as to the future financial performance of Company. Accordingly, for purposes of our analyses in connection with this opinion, you have directed us to utilize such financial forecasts, which we have assumed, with the consent of Company, have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of Company. We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based.

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the price at which shares of Company Common Stock may trade at any time subsequent to the announcement of the Transaction. In addition, our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which Company might engage or the merits of the underlying decision by Company to engage in the Transaction.

In rendering our opinion, we have assumed, with the consent of Company, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions. Representatives of Company have advised us, and we have assumed, that the Agreement, when executed, will conform to the draft reviewed by us in all material respects. We also have assumed, with the consent of Company, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on Company or the Transaction. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that Company obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction, including, without limitation, the form or structure of the Transaction or any agreements or arrangements entered into in connection with, or contemplated by, the Transaction. In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Consideration or otherwise.

Lazard Frères & Co. LLC (“Lazard”) is acting as financial advisor to Company in connection with the Transaction and will receive a fee for such services, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the closing of the Transaction. We in the past have provided certain investment banking services to Company and Buyer or certain of their respective affiliates, for which we have received and may receive compensation, including, during the past two years, having provided advisory services to Company in connection with its acquisition of Novel Ingredients, in connection with its acquisition of NutraGenesis and in connection with certain potential transactions which were not consummated. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of Company and certain affiliates of the Company and Buyer for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of Company, Buyer and certain of their respective affiliates. The issuance of this opinion was approved by the Opinion Committee of Lazard.

Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of Company (in its capacity as such) and our opinion is rendered to the Board of Directors of Company in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any matter relating thereto.

[Signature Page Follows]

B-2

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid to holders of Company Common Stock (other than Excluded Holders) in the Transaction is fair, from a financial point of view, to such holders of Company Common Stock.

Very truly yours,

LAZARD FRERES & CO. LLC

By	/s/ Atish Basu
Atish Basu
Managing Director

B-3

ANNEX C

Section 262 of the General Corporation Law of the State of Delaware

Appraisal Rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the

Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

INNOPHOS HOLDINGS, INC. Shareowner Services P.O. Box 64945, St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below: TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. If you vote by Telephone or Internet, please do not mail your Proxy Card. This proxy card represents all shares of Innophos Holdings, Inc. Common Stock held in the registration indicated below. The Board of Directors recommends a Vote FOR Proposals 1, 2 and 3. Please fold here Do not separate 1. To adopt the Agreement and Plan of Merger, dated as of October 20, 2019 (as it may be amended, supplemented or otherwise modified from time to time, the merger agreement), by and among Iris Parent LLC, a Delaware limited liability company, Iris Merger Sub 2019, Inc., a Delaware corporation and wholly owned subsidiary of Parent, and Innophos Holdings, Inc., a Delaware corporation (the Company). For Against Abstain 2. To approve, on a nonbinding, advisory basis, the compensation that may be paid or may become payable to the Companys named executive officers in connection with, or following, the consummation of the transactions contemplated by the merger agreement. For Against Abstain 3. To approve the adjournment of the special meeting to a later date or time, if necessary or appropriate as determined by the Company, to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to approve the adoption of the merger agreement. For Against Abstain Authorized Signatures This section must be completed for your instructions to be executed Date and Sign Below Date Signature(s) in Box Please sign exactly as name appears on this card. Joint owners should each sign personally. Corporation proxies should be signed by an authorized officer, indicating title. Executors, administrators, trustees, etc. should so indicate when signing.

INNOPHOS HOLDINGS, INC. SPECIAL MEETING OF STOCKHOLDERS [ ], 20 [ ] E.S.T. [ ] [ ] [ ] INNOPHOS proxy This proxy is solicited by the Board of Directors for use at the Special Meeting on [ ], 20. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED. IF YOU RETURN A SIGNED PROXY CARD AND NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3, AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. The stockholder represented herein appoints Joshua Horenstein, Michael Lestino and Mark Feuerbach, or any of them, proxies with full power of substitution and re-substitution to vote all shares of Common Stock entitled to be voted by said stockholder(s) at the Special Meeting of Stockholders of Innophos Holdings, Inc. to be held at [ ], on, 20__, at [ ] E.S.T. and at any adjournment or postponement thereof, as specified in this proxy. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting. Your vote is important! Please sign and date on the reverse side of this proxy card and return promptly in the enclosed postage- paid envelope. If you attend the meeting, you may revoke your proxy and vote in person. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON [ ], 20 : The Notice and Proxy Statement are available at www.proxypush.com/iphs.Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE www.proxypush.com/iphs Use the Internet to vote your proxy until 11:59 p.m. (EST) on [ ], 20 . PHONE 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (EST) on [ ], 20 . MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.